Exhibit 10.3

CREDIT AGREEMENT

among

SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC,
as Borrower,

SUNTRUST BANK,
as Administrative Agent,

ING CAPITAL LLC,
as LC Issuer,

and

The Lenders From Time to Time Party Hereto

dated as of May 9, 2017

SUNTRUST ROBINSON HUMPHREY, INC. and
ING CAPITAL LLC
Coordinating Lead Arrangers
SUNTRUST ROBINSON HUMPHREY, INC.,
ING CAPITAL LLC, and
SILICON VALLEY BANK
Joint Bookrunners

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v

CREDIT AGREEMENT, dated as of May 9, 2017 (this “Agreement”), among Sunrun Neptune Portfolio 2016-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party hereto (each individually a “Lender” and, collectively, the “Lenders”), SunTrust Bank, as Administrative Agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and ING Capital LLC, as LC Issuer.
RECITALS
WHEREAS, Sunrun Inc., a Delaware corporation (the “Sponsor”) and National Grid Green Homes Inc., a Delaware corporation (“National Grid”), together own 100% of the membership interests in Sunrun Neptune Investor 2016, LLC, a Delaware limited liability company (the “Pledgor”);
WHEREAS, the Pledgor owns 100% of the Borrower Membership Interests;
WHEREAS, the Borrower owns 100% of the membership interests in each of the Tax Equity Holdcos listed on Schedule 5.03(e);
WHEREAS, each of the Tax Equity Holdcos listed on Schedule 5.03(e) directly or indirectly owns 100% of the class B membership interests in each of the applicable Tax Equity Opcos listed on Schedule 5.03(e);
WHEREAS, each of the Opcos listed on Schedule 5.03(e) owns or will own certain residential photovoltaic systems that are the subject of a Customer Agreement, whereby the Customer thereunder either purchases Energy produced by the system or leases the system;
WHEREAS, subject to the terms and conditions hereof, the Borrower may directly or indirectly acquire interests in one additional Tax Equity Holdco after the date hereof; and
WHEREAS, the Borrower desires that the Delayed Draw Lenders make one or more loans in an aggregate principal amount not to exceed the Delayed Draw Loan Commitment, and the LC Lenders and the LC Issuer provide the other financial accommodation contemplated herein, secured and/or supported, as applicable, by, among other things, the Cash Diversion Guaranty, a guaranty from each Guarantor and all other assets of the Guarantors and Membership Interests of the Subsidiaries, as set forth herein and in the other Loan Documents.
NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements, and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

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ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01    Definitions. Except as otherwise specified in this Agreement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement (including in the recitals hereto).
“Acceptable Audit Election Provision” means, with respect to a Tax Equity Fund, a provision contained in the applicable Tax Equity Limited Liability Company Agreement that provides, if such Tax Equity Fund receives a notice of final partnership administrative adjustment that would, with the passing of time, result in an “imputed underpayment” imposed on such Tax Equity Fund as that term is defined in Code Section 6225, then, any member may, or may cause such Tax Equity Fund (by directing the “tax representative” or otherwise), and no other member shall have any right to block such member’s request, (x) to elect pursuant to Code Section 6226 (as amended by the Budget Act) to make inapplicable to such Tax Equity Fund the requirement in Code Section 6225 (as amended by the Budget Act) to pay the “imputed underpayment” as that term is used in that section and (y) to comply with all of the requirements and procedures required in connection with such election.
“Acceptable Bank” shall mean any bank, trust company or other financial institution which is organized or licensed under the applicable Laws of the United States of America or Canada or any state, province or territory thereof which has a tangible net worth of at least five hundred million Dollars ($500,000,000) and has at least two of the following Credit Ratings: “A-” or better by S&P, “A3” or better by Moody’s and “A-” or better by Fitch.
“Acceptable DSR Guarantee” shall have the meaning given to it in the Depository Agreement.
“Acceptable DSR Letter of Credit” has the meaning given to it in the Depository Agreement.
“Accession Agreement” shall have the meaning given to it in the applicable Collateral Document.
“Account Control Agreement” shall mean each blocked account control agreement entered into after the Closing Date by the relevant Wholly Owned Opco, the Collateral Agent and an Acceptable Bank, including any standing instructions in respect thereof delivered by, or at the request of, any Agent.
“Additional Expenses” shall mean indemnification payments to the Agents, the Lenders, the Depository Bank, and certain other persons related to the same as described under the Loan

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Documents. For the avoidance of doubt, Additional Expenses shall not include Service Fees or amounts payable to the Manager under the Management Agreement.
“Administrative Agent” shall have the meaning given to it in the preamble hereto, and include any successor Administrative Agents pursuant to Section 11.06.
“Administrative Agent DSCR Comments” shall have the meaning given to it in Section 6.01(a)(v).
“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule IV, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
“Administrative Questionnaire” shall mean an administrative questionnaire in the form furnished by the Administrative Agent.
“Advance Date” shall have the meaning given to it in Section 2.01(c).
“Advance Rate” shall mean 0.65; provided that, after the expiration of the Availability Period, the Advance Rate as of each Available Borrowing Base Determination Date occurring in connection with the consummation of each Permitted Fund Disposition shall be reduced to the product of:
(x) the Amortization Factor as of such Available Borrowing Base Determination Date; and
(y) a fraction the numerator of which is the lesser of (i) the Available Borrowing Base and (ii) the actual outstanding amount of Delayed Draw Loans, and the denominator of which is the Portfolio Value, with each of the amounts in this clause (y) being determined as of the last day of the Availability Period.
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“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing. For the avoidance of doubt, each of the Relevant Parties shall be an Affiliate of the other Relevant Parties and the Sponsor. In no event shall (i) the Administrative Agent be considered an Affiliate of another Person solely because any Loan Document contemplates that it shall act at the instruction of any such Person or such Person’s Affiliate or (ii) any Tax Equity Class A Member be considered an Affiliate of a Relevant Party.

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“Affiliated Lender” shall have the meaning given to it in Section 12.05(b)(vii).
“Affiliate Transaction” shall have the meaning given to it in Section 7.16.
“Agent” shall mean, collectively, the Administrative Agent, the Collateral Agent and the Depository Bank.
“Agreement” shall have the meaning given to it in the preamble hereto.
“Amortization Factor” shall mean a fraction, as of any Available Borrowing Base Determination Date, the numerator of which is equal to the lesser of (a) the actual outstanding amount of Delayed Draw Loans as of such Available Borrowing Base Determination Date prior to giving effect to the prepayment of Loans on such Available Borrowing Base Determination Date pursuant to Section 4.03(d), and (b) the outstanding amount of Delayed Draw Loans as of such Available Borrowing Base Determination Date per the most recent Amortization Schedule and the denominator of which is equal to the lesser of (x) the Available Borrowing Base and (y) the actual outstanding amount of Delayed Draw Loans, each of the amounts in the denominator being determined as of the last day of the Availability Period.
“Amortization Schedule” shall mean an amortization schedule prepared in accordance with the Base Case Model, approved by the Administrative Agent and contained and updated (as necessary to take into account the reduction of principal in connection with any voluntary prepayment or mandatory prepayment on the Delayed Draw Loans pursuant to Section 4.02 or Section 4.03 occurring since the preparation of the last Amortization Schedule) in each Available Borrowing Base Certificate delivered in connection with each Available Borrowing Base Determination Date.
“Ancillary Services” means any product or right generated or created by, associated with or appurtenant to (a) the Energy generated by a Project or (b) the Capacity Attributes of a Project, but excluding RECs, Capacity Attributes and Energy. By way of example, “Ancillary Services” may include scheduling, system control and dispatch, reactive supply and voltage control, regulation and frequency response, energy imbalance and operating reserves.
“Annual Tracking Model” shall have the meaning given to it in Section 6.01(c)(i).
“Anti-Corruption Laws” shall have the meaning given to it in Section 5.21(c).
“Anti-Money Laundering Laws” shall have the meaning given to it in Section 5.21(b).
“Applicable Interest Rate” means (a) for any LIBO Loan, during each Interest Period applicable thereto, the per annum rate equal to the sum of the LIBO Rate for such Interest Period

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plus the Applicable Margin or (b) for any Base Rate Loan, on any day, the per annum rate equal to the sum of the Base Rate for such day plus the Applicable Margin.
“Applicable Margin” shall mean:
(a)    from the Closing Date until April 30, 2021, (i) 2.75% per annum for LIBO Loans and (ii) 1.75% for Base Rate Loans; and
(b)    from and after April 30, 2021, (i) 3.00% per annum for LIBO Loans and (ii) 2.00% for Base Rate Loans.
“Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Manufacturer” shall mean:
(a)    with respect to each Project purchased or leased by any Opco and with respect to non-warranty replacements of panels, inverters or batteries, each manufacturer either (i) on the Approved Vendor List or (ii) that manufactured the panels, inverters or batteries for any Project in the Project Pool; provided, that, notwithstanding the immediately preceding clause (ii), in no event shall the Portfolio Value attributable to Projects containing either panels, inverters or batteries from manufacturers that are not on the Approved Vendor List exceed [***] percent [***] of the Portfolio Value; and
(b)    with respect to warranty replacements of panels, inverters or batteries of each Project, the original manufacturer of the panels, inverters or batteries being replaced, as applicable.
“Approved REC Contract” means a REC Contract for the sale of RECs in an Approved REC State that: (a) is substantially in one of the forms attached hereto as Exhibit G-2, with such substantive revisions as may be reasonably acceptable to the Administrative Agent, provided, that with respect to all REC Contracts entered into pursuant to this clause (a), a redline comparison of the proposed REC Contract against the applicable form shall be provided to the Administrative Agent at least two (2) Business Days prior to the proposed execution date of such REC Contract; (b) is on terms substantially similar to the terms set forth in one of the forms attached hereto as Exhibit G-2, other than with respect to price, volume, Vintage, expiration date and other similar economic terms, as confirmed by the Administrative Agent, and does not otherwise expose the Borrower to greater liability than such form; or (c) is otherwise in form and substance reasonably satisfactory to the Required Lenders; provided, that if a REC Contract described in the foregoing clause (c) is projected

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to generate revenues in excess of $2,000,000 in any calendar year, the Borrower shall have delivered a REC Consent with respect to such REC Contract.
“Approved REC States” shall mean Maryland, Massachusetts and New Jersey.
“Approved Vendor List” shall mean the panel, inverter and battery manufacturers set forth on Schedule 1.01(b) hereto, as such schedule may be modified from time to time by the Borrower subject to the approval of the Administrative Agent in consultation with the Independent Engineer.
“Assets” shall mean, with respect to any Person, all right, title and interest of such Person in land, properties, buildings, improvements, fixtures, foundations, assets and rights of any kind, whether tangible or intangible, real, personal or mixed, including contracts, equipment, systems, books and records, proprietary rights, intellectual property, Permits, rights under or pursuant to all warranties, representations and guarantees, cash, accounts receivable, deposits and prepaid expenses.
“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee lender (with the consent of any party whose consent is required by Section 12.05), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.
“Authorized Officer” shall mean in relation to any Relevant Party or the Sponsor (as applicable) (i) for so long as the Management Agreement is in full force and effect, any officer of the Manager who is authorized to act for the Manager in matters relating to the Borrower and the Subsidiaries and to be acted upon by the Manager pursuant to the Management Agreement, and who is identified on the list of Authorized Officers delivered by the Borrower to the Administrative Agent on the Closing Date (as such list may be modified or supplemented from time to time thereafter by delivery to the Administrative Agent of a duly executed Officer’s Certificate and an incumbency certificate of the Borrower) and (ii) any director, member or officer who is a natural Person authorized to act for or on behalf of the applicable Relevant Party or the Sponsor (as applicable) in matters relating to such Relevant Party or the Sponsor (as applicable) and who is identified on the list of Authorized Officers delivered by such Relevant Party or the Sponsor (as applicable) to the Administrative Agent on the Closing Date (as such list may be modified or supplemented from time to time thereafter by delivery to the Administrative Agent of a duly executed Officer’s Certificate and an incumbency certificate of such Relevant Party or the Sponsor).
“Available Borrowing Base” shall mean, as of any date of determination, the lesser of (a) the Advance Rate multiplied by the Portfolio Value, in each case as of such date of determination and (b) the maximum amount of Delayed Draw Loans that, in accordance with the Base Case Model (as updated as of the date of determination), will allow for (x) a projected rolling 12-month minimum

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and average Debt Service Coverage Ratio of at least 1.45 to 1.00 for the period commencing on the day after the next Calculation Date and ending on the last day of the Availability Period, and (y) a projected rolling 12-month minimum and average Debt Service Coverage Ratio (assuming the Obligations are repaid in full in accordance with the most recent Amortization Schedule) of at least 1.45 to 1.00 for the period commencing on the day after the end of the Availability Period and ending on or prior to the then applicable Customer Agreement Termination Date.
“Available Borrowing Base Certificate” shall mean a certificate from an Authorized Officer in the form of Exhibit A-2, containing the calculation of the Available Borrowing Base as of each Available Borrowing Base Determination Date.
“Available Borrowing Base Determination Date” shall mean each date as of which the Available Borrowing Base is required to be calculated hereunder as provided in Section 2.01(c) and Section 6.25 and in the definition of Permitted Fund Disposition.
“Availability Period” shall mean the period beginning on the Closing Date and ending on October 31, 2018.
“Back-Up Servicer” shall mean [***] or any entity designated as a “Back up Servicer” by the Borrower on Schedule 1.01(a), as such schedule may be updated from time to time accordance with Section 2.05(b) (provided that such additional “Back-Up Servicer” must be reasonably acceptable to the Administrative Agent), and any such Person’s successors and assigns as Back-Up Servicer under each applicable Back-Up Servicing Agreement.
“Back-Up Servicing Agreement” shall mean, collectively, (i) any Wholly Owned Opco Back-Up Servicing Agreement and (ii) any Tax Equity Back-Up Servicing Agreement.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time, and all rules and regulations promulgated thereunder.
“Base Case Model” shall mean the comprehensive long-term financial model attached as Exhibit I to this Agreement, reflecting among other things (i) quarterly payment periods ending on each Payment Date and (ii) the projected Cash Available for Debt Service from the Eligible Projects

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in the Project Pool and Debt Service after giving effect to the transactions contemplated by the Transaction Documents, the making of the Loans, the Secured Hedging Interest Rate Agreements and changes to market interest rates, covering the period from the Closing Date until the then applicable Customer Agreement Termination Date. All amounts determined in accordance with the Base Case Model shall be determined assuming a P50 Production and shall take into account (i) only Eligible Revenues and (ii) all Operating Expenses with respect to the Project Pool. The Base Case Model shall be updated as of each Available Borrowing Base Determination Date hereunder in a form and substance reasonably satisfactory to the Administrative Agent and in accordance with such assumptions and formulae as contained in the initial model except to the extent required to be updated for any change affecting Cash Available for Debt Service. Notwithstanding the foregoing, (x) if the remaining present value of Cash Available for Debt Service (calculated using the same discount value as used in the calculation of Portfolio Value) from the portion of the Project Pool consisting of Substantially Completed Eligible Projects (the “Substantially Completed Eligible Project Net Cash Flow”) is greater than twenty-five percent (25%)of the Portfolio Value (determined without regard to this sentence), then for purposes of calculating the Available Borrowing Base (including for the avoidance of doubt, with respect to both clauses (a) and (b) of such definition) in accordance with the Base Case Model, the Substantially Completed Eligible Project Net Cash Flow shall be deemed to be reduced in a sufficient amount so that the amount thereof does not exceed 25% of the Portfolio Value and (y) if projected Eligible REC Revenue would comprise (a) more than 25% of all Operating Revenues in any of the 2017, 2018 or 2019 calendar years, (b) more than 15% of all Operating Revenues over the period from such Available Borrowing Base Determination Date through the Maturity Date or (c) more than 5% of all Operating Revenues over the period from such Available Borrowing Base Determination Date through the Projected Amortization Date, then for purposes of calculating the Available Borrowing Base, the Eligible REC Revenue shall be reduced in a sufficient amount so that the amount thereof does not exceed any of the thresholds in the foregoing clauses (a), (b) and (c).
“Base Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the Prime Rate and (c) the LIBO Rate plus 1.00%, in each case as in effect for such day (or, if such day is not a Business Day, on the immediately preceding Business Day).
“Base Rate Loan” means any Loan that bears interest at rates based upon the Base Rate.
“Blocked Person” shall mean any Person that is: (i) listed on, or owned or controlled by a person listed on, a Sanctions List, (ii) a government of a Sanctioned Country, (iii) an agency or instrumentality of, or an entity directly or indirectly owned or controlled by, a government of a Sanctioned Country, (iv) resident or located in, operating from, or incorporated under the laws of,

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a Sanctioned Country or (v) to the Knowledge of the Borrower (acting with due care and inquiry), otherwise a target of Sanctions.
“Borrower” shall have the meaning given to it in the preamble.
“Borrower Excess REC Agreement” shall mean any REC Contract entered into by the Borrower with a REC Purchaser in the ordinary course of business for the spot sale of RECs; provided that the RECs sold under such Borrower Excess REC Agreement shall be limited to Excess RECs.
“Borrower Membership Interests” shall mean all of the outstanding limited liability company interests issued by the Borrower (including all Economic Interests and Voting Rights).
“Borrower REC Purchase Agreement” means an agreement, either (a) in the form attached as Exhibit G-1, with such revisions as may be reasonably acceptable to the Administrative Agent or (b) otherwise in form and substance reasonably satisfactory to the Required Lenders, in each case of the foregoing clauses (a) and (b), which provides for the sale of RECs by an Opco to Borrower, which may include a form of supplement pursuant to which such Opco and Borrower may agree to the sale of additional RECs with respect to additional Projects; provided that (i) such Borrower REC Purchase Agreement shall (A) list Projects owned by such Opco and (B) provide that the Borrower shall receive all RECs generated by each such Project, (ii) all amounts payable by Borrower under any such Borrower REC Purchase Agreement shall have been paid using capital contributions made by a direct or indirect holder of an interest in Borrower, such capital contributions and payments shall have been recorded with appropriate accounting entries in the records of Borrower, and such payments shall have been confirmed as received by the applicable Opco pursuant to, and as of the date of, such agreement or each supplement thereto (as applicable), (iii) all RECs purchased under such Borrower REC Purchase Agreement shall be created in Borrower’s account with the applicable Tracking System, and (iv) financing statements shall have been filed against the applicable Opco confirming that the Borrower is entitled to receive all RECs generated by each of the applicable Projects.
“Borrower REC Sale Agreement” shall mean any forward REC Contract entered into by the Borrower (including by way of the assignment to and assumption by the Borrower of such REC Contract) for the sale of RECs at a fixed price in the form required pursuant to the definition of “Approved REC Contract”. For the avoidance of doubt, Borrower REC Sale Agreements do not include Excluded REC Contracts.
“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of LIBO Loans, as to which a single Interest Period is in effect.

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“Borrowing Base REC Sale Agreement” shall mean any Borrower REC Sale Agreement that is designated from time to time by the Borrower as a “Borrowing Base REC Sale Agreement”, provided, that:
(i)    such Borrower REC Sale Agreement is for the sale of RECs in an Approved REC State;
(ii)    the counterparty under such Borrower REC Sale Agreement was an Eligible REC Counterparty at the time such Borrower REC Sale Agreement was first included in the calculation of the Available Borrowing Base;
(iii)    such Borrower REC Sale Agreement was entered into in compliance with the requirements of Section 7.13; and
(iv)    if a REC Prepayment Event has occurred with respect to such Borrower REC Sale Agreement and the payment, if any, required pursuant to Section 4.03(g) has been made (or no such payment is required), such Borrower REC Sale Agreement shall cease to be a Borrowing Base REC Sale Agreement for all purposes hereunder.
The Borrowing Base REC Sale Agreements as of the Closing Date are set forth on Schedule 1.01(c).
“Borrowing Notice” shall mean a request for a Loan by the Borrower substantially in the form of Exhibit A-1.
“Budget Act” means the Bipartisan Budget Act of 2015 (P.L. 114-74).
“Business Day” shall mean the hours between 9:00 a.m. – 4:00 p.m., Eastern time, Monday through Friday, other than the following days: (a) New Year’s Day, Dr. Martin Luther King, Jr. Day, Lincoln’s Birthday, Washington’s Birthday (celebrated on President’s Day), Memorial Day, the day before Independence Day, Independence Day, Labor Day, Columbus Day, the federal Election Day, Veterans’ Day, the day before and after Thanksgiving Day, Thanksgiving Day, Christmas Eve, Christmas Day and New Year’s Eve, (b) any other day on which banks are required or authorized by Law to close in New York State, (c) a legal holiday in London, England, the State of New York or California or the jurisdiction where the Administrative Agent’s Office is located and (d) any day on which commercial banks and the U.S. Federal Reserve Bank are authorized or required to be closed in any of the foregoing states. For purposes hereof, if any day listed above as a day on which a bank is closed falls on a Saturday or Sunday, such day is celebrated on either the prior Friday or the following Monday.

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“Calculation Date” shall mean each March 31, June 30, September 30 and December 31 of each year falling after the date hereof; provided, that, for the avoidance of doubt, the first Calculation Date shall occur on June 30, 2017.
“Capacity Attributes” means any and all current or future defined capacity characteristics, certificates, tags, credits or accounting constructs, howsoever entitled, including any accounting construct counted toward any resource adequacy requirements, attributed to or associated with a Project or any unit of generating capacity of a Project.
“Capital Stock” shall mean:
(a)    in the case of a corporation, corporate stock;
(b)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(d)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person including, all warrants, options or other rights to acquire any of the foregoing.
“Cash Available for Debt Service” shall mean, in respect of any (a) past period, the amount of Operating Revenues received during such period less Operating Expenses paid during such period or (b) any future period, the amount of Operating Revenues projected to be received during such period less Operating Expenses projected to be paid during such period.
“Cash Collateralize” shall mean, in respect of the Letter of Credit, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the Collateral Agent on terms satisfactory to the Administrative Agent and LC Issuer, in an amount equal to one hundred three percent (103%) of the Stated Amount of such Letter of Credit.
“Cash Diversion Guaranty” shall mean the Cash Diversion Guaranty executed by the Sponsor on the Closing Date in favor of the Administrative Agent for the benefit of the Secured Parties.
“Cash Flows” shall have the meaning given to the term “Available Cash Flows”, “Cash Flows” or to any other similarly defined term in the applicable Limited Liability Company Agreement of a Tax Equity Opco.

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“Change of Control” shall occur if (a) the Sponsor ceases to control the managing member of the Pledgor, (b) the managing member of the Pledgor ceases to have the rights to direct the management and control of the Pledgor, as such rights are set forth in the limited liability company agreement of the Pledgor as in effect on the date hereof; (c) the Pledgor ceases to directly beneficially own and control 100% of the outstanding Borrower Membership Interests; (d) the Borrower ceases to directly or indirectly (as described on Schedule 5.03(e)) beneficially own and control 100% of any outstanding Tax Equity Holdco Membership Interests or Wholly Owned Holdco Membership Interests; (e) any Tax Equity Holdco ceases to directly or indirectly (as described on Schedule 5.03(e)) beneficially own and control 100% of the outstanding applicable Tax Equity Class B Membership Interests; or (f) any Wholly Owned Holdco ceases to directly beneficially own and control 100% of the outstanding applicable Wholly Owned Opco Membership Interests unless, in the case of clauses (d), (e) or (f), such Membership Interests are released in accordance with Section 7.03 in connection with a Permitted Fund Disposition.
“Change of Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives issued under or in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change of Law”, regardless of the date enacted, adopted or issued.
“Claims” shall have the meaning given to it in Section 6.12(a).
“Class” shall have the meaning set forth in Section 1.04 of the Agreement.
“Closing” shall mean the funding of the Delayed Draw Loans on the Closing Date pursuant to Section 2.01.
“Closing Date” shall mean the date on which all conditions precedent set forth in Section 9.01 have been satisfied or waived in writing by the Administrative Agent (acting on the instructions of all Lenders and the LC Issuer).
“Closing Date Funds Flow Memorandum” shall have the meaning given to it in the Depository Agreement.

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“Closing Date Tax Equity Model” means the applicable financial model for a Tax Equity Fund most-recently delivered to the Administrative Agent and the Lenders prior to the Closing Date.
“Code” shall mean the United States Internal Revenue Code of 1986, and the regulations promulgated thereto, all as amended or as may be amended from time to time.
“Collateral” shall have the meaning given to the terms “Collateral”, “Depository Collateral”, “Collateral Account” and “Pledged Collateral”, as applicable, in the Collateral Documents all of which collectively constitute the “Collateral”.
“Collateral Accounts” shall have the meaning given to it in the Depository Agreement.
“Collateral Agency Agreement” shall mean the Collateral Agency and Intercreditor Agreement dated as of the Closing Date, among the Borrower, the Administrative Agent, the Collateral Agent and each other Secured Party party thereto from time to time, and each Accession Agreement thereto.
“Collateral Agent” shall mean KeyBank National Association, and its successors and assigns in such capacity.
“Collateral Documents” shall mean, collectively, the Pledge Agreement, the Pledge and Security Agreement, the Cash Diversion Guaranty, any Wholly Owned Opco Guaranty and Security Agreements, any Holdco Guaranty and Security Agreements, the Collateral Agency Agreement, the Depository Agreement, any Account Control Agreements, the Management Consent Agreement, any Accession Agreement, any REC Consent and each other collateral document, pledge agreement or standing instruction delivered to the Administrative Agent pursuant to Section 9.01(a), any other document or agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Lender Parties and all UCC or other financing statements, instruments or perfection and other filings, recordings and registrations required to be filed or made in respect of any of the foregoing.
“Collections” shall mean without duplication (i) with respect to the Wholly Owned Opcos, the related (A) Rents and PBI Payments, including all scheduled payments and prepayments under any Customer Agreement or PBI Document, (B) pending assumption of a Customer Agreement relating to a Project, payments of Rent relating to such Project by lenders with respect to, or subsequent owners of, the property where such Project has been installed, (C) proceeds of the sale, assignment or other disposition of any Collateral, (D) insurance proceeds and proceeds of any warranty claims arising from manufacturer, installer, vendor and other warranties, in each case, with respect to any Projects, (E) all recoveries including all amounts received in respect of litigation settlements and work-outs, (F) all purchase and lease prepayments received from a Customer with respect to any Project, and (G) all other revenues, receipts and other payments to such Wholly

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Owned Opcos of every kind whether arising from their ownership, operation or management of the Projects, but excluding the Excluded Property, (ii) with respect to any Tax Equity Holdco, all distributions with respect to the Tax Equity Class B Membership Interests, but excluding Excluded Property and all revenues and proceeds received by the Borrower in respect of the sale, transfer or other disposition of Capacity Attributes and Ancillary Services in accordance with Section 7.09(c), (iii) amounts contributed or otherwise paid by the Sponsor to the Borrower (including under the Cash Diversion Guaranty), (iv) all revenues and proceeds received by the Borrower in respect of RECs, other than to the extent constituting Excluded Property, and (v) interest earned on amounts deposited in the Collateral Accounts during the relevant period.
“Collections Account” shall have the meaning given to it in the Depository Agreement.
“Commitment” shall mean, as to each Lender, the aggregate of such Lender’s Delayed Draw Loan Commitment and LC Commitment.
“Competitor” shall mean a Person that is in the business of developing, owning, installing, constructing or operating solar equipment and providing solar electricity from such solar equipment to residential customers located in jurisdictions where the Sponsor or any Subsidiary are then doing business, primarily through power purchase agreements, customer service or lease agreements or capital loan products and not through direct sales of solar panels or any Affiliate of such a Person, but shall not include any back-up servicer (including [***]), any transition manager (including [***]) or any Person engaged in the business of making passive ownership or tax equity investments in such solar equipment and associated businesses so long as such Person has in place procedures to prevent the distribution of confidential information that is prohibited under this Agreement.
“Confidential Information” shall have the meaning given to it in Section 12.11.
“Consequential Losses” shall have the meaning given to it in Section 4.07(e).
“Coordinating Lead Arrangers” shall mean SunTrust Robinson Humphrey, Inc. and ING Capital LLC.
“Credit Rating” shall mean, with respect to any Person, the rating by S&P, Moody’s, Fitch or any other rating agency agreed to by the Parties then assigned to such Person’s unsecured, senior long-term debt obligations (not supported by third party credit enhancements) or if such entity does not have a rating for its senior unsecured long-term debt, then the rating then assigned to such Person as an issuer rating by S&P, Moody’s, Fitch or any other rating agency agreed by the Parties.
“Credit Requirements” shall mean, with respect to any Person, that such Person has at least one of the following Credit Ratings: (a) “Baa2” or higher from Moody’s, (b) “BBB” or higher from S&P or (c) “BBB” or higher from Fitch.

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“Customer” shall mean a Person party to a Customer Agreement who leases, or agrees to purchase Energy produced by, a Project.
“Customer Agreement” shall mean those power purchase agreements or customer lease agreements (together with all ancillary agreements and documents related thereto, including any assignment agreement to a replacement Customer) with respect to a Project between a Tax Equity Opco or a Wholly Owned Opco, as owner or lessor, and a Customer, whereby the Customer agrees to purchase the Energy produced by the related Project for a fixed fee per kWh, or agrees to lease the Project for monthly lease payments, as applicable, in each case for a specified term of years.
“Customer Agreement Termination Date” shall mean, as of any date of determination, the last scheduled expiration date of the Customer Agreements of the Eligible Projects in the Project Pool as of such date of determination, in each case, excluding any renewal or extension of any Customer Agreement.
“Customer Prepayment Event” shall mean:
(i)    a Project experiences an Event of Loss and is not repaired, restored, replaced or rebuilt to substantially the same condition as existed immediately prior to the Event of Loss within [***] days of such Event of Loss (an “Event of Loss Project”);
(ii)    the early termination of any Customer Agreement (including, but not limited to, as a result of the occurrence of a default thereunder) without a replacement Customer Agreement being entered into in respect of such Project, regardless of whether or not any Relevant Party is entitled to or actually receives a termination payment from the Customer in connection with such termination;
(iii)    in respect of any Project (A) the applicable Customer is more than [***] days past due on any amount due under the related Customer Agreement and (B) either (x) such Customer Agreement has not been brought current or the related Project has not been removed and redeployed and/or the related Customer Agreement reassigned (or a replacement Customer Agreement executed) within [***] days of the end of such [***] day period or (y) which an Operator has determined should be written off in accordance with the Management Standard (a “Defaulted Project”);
(iv)    a Payment Facilitation Agreement is entered into;
(v)    the elective prepayment by the Customer of any future amounts due under a Customer Agreement;

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(vi)    the purchase of any Project by a Customer in accordance with the terms of the applicable Customer Agreement; and
(vii)    an Ineligible Customer Reassignment.
“Date Certain Partnership Flip Fund” shall mean each tax equity investment structure designated as a “Date Certain Partnership Flip Fund” by the Borrower on Schedule 5.03(e), as such schedule may be updated from time to time in accordance with Section 2.05(b).
“Date Certain Partnership Flip Opco” shall mean each entity designated as a “Date Certain Partnership Flip Opco” by the Borrower on Schedule 5.03(e).
“Debt Service” shall mean, for any period, the aggregate amount of all principal, interest, payments in the nature of interest (including default interest and net payments made (or minus the net amount of ordinary course settlement payments received) under Interest Rate Hedging Agreements), margin, letter of credit fees (other than LC Commitment Fees), rent under finance leases or any other recurrent analogous costs and damages (including gross-ups and increased cost payments) payable pursuant to any Loan Document.
“Debt Service Coverage Ratio” shall mean, for any calculation period, the ratio of:
(a)    the Cash Available for Debt Service for such period; to
(b)    the Debt Service for such period (excluding Debt Service related to any mandatory prepayments in respect of the Loans payable during such period pursuant to Section 4.03 of this Agreement).
For purposes of the definition of Available Borrowing Base, the determination of the amounts above will be based on projections in accordance with the Base Case Model.
“Debt Service Coverage Ratio Certificate” shall mean a certificate from an Authorized Officer in the form of Exhibit J, containing its good faith, detailed calculation of its Debt Service Coverage Ratio for the twelve-month period ending on the immediately preceding Calculation Date.
“Debt Service Reserve Account” shall have the meaning given to it in the Depository Agreement.
“Debt Service Reserve Required Amount” shall have the meaning given to it in the Depository Agreement.
“Debt Termination Date” shall mean the date on which (a) the Commitments have expired or been terminated, (b) the principal of and interest on each Loan and all fees payable hereunder shall have been paid indefeasibly paid in cash in full and all Letters of Credit shall have expired or

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terminated and all Drawing Payments shall have been reimbursed (unless the outstanding amount of the LC Exposure related thereto has been Cash Collateralized) and (c) all other Obligations (other than any inchoate indemnification or expense reimbursement Obligations that expressly survive termination of the Agreement) shall have indefeasibly paid in cash in full.
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” shall mean any event, occurrence or circumstance that is, or with notice or the lapse of time or both would become, an Event of Default.
“Default Rate” shall mean a rate of 2.00% per annum in excess of the rate otherwise applicable to any Loan or other Obligation, which rate shall apply in accordance with Section 4.05(b).
“Defaulted Project” shall have the meaning given to it in the definition of Customer Prepayment Event.
“Defaulting Lender” shall mean a Lender that (i) has defaulted in its obligations to fund any Loan or otherwise failed to comply with its obligations under Section 2.01 or Section 2.02, unless (x) such default or failure is no longer continuing or has been cured within ten (10) days after such default or failure or (y) such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (ii) has notified the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 2.01 or Section 2.02 or has made a public statement to that effect unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent shall be specifically identified in such writing) has not been satisfied or (iii) has, or has a direct or indirect parent company that, (x) has become the subject of a proceeding under any Debtor Relief Laws, (y) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (z) become the subject of a Bail-in Action; provided that, for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of (a) an Undisclosed Administration or (b) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

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Notwithstanding anything to the contrary in this definition of “Defaulting Lender”, if NY Green Bank has satisfied its obligations to make loans to Gaia Portfolio 2016 in accordance with the NY Green Bank Loan Agreement, Gaia Portfolio 2016 shall not be a Defaulting Lender to the extent of NY Green Bank’s outstanding loans and commitments to make loans under the NY Green Bank Loan Agreement, as such amounts may be certified to the Administrative Agent from time to time by NY Green Bank or Gaia Portfolio 2016.
“Delayed Draw Lender” shall mean a Lender with a Delayed Draw Loan Commitment, which as of the Closing Date is as set forth on Schedule 2.01.
“Delayed Draw Loan” shall have the meaning set forth in Section 2.01 of the Agreement.
“Delayed Draw Loan Commitment” shall mean, as to each Lender, its obligation to make a Delayed Draw Loan to the Borrower from time to time pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement; provided, that (a) the aggregate principal amount of the Lenders’ Delayed Draw Loan Commitments shall not exceed $195,000,000 and (b) concurrently with any repayment or prepayment of any Delayed Draw Loans (other than any repayment or prepayment during the Availability Period pursuant to Section 4.03(b) or Section 4.03(c)), the Delayed Draw Loan Commitments of the Lenders shall be reduced in an amount equal to such repayment or prepayment which reduction shall be applied among the Lenders on a pro rata basis.
“Delayed Draw Loan Commitment Fee” shall mean, based on daily calculation for each day from the Closing Date through the expiration or earlier termination of the Availability Period, divided by 360, an amount equal to the product of (i) the undrawn Delayed Draw Loan Commitment on such day (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination) multiplied by (ii) either (a) for the period commencing on the Closing Date until the date on which 50% of the Delayed Draw Loan Commitments have been drawn, 1.0% per annum or (b) for the period commencing on the date on which 50% of the Delayed Draw Loan Commitments have been drawn until the last day of the Availability Period, 0.75% per annum.
“Depository Agreement” shall mean the Depository Agreement dated as of the Closing Date, among the Borrower, the Administrative Agent, the Collateral Agent and the Depository Bank.
“Depository Bank” shall mean KeyBank National Association, and its successors and assigns in such capacity in accordance with the Depository Agreement.
“Distribution Trap” shall have the meaning given to it in the Depository Agreement.

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“Distribution Trap Account” shall have the meaning given to it in the Depository Agreement.
“Dollars” shall mean U.S. dollars.
“Drawing” shall mean a drawing on a Letter of Credit by the beneficiary thereof.
“Drawing Payment” shall mean a payment in U.S. Dollars by the LC Issuer of all or any part of the Stated Amount in conjunction with a Drawing under any Letter of Credit.
“Early Amortization Period” shall have the meaning given to it in the Depository Agreement.
“Economic Interest” shall mean the direct or indirect ownership by one Person of Capital Stock in another Person. A Person who directly holds all of the Capital Stock of another Person is understood to hold an Economic Interest of one hundred percent (100%) in such other Person. For purposes of determining the Economic Interest of one Person in another Person where there are one or more other Persons in the chain of ownership, the Economic Interest of the first Person in the second Person shall be deemed proportionately diluted by Economic Interests of less than one hundred percent (100%) held by such other Persons in the chain of ownership. For example, if Company A owns eighty percent (80%) of the Capital Stock of Company B, which in turn owns eighty percent (80%) of the partnership interests in Partnership C, which in turn owns fifty percent (50%) of the Capital Stock in Company D, then Company A would have an Economic Interest in Company D of thirty-two percent (32%).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” shall mean any Person that is a commercial bank, insurance company, investment or mutual fund or other Person that is an “accredited investor” (as defined in Regulation D of the Securities Act of 1933, as amended) or otherwise has a tangible net worth not less than five hundred million Dollars ($500,000,000).

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“Eligible Customer Agreement” shall mean a Customer Agreement approved (i) by the Administrative Agent (acting on the instructions of the Required Lenders) in writing or (ii) under the applicable Tax Equity Documents or, in the case of a Wholly-Owned Opco, the Tax Equity Documents originally governing such Wholly Owned Opco; provided that, in the case of this clause (ii), the inclusion of such Customer Agreement as an Eligible Customer Agreement could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform under the Loan Documents at or above the assumptions in the Base Case Model and, in each case, as such form may be modified from time to time if such modification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform under the Loan Documents at or above the assumptions set forth in the Base Case Model.
“Eligible Project” shall mean, subject to Section 6.26, a Project which is owned by an Opco, which meets the following conditions as of the applicable Available Borrowing Base Determination Date:
(i)    such Project has achieved Substantial Completion;
(ii)    such Project is not the subject of any Customer Prepayment Event described in clauses (i), (ii), (iii), (vi) and (vii) of the definition thereof;
(iii)    such Project meets the Eligible Project Qualification Requirement;
(iv)    the Customer with respect to such Project has a FICO® Score of not less than [***];
(v)    such Project has received a PTO Letter unless each of the following conditions is satisfied: (a) such Available Borrowing Base Determination Date is (1) less than [***] days after the date on which such Project achieved Substantial Completion (including having passed applicable local building inspection) and (2) prior to the date by which such Project is required to have received a PTO Letter under the applicable Tax Equity Documents, (b) such Project became part of the Project Pool more than three months prior to the end of the Availability Period and (c) such Available Borrowing Base Determination Date is prior to the last day of the Availability Period;
(vi)    the Customer Agreement with respect to such Project is not a Prepaid Customer Agreement; provided, that this clause (vi) shall be disregarded hereunder with respect to determining whether a Project is an Eligible Project solely in relation to the generation, sale and purchase of RECs generated by such Project and the calculation hereunder of all amounts with respect thereto, including calculation of Cash Available for Debt Service in relation to REC Contracts;

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(vii)    the panels, inverters and batteries included in such Project are manufactured by Approved Manufacturers;
(viii)    all amounts payable to (a) the seller under the Master Purchase Agreement with respect to such Project and (b) the installer under the Master Turnkey Installation Agreement, with respect to such Project, in each case, have either been paid or the applicable Opco has reserved cash in respect of such obligations; and
(ix)    [***].
“Eligible Project Qualification Requirement” shall mean:
(a)    with respect to Projects owned or being acquired by a Tax Equity Opco, the qualification requirement for the purchase of the Projects as of the time of sale to the applicable Tax Equity Opco pursuant to the applicable Tax Equity Documents (except to the extent of any departure in accordance with Prudent Industry Practices for which a waiver was given by the applicable Tax Equity Class A Member and where the applicable impact thereof has been incorporated into the Base Case Model in a manner reasonably acceptable to the Administrative Agent); and
(b)    with respect to Projects owned by a Wholly Owned Opco, the qualification requirement for the purchase of the Projects as of the time of sale to the applicable Wholly Owned Opco pursuant to the applicable Tax Equity Documents (except to the extent of any departure in accordance with Prudent Industry Practices for which a waiver was given by the applicable Tax Equity Class A Member and where the applicable impact thereof has been incorporated into the Base Case Model in a manner reasonably acceptable to the Administrative Agent).
“Eligible REC Counterparty” shall mean (a) a counterparty the senior unsecured debt obligations of which are rated (or which has a corporate family or issuer rating of) BBB- or better (S&P) or Baa3 or better (Moody’s) and, if rated less than A- (S&P) or A3 (Moody’s), the outlook from the applicable rating agency is noted as being stable or (b) a counterparty whose obligations are (i) guaranteed by an entity satisfying the ratings requirements set forth in clause (a) or (ii) supported by either (A) a letter of credit in form and substance, and from an issuer, reasonably satisfactory to the Administrative Agent in an amount not less than 50% of such counterparty’s expected remaining payments, (B) cash collateral (I) secured in the manner and in the amount provided under a Borrower REC Sale Agreement entered into as of the Closing Date, as set forth on Schedule 1.01(c), and any similar cash collateral arrangement under any other Borrower REC Sale Agreement entered into from time to time after the Closing Date or (II) otherwise in an amount not less than 50% of such counterparty’s expected remaining payments and which cash is pledged pursuant to arrangements similar to the arrangements under a Borrower REC Sale Agreement entered

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into as of the Closing Date, as set forth on Schedule 1.01(c) or otherwise reasonably satisfactory to the Administrative Agent or (C) such other collateral in form, substance and amount satisfactory to the Administrative Agent in its reasonable discretion.
“Eligible REC Revenue” means payments to the Borrower under Borrowing Base REC Sale Agreements.
“Eligible Revenues” shall mean Operating Revenue consisting of (i) payments by Customers pursuant to Customer Agreements with respect to Eligible Projects, (ii) PBI Payments with respect to Eligible Projects and (iii) Eligible REC Revenue.
“Employee Benefit Plan” shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA (excluding any Multiemployer Plan) which is subject to Title IV of ERISA or to section 412 of the Code.
“Energy” shall mean physical electric energy, expressed in megawatt hours (“MWh”) or kilowatt hours (“kWh”), of the character that passes through transformers and transmission wires, where it eventually becomes alternating current electric energy delivered at nominal voltage.
“Environmental Laws” shall mean all Laws pertaining to or imposing liability or standards of conduct concerning environmental protection, human health and safety, contamination or clean-up or the presence, use, handling, generation, Release, or storage of Hazardous Material, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Safe Drinking Water Act and the Occupational Safety and Health Act (to the extent relating to human exposure to Hazardous Materials), each as amended from time to time, along with any state or local analogs to the Laws listed above (including, with respect to Projects located in the State of New York, the New York State Environmental Quality Review Act) and any state superlien and other environmental clean-up statutes and all regulations adopted in respect of the foregoing Laws whether now or hereafter in effect.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended or as may be amended from time to time.
“ERISA Affiliate” shall mean, in relation to any Person, any other Person, trade or business under common control with the first Person, within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA.

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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” shall have the meaning given to it in Section 10.01.
“Event of Loss” shall mean (a) an event which causes all or a portion of an Asset of a Relevant Party to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever (including any covered loss under a casualty insurance policy) and (b) any compulsory transfer or taking, or transfer under threat of compulsory transfer, of any Asset of a Relevant Party pursuant to the power of eminent domain, condemnation or otherwise.
“Excess Amount” shall have the meaning given to it in Section 4.03(b).
“Excess RECs” means for any applicable Vintage, any RECs that (a) have been purchased by the Borrower pursuant to Borrower REC Purchase Agreements, (b) have been generated by Projects for such Vintage and deposited into the account of the Borrower and (c) are in excess of the number of RECs required to be delivered pursuant to all Borrower REC Sale Agreements in respect of such Vintage.
“Excluded Ancillary/Capacity Contract” shall mean any agreement for the sale, transfer or disposition of Ancillary Services or Capacity Attributes generated by or otherwise associated with any Project entered into by any Opco with any purchaser other than Borrower or any other Relevant Party; provided that (i) the Ancillary Services or Capacity Attributes sold, transferred or disposed of shall be limited to the Ancillary Services or Capacity Attributes actually produced or shall be otherwise associated with the Projects owned by such Opco and shall not include any Ancillary Services or Capacity Attributes contracted to be sold under any other Excluded Ancillary/Capacity Contract, (ii) such Excluded Ancillary/Capacity Contract shall not include any liquidated damages provisions or provisions for the posting of collateral or other security, (iii) the recourse of the purchaser to such Opco shall be expressly limited to the Ancillary Services and Capacity Attributes sold, transferred or disposed of under such Excluded Ancillary/Capacity Contract and the proceeds thereof, (iv) any Excluded Ancillary/Capacity Contract entered into after the date of this Agreement shall include a covenant from the purchaser not to petition for the bankruptcy of the applicable Opco and (v) other than in respect of any spot sale of Ancillary Services or Capacity Attributes entered into in the ordinary course of business, no Default or Event of Default has occurred and is continuing at the time such Excluded Ancillary/Capacity Contract is entered into; provided, further, that, if in connection with such sale, transfer or other disposition, any Affiliate that is a Relevant Party is required to be a party to any agreement, the obligations of such Relevant Party under such agreement are of a type that could not expose such Relevant Party to any financial obligation, including in respect of damages for failure to perform such obligations.

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“Excluded Property” shall mean:
(a)all prepayment amounts due by Customers under any Prepaid Customer Agreement to the extent paid at commencement of construction of the applicable Projects, inclusive of deposits paid at the signing of any Customer Agreement;
(b)all cash proceeds from any upfront solar energy incentive programs, including proceeds pursuant to the California Solar Initiative (which are not subject to state income tax), or any other state or local solar power incentive program which provides incentives that are substantially similar to those provided under the California Solar Initiative (and which are similarly not subject to state income tax);
(c)all cash proceeds from any state income tax credit, including proceeds pursuant to the refundable Hawaii Energy Tax Credits;
(d)Capacity Attributes and Ancillary Services that are sold, transferred or otherwise disposed of in accordance with Section 7.09(c);
(e)all Excluded REC Contracts, all RECs that may be sold or that are sold pursuant to an Excluded REC Contract and the proceeds of any Excluded REC Sales; and
(f)all Excluded Upfront REC Payments.
“Excluded REC Contract” shall mean any REC Contract (including any spot sale of RECs) entered into by any Opco with any REC Purchaser other than Borrower; provided that (i) the RECs sold under such Excluded REC Contract shall be limited to the RECs actually produced by the Projects owned by such Opco and shall not include any RECs contracted to be sold under any other REC Contract, (ii) the RECs sold under such Excluded REC Contract shall be subject to an irrevocable forward transfer (or other equivalent transfer) in favor of the REC Purchaser, (iii) such Excluded REC Contract shall not include any liquidated damages provisions or provisions for the posting of collateral or other security, (iv) the recourse of the applicable REC Purchaser to such Opco shall be expressly limited to the RECs sold under such Excluded REC Contract and the proceeds thereof, (v) any Excluded REC Contract entered into after the date of this Agreement shall include a covenant from the REC Purchaser not to petition for the bankruptcy of the applicable Opco and (vi) other than in respect of any spot sale of RECs entered into in the ordinary course of business, no Default or Event of Default has occurred and is continuing at the time such Excluded REC Contract is entered into; provided, further, that in no event shall any Borrower REC Purchase Agreement be deemed an Excluded REC Contract.
“Excluded REC Sales” shall mean any sale, transfer or other disposition of RECs pursuant to any Excluded REC Contract.

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“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date after the Closing Date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 4.09(a)(ii) or Section 4.09(b), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.09(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Excluded Upfront REC Payments” shall mean amounts paid by the Borrower under a Borrower REC Purchase Agreement using capital contributions made by a direct or indirect holder of an interest in Borrower, which capital contributions and payments have been recorded with appropriate accounting entries in the records of the Borrower, and which such payments have been confirmed as received by the applicable Opco pursuant to, and, in each case, as the date of, such Borrower REC Purchase Agreement or a supplement thereto (as applicable).
“Executive Officer” shall mean, with respect to any corporation or limited liability company, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Secretary or Treasurer of such corporation or limited liability company and, with respect to any partnership, any individual general partner thereof or, with respect to any other general partner, any executive officer of the general partner.
“Exempt Customer Agreements” shall mean (i) any Customer Agreement which has unpaid Rents that are 120 days or more past due, (ii) any Customer Agreement where (A) the Customer’s interest in the underlying host property for the applicable Project has been sold or otherwise transferred without either the Customer purchasing the Project or the new owner assuming such Customer Agreement and (B) the applicable Operator reasonably determines that the current Customer will not make any purchase payment due under the Customer Agreement and the new owner will refuse to assume such Customer Agreement but for a Payment Facilitation Agreement in respect thereof, (iii) any Customer Agreement subject to a dispute between the Borrower and the Customer which, in light of the facts and circumstances known at the time of such dispute, the Operator reasonably determines the Customer under such Customer Agreement could reasonably

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be expected to stop making Rent payments due under the Customer Agreement but for a Payment Facilitation Agreement, or (iv) any Customer Agreement which has a Customer that has become eligible for and is receiving an income-qualified discount on his or her electricity rate from the applicable local utility.
“Expiration Date” shall mean, with respect to any Letter of Credit, the date of the expiration set forth therein.
“Facility” shall mean each of (a) the Delayed Draw Loan Commitments and the Delayed Draw Loans made hereunder and (b) the LC Commitments and the LC Exposure hereunder.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.
“Fee Letters” shall mean, collectively, (a) the fee letter among the Sponsor, the Borrower, SunTrust Bank and SunTrust Robinson Humphrey, Inc., dated as of March 20, 2017, (b) the fee letter among the Sponsor, the Borrower and ING Capital LLC, dated as of March 20, 2017, (c) each fee letter between the Borrower and a Lender Party, and (d) the fee letter between the Borrower and NY Green Bank, dated as of the date hereof.
“FERC” shall mean the Federal Energy Regulatory Commission, and any successor authority.
“FICO® Score” shall mean, in respect of any Customer, a credit score obtained from (a) Experian Information Solutions, Inc., (b) Transunion, LLC or (c) Equifax Inc., in each case, as obtained on or about the date such Customer entered into, or took an assignment of, such Customer Agreement.
“Financial Statements” shall mean in relationship to any Person, its consolidated statements of operations and members’ equity, statements of cash flow and balance sheets.
“Fitch” shall mean Fitch, Inc.

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“Flip Point” shall have the meaning given to the term “Flip Point” or to any other similarly defined term in the applicable Limited Liability Company Agreement of an IRR Partnership Flip Opco.
“Flip Point Delay” shall mean, as of any Calculation Date in respect of a Tracking Model for the applicable IRR Partnership Flip Opco, if such Tracking Model (taking all prior and projected Cash Flows into account) reflects that the Flip Point will not occur by the Target Flip Date, the length of the delay between the Target Flip Date and the date of the occurrence of the Flip Point as demonstrated by the Tracking Model.
“Foreign Lender” shall mean a Lender that is not a U.S. Person.
“FPA” shall mean the Federal Power Act, as amended, and FERC’s regulations thereunder.
“Funding Account” shall have the meaning given to it in the Depository Agreement.
“GAAP” shall mean United States Generally Accepted Accounting Principles.
“Gaia Portfolio 2016” shall mean Sunrun Neptune Gaia Portfolio 2016, LLC, a Delaware limited liability company.
“GATS” shall mean the Generation Attribute Tracking System (GATS) owned and operated by PJM Environmental Information Services, Inc. for the creation, sale, transfer, purchase, and retirement of renewable energy credits among various entities, as more specifically described in the Generation Attribute Tracking System Operating Rules published by PJM Environmental Information Services, Inc.
“General Account” shall mean one or more deposit accounts that is segregated from each other account of an Operator and held by such Operator with an Acceptable Bank:
(i)    which are under the exclusive dominion and control of the Sponsor, a Manager or an Operator, subject to such Operator’s agreement (A) to segregate the amounts in each such account from its own funds as trustee for the beneficiaries of the funds deposited therein and (B) not to grant a Lien over such account or the amounts deposited therein;
(ii)    which are not subject to any Lien of a third party; and
(iii)    into which Customers have made payment of non-recurring ACH and credit card payments.
“Governmental Authority” shall mean with respect to any Person, any federal or state or local government or other political subdivision thereof or any entity, including any regulatory or

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administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government.
“Grant” shall mean a cash grant under section 1603 of the American Recovery and Reinvestment Act of 2009, as amended.
“Guarantors” shall mean each Tax Equity Holdco, each Wholly Owned Holdco, if any, and each Wholly Owned Opco, if any, each of which shall have delivered (i) in the case of a Tax Equity Holdco or a Wholly Owned Holdco, a Holdco Guaranty and Security Agreement or an Accession Agreement thereto or (ii) in the case of a Wholly Owned Opco, a Wholly Owned Opco Guaranty and Security Agreement or an Accession Agreement.
“Hazardous Material” shall mean any pollutant, contaminant or hazardous or toxic substance, material or waste that is regulated by or forms the basis of liability now or hereafter under, any Environmental Law, including any (a) petroleum, petroleum hydrocarbons, petroleum products, crude oil or any fraction or by-product derivatives thereof, (b) asbestos or asbestos-containing material, (c) polychlorinated biphenyls (PCBs) or PCB-containing materials or fluids, or (d) any other radioactive, hazardous, toxic or noxious substance, material, pollutant, emission or discharge or contaminant that, whether by its nature or its use, is subject to regulation or giving rise to liability or obligation under any Environmental Law, used, released, and disposed of in accordance with all applicable Environmental Laws.
“Holdco Guaranty and Security Agreement” shall mean (a) any Tax Equity Holdco Guaranty and Security Agreement and (b) any Wholly Owned Holdco Guaranty and Security Agreement.
“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, surety bond or other similar instrument (unless secured in full by cash), or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests and any other payment required to be made in respect of any equity interests in any Person or rights or options to acquire any equity interests in any Person, but excluding any distributions required to be made (A) in respect of the outstanding class A membership interests issued by the Tax Equity Opcos or (B) to Borrower or any Subsidiary in respect of the outstanding Tax Equity Class B Membership Interests, Tax Equity Holdco Membership Interests or Wholly Owned Opco Membership Interests, (iv) all obligations (including all amounts to be capitalized) under leases that constitute capital leases for which such Person is liable, (v) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable

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contingently or otherwise, as borrower, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss, (vi) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets acquired by such Person (even though the rights of the seller or lender thereunder may be limited in recourse), and (vi) all guarantees of such Person in respect of any of the foregoing. The Indebtedness of a Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.
“Indemnified Amounts” shall have the meaning given to it in Section 4.08(a).
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” shall have the meaning given to it in Section 4.08(a).
“Independent” shall mean, when used with respect to any specified Person, that such Person (a) is in fact independent of each of the Relevant Parties and any Affiliate thereof, (b) does not have any direct financial interest or any material indirect financial interest in any of the Relevant Parties or any Affiliate thereof and (c) is not connected with any of the Relevant Parties or any Affiliate thereof as an officer, employee, member, manager, contractor, promoter, underwriter, trustee, partner, director or person performing similar functions.
“Independent Engineer” shall mean [***].
“Ineligible Customer Reassignment” shall mean a Customer Agreement has been assigned to a new Customer with a FICO® Score of less than 650.
“Information” shall have the meaning given to it in Section 5.26(a).
“Insurance Consultant” shall mean [***].
“Insurance Policies” shall have the meaning given to it in Section 6.13(a).
“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.03(f).
“Interest Period” shall mean, for each Payment Date, the period from and including the preceding Payment Date (or, with respect to the initial such period, the Closing Date) to but excluding such Payment Date.

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“Interest Rate Determination Date” shall mean the second LIBOR Business Day preceding the first day of each Interest Period.
“Interest Rate Hedging Agreement” shall mean any Swap Agreement entered into by the Borrower in the ordinary course of business and not for speculative purposes in order to effectively cap, collar or exchange interest rates (from floating to fixed rates) with respect to any interest-bearing liability or investment of the Borrower .
“Investment Company Act” shall mean the United States Investment Company Act of 1940, as amended or as may be amended from time to time.
“Involuntary Bankruptcy” shall mean any involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, in which the Sponsor or any Relevant Party is a debtor or any Assets of any such entity is property of the estate therein.
“IRR Partnership Flip Fund” shall mean each tax equity investment structure designated as an “IRR Partnership Flip Fund” by the Borrower on Schedule 5.03(e).
“IRR Partnership Flip Opco” shall mean each entity designated as an “IRR Partnership Flip Opco” by the Borrower on Schedule 5.03(e).
“ITC” shall mean the investment tax credit under section 48 of the Code.
“Joint Bookrunners” shall mean SunTrust Robinson Humphrey, Inc., ING Capital LLC and Silicon Valley Bank.
“Knowledge” whenever used in this Agreement or any of the Loan Documents, or in any document or certificate executed pursuant to this Agreement or any of the Loan Documents, (whether by use of the words “knowledge” or “known”, or other words of similar meaning, and whether or not the same are capitalized), shall mean, with respect to the Sponsor or any Relevant Party: (i) actual knowledge (which shall be deemed to include knowledge that would have been discovered after reasonable inquiry) of the Chief Executive Officer, Chief Financial Officer, and General Counsel of the Sponsor or any Authorized Officer of a Relevant Party, and (ii) actual knowledge (which shall be deemed to include knowledge that would have been discovered after reasonable inquiry) of those officers, employees or other persons of the Manager responsible for the day-to-day administration of the Projects or charged with effecting the duties on behalf of the Manager set forth in the Management Agreement, and the individuals who have responsibility for any policy making, major decisions or financial affairs, or primary management or supervisory responsibilities, of the Sponsor or any Relevant Party. The Borrower shall cause each Subsidiary and the Manager to promptly notify it of any event or circumstance that would require the Borrower to provide notice

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to a Lender Party under the Loan Documents upon Knowledge of the Borrower. Any notice delivered to the Sponsor or any Relevant Party (including to the Manager as their agent) by a Secured Party shall provide such Person with Knowledge of the facts included therein.
“Laws” shall mean, collectively, all international, foreign, Federal, state and local statutes, common law, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“LC Application” shall mean an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable LC Issuer, together with a Notice of LC Activity.
“LC Availability Period” shall mean the period from the Closing Date to the last Payment Date occurring prior to the Maturity Date.
“LC Commitment” shall mean, as to each LC Lender, its obligation to make a LC Loan to the Borrower pursuant to Section 2.02 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement; provided, that the aggregate principal amount of the LC Lenders’ LC Commitments shall not exceed $7,000,000.
“LC Commitment Fee” shall mean an amount equal to the product of 1.0% per annum and the average unused LC Commitment (regardless of whether any conditions for issuance, extension or increase of the Stated Amount of a Letter of Credit could then be met and determined as of the close of business on any date of determination), for each day from the Closing Date through the expiration or earlier termination of the LC Availability Period.
“LC Documents” shall mean, as to any Letter of Credit, each LC Application and any other document, agreement and instrument entered into by the applicable LC Issuer and the Borrower or in favor of such LC Issuer and relating to such Letter of Credit.
“LC Exposure” shall mean, with respect to any LC Lender as of the date of determination, the sum of the aggregate amount of all participations by that Lender in (a) the Stated Amount of all Letters of Credit issued and outstanding at such time that have not been Cash Collateralized, plus (b) the aggregate amount of all unreimbursed Drawing Payments made in respect of Letters of

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Credit at such time, plus (c) the aggregate outstanding principal amount of all LC Loans at such time.
“LC Issuer” shall mean (a) ING Capital LLC and (b) each other LC Lender as the Borrower may from time to time select as an LC Issuer hereunder (provided that such LC Lender meets the Credit Requirements, shall be reasonably acceptable to the Administrative Agent and has agreed to be an LC Issuer hereunder in a writing satisfactory to the Administrative Agent), each in its capacity as an issuer of Letters of Credit hereunder, in either case together with its permitted successors and assigns in such capacity; provided, that there shall be no more than one LC Issuer at any time.
“LC Lender” shall mean a Lender with a LC Commitment, which as of the Closing Date is as set forth on Schedule 2.01.
“LC Loan” shall have the meaning set forth in Section 2.02(c)(ii) of the Agreement.
“Lender” shall have the meaning given to it in the preamble hereto and shall include any Delayed Draw Lender and LC Lender (other than any Person that has ceased to be a party hereto pursuant to an Assignment and Assumption) and any other Person that shall have become a party hereto as a Lender pursuant to an Assignment and Assumption.
“Lender Parties” shall mean the Administrative Agent, each Lender and the LC Issuer.
“Lending Office” shall mean, with respect to each Lender, such Lender's address and, as appropriate, account on file with the Administrative Agent, or such other address or account as such Lender may from time to time notify to the Administrative Agent.
“Letter of Credit” shall mean a standby letter of credit substantially in the form of Exhibit C-1 governed by the laws of the State of New York and issued by the LC Issuer under the total aggregate LC Commitment pursuant to Section 2.02(a)(i).
“LIBO Loan” means any Loan that bears interest at rates based upon the LIBO Rate.
“LIBO Rate” means:
(i)    for any Interest Period, other than an Interest Period when an interest rate in accordance with Section 4.11 is being charged, with respect to a LIBO Loan, LIBOR for such Interest Period; and
(ii)    for purposes of any determination of the Base Rate on any date, the rate per annum equal to LIBOR for an Interest Period of one month (determined as of such day).
“LIBOR” shall mean with respect to each Interest Rate Determination Date, the rate for United States dollar deposits, rounded, if necessary, to the nearest 0.00001%, appearing on the

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Bloomberg Screen US0003M Index Page as the London interbank offered rate for United States dollar deposits (for delivery on the first day of the applicable Interest Period) with a term equivalent to such Interest Period at approximately 11:00 a.m., London time, on such Interest Rate Determination Date. If, on any Interest Rate Determination Date, such rate does not appear on the Bloomberg Screen US00003M Index Page, LIBOR shall be the arithmetic mean of the offered quotations of the Reference Banks to prime banks in the London interbank market for United States dollar deposits in Europe (for delivery on the first day of the applicable Interest Period) with a term equivalent to such Interest Period by reference to requests for quotations to the Reference Banks as of approximately 11:00 a.m. (London time) on the Interest Rate Determination Date. If, on any Interest Rate Determination Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean of such quotations. The Administrative Agent shall determine LIBOR on each Interest Rate Determination Date and the determination of LIBOR by the Administrative Agent shall be binding absent manifest error. “Reference Banks” shall mean leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, and (ii) which have been designated as such by the Administrative Agent and are able and willing to provide such quotations to the Administrative Agent for each Interest Rate Determination Date; and “Bloomberg Screen US0003M Index Page” shall mean the display designated as page US0003M Index Page on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks). Notwithstanding the foregoing, in no circumstance shall LIBOR be less than 0.00% per annum.
“LIBOR Business Day” shall mean any day on which commercial banks are open in New York, New York and London, England for international business (including dealings in United States dollar deposits).
“Lien” shall mean, with respect to any property or assets, any lien, hypothecation, encumbrance, assignment for security, charge, mortgage, pledge, security interest, conditional sale or other title retention agreement or similar lien.
“Limited Liability Company Agreement” shall mean each Wholly Owned Opco Limited Liability Agreement and each Tax Equity Limited Liability Company Agreement.
“Loan Documents” shall mean, collectively, this Agreement, the Notes, if any, each Fee Letter, the Collateral Documents, the Secured Interest Rate Hedging Agreements, each Wholly Owned Opco Back-Up Servicing Agreement or Wholly Owned Opco Transition Management Agreement, as applicable, and all other documents, agreements or instruments executed in connection with the Obligations. For the avoidance of doubt, the term “Loan Documents” shall not include the Portfolio Documents.

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“Loan Parties” shall mean the Borrower, Pledgor and each Guarantor.
“Loans” shall mean the Delayed Draw Loans and the LC Loans.
“Loss Proceeds” shall mean all amounts and proceeds (including instruments) from an Event of Loss received by the Loan Parties, including, without limitation, insurance proceeds or other amounts actually received, except proceeds of business interruption insurance.
“Major Decision” shall mean, as to each Tax Equity Opco, any of the decisions contemplated to be made in any of the applicable Tax Equity Limited Liability Company Agreements which require a vote by or the consent or approval of all or a supermajority or majority of the members or the Tax Equity Class A Members of the applicable Tax Equity Opco.
“Major Maintenance Reserve Account” shall have the meaning set forth in the Depository Agreement.
“Management Agreement” shall mean the Management Agreement between the Manager and the Borrower dated as of the Closing Date and each renewal or replacement for such agreement in a form and substance acceptable to the Administrative Agent entered into with a Manager, in accordance with the terms and conditions hereof and any Wholly Owned Opco Back-Up Servicing Agreement or Wholly Owned Opco Transition Management Agreement.
“Management Consent Agreement” shall mean the Management Consent and Agreement to be entered into by and among the Manager, the Borrower and the Collateral Agent.
“Management Standard” shall mean, with respect to an Operator, the requirement for such Operator to perform its duties in accordance with applicable law and in accordance with Prudent Industry Practice or, if a higher standard, the highest degree of skill and attention that the Operator exercises with respect to comparable assets that the Operator operates and maintains for itself, its affiliates or for third party investors and in accordance with its internal policies and procedures.
“Manager” shall mean the Sponsor or a replacement manager as may hereafter be charged with management of the Borrower and the Subsidiaries in accordance with the terms and conditions hereof and the other Loan Documents.
“Market Disruption Event” shall have the meaning given to it in Section 4.11(a)(iii).
“Master Purchase Agreements” shall mean each master purchase agreement or master contribution agreement entered into by an Opco in connection with the purchase of Projects by such Opco or the contribution to such Opco of Projects identified by the Borrower as a Master Purchase Agreement on Schedule 1.01(a), as such schedule may be updated from time to time accordance with Section 2.05(b).

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“Master Turnkey Installation Agreement” shall mean, with respect to a specific Project and to the extent applicable to such Project, the master turnkey installation agreement executed in respect of such Project by the Sponsor and an installer, the rights as to which are assigned to a Subsidiary with respect to such Project.
“Material Adverse Effect” shall mean, (i) a material adverse effect upon the business, operations, property, assets or condition (financial or otherwise) of the Borrower or any Loan Party, or (ii) the material impairment of the ability of any Loan Party or the Sponsor to perform its obligations under any Loan Document, (iii) a material adverse effect on the legality, validity or enforceability of any of the (A) Loan Documents or the rights and remedies of any Secured Party under any of the Loan Documents (including the validity, perfection or priority of the Collateral Agent’s Liens on the Collateral) or (B) Limited Liability Company Agreements or Tax Equity Guaranties, or (iv) a material adverse effect on the use, value or operation of the Projects owned or leased by the Opcos taken as a whole.
“Maturity Date” shall mean April 30, 2024.
“Maximum Rate” shall have the meaning given to it in Section 12.18.
“Membership Interests” shall mean the Borrower Membership Interests, the Wholly Owned Holdco Membership Interests, the Wholly Owned Opco Membership Interests, the Tax Equity Class B Membership Interests and the Tax Equity Holdco Membership Interests.
“Model Auditor” shall mean [***].
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.
“NEPOOL-GIS” means the New England Power Pool (“NEPOOL”) Generation Information System, which includes a generation information database and certificate system, operated by NEPOOL, its designee or successor entity, that accounts for the generation attributes of electricity generated within New England.
“Net Available Amount” shall mean, with respect to (i) any Asset sale by a Relevant Party or (ii) the issuance or incurrence of any Indebtedness by any Relevant Party, the debt proceeds or other amounts received in connection therewith net of any (A) sale proceeds, debt proceeds or other amounts required to be allocated to a Tax Equity Class A Member pursuant to a Tax Equity Document and (B) reasonable and documented transaction or collection expenses (as applicable).

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“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.01 and (ii) otherwise has been approved by the Required Lenders.
“Non-Covered Services” shall have the meaning given to such term in each applicable O&M Agreement.
“Note” shall have the meaning given to it in Section 2.04.
“Notice of LC Activity” shall have the meaning set forth in Section 2.02(b).
“NY Green Bank” means NY Green Bank, a division of the New York State Energy Research & Development Authority, or any Affiliate thereof that succeeds to NY Green Bank’s rights and obligations under the NY Green Bank Loan Agreement.
“NY Green Bank Loan Agreement” means that certain Loan Agreement, dated as of the date hereof, between Gaia Portfolio 2016, as borrower, and NY Green Bank, as lender.
“NY Green Bank Termination Notice” means a notice from NY Green Bank to the Administrative Agent confirming that the “Debt Termination Date” under the NY Green Bank Loan Agreement has occurred.
“O&M Agreements” shall mean, collectively, (i) each Tax Equity Opco O&M Agreement and (ii) each Wholly Owned Opco O&M Agreement.
“Obligations” shall mean the principal amount of the Loans, accrued interest thereon and all advances to, fees, costs, expenses and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document (including the Secured Hedging Obligations, any premium, reimbursements, Drawing Payments, damages, expenses, fees, costs, charges, disbursements, indemnities, and other liabilities) or otherwise with respect to any Loan, Letter of Credit or Secured Interest Rate Hedging Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that would accrue on any of the foregoing during the pendency of any bankruptcy or related proceeding with respect to any Loan Party.
“Officer’s Certificate” shall mean a certificate signed by any Authorized Officer of the Borrower and delivered to the Administrative Agent.
“OID” shall have the meaning given to it in Section 4.09(g).
“Opcos” shall mean the Tax Equity Opcos and the Wholly Owned Opcos.

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“Operating Budget” shall mean the operating budget for the Relevant Parties set out under Section 6.01(e)(i) and as approved when required by the Administrative Agent.
“Operating Expenses” shall mean for any applicable period, all expenses and other amounts in the nature of expenses incurred by the Borrower, any Wholly Owned Holdcos, any Wholly Owned Opcos, any Tax Equity Holdcos and, except where used in the definition of Cash Available for Debt Service, any Tax Equity Opcos during that period on a cash basis, including (without duplication) (i) payments under any Management Agreement, Back-Up Servicing Agreements, Transition Management Agreements, O&M Agreements and the other Project Documents (including, without duplication, all Service Fees and costs and expenses for Non-Covered Services and capital expenditures), (ii) payments to comply with Laws (including Environmental Laws), (iii) insurance premiums to the extent not covered in the Service Fees under the O&M Agreements, (iv) Taxes (including payments in lieu of taxes), and (v) any other fee, cost and expense incurred in connection with (x) ownership, leasing and operation of the Projects (including, for the avoidance of doubt, all Projects in the Project Pool) held by the Wholly Owned Opcos and, except where used in the definition of Cash Available for Debt Service, the Tax Equity Opcos and (y) the ownership of the Membership Interests (including Additional Expenses and fees, costs, indemnities and expenses payable to the Secured Parties pursuant to Section 4.02(b)(i) of the Depository Agreement), but excluding (A) Debt Service, (B) Delayed Draw Loan Commitment Fees and LC Commitment Fees and (C) expenses and amounts in the nature of expenses which are paid with the proceeds of Excluded Property or a contribution by or on behalf of the Sponsor or Pledgor as required pursuant to the Cash Diversion Guaranty (including with respect to any fees due to any Agent or the Manager).
“Operating Revenues” shall mean for any applicable period, all Collections received by the Borrower during that period on a cash basis from: (a) the Opcos, provided, that any Collections received by the Borrower from an Opco (either directly or via a Tax Equity Holdco or a Wholly Owned Holdco) in respect of a calendar quarter shall be deemed to have been received by the Borrower in respect of such calendar quarter even if such Collections are received after the end of such calendar quarter, provided such Collections are deposited into the Revenue Account prior to the delivery of the Debt Service Coverage Ratio Certificate pursuant to Section 6.01(a)(v) in respect of the Calculation Date occurring at the end of such calendar quarter; (b) the Tax Equity Holdcos; (c) REC Purchasers pursuant to the Borrower REC Sale Agreements; or (d) the sale of Excess RECs, but excluding (without duplication):
(i)any capital contribution or any other amounts contributed to the Relevant Parties by the Sponsor, Pledgor or their Affiliates;
(ii)the proceeds of the Loans or any other Indebtedness incurred by a Relevant Party;

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(iii)any net payments to the Borrower under an Interest Rate Hedging Agreement;
(iv)the proceeds of the sale, assignment or other disposition of any Collateral or other Asset of a Relevant Party, other than (A) ordinary course sales of power or the leasing of photovoltaic systems pursuant to Customer Agreements, (B) the proceeds from sales of Excess RECs and sales of RECs under Borrower REC Sale Agreements and (C) PBI Payments;
(v)proceeds of any Customer Prepayment Event referenced in clauses (ii), (v) and (vi) of the definition of Customer Prepayment Event;
(vi)Loss Proceeds and any other insurance proceeds (other than business interruption proceeds) and proceeds of any warranty claims arising from manufacturer, installer and other warranties;
(vii)proceeds of any Borrower REC Sale Agreement that is subject to a REC Prepayment Event to the extent such proceeds have not been received (for the avoidance of doubt, proceeds of any Borrower REC Sale Agreement that have been received shall be included in the determination of Operating Revenues, including notwithstanding the occurrence of a REC Prepayment Event with respect to such Borrower REC Sale Agreement);
(viii)any liquidated damages, settlement payments or termination payment in respect of a Borrower REC Sale Agreement;
(ix)any other proceeds or other amounts that are required to be mandatorily prepaid pursuant to Section 4.03 of this Agreement;
(x)the proceeds of any sale, transfer or other disposition of Capacity Attributes or Ancillary Services; and
(xi)any Excluded Property and the proceeds thereof.
“Operator” shall mean in respect of any O&M Agreement, (a) the Sponsor, (b) an Affiliate of the Sponsor provided that the Sponsor has guaranteed such Affiliate’s obligations on terms acceptable to the Required Lenders or (c) any replacement operator appointed in accordance with the terms and conditions herein and in the applicable Back-Up Servicing Agreement or Transition Management Agreement, as applicable.
“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become

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a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.10(b)).
“P50 Production” shall mean the production volume based on the P50 one (1) year confidence levels for Eligible Projects in the Project Pool reflected in the Base Case Model (as updated as of the applicable date of determination).
“P99 Production” shall mean the production volume based on the P99 one (1) year confidence levels for the applicable Eligible Projects reflected in the Base Case Model (as updated as of the applicable date of determination).
“Participant” shall have the meaning given to it in Section 12.05(d)(i).
“Participant Register” shall have the meaning given to it in Section 12.05(d)(ii).
“PATRIOT Act” shall have the meaning given to it in Section 12.12.
“Payment Date” shall mean each January 31, April 30 (except in 2017, as set forth in the proviso below), July 31 and October 31 of each year falling after the date hereof, or if any such day is not a Business Day, the immediately preceding Business Day, provided, that the first Payment Date shall occur on July 31, 2017 and the last Payment Date shall be the Maturity Date.
“Payment Facilitation Agreement” shall have the meaning given to it in Section 7.10(a).
“PBI Documents” shall mean, with respect to a Project (i) all applications, forms and other filings required to be submitted to a PBI Obligor in connection with the performance based incentive program maintained by such PBI Obligor and the procurement of PBI Payments and (ii) all approvals, agreements and other writings evidencing (a) that all conditions to the payment of PBI Payments by the PBI Obligor have been met, (b) that the PBI Obligor is obligated to pay PBI Payments and (c) the rate and timing of such PBI Payments.
“PBI Obligor” shall mean (i) [***], in relation to Projects located in [***], (ii) [***], in relation to Projects located in [***] or (iii) any other Person required to make a PBI Payment under

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or in respect of the related PBI Document, which meets the Credit Requirements or is otherwise approved by the Administrative Agent and the Required Lenders.
“PBI Payments” shall mean, with respect to a Project and the related PBI Documents, all payments due by the related PBI Obligor under or in respect of such PBI Documents in respect of performance based incentive programs of [***], [***] or any other States which have been approved by the Administrative Agent.
“Permits” shall mean any and all franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required to be obtained from a Governmental Authority under any Law, rule or regulation (including those required to interconnect a Project to the applicable transmission grid).
“Permitted Fund Disposition” shall mean the sale, assignment, transfer or disposal of one or more Membership Interests in one or more Wholly Owned Opcos, Wholly Owned Holdcos or Tax Equity Holdcos that satisfies each of the following conditions precedent:
(a)The Borrower has delivered to the Administrative Agent and the Collateral Agent a Permitted Fund Disposition Certificate, at least seven (7) Business Days prior to the date of such Permitted Fund Disposition, and an updated Base Case Model, each of which shall be satisfactory to the Administrative Agent;
(b)upon giving effect to such Permitted Fund Disposition and any prepayment made pursuant to Section 4.03(d), the aggregate outstanding principal amount of the Delayed Draw Loans shall not exceed the Available Borrowing Base calculated immediately after giving effect to such Permitted Fund Disposition (including any assignment of Borrower REC Sale Agreements pursuant to clause (h) below); provided, that for purposes of determining the Available Borrowing Base, Eligible Revenues from any Borrowing Base REC Sale Agreement as to which a REC Prepayment Event has occurred (or would have occurred but for the lapse of time) shall be disregarded;
(c)no Default or Event of Default shall have occurred and is continuing or would result from such Permitted Fund Disposition;
(d)such Permitted Fund Disposition, individually or in the aggregate with each other Permitted Fund Disposition could not reasonably be expected to have a Material Adverse Effect on the Borrower;
(e)the Debt Service Reserve Account and the Major Maintenance Reserve Account are funded in the required amounts in accordance with the Depository Agreement;

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(f)there are no unreimbursed drawings on a Letter of Credit and there are no outstanding LC Loans;
(g)the documentation of such sale, assignment, transfer or disposal expressly provides that such sale, assignment, transfer or disposal shall be without liability or recourse for any reason to any Relevant Party;
(h)after giving effect to such Permitted Fund Disposition, the remaining Eligible Projects in the Project Pool that are subject to the Borrower REC Purchase Agreements are sufficient, assuming P99 Production, to satisfy all the Borrower’s obligations under all Borrower REC Sale Agreements, provided that (i) in connection with any such Permitted Fund Disposition, the Borrower may assign its rights and obligations under one or more Borrower REC Sale Agreements in order to allow Borrower to satisfy the conditions set forth in this clause (h) and (ii) no Relevant Party shall have any obligation or liability to (A) the transferred entity, (B) any Opco transferred (directly or indirectly), (C) the transferee or (D) any other Person pursuant to any Portfolio Documents in respect of the transferred entity or any Opco transferred (directly or indirectly in connection with such Permitted Fund Disposition); and
(i)after giving effect to such Permitted Fund Disposition, no Subsidiary of the Borrower that is being sold, assigned, transferred or disposed of pursuant to a Permitted Fund Disposition shall be party to a Transition Management Agreement with any other Subsidiary of the Borrower.
“Permitted Fund Disposition Certificate” shall mean a certificate from an Authorized Officer in the form of Exhibit M delivered by the Borrower in accordance with the definition of Permitted Fund Disposition.
“Permitted Indebtedness” shall have the meaning given to it in Section 7.01.
“Permitted Liens” shall mean:
(a)    Liens imposed by any Governmental Authority for taxes, assessments or other governmental charges (i) that are not yet due or (ii) that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted (and enforcement of such Lien shall have been stayed) so long as (x) such proceeding shall not involve any material risk of the sale, forfeiture or loss of any part of any Project and shall not interfere with the use or disposition of any Project and (y) the payment thereof is fully covered by adequate reserves in accordance with GAAP, bonds or other security;
(b)    mechanics’, materialmen’s, repairmen’s and other similar liens arising in the ordinary course of business or incident to the construction, improvement or restoration of a Project in respect

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of obligations (i) that are not yet due or (ii) that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted (and enforcement of such Lien shall have been stayed) so long as (x) such proceedings shall not involve any material risk of forfeiture, sale or loss of any part of such Project and shall not interfere with the use or disposition of any Project, and (y) the payment thereof is fully covered by adequate reserves in accordance with GAAP, bonds or other security;
(c)    minor defects, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and that are not incurred to secure Indebtedness and encumbrances, licenses, restrictions on the use of property or minor imperfections in title that do not materially impair the property affected thereby for the purpose for which title was acquired or interfere with the operation and maintenance of a Project;
(d)    judgment Liens that (i) do not involve any material risk of the sale, forfeiture or loss of any part of any Project and do not interfere with the use or disposition of any Project, (ii) within ten (10) Business Days of their existence or after the entry thereof, are being contested in good faith and by appropriate appeal or review proceedings (and execution thereof is stayed pending such appeal or review), (iii) for which the payment thereof is fully covered by adequate reserves in accordance with GAAP, bonds or other security and (iv) which could not reasonably be expected to result in an Event of Default;
(e)    deposits or pledges required to secure the performance of statutory obligations, appeals, supersedes and other bonds in connection with judicial or administrative proceedings and other obligations of a like nature not in excess of $50,000 in the aggregate;
(f)    zoning, entitlement, conservation restrictions and other land use and environmental regulations by Governmental Authorities that do not involve any material risk of the sale, forfeiture or loss of any part of any Project and do not interfere with the use or disposition of any Project, and provided that the relevant owner of legal title to a Project is not in violation thereof;
(g)    statutory Liens of banks (and rights of set off) not securing Indebtedness and incurred in the ordinary course of business;
(h)    Liens created pursuant to the Loan Documents;
(i)    Liens incurred to secure the obligations of (a) an Opco under an Excluded REC Contract and (b) the Borrower under a Borrower REC Sale Agreement or a Borrower Excess REC Agreement, solely to the extent such Liens are limited to the RECs sold under an Excluded REC Contract or a Borrower REC Sale Agreement, as applicable, which are actually produced and the proceeds thereof; and

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(j)    in respect of the Tax Equity Opcos only, Liens permitted under the terms of the applicable Tax Equity Documents to the extent not included in clauses (a) through (i) of this definition of “Permitted Liens” that have either (i) been approved in writing by the Administrative Agent or (ii) subject to Section 7.15, when taken together, could not reasonably be expected to result in a material adverse effect upon the business, operations, assets or condition (financial or otherwise) of any individual Tax Equity Opco.
“Person” shall mean any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.
“Placed in Service” shall mean, in respect of a Project, that it has been placed in service for U.S. federal tax purposes, including that it has been placed in a condition or state of readiness and availability for its specifically assigned function of generating electricity from solar energy and specifically that (i) all necessary permits and licenses for operating such Project have been obtained (including permission to operate from the applicable local utility), (ii) all critical tests necessary for proper operation of such Project have been performed, (iii) legal title to such Project is held by a Subsidiary (and title and control of such Project has been handed over by the installer under the applicable installation agreement), (iv) initial synchronization of such Project to the grid has occurred and (v) daily operation of such Project has begun.
“Plan” shall mean an “employee benefit plan” within the meaning of section 3(3) of ERISA which is subject to Title I of ERISA; a plan, individual retirement account or other arrangement that is subject to section 4975 of the Code or provisions under any Similar Laws; and an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement.
“Pledge Agreement” shall mean that certain pledge agreement dated as of the Closing Date by and between the Pledgor and the Collateral Agent for the benefit of the Lenders, with respect to the Borrower Membership Interests.
“Pledge and Security Agreement” shall mean that certain pledge and security agreement dated as of the Closing Date by and between the Borrower and the Collateral Agent for the benefit of the Secured Parties.
“Pledgor” shall have the meaning given to it in the Recitals.
“Portfolio Documents” shall mean (a) the Project Documents, (b) the Tax Equity Documents, (c) the Wholly Owned Opco Documents and (d) the Management Agreement.

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“Portfolio Value” shall mean, as of any date of determination, the remaining present value of the projected Cash Available for Debt Service from the Eligible Projects in the Project Pool determined in accordance with the Base Case Model (updated as of such determination date) until the then applicable Customer Agreement Termination Date, discounted at six percent (6%) per annum.
“Prepaid Customer Agreement” shall mean a Customer Agreement with respect to which all amounts due from the Customer over the term of such Customer Agreement in respect of the delivery of Energy have been prepaid.
“Prepayment Event Certificate” shall mean a certificate from an Authorized Officer in the form attached to a Transfer Date Certificate, containing: (a) (i) a comprehensive report of each Customer Prepayment Event occurring during the quarterly period ending on the applicable Calculation Date and (ii) the Borrower’s good faith, detailed calculation of the amount required to repaid in accordance with Section 4.03(f) in connection therewith, together with such changes thereto as the Administrative Agent may from time to time reasonably request for the purpose of monitoring the Borrower’s compliance with Section 4.03(f); and (b) (i) a comprehensive report of each REC Prepayment Event with respect to a Borrowing Base REC Sale Agreement occurring during the quarterly period ending on the applicable Calculation Date and (ii) the Borrower’s good faith, detailed calculation of the amount required to repaid in accordance with Section 4.03(g) in connection therewith, together with such changes thereto as the Administrative Agent may from time to time reasonably request for the purpose of monitoring the Borrower’s compliance with Section 4.03(g).
“Prime Rate” means the rate which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time. The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.
“Project” shall mean a residential photovoltaic system including photovoltaic panels, racking systems, wiring and other electrical devices, conduit, weatherproof housings, hardware, inverters, remote operating equipment, connectors, meters, disconnects, over current devices and battery storage (including any replacement or additional parts included from time to time) and, unless the context otherwise requires a reference to such residential photovoltaic system only, shall include the applicable Customer Agreement and PBI Documents related to such photovoltaic system and all other related rights, Permits and manufacturer, installer and other warranties applicable thereto.

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“Project Documents” shall mean (a) each Customer Agreement (including any Payment Facilitation Agreement), (b) all PBI Documents, (c) all Borrower REC Sale Agreements, (d) all Borrower REC Purchase Agreements and Borrower Excess REC Agreements and (e) each Master Turnkey Installation Agreement.
“Project Information” shall mean the information listed on Schedule A, as such schedule may be updated from time to time on each Available Borrowing Base Determination Date or in accordance with Section 2.05(b).
“Project Pool” shall mean the Projects owned by the Opcos.
“Project State” shall mean each state of the United States of America or Washington, D.C., to the extent approved under the applicable Tax Equity Documents.
“Projected Amortization Date” shall mean the date that principal amount of the Delayed Draw Loans is projected to be paid in full in accordance with the Base Case Model based on a 100% cash sweep after the Maturity Date.
“Prudent Industry Practices” shall mean, with respect to any Project, those practices, methods, acts, equipment, specifications and standards of safety and performance, as they may change from time to time, that (a) are commonly used to own, manage, repair, operate, maintain and improve distributed solar energy generating facilities and associated facilities of the type that are similar to such Project, safely, reliably, prudently and efficiently and in material compliance with applicable requirements of Law and manufacturer, installer and other warranties and (b) are consistent with the exercise of the reasonable judgment, skill, diligence, foresight and care expected of a distributed solar energy generating facility operator or manager in order to accomplish the desired result in material compliance with applicable safety standards, applicable requirements of Law, manufacturer, installer and other warranties and the applicable Customer Agreement, in each case, taking into account the location of such Project, including climatic, environmental and general conditions. “Prudent Industry Practices” are not intended to be limited to certain practices or methods to the exclusion of others, but are rather intended to include a broad range of acceptable practices, methods, equipment specifications and standards used in the photovoltaic solar power industry during the relevant time period.
“PTO Letter” shall mean, with respect to a Project, a permission to operate letter or its functional equivalent as issued by the connecting utility authorizing the operation of such Project.
“PUHCA” shall mean the Public Utility Holding Company Act of 2005, as amended, and FERC’s regulations thereunder.

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“Qualified Installer” shall mean the Sponsor, an Affiliate of the Sponsor or any other counterparty party to a Master Turnkey Installation Agreement.
“Qualifying Facility” shall mean a “qualifying facility” as defined in the regulations of FERC at 18 C.F.R. § 292.101(b)(1) that also qualifies for the regulatory exemptions from the FPA set forth at 18 C.F.R. § 292.601(c), including the exemption from regulation under Sections 205 and 206 of the FPA set forth at 18 C.F.R. § 292.601(c)(1), the regulatory exemptions from PUHCA set forth at 18 C.F.R. § 292.602(b) and the exemptions from certain state laws and regulations set forth at 18 C.F.R. § 292.602(c).
“Quotation Day” shall mean the Interest Rate Determination Date, unless market practice differs in the London interbank market, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one day, the Quotation Day will be the last of those days).
“REC” shall mean any credits, credit certificates, green tags or similar environmental or green energy attributes (such as those for greenhouse reduction or the generation of green power or renewable energy) created by a Governmental Authority and/or independent certification board or group generally recognized in the electric power generation industry, and generated by or associated with any Project or electricity produced therefrom, but specifically excluding any and all production tax credits, investment tax credits, grants in-lieu of tax credits and other tax benefits and any performance based incentives paid under a program maintained or administered by a utility or federal, state or local Governmental Authority.
“REC Consent” shall mean a consent to collateral assignment in substantially the form attached hereto as Exhibit G-3.
“REC Contract” shall mean a contract for the purchase of RECs and/or the related Reporting Rights.
“REC Prepayment Event” means, in respect of any Borrower REC Sale Agreement, that: (a) such Borrower REC Sale Agreement has terminated (other than on the scheduled expiration thereof) or the REC Purchaser thereunder is in default beyond the cure period set forth in such Borrower REC Sale Agreement and (b) 30 days have elapsed since the occurrence of the event described in the foregoing clause (a).
“REC Purchaser” shall mean the purchaser of RECs and/or the related Reporting Rights under a REC Contract.

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“Recapture Period” shall mean, with respect to any Project, the period from the date such Project is Placed in Service through the fifth anniversary of such date.
“Recipient” shall mean (a) an Agent, (b) any Lender, (c) the LC Issuer or (d) any other Secured Party, as applicable.
“Reference Banks” shall have the meaning given to it in the definition of LIBOR.
“Register” shall have the meaning given to it in Section 12.05(c).
“Reimbursement Date” shall have the meaning set forth in Section 2.02(c)(ii) of the Agreement.
“Related Party” shall mean, with respect to any Person, each of such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” shall mean any disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, migrating, placing and the like, into, under, through, or upon any land or water or air, or otherwise entering into the environment, or the threat thereof.
“Relevant Party” shall mean each of the Loan Parties and the Tax Equity Opcos.
“Rents” shall mean the monies owed to the applicable Relevant Party by the Customers pursuant to the Customer Agreements, including any lease payments under any solar lease agreement and power purchase payments under any solar power service agreement or solar power purchase agreement that is a Customer Agreement.
“Replaced Hedge Provider” shall have the meaning given to it in Section 4.10(b).
“Replacement Hedge Provider” shall have the meaning given to it in Section 4.10(b).
“Reporting Right” shall mean the right of a Person that owns a REC to report that it owns such REC (i) to any Governmental Authority or other Person under any emissions trading or reporting program, public or private, having jurisdiction over, or otherwise charged with overseeing or reviewing the activities of, such Person in respect of such REC, and (ii) to Customers or potential customers for the purposes of marketing and advertising.
“Required Facility Lenders” shall mean, with respect to any Facility, at least two Lenders (or all Lenders if there is only one Lender), other than Defaulting Lenders, representing more than 50% of the Commitments, Loans and LC Exposure, as the case may be, outstanding under such Facility.

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“Required Lenders” shall mean at least two Lenders (or all Lenders if there is only one Lender), other than Defaulting Lenders, representing more than 50% of the aggregate amount of (and for the avoidance of doubt, taken together) Commitments, Loans and LC Exposure outstanding.
“Resignation Effective Date” shall have the meaning given to it in Section 11.06(a).
“Restricted Payment” shall mean any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to an owner of a beneficial interest in such Person or otherwise with respect to any ownership or equity interest or security in or of such Person.
“Revenue Account” shall have the meaning given to it in the Depository Agreement.
“Sanctioned Country” shall mean any country or other territory subject to a general export, import, financial or investment embargo under any Sanctions, which, as of the date of this Agreement, include Cuba, Crimea, Iran, North Korea, North Sudan and Syria.
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority.
“Sanctions Authority” shall mean (i) the United States, (ii) the United Nations Security Council, (iii) the European Union, (iv) the United Kingdom or (v) the respective governmental institutions of any of the foregoing including, without limitation, Her Majesty’s Treasury, the Office of Foreign Assets Control of the US Department of the Treasury, the US Department of Commerce, the US Department of State and any other agency of the US government
“Sanctions List” shall mean any of the lists of specifically designated nationals or designated or sanctioned individuals or entities (or equivalent) issued by any Sanctions Authority, each as amended, supplemented or substituted from time to time (including any the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury).
“Secured Hedge Provider” shall have the meaning given to it in the Collateral Agency Agreement.
“Secured Hedging Obligations” shall mean the obligations of the Borrower under the Secured Interest Rate Hedging Agreements.
“Secured Interest Rate Hedging Agreement” shall mean each Interest Rate Hedging Agreement entered into by the Borrower with a Secured Hedge Provider.

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“Secured Party” shall have the meaning given to such term in the Collateral Agency Agreement.
“Service Fees” shall have the meaning given to such term in the O&M Agreements.
“Serial Defect” shall have the meaning given to such term in the Depository Agreement.
“Servicer Termination Event” shall mean:
(a)    failure by the Operator, Manager or the Sponsor to make any payment, transfer or deposit (including payments from the General Account and payments to the Collections Account) required to be made under terms of Section 3.01, an O&M Agreement or the Management Agreement within three (3) Business Days of the date required;
(b)    failure by the Manager to deliver the Manager’s report referred to in Section 6.01(a)(iii) or the Operator to deliver the Operator’s reports referred to in Section 6.01(a)(iv) within five (5) Business Days of date required to be delivered;
(c)    an event of default (howsoever described) or right or cause to remove the Operator or Manager arises under an O&M Agreement or the Management Agreement;
(d)    an event described in Section 10.01(e) or Section 10.01(f) occurs with respect to the Operator or Manager;
(e)    any (i) representation or warranty made by the Operator or Manager in an O&M Agreement or the Management Agreement, or any Financial Statement or certificate, report or other writing furnished pursuant thereto, or (ii) certificate, report, any Financial Statement or other writing made or prepared by, under the control of or on behalf of the Operator or Manager shall prove to have been untrue or misleading in any material respect as of the date made; provided, however, that if any such misstatement is capable of being remedied and has not caused a Material Adverse Effect, the Operator or Manager (as applicable may correct such misstatement by curing such misstatement (or the effect thereof) and delivering a written correction of such misstatement, in a form and substance satisfactory to the Administrative Agent, within thirty (30) days of (x) obtaining Knowledge of such misstatement or (y) receipt of written notice from a Relevant Party or the Administrative Agent of such default;
(f)    the Operator or Manager ceases to be in business of monitoring or maintaining energy equipment of a type comparable to the Projects;
(g)    at all times that the Sponsor is an Operator or Manager, an Event of Default shall have occurred and is continuing;

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(h)    the Debt Service Coverage Ratio is less than 1.05 to 1.00 on any Calculation Date; and
(i)    Termination of an O&M Agreement by a Tax Equity Opco (including the Tax Equity Class A Member on its behalf) other than at its normal expiry date in accordance with its terms.
“Similar Law” shall mean the provisions under any federal, state, local, non-U.S. or other Laws or regulations that are similar to the fiduciary responsibility provisions of Title I of ERISA or prohibited transaction provisions of Title I of ERISA or section 4975 of the Code.
“S&P” shall mean Standard & Poor’s Financial Services, LLC, a subsidiary of the McGraw-Hill Companies, Inc.
“Sponsor” shall have the meaning given to it in the Recitals.
“Stated Amount” shall mean, with respect to any Letter of Credit at any time, the total amount in U.S. Dollars available to be drawn under such Letter of Credit at such time.
“Subsidiary” of a Person shall mean a corporation, partnership, limited liability company or other business entity of which a majority of the shares of the securities is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Substantial Completion” shall mean, with respect to a Project, “Substantial Completion” or any similar term, as such term is defined in the applicable Master Turnkey Installation Agreement, which standard shall at a minimum include the requirement that (a) such Project has been installed and the applicable building authority has satisfactorily completed any required inspection and (b) a meter test has been successfully completed to ensure that the Project is capable of producing electricity as expected.
“Substantially Completed Eligible Projects” shall mean Eligible Projects that have achieved Substantial Completion but which have not received a PTO Letter.
“Substantially Completed Eligible Project Net Cash Flow” shall have the meaning given to it in the definition of Base Case Model.
“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

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“Swap Termination Payment” shall have the meaning given to it in the Depository Agreement.
“Target Flip Date” shall have, in respect of any IRR Partnership Flip Opco, the meaning given to the term “Target Flip Date” or to any other similarly defined term in the applicable Limited Liability Company Agreement of such IRR Partnership Flip Opco.
“Tax Equity Account Agreement” shall mean any blocked account control agreement entered into by and between any Tax Equity Opco, the applicable Guarantor, and the Tax Equity Depository Bank.
“Tax Equity Back-Up Servicing Agreement” shall mean, with respect to each Tax Equity Fund, (a) the Back-Up Servicing Agreement among an Operator, the applicable Tax Equity Opco and the Back-Up Servicer and identified by the Borrower as a Tax Equity Back-Up Servicing Agreement on Schedule 1.01(a), as such schedule may be updated from time to time accordance with Section 2.05(b), and (b) each replacement for such agreement in a form and substance reasonably acceptable to the Administrative Agent entered into with a replacement back-up servicer in accordance with the terms and conditions hereof and the Tax Equity Documents.
“Tax Equity Class A Member” shall mean, with respect to any Tax Equity Opco, a member of such Tax Equity Opco other than a Tax Equity Holdco.
“Tax Equity Class B Membership Interests” shall mean the outstanding class B membership interests or managing member interests (including all such Economic Interests and Voting Rights applicable to the managing member) issued by any Tax Equity Opco.
“Tax Equity Depository Bank” shall mean any entity designated as a “Tax Equity Depository Bank” by the Borrower on Schedule 1.01(a), as such schedule may be updated from time to time accordance with Section 2.05(b), and any such Person’s successors and assigns as Tax Equity Depository Bank under each applicable Tax Equity Account Agreement.
“Tax Equity Documents” shall mean (i) for each Tax Equity Opco, the applicable Tax Equity Limited Liability Company Agreement, Master Purchase Agreement, Tax Equity Opco O&M Agreement, Tax Equity Account Agreement, Tax Equity Back-Up Servicing Agreement or Transition Management Agreement, as applicable, Tax Equity Guaranty, and any other documents reflecting an agreement between the Sponsor (or any Affiliate of the Sponsor) and any of the Tax Equity Class A Members relating to the applicable Tax Equity Class A Member’s investment in a Project or such Tax Equity Opco and (ii) with respect to any Wholly Owned Opco, the documents referred to in clause (i) prior to such date as the Wholly Owned Opco ceased to be a Tax Equity Opco.

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“Tax Equity Fund” shall mean each tax equity investment structure set forth on Schedule 5.03(e), as such schedule may be updated from time to time accordance with Section 2.05(b).
“Tax Equity Fund Certificate” shall mean a certificate from an Authorized Officer in the form of Exhibit N delivered by the Borrower in accordance with Section 2.05(a)(i).
“Tax Equity Guaranty” shall mean each guaranty issued by the Sponsor, as guarantor in favor of the applicable Tax Equity Opco and the applicable Tax Equity Class A Member.
“Tax Equity Holdco” shall mean each entity designated as a “Tax Equity Holdco” by the Borrower on Schedule 5.03(e).
“Tax Equity Holdco Guaranty and Security Agreement” shall mean any Guaranty and Security Agreement, including any Accession Agreements thereto, executed by a Tax Equity Holdco in favor of the Collateral Agent for the benefit of the Lenders on the Closing Date or any other date as may be required pursuant to Section 6.08(h).
“Tax Equity Holdco Membership Interests” shall mean the outstanding limited liability company interests issued by any Tax Equity Holdco (including all Economic Interests and Voting Rights).
“Tax Equity Limited Liability Company Agreement” shall mean the respective limited liability company agreement or operating agreement of each Tax Equity Opco.
“Tax Equity Opco” shall mean each tax equity investment structure designated as a “Tax Equity Opco” by the Borrower on Schedule 5.03(e), as such schedule may be updated from time to time accordance with Section 2.05(b).
“Tax Equity Opco O&M Agreement” shall mean, with respect to each Tax Equity Fund, (a) the Master Operation, Maintenance and Administration Agreement by and between the applicable Tax Equity Opco and an Operator and identified by the Borrower as a Tax Equity Opco O&M Agreement on Schedule 1.01(a), as such schedule may be updated from time to time accordance with Section 2.05(b), and (b) each replacement for such agreement in a form and substance reasonably acceptable to the Administrative Agent entered into with an Operator in accordance with the terms and conditions hereof and the applicable Tax Equity Back-Up Servicing Agreement or Tax Equity Transition Management Agreement, as applicable, and the other applicable Tax Equity Documents.
“Tax Equity Transition Management Agreement” shall mean, with respect to each Tax Equity Fund, (a) the Transition Management Agreement among an Operator, the applicable Tax Equity

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Opco and the Transition Manager and identified by the Borrower as a Tax Equity Transition Management Agreement on Schedule 1.01(a), as such schedule may be updated from time to time accordance with Section 2.05(b), and (b) each replacement for such agreement in a form and substance reasonably acceptable to the Administrative Agent entered into with a replacement transition manager in accordance with the terms and conditions hereof and the Tax Equity Documents.
“Tax Exempt Person” shall mean (a) the United States, any state or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (b) any organization which is exempt from tax imposed by the Code (including any former tax-exempt organization within the meaning of section 168(h)(2)(E) of the Code), (c) any Person who is not a United States Person, (d) any Indian tribal government described in section 7701(a)(40) of the Code and (e) any “tax-exempt controlled entity” under section 168(h)(6)(F) of the Code; provided, however, that any such Person shall not be considered a Tax-Exempt Person to the extent that (i) the exception under section 168(h)(1)(D) of the Code applies with respect to the income from the Borrower for that Person, (ii) the Person is described within clause (c) of this definition, and the exception under section 168(h)(2)(B)(i) of the Code applies with respect to the income from the Borrower for that Person, or (iii) such Person avoids being a “tax-exempt controlled entity” under section 168(h)(6)(F) of the Code by making an election under section 168(h)(6)(F)(ii) of the Code. A Person shall cease to be a Tax Exempt Person if (i) such Person ceases to be a “tax-exempt entity” within the meaning of section 168(h)(2) of the Code or any successor provision thereto, by virtue of a change in such section or provision of the Code; or (ii) such Person ceases to be a “tax-exempt controlled entity” within the meaning of section 168(h)(6)(F) of the Code or any successor provision thereto, by virtue of a change in such section or provision of the Code.
[***]
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“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tracking Model” shall mean, with respect to an IRR Partnership Flip Fund, “Tracking Model” or any similar term, as such term is defined in the Limited Liability Company Agreement of the applicable IRR Partnership Flip Opco.

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“Tracking System” shall mean GATS, NEPOOL-GIS or any other regional systems developed in the United States used for tracking the ownership of RECs generated by the Projects.
“Trade Date” shall have the meaning given to it in Section 12.05(b)(i)(B).
“Transaction Document” shall mean, collectively, each Loan Document and each Portfolio Document.
“Transfer Date Certificate” shall have the meaning given to “Executed Withdrawal/Transfer Certificate” in the Depository Agreement.
“Transition Management Agreement” shall mean, collectively, (i) any Wholly Owned Opco Transition Management Agreement and (ii) any Tax Equity Transition Management Agreement.
“Transition Manager” shall mean [***] or any entity designated as a “Transition Manager” by the Borrower on Schedule 1.01(a), as such schedule may be updated from time to time accordance with Section 2.05(b), and any such Person’s successors and assigns as Transition Manager under each applicable Transition Management Agreement.
“Type” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the LIBO Rate and the Base Rate.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.
“Undisclosed Administration” shall mean, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.
“[***]” means [***].
“U.S. Person” shall mean any Person that is a “United States Person” as defined in section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” shall have the meaning given to it in Section 4.09(e)(ii)(B)(III).
“Vintage” means, for any jurisdiction, the applicable annual period for which the transfer of RECs is measured in such jurisdiction. As of the date hereof, the applicable period for RECs in New Jersey runs from June 1 of a calendar year until May 31 of the following year and the applicable

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period for RECs in Massachusetts and Maryland is the calendar year. Vintages are referred to by the calendar year in which the applicable Vintage expires.
“Voting Rights” shall mean the right, directly or indirectly, to vote on or cause the direction of the management and policies of a Person in ordinary and extraordinary matters through the ownership of voting securities; provided, however, that a Person shall not be deemed to hold Voting Rights if by contract or by order, decree or regulation of any Governmental Authority, such Person has effectively ceded or been divested of the power to exercise such vote on, or cause the direction of, such management and policies.
“Wholly Owned Holdco” shall mean each entity designated as a “Wholly Owned Holdco” by the Borrower with the consent of the Administrative Agent (acting at the instruction of the Required Lenders) given in connection with Section 7.10(d).
“Wholly Owned Holdco Guaranty and Security Agreement” shall mean any Guaranty and Security Agreement, including any Accession Agreement thereto, executed by a Wholly Owned Holdco in favor of the Collateral Agent for the benefit of the Lenders as and when may be required by, and in form and substance reasonably acceptable to, the Administrative Agent in connection with any consent granted in accordance with Section 7.10(d).
“Wholly Owned Holdco Membership Interests” shall mean all of the outstanding membership interests issued by a Wholly Owned Holdco (including all Economic Interests and Voting Rights).
“Wholly Owned Opco” shall mean each entity designated as a “Wholly Owned Opco” by the Borrower with the consent of the Administrative Agent (acting at the instruction of the Required Lenders) given in connection with Section 7.10(d).
“Wholly Owned Opco Back-Up Servicing Agreement” shall mean, with respect to each Wholly Owned Opco, (a) the Back-Up Servicing Agreement, to be entered into in form and substance reasonably satisfactory to the Administrative Agent, among Back-Up Servicer, Borrower, the Sponsor, Operator and the Collateral Agent and identified by the Borrower as a Wholly Owned Opco Back-Up Servicing Agreement with the consent of the Administrative Agent (acting at the instruction of the Required Lenders) given in connection with Section 7.10(d), and (b) each replacement for such agreement in a form and substance reasonably acceptable to the Administrative Agent entered into with a replacement back-up servicer in accordance with the terms and conditions hereof and the Wholly Owned Opco Back-Up Servicing Agreement (from and following the date that such agreement becomes effective).
“Wholly Owned Opco Deposit Accounts” shall mean those accounts subject to an Account Control Agreement.

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“Wholly Owned Opco Documents” shall mean, for each Wholly Owned Opco, the applicable Wholly Owned Opco Limited Liability Company Agreement and each other document designated as a “Wholly Owned Opco Document” by the Borrower with the consent of the Administrative Agent (acting at the instruction of the Required Lenders) given in connection with Section 7.10(d).
“Wholly Owned Opco Guaranty and Security Agreement” shall mean any Guaranty and Security Agreement, including any Accession Agreement thereto, executed by a Wholly Owned Opco in favor of the Collateral Agent for the benefit of the Lenders as and when may be required by, and in form and substance reasonably acceptable to, the Administrative Agent in connection with any consent granted in in accordance with Section 7.10(d).
“Wholly Owned Opco Limited Liability Company Agreement” shall mean the respective limited liability company agreement or operating agreement of each Wholly Owned Opco.
“Wholly Owned Opco Membership Interests” shall mean all of the outstanding membership interests issued by a Wholly Owned Opco (including all Economic Interests and Voting Rights).
“Wholly Owned Opco O&M Agreement” shall mean, with respect to each Wholly Owned Opco, (a) a Master Operation and Maintenance Agreement by and between a Wholly Owned Opco and Operator and identified by the Borrower as a Wholly Owned Opco O&M Agreement on Schedule 1.01(a), and (b) and each replacement for such agreement in a form and substance reasonably acceptable to the Administrative Agent entered into with an Operator in accordance with the terms and conditions hereof and the Wholly Owned Opco Back-Up Servicing Agreement or Transition Management Agreement, as applicable (from and following the date that any such agreement becomes effective).
“Wholly Owned Opco Transition Management Agreement” shall mean, with respect to each Wholly Owned Opco, (a) the Transition Management Agreement, to be entered into in form and substance reasonably satisfactory to the Administrative Agent, among Transition Manager, Borrower, the Sponsor, Operator and the Collateral Agent and identified by the Borrower as a Wholly Owned Opco Transition Management Agreement on Schedule 1.01(a), and (b) each replacement for such agreement in a form and substance reasonably acceptable to the Administrative Agent entered into with a replacement transition manager in accordance with the terms and conditions hereof and the Wholly Owned Opco Transition Management Agreement (from and following the date that such agreement becomes effective).
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

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Section 1.02    Rules of Construction. Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;
(b)    an accounting term not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;
(c)    “or” is not exclusive;
(d)    “including” shall mean including without limitation;
(e)    words in the singular include the plural and words in the plural include the singular;
(f)    all references to “$” are to United States dollars unless otherwise stated;
(g)    any agreement, instrument or statute defined or referred to in this Agreement or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its successors and permitted assigns; and
(h)    the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
Section 1.03    Time of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.04    Class of Loan.  For purposes of this Agreement, Loans may be classified and referred to by class (“Class”). The “Class” of a Loan refers to whether such Loan is a Delayed Draw Loan or an LC Loan and, when used in reference to any Commitment, refers to whether such Commitment is a Delayed Draw Loan Commitment or a LC Commitment.
ARTICLE II
THE LOANS
Section 2.01    Delayed Draw Loans.
(a)    On the Closing Date and from time to time thereafter during the Availability Period, but no more than once a month during the Availability Period, the Borrower may request a loan (a “Delayed Draw Loan”) in an aggregate amount not to exceed the total aggregate Delayed

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Draw Loan Commitments of all Delayed Draw Lenders by submitting a Borrowing Notice to the Administrative Agent in accordance with Section 2.01(c). Subject to the terms and conditions set forth herein, each Delayed Draw Lender agrees severally, and not jointly, to make such Delayed Draw Loan to the Borrower in a principal amount not to exceed its Delayed Draw Loan Commitment. Any Delayed Draw Loan requested under this Section 2.01 shall be made by the Delayed Draw Lenders ratably in proportion to their respective share of the aggregate Delayed Draw Loan Commitments; provided that the disbursement of such Delayed Draw Loan shall not result in the aggregate principal amount of the Delayed Draw Loans outstanding at any time, after giving effect to such Delayed Draw Loan, exceeding the lesser of (i) the total aggregate Delayed Draw Loan Commitments of all Delayed Draw Lenders and the (ii) the Available Borrowing Base, after giving effect to such Delayed Draw Loan. Each Delayed Draw Lender’s Delayed Draw Loan Commitment shall expire on the last day of the Availability Period after giving effect to any funding of such Delayed Draw Lender’s Delayed Draw Loan Commitment on such date. The Delayed Draw Loans may be Base Rate Loans or LIBO Rate Loans.
(b)    Notwithstanding any provision to the contrary, the terms of any Delayed Draw Loan to be made hereunder on any Advance Date shall be the same as the terms of the Delayed Draw Loans of the same Type outstanding at such time and shall constitute one tranche with, and be the same Class as, the Delayed Draw Loans made on the Closing Date or any other Advance Date that are of the same Type.
(c)    The Borrower shall deliver a Borrowing Notice to the Administrative Agent for its approval no later than 10:00 a.m. (New York City time) at least five (5) Business Days in advance of the proposed funding date (which may be the Closing Date) (or such shorter timeframe as may be agreed to by the Administrative Agent in its sole discretion). Each such Borrowing Notice shall be irrevocable, shall be signed by and Authorized Officer of the Borrower and shall specify the following information in compliance with this Section 2.01:
(i)    the principal amount of Delayed Draw Loans to be borrowed, which shall be in an aggregate minimum amount of $2,500,000 and integral multiples of $100,000 in excess of that amount, or, if less, the remaining amount necessary in order for Borrower to fully utilize all available Delayed Draw Loan Commitments;
(ii)    the applicable date of the funding of such Delayed Draw Loan (an “Advance Date”), which shall be a Business Day;
(iii)    the account(s) to which the proceeds of such Delayed Draw Loan are to be disbursed (if applicable);
(iv)    the Type of Loans to be borrowed; and

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(v)    certifying that (i) after giving effect to the proposed borrowing, the aggregate principal amount of the Delayed Draw Loans outstanding will not be greater than the Available Borrowing Base calculated as of such date and (ii) each of the conditions set forth in Section 9.01 will be satisfied on the Closing Date or each of the conditions set forth in Section 9.02 will be satisfied on the date of any subsequent Advance Date.
(d)    If the Borrower fails to specify a Type of Loan in a Borrowing Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Each such continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the continued Borrowing.
(e)    Provided the Administrative Agent shall have received the applicable Borrowing Notice by no later than 10:00 a.m. (New York City time) on an applicable Business Day, the Administrative Agent shall advise each Delayed Draw Lender of its pro rata share of the applicable Delayed Draw Loan (determined as the percentage which such Delayed Draw Lender’s Delayed Draw Loan Commitment then constitutes of the aggregate Delayed Draw Loan Commitments) no later than 2:00 p.m. (New York City time) on the Business Day immediately following the Administrative Agent’s receipt of such Borrowing Notice.
(f)    The Borrower shall use the proceeds of the Delayed Draw Loans borrowed under this Section 2.01 solely (i) to pay a distribution to the Pledgor in reimbursement of Pledgor for capital costs associated with the deployment of the applicable Project Pool, (ii) to pay the fees due pursuant to each Fee Letter and the Loan Documents and costs and expenses incurred pursuant to the Loan Documents or otherwise in connection with this financing, (iii) to pay existing Indebtedness of the Subsidiaries included in the Project Pool and (iv) to fund the Debt Service Reserve Account.
(g)    Subject to the terms and conditions set forth herein (including the prior satisfaction or waiver of the applicable conditions precedent under Article IX), each Delayed Draw Lender shall make the amount of its Delayed Draw Loan available to the Administrative Agent (or such Person or account directed by the Administrative Agent) not later than 11:00 a.m. (New York City time) on the applicable funding date by wire transfer of same day funds, in Dollars to such account specified by the Administrative Agent (which may include the Funding Account). Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Delayed Draw Loans available to the Borrower on the applicable funding date by causing an amount of same day funds in Dollars equal to the proceeds of all such Delayed Draw Loans received into such account from the Delayed Draw

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Lenders by 11:00 a.m. (New York City time) on such date to be credited to the account of the Borrower designated in the Borrowing Notice delivered pursuant to Section 2.01(c). The proceeds of a Delayed Draw Loan funded on the Closing Date shall be made available to the Borrower in accordance with the Closing Date Funds Flow Memorandum.
(h)    Delayed Draw Loans that have been repaid or prepaid may not be re-borrowed (other than any repayment or prepayment during the Availability Period pursuant to Section 4.03(b) or Section 4.03(c)).
(i)    The Borrower may, from time to time upon at least five (5) Business Days’ notice permanently reduce the Delayed Draw Loan Commitment by the amount specified in such notice.
Section 2.02    Letters of Credit.
(a)    Issuance.
(i)    Subject to and upon the terms and conditions set forth herein, the Borrower may request the issuance of, and the LC Issuer hereby agrees to issue Letters of Credit, for the Borrower’s account, at any time during the LC Availability Period solely for the purposes of satisfying the Debt Service Reserve Required Amount (and the LC Issuer shall refuse to issue a Letter of Credit for any other purpose). Letters of Credit issued hereunder shall constitute utilization of the total aggregate LC Commitment and at any time the LC Exposure of all LC Lenders at such time shall not exceed the total aggregate LC Commitment of all LC Lenders. The LC Issuer will make available to the Collateral Agent, as beneficiary thereof, the original of the Letter of Credit issued by it hereunder and any subsequent modifications or amendments thereto.
(ii)    Immediately upon the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the LC Issuer and without any further action on the part of the LC Issuer or the LC Lenders, each LC Lender shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the LC Issuer a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such LC Lender’s pro rata share (determined as the percentage which such LC Lender’s LC Commitment then constitutes of the aggregate LC Commitments) of the Stated Amount under such Letter of Credit.
(iii)    Each Letter of Credit shall (A) be denominated in Dollars, (B) expire no later than the earlier of (x) the 7th anniversary of its date of issuance and (y) the Maturity Date and (C) be issued subject to “Uniform Customs and Practice for Documentary Credits” (2007 Revision), International Chamber of Commerce, Publication No. 600 or

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“International Standby Practices 1998”, International Chamber of Commerce, Publication No. 590, as mutually agreed between the Borrower, the Administrative Agent and the applicable LC Issuer.
(b)    Notice of LC Activity.
(i)    Subject to Section 2.02(d), the Borrower may request (A) the issuance or extension of any Letter of Credit and (B) any decrease or increase in the Stated Amount thereof by delivering to the Administrative Agent and the LC Issuer an irrevocable written notice in the form of Exhibit C-2, appropriately completed (a “Notice of LC Activity”), which shall specify, among other things: the particulars of the Letter of Credit to be issued, extended or amended, including the (1) the proposed issuance, extension or amendment date of the requested Letter of Credit (which shall be a Business Day); (2) the requested Stated Amount of the Letter of Credit or the amount by which such Stated Amount is to be decreased or increased (as applicable), (3) the expiry date thereof; (4) the name and address of the beneficiary thereof; (5) the documents to be presented by such beneficiary in case of any drawing thereunder; (6) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (7) and, in the case of an amendment, the Letter of Credit to be amended, the nature of the amendment and the written confirmation of the beneficiary of such Letter of Credit confirming a decrease or increase in the Stated Amount of such Letter of Credit; provided, however, that in no instance may any request for a Letter of Credit or the increase in the Stated Amount of a Letter of Credit cause the LC Exposure of all LC Lenders to exceed the total aggregate LC Commitment. The Borrower shall deliver the Notice of LC Activity to the Administrative Agent (with a copy to the LC Issuer) by 11:00 a.m. at least five (5) Business Days before the date of issuance, extension, increase or decrease of the Stated Amount of the Letter of Credit. Additionally, the Borrower shall furnish to the LC Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance, extension or amendment, including any LC Documents, as the LC Issuer or the Administrative Agent may reasonably require.
(ii)    Promptly after receipt of any LC Application, the LC Issuer will confirm with the Administrative Agent that the Administrative Agent has received a copy of such LC Application from the Borrower and, if not, the LC Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the LC Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, upon (x) the amendment date, in the case of a requested increase or decrease of the Stated Amount under a Letter of Credit, or (y) the date specified as being the date requested for issuance or extension, in the case of the

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issuance or extension of a Letter of Credit, in each case as the applicable date is specified in such Notice of LC Activity, subject to the terms and conditions set forth in this Agreement (including Section 2.02(d) and the applicable conditions precedent set forth in Section 9.03), the LC Issuer shall, by amendment to the Letter of Credit, adjust the Stated Amount thereof downward or upward, as applicable, to reflect the decrease or increase, as applicable, or issue or extend the Letter of Credit, in each case as specified in such Notice of LC Activity. Upon the issuance of any Letter of Credit by the LC Issuer or amendment or modification to a Letter of Credit, (1) the LC Issuer shall promptly notify the Administrative Agent of such issuance, extension or amendment and (2) the Administrative Agent shall then promptly notify each applicable LC Lender of such issuance, extension or amendment and each such notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of each applicable LC Lender’s respective participation in such Letter of Credit.
(c)    Drawing Payment, Funding of Participations, Funding LC Loans and Reimbursement.
(i)    The LC Issuer shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit so as to ascertain whether such documents appear on their face to be in accordance with the terms and conditions of such Letter of Credit. Any Drawing Payment with respect to a Letter of Credit shall reduce the Stated Amount thereof dollar for dollar. As between the Borrower and the LC Issuer, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the LC Issuer, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the LC Issuer shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of

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Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the LC Issuer, including any acts or omissions by any Governmental Authority; none of the above shall affect or impair, or prevent the vesting of, any of the LC Issuer’s rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by the LC Issuer under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of the LC Issuer to the Borrower. Notwithstanding anything to the contrary contained in this Section 2.02(c)(i), the Borrower shall retain any and all rights it may have against the LC Issuer for any liability arising solely out of the gross negligence or willful misconduct of the LC Issuer as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(ii)    If the LC Issuer shall make any Drawing Payment, it shall provide notice thereof to the Borrower and the Administrative Agent by telephone (confirmed telecopy) (provided that the failure to deliver such notice shall not relieve the Borrower of its obligation to reimburse the LC Issuer in accordance with this Agreement), that such Drawing Payment has been made and the Borrower shall reimburse the LC Issuer in respect of such Drawing Payment by paying to the Administrative Agent an amount equal to such Drawing Payment and any interest accrued pursuant to Section 2.02(g) not later than 11:00 a.m., on the Business Day (the “Reimbursement Date”) that is one Business Day following the date on which the Drawing Payment is made; provided, anything contained herein to the contrary notwithstanding, unless the Borrower shall have notified the Administrative Agent and the LC Issuer prior to 12:00 p.m. (New York City time) on the date such Drawing Payment is made that the Borrower intends to reimburse the LC Issuer for the amount of such Drawing Payment with funds other than the proceeds of LC Loans, the Borrower shall be deemed to have requested on the date that such Drawing Payment is made that its obligation to reimburse such Drawing Payment be financed by the LC Lenders through a borrowing of LC Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such Drawing Payment and each LC Lender shall, on the Reimbursement Date with respect to such Drawing Payment make loans (“LC Loans”) ratably (based on the percentage which such LC Lender’s LC Commitment then constitutes of the total aggregate LC Commitments) in an aggregate amount equal to such Drawing Payment, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the LC Issuer for the amount of such honored drawing; and provided further, if for any reason proceeds of LC Loans are not received by the LC Issuer on the date of such Drawing Payment in an amount equal to the amount of such Drawing Payment, the Borrower shall reimburse the LC Issuer, on demand, in an amount

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in same day funds equal to the excess of the amount of such Drawing Payment over the aggregate amount of such applicable LC Loans, if any, which are so received. All such Loans shall be secured by the Collateral Documents as if made directly to the Borrower and shall initially be Base Rate Loans until converted in accordance with Section 2.03. LC Loans that have been repaid may not be re-borrowed.
(iii)    Immediately upon the issuance of each Letter of Credit, each LC Lender shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the LC Issuer a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such LC Lender’s pro rata share (determined as the percentage which such LC Lender’s LC Commitment then constitutes of the aggregate LC Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that the Borrower shall fail for any reason to reimburse the LC Issuer as provided in clause (ii) above on the applicable Reimbursement Date, (A) the LC Issuer shall promptly notify the Administrative Agent of the unreimbursed amount of such Drawing Payment with respect to a Letter of Credit and each LC Lender’s respective participation therein and (B) then the Administrative Agent shall promptly notify each LC Lender of the unreimbursed amount of such Drawing Payment with respect to a Letter of Credit and such LC Lender’s respective participation therein. Each LC Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the LC Issuer, such LC Lender’s pro rata share (determined as the percentage which such LC Lender’s LC Commitment then constitutes of the aggregate LC Commitments) of each such Drawing Payment on a Letter of Credit within one Business Day after receiving notice. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. In the event that any LC Lender fails to make available to the LC Issuer on such business day the amount of such LC Lender’s participation in such Letter of Credit as provided in this Section 2.02(c)(iii), the LC Issuer shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by the LC Issuer for the correction of errors among banks and thereafter at LIBOR. Nothing in this Section 2.02(c)(iii) shall be deemed to prejudice the right of any LC Lender to recover from the LC Issuer any amounts made available by such LC Lender to the LC Issuer pursuant to this Section 2.02(c)(iii) in the event that the payment with respect to a Letter of Credit in respect of which payment was made by such LC Lender constituted gross negligence or willful misconduct on the part of the LC Issuer. In the event the LC Issuer shall have been reimbursed by other LC Lenders pursuant to this Section 2.02(c)(iii) for all or any portion of any drawing honored by the LC Issuer under a Letter of Credit, the LC Issuer shall distribute to each LC Lender which has paid all amounts payable by it under this

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Section 2.02(c)(iii) with respect to such honored drawing such LC Lender’s pro rata share (determined as the percentage which such LC Lender’s participation in the reimbursed Drawing Payment then constitutes of the aggregate reimbursed Drawing Payment) of all payments subsequently received by the LC Issuer from the Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to an LC Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request.
(d)    Other Reductions of Stated Amount; Cancellation or Return.
(i)    The Borrower may, from time to time upon five (5) Business Days’ notice and the delivery of a Notice of LC Activity pursuant to clause (b) above to the Administrative Agent, the LC Issuer and the LC Lenders, (1) permanently reduce the total aggregate LC Commitment or (2) permanently or temporarily reduce the Stated Amount of any Letter of Credit, in each case by the amount of $50,000, or an integral multiple thereof, or, the Borrower may, from time to time upon five (5) Business Days’ prior notice to the Administrative Agent, the LC Issuer and the LC Lenders, cancel any Letter of Credit in its entirety; provided, however, (x) so long as any Obligations remain outstanding, the Administrative Agent shall be satisfied that no reduction or cancellation would result in the amounts available under the Debt Service Reserve Account being less than the Debt Service Reserve Required Amount at such time or cause a violation of any provision of this Agreement or a breach of any provision of any other Loan Document and (y) in respect of a reduction or cancelation of an issued Letter of Credit, the Administrative Agent shall have received written notice from the applicable beneficiary of such Letter of Credit, confirming such reduction or cancellation. Additionally, the LC Commitment shall automatically reduce (a) during the Availability Period, concurrently with the reduction of the Delayed Draw Loan Commitment and (b) on each Payment Date occurring after the expiration of the Availability Period, in each case in an amount such that, the remaining LC Commitment is equal to the largest forecasted amount of scheduled interest and principal payable under the Loan Documents over any consecutive six-month period between such date and the Maturity Date; provided that, the Stated Amount under the issued Letters of Credit shall automatically reduce so that, the aggregate Stated Amount of all issued and outstanding Letters of Credit is equal to the remaining LC Commitments. The total aggregate LC Commitment shall not be reduced if the effect thereof would be to cause the LC Exposure of all LC Lenders to exceed the total aggregate LC Commitment. Upon the expiration or cancelation of a Letter of Credit, the Stated Amount in respect of such Letter of Credit shall be permanently reduced to zero.

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(ii)    Once reduced or cancelled solely pursuant to clause (i) above, the total aggregate LC Commitment may not be increased.
(iii)    Concurrently with the repayment of any Drawing Payment (other than by the LC Lenders with the proceeds of LC Loans) or any LC Loan, the aggregate LC Commitments shall reduce in an amount equal to such repayment ratably to each applicable LC Lender’s LC Commitment.
(iv)    Any reductions to the total aggregate LC Commitment shall be applied ratably to each applicable LC Lender’s LC Commitment.
(v)    The Letters of Credit shall expire on their respective Expiration Dates, or on such earlier date if canceled pursuant to the terms of the Agreement or the applicable Letter of Credit.
(e)    Commercial Practices; Obligations Absolute. The Borrower assumes all risks of the acts or omissions of beneficiary or transferee of any Letter of Credit with respect to the use of such Letter of Credit. The obligations of the Borrower to reimburse the LC Issuer for any Drawing Payments and to repay any Loans made by the applicable LC Lenders pursuant to Section 2.02(c) and the obligations of the applicable LC Lenders under Section 2.02(c) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances regardless of: (i) the use which may be made of the Letters of Credit or for any acts or omissions of any beneficiary or transferee in connection therewith; (ii) any reference which may be made to the Agreement or to the Letters of Credit in any agreements, instruments or other documents; (iii) the validity, sufficiency or genuineness of documents (including the Agreement) other than the Letters of Credit, or of any endorsement(s) thereon, which appear on their face to be valid, sufficient or genuine, as the case may be, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged or any statement therein prove to be untrue or inaccurate in any respect whatsoever; (iv) payment by the LC Issuer against presentation of documents which do not strictly comply with the terms of the Letters of Credit, including failure of any documents to bear any reference or adequate reference to such Letters of Credit so long as such documents substantially comply with the terms of the Letter of Credit; (v) any amendment or waiver of or any consent to departure from all or any terms of any of the Loan Documents; (vi) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), the Administrative Agent, the LC Issuer, any Lender or any other Person, whether in connection with the Agreement, the transactions contemplated herein or in the other Loan Documents, or in any unrelated transaction; (vii) any breach of contract or dispute among or between the Borrower, the Administrative Agent, the LC Issuer, any Lender, or any other Person; (viii) any

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demand, statement, certificate, draft or other document presented under the Letters of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (ix) any extension of time for or delay, renewal or compromise of or other indulgence or modification to a Drawing Payment or a Loan granted or agreed to by the Administrative Agent, the LC Issuer, or any applicable Lender in accordance with the terms of the Agreement; (x) any failure to preserve or protect any Collateral, any failure to perfect or preserve the perfection of any Lien thereon, or the release of any of the Collateral securing the performance or observance of the terms of this the Agreement or any of the other Loan Documents; or (xi) any other circumstances whatsoever in making or failing to make payment under the Letters of Credit, except that, in each case, payment by the LC Issuer under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of the LC Issuer under the circumstances in question as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(f)    Indemnification. Without duplication of any obligation of the Borrower under Section 4.06, in addition to amounts payable as provided herein, the Borrower hereby agrees to protect, indemnify, pay and save harmless the LC Issuer from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which the LC Issuer may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by the LC Issuer, other than as a result of (1) the gross negligence or willful misconduct of the LC Issuer as determined by a final, non-appealable judgment of a court of competent jurisdiction or (2) the wrongful dishonor by the LC Issuer of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of the LC Issuer to honor a drawing under any such Letter of Credit as a result of any act or omission by any Governmental Authority.
(g)    Interim Interest. If the LC Issuer shall make any Drawing Payment, then, unless the Borrower shall reimburse such Drawing Payment in full on the date such Drawing Payment is made, the unpaid amount thereof shall bear interest, for each day from and including the date such Drawing Payment is made to but excluding the date that the Borrower reimburses such Drawing Payment in full, at a rate equal to LIBOR, in effect from time to time, plus the Applicable Margin. Interest accrued pursuant to this paragraph shall be for the account of the LC Issuer.
Section 2.03    Computation of Interest and Fees.
(a)    Interest Rate. Subject to Section 4.05(b), interest shall accrue on each Loan (including interest accruing after the commencement of an insolvency proceeding under applicable Bankruptcy Law) from the day on which the Loan is made until, but not including the day on which

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the Loan is paid at the Applicable Interest Rate; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 4.01(b), bear interest for one day.
(b)    Interest Computations. All computations of interest on any LIBO Loan hereunder shall include the first day but exclude the last day of the Interest Period in effect for such Borrowing and shall be based upon a year of 360 days. All computations of interest on any Base Rate Loan hereunder shall be based upon a year of 365/366 days. The Applicable Interest Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(c)    Interest Account and Interest Computations. The Administrative Agent shall record in an account or accounts maintained by the Administrative Agent on its books (i) the Applicable Interest Rate for the Loans; (ii) the date and amount of each principal and interest payment on each Loan; and (iii) such other information as the Administrative Agent may determine is necessary for the computation of interest payable by the Borrower hereunder consistent with the basis hereof. The Borrower agrees that all computations by the Administrative Agent of interest shall be deemed prima facie to be correct in the absence of manifest error.
(d)    After giving effect to the Loans, all conversions of the Loans from one Type to the other, and all continuations of the Loans of the same Type, there shall not be more than five (5) Interest Periods in effect at any one time with respect to the Loans.
(e)    Interest Period Elections. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(f)    Notice of Elections. Except as otherwise expressly provided herein, (i) Delayed Draw Loans initially shall be of the Type specified in the applicable Borrowing Notice and (ii) LC Loans initially shall be Base Rate Loans. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type, in each case in accordance with this Section 2.03(f). To make an election pursuant to this Section 2.03(f), the Borrower shall notify the Administrative Agent of such election by electronic communication no later than 10:00 a.m. (New York City time) at least five (5) Business Days in advance of the proposed election date (or such shorter timeframe as may be agreed to by the Administrative Agent in its sole discretion). Each such electronic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic communication to the Administrative Agent of a written Interest Election Request in the form of Exhibit A-3 (to the extent such election was not originally in the Borrowing Notice).

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(g)    Content of Interest Election Requests. Each electronically communicated Interest Election Request shall specify the following information:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified in clause (iii) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and
(iii)    whether the resulting Borrowing is to be a Borrowing of Base Rate Loans or a Borrowing of LIBO Loans.
(h)    Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(i)    Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Borrowing of LIBO Loans prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be continued as a Borrowing of LIBO Loans. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (A) no outstanding Borrowing may be converted to or continued as a Borrowing of LIBO Loans and (B) unless repaid, each Borrowing of LIBO Loans shall be converted to a Borrowing of Base Rate Loans at the end of the Interest Period therefor.
Section 2.04    Evidence of Debt.  The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note substantially in the form of Exhibit H-1 (in the case of a Delayed Draw Loan)

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and Exhibit H-2 (in the case of a LC Loan), (each, a “Note”), which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
Section 2.05    Addition of Fund. Not more than 120 days after the Closing Date, the Borrower may, through a Tax Equity Holdco, acquire a Date Certain Partnership Flip Fund that is substantially similar to the Tax Equity Fund that includes [***], subject to the satisfaction of the conditions set forth in Section 2.05(a)(i) and the approval of the Administrative Agent and the Required Lenders in accordance with Section 2.05(a)(iii).
(i)    Prior to the acquisition of the Date Certain Partnership Flip Fund pursuant to Section 2.05(a), the Borrower shall have delivered the following to the Administrative Agent:
(A)    a Tax Equity Fund Certificate along with copies of each of the documents and other items described therein with respect to such Tax Equity Fund and certifying that:
(I)    such Tax Equity Fund Certificate and each copy of the documents and other items described therein provided to the Administrative Agent is a true, correct and complete copy of such document or item (and includes all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters);
(II)    the structure of such Tax Equity Fund is substantially similar to that of the Tax Equity Fund that includes [***];
(III)    the Tax Equity Documents of such Tax Equity Fund (including any amendments or modifications thereto) are substantially similar in form and substance to the corresponding Tax Equity Documents of the Tax Equity Fund that includes [***] (including any amendments or modifications thereto with respect to any such Tax Equity Documents); and
(IV)    such Date Certain Partnership Flip Fund meets the characteristics set forth on Annex A or, to the extent such Date Certain Partnership Flip Fund does not meet the characteristics set forth on Annex A, a description of each deviation.
(ii)    Upon satisfaction by the Borrower of the requirements of Section 2.05(a)(i), the Administrative Agent and the Lenders shall conduct due diligence with respect to such proposed Date Certain Partnership Flip Fund. The Borrower shall deliver

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any documentation or information as the Administrative Agent or any Lender reasonably requests.
(iii)    If the Administrative Agent and the Required Lenders determine, acting reasonably and in consultation with their counsel and advisors, that the proposed Date Certain Partnership Flip Fund satisfies the requirements of Section 2.05(a)(i), then the Administrative Agent and the Required Lenders shall notify the Borrower in writing of such determination and the Borrower may, notwithstanding the restrictions set forth in Section 7.12(b), form or acquire such Date Certain Partnership Flip Fund. The Administrative Agent and the Lenders shall use commercially reasonable efforts to make the determinations set forth in this Section 2.05(a)(iii) within 30 days of receipt of the items described in Section 2.05(a)(i); provided that the Administrative Agent’s or any Lender’s failure to make such determination within such 30-day period shall not subject the Administrative Agent or any Lender to any liability or recourse.
(b)    Simultaneously with any acquisition by the Borrower of a Date Certain Partnership Flip Fund pursuant to Section 2.05(a), each of the following shall be updated automatically without any further action by the Parties hereto, in each case as set forth in the applicable Tax Equity Fund Certificate delivered pursuant to Section 2.05(a): (i) Schedule 5.03(e) and Schedule 5.03(f) to include the new Relevant Parties, (ii) Schedule 1.01(a) to include any Tax Equity Documents of the new Relevant Parties, as applicable, (iii) Schedule A to include any Project Information in respect of the new Relevant Parties and (iv) Schedule 1.01(b) to include any new manufacturer in respect of Projects purchased or leased by the new Opco that was not an Approved Manufacturer prior to such acquisition or formation pursuant to this Section 2.05 that has been approved by the Administrative Agent in consultation with the Independent Engineer.
(c)    Notwithstanding anything to the contrary in this Section 2.05, to the extent the Date Certain Partnership Flip Fund proposed to be acquired or formed by the Borrower pursuant to this Section 2.05 involves the purchase or lease of a Project by the applicable Opco that is subject to, or has received, a Grant, the consent of the Administrative Agent shall be required for the Borrower to acquire or form such Date Certain Partnership Flip Fund pursuant to this Section 2.05.
ARTICLE III
ACCOUNTS AND RESERVES
Section 3.01    Deposits to Collections Account.
(a)    The Borrower shall cause the Manager to deposit all Collections with respect to the Wholly Owned Opcos into a Wholly Owned Opco Deposit Account.

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(b)    The Borrower shall cause the Manager to transfer any amounts deposited into a Wholly Owned Opco Deposit Account on a daily basis into the Collections Account, subject to a maximum retention amount for each such Wholly Owned Opco Deposit Account equal to $50,000.
(c)    The Borrower shall, and shall cause the Tax Equity Holdcos and Wholly Owned Holdcos, to deposit all Collections received by it directly into the Revenue Account (other that any distributions received in respect of the proceeds of Excluded Property, as evidenced by documentation reasonably acceptable to the Administrative Agent).
(d)    The Borrower shall deliver instructions to all counterparties to Borrower REC Sale Agreements and Borrower Excess REC Agreements to deposit all amounts payable to Borrower under such agreements directly into the Collection Account.
(e)    The Borrower shall cause all amounts in the Collection Account on each Calculation Date to be swept into the Revenue Account on the third Business Day after such Calculation Date (or if such Calculation Date is not a Business Day, on the third Business Day after the Business Day next succeeding such Calculation Date).
(f)    The Borrower shall cause each Operator to maintain any General Account with an Acceptable Bank.
ARTICLE IV
ALLOCATION OF COLLECTIONS; PAYMENTS TO LENDERS
Section 4.01    Payments.
(a)    At least five (5) Business Days prior to each Payment Date, the Borrower shall deliver, or cause Manager to deliver, to the Administrative Agent, Collateral Agent and Depository Bank, a Transfer Date Certificate in the form attached as Exhibit A to the Depository Agreement. All withdrawals and transfers will be made based upon the information provided in the Transfer Date Certificate.
(b)    Payments Generally. All payments to be made by the Borrower shall be made free and clear of any Liens and without restriction, condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise provided below, all payments made with respect to the Loans on each Payment Date shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its pro rata share of the principal amount paid according to the outstanding principal amounts of the Delayed Draw Loans held by the Lenders (or other applicable share of such payment as expressly provided herein) in like funds

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as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 12:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. Unless and until each of the Administrative Agent and the Borrower receives written notice to the contrary from NY Green Bank, each of the Administrative Agent and the Borrower shall pay all amounts that are due and payable by it to Gaia Portfolio 2016 as a Lender under this Agreement directly to [***] or to such other account or Person designated by NY Green Bank, as may be notified to each of the Administrative Agent and the Borrower in writing from time to time by NY Green Bank until the date of receipt by the Administrative Agent of the NY Green Bank Termination Notice. All amounts so paid shall be deemed paid to Gaia Portfolio 2016 as a Lender under this Agreement.
Section 4.02    Optional Prepayments. The Borrower (or the Sponsor or Pledgor on Borrower’s behalf) may, upon irrevocable written notice to the Administrative Agent at any time or from time to time, voluntarily prepay Loans in whole or in part in minimum amounts of not less than $1,000,000 (or, in the case of the Delayed Draw Loans, such lesser amount as may be outstanding) without premium or penalty; provided that such notice must be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days (or such shorter period as is acceptable to the Administrative Agent) prior to any date of prepayment. Each such notice shall specify the date and amount of such prepayment. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s pro rata share of such prepayment. Upon giving of the notice, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by all accrued but unpaid interest on the principal amount prepaid. Each prepayment shall be paid to the Lenders in accordance with their respective pro rata share of the outstanding principal amount of such Loan. Delayed Draw Loans prepaid pursuant to this Section 4.02 may not be re-borrowed.
Section 4.03    Mandatory Principal Payments. The Borrower shall make the following mandatory prepayments on the Loans:
(a)    On (x) in the case of clause (i), on the date of receipt thereof and (y) in the case of clause (ii), on the Payment Date following the date of receipt thereof, the Borrower shall apply towards the mandatory prepayment of the Loans in accordance with Section 4.04, 100% of the Net Available Amount of all proceeds in cash and cash equivalents (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) to the Borrower or any other Loan Party from:

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(i)    without limitation to Article X, the issuance or incurrence of any Indebtedness by any Relevant Party (other than as permitted to be incurred pursuant to Section 7.01 of this Agreement); and
(ii)    the sale, assignment or other disposition of any Asset of a Relevant Party (other than (A) ordinary course sales of power or the leasing of photovoltaic systems pursuant to the Customer Agreements, (B) PBI Payments, (C) the sale or proceeds of Excluded Property, (D) a sale or assignment of an Asset that is a Customer Prepayment Event, (E) a sale or assignment that is a Permitted Fund Disposition or (F) sales of RECs).
(b)    On each Payment Date during the Availability Period, the Borrower shall, to the extent of amounts available pursuant to Section 4.02(b)(iv)(A) of the Depository Agreement, prepay the Delayed Draw Loans in an amount that, when applied in accordance with Section 4.04, causes the aggregate principal amount of the Delayed Draw Loans outstanding on such Payment Date to be not greater than the Available Borrowing Base calculated as of the Calculation Date immediately preceding such Payment Date. If the aggregate principal amount of the Delayed Draw Loans outstanding on the last day of the Availability Period exceeds the Available Borrowing Base calculated as of such last day (such excess, the “Excess Amount”), the Borrower shall on each Payment Date after the Availability Period, to the extent of amounts available pursuant to Section 4.02(b)(iv)(A) of the Depository Agreement, prepay the Delayed Draw Loans in an amount that, when applied in accordance with Section 4.04, causes such excess to be paid.
(c)    If the aggregate principal amount of the Delayed Draw Loans as of three consecutive Calculation Dates during the Availability Period has exceeded the Available Borrowing Base for each such Calculation Date, on the Payment Date occurring after the third such Calculation Date, the Borrower shall prepay the Delayed Draw Loans in an amount that, when applied in accordance with Section 4.04, causes the aggregate principal amount of the Delayed Draw Loans outstanding on such date to be not greater than the Available Borrowing Base calculated as of the Calculation Date immediately preceding such Payment Date. If the Borrower has not repaid the Delayed Draw Loans in an amount equal to the Excess Amount in accordance with Section 4.02(b)(iv)(A) of the Depository Agreement as of the third Payment Date following the last day of the Availability Period, the Borrower shall prepay, on such third Payment Date, the Delayed Draw Loans in an amount equal to any portion of the Excess Amount not theretofore paid pursuant to Section 4.02(b)(iv)(A) of the Depository Agreement.
(d)    On the date of each Permitted Fund Disposition, the Borrower shall, as a condition to such Permitted Fund Disposition, (1) prepay (i) the Delayed Draw Loans in accordance with Section 4.04 in an amount equal to the excess (if positive) of (x) the aggregate principal amount of the Delayed Draw Loans outstanding as of such date over (y) the Available Borrowing Base

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calculated after giving effect to such Permitted Fund Disposition and (ii) the LC Loans in full and (2) pay any Swap Termination Payments due in connection with the repayment of Delayed Draw Loans in connection with such Permitted Fund Disposition.
(e)    On each Payment Date during an Early Amortization Period, the Borrower shall apply towards the mandatory prepayment of the Loans in accordance with Section 4.04, 100% of the amounts available therefor in the Revenue Account and the Distribution Trap Account after giving effect to all prior withdrawals and transfers pursuant to Sections 4.02(b) and 4.02(e) of the Depository Agreement.
(f)    On each Payment Date occurring after the end of the Availability Period, the Borrower shall apply towards the mandatory prepayment of the Loans in accordance with Section 4.04 an amount determined by multiplying 0.65 by the present value of the reduction of future Collections resulting from or attributable to each Customer Prepayment Event occurring during the calendar quarter ending on the immediately prior Calculation Date (disregarding any proceeds received in respect of such Customer Prepayment Event and assuming that no future Collections will be received in respect of any Event of Loss Project, Defaulted Project or a Project in respect of which an Ineligible Customer Reassignment has occurred) discounted at a rate of six percent (6%) per annum; provided that, notwithstanding anything to the contrary herein, the Sponsor or Pledgor may, but shall not be required to, contribute capital to the Borrower to satisfy its prepayment obligations under this Section 4.03(f).
(g)    On each Payment Date occurring after the end of the Availability Period, with respect to any Borrowing Base REC Sale Agreement that became subject to a REC Prepayment Event during the calendar quarter ending on the immediately prior Calculation Date, after giving effect to any Borrowing Base REC Sale Agreements entered into by the Borrower (or existing Borrower REC Sale Agreement designated as a Borrowing Base REC Sale Agreement) in substitution of the Borrowing Base REC Sale Agreement that became subject to the REC Prepayment Event, the Borrower shall apply towards the mandatory prepayment of the Loans in accordance with Section 4.04 an amount determined by multiplying 0.65 by the present value of the net reduction, if any, of future Collections resulting from such REC Prepayment Event (disregarding any proceeds received in respect of such REC Prepayment Event and assuming that no future Collections will be received in respect of such Borrowing Base REC Sale Agreement), discounted at a rate of six percent (6%) per annum; provided that, notwithstanding anything to the contrary herein, the Sponsor or Pledgor may, but shall not be required to, contribute capital to the Borrower to satisfy its prepayment obligations under this Section 4.03(g).
(h)    Concurrently with any prepayment of the Loans pursuant to Section 4.03(a), the Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer

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demonstrating the calculation of the amount of the applicable net cash proceeds or other amounts to be prepaid, as the case may be. In the event that the Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the Borrower shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and the Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.
(i)    On each Payment Date after the end of the Availability Period, at the same time as a Transfer Date Certificate is provided prior to such Payment Date, the Borrower shall provide to the Administrative Agent a Prepayment Event Certificate. The Administrative Agent may notify the Borrower in writing of any suggested corrections, changes or adjustments to a Transfer Date Certificate that are not inconsistent with the terms of this Agreement.
Section 4.04    Application of Prepayments. Amounts prepaid pursuant to Section 4.02 or Section 4.03 (other than payments in respect of the Excess Amount in accordance with Section 4.03(b) or Section 4.03(c) which are applied directly to such Excess Amount) shall be applied (1) first, on a pro rata basis to (A) the outstanding Delayed Draw Loans and, if the Availability Period has expired, to be applied pro rata to remaining scheduled installments thereof pursuant to the most recent Amortization Schedule and (B) all early termination payments due and payable to the Secured Hedge Providers on any partial early termination of a Secured Interest Rate Hedging Agreement required to be made in connection with such prepayment and (2) second, on a pro rata basis, to prepay any outstanding LC Loans. Any Letter of Credit outstanding after payment of the Loans in full and cancellation of the Commitments shall be cancelled.
Section 4.05    Payments of Interest and Principal.
(a)    Subject to the provisions of Section 4.05(b) below, each Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Applicable Interest Rate.
(b)    If (i) any amount payable by the Borrower under any Loan Document is not paid when due, whether at stated maturity, by acceleration or otherwise or (ii) an Event of Default occurs pursuant to Section 10.01(e) or Section 10.01(f), all outstanding Obligations shall thereafter bear interest (including post-petition interest in any proceeding under any Debtor Relief Law), payable on demand, at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws until such defaulted amount shall have been paid in full or shall have been waived (as applicable). Payment or acceptance of the increased rates of interest provided for in this Section 4.05(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Secured Party.

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(c)    Interest on each Loan shall be due and payable in arrears (i) on each Payment Date, (ii) on the Maturity Date, (iii) upon prepayment of any Loans in accordance with Section 4.03 and (iv) at maturity (whether by acceleration or otherwise), provided, that interest payable pursuant to Section 4.05(b) shall be payable on demand. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)    On each Payment Date following the expiration of the Availability Period, the Borrower shall pay principal then due on the Loans in accordance with the most recent Amortization Schedule.
(e)    To the extent not previously paid, the Borrower shall repay to the Administrative Agent, for the account of the Delayed Draw Lenders, each Delayed Draw Loan in full, together with all accrued and unpaid interest thereon and fees and costs and other amounts due and payable under the Loan Documents with respect to such Delayed Draw Loans, on the Maturity Date.
(f)    To the extent not previously paid from cash applied on a Payment Date pursuant to the Depository Agreement, the Borrower shall repay to the Administrative Agent, for the account of the LC Lenders, each LC Loan in full, together with all accrued and unpaid interest thereon and fees and costs and other amounts due and payable under the Loan Documents with respect to such LC Loans, on the Maturity Date.
Section 4.06    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent, for the account of each Delayed Draw Lender pro rata to their Delayed Draw Loan Commitments, the Delayed Draw Loan Commitment Fee, payable quarterly in arrears on (i) each Payment Date and (ii) the final day of the Availability Period.
(b)    The Borrower agrees to pay to the Administrative Agent, for the account of each LC Lender pro rata to their LC Commitments, the LC Commitment Fee, payable quarterly in arrears on (i) each Payment Date and (ii) the final day of the LC Availability Period.
(c)    The Borrower agrees to pay to the Administrative Agent, for the account of each LC Lender pro rata to their participation in any Letter of Credit, letter of credit fees equal to (1) the Applicable Margin times (2) the average aggregate daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination), payable quarterly in arrears on (i) each Payment Date and (ii) the Maturity Date.

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(d)    The Borrower agrees to pay directly to the LC Issuer, for its own account, such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with the LC Issuer’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.
(e)    The Borrower agrees to pay the Lenders the fees in accordance with the applicable Fee Letters.
(f)    In addition to any of the foregoing fees, the Borrower agrees to pay to the Agents such other fees in the amounts and at the times separately agreed upon between the Borrower and the applicable Agent.
Section 4.07    Expenses, etc.
(a)    The Borrower agrees to pay to the Secured Parties (i) all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, execution, and delivery of this Agreement and the other documents to be delivered hereunder or in connection herewith, including the reasonable and documented third-party fees and out-of-pocket expenses of their counsel, their insurance consultant, any independent engineers and other advisors or consultants retained by them, (ii) all reasonable and documented costs and expenses in connection with any actual or proposed amendments of or modifications of or waivers or consents under this Agreement or the other Loan Documents, including in each case the reasonable and documented fees and out-of-pocket expenses of counsel with respect thereto; provided, that, at the request of the Borrower, the Administrative Agent shall consult with the Borrower at its request regarding the estimated amount of expenses that would be incurred, (iii) all Additional Expenses and (iv) all costs and expenses (including fees and expenses of counsel) incurred by any Secured Party (for the account of such Secured Party), if any, in connection with any restructuring or workout proceedings (whether or not consummated) and the other documents delivered thereunder or in connection therewith.
(b)    The Borrower agrees to timely pay in accordance with applicable Law any and all present or future stamp, transfer, recording, filing, court, documentary and other similar Taxes payable in connection with the execution, delivery, filing, recording of, from the receipt or perfection of a security interest under, or otherwise with respect to, any of the Loan Documents, and agrees to save the Lenders and the Agents harmless from and against any liabilities with respect to or resulting from any delay in paying or any omission to pay such Taxes, in each case, as the same are incurred.
(c)    Once paid, all fees or other amounts or any part thereof payable under this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby shall not be refundable under any circumstances, regardless of whether any such transactions are

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consummated. All fees and other amounts payable hereunder shall be paid in Dollars and in immediately available funds.
(d)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 4.07(a) or Section 4.08 to be paid by it to the Agents (or any sub-Agent thereof) or any Related Party, and without limitation of the obligations of the Borrower and such Related Parties to pay such amounts, each Lender severally agrees to pay to each Agent (or any such sub-Agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on such Lender’s percentage of the Commitments, Loans and LC Exposure outstanding) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-Agent) in its capacity as such, or against any Related Party, acting for such Agent (or any such sub-Agent) in connection with such capacity. The obligations of the Lenders hereunder to make payments pursuant to this Section 4.07(d) are several and not joint. The failure of any Lender to make any payment under this Section 4.07(d) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its payment under this Section 4.07(d). Each Lender’s obligation under this Section 4.07(d) shall survive the resignation or replacement or removal of any Agent or any assignment of rights by or replacement of a Lender, the termination of the Commitments and the satisfaction or discharge of all other Obligations.
(e)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, neither the Borrower, any Secured Party nor any of their respective Affiliates shall assert, and each of them hereby waives and acknowledges, that no other Person shall have any claim against any Indemnitee, the Borrower or any of the Borrower’s Affiliates on any theory of liability, for (i) any special, indirect, consequential or punitive losses or damages (as opposed to direct or actual losses or damages) or (ii) any loss of profit, business, or anticipated savings (such losses and damages set out in the foregoing clauses (i) and (ii), collectively, the “Consequential Losses”), in each case arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that nothing contained in this Section 4.07(e) shall limit the Borrower’s indemnity and reimbursement obligations under Section 4.08 or the obligations of each Lender under Section 4.07(d) in respect of any third party claims made against any Indemnitee with respect to Consequential Losses of such third party, Section 4.09 and Section 4.11. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through internet, telecommunications, electronic or other information

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transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for any such damages resulting from any material breach by such Indemnitee of this Agreement or the other Loan Documents or that otherwise results from the gross negligence or willful misconduct of such Indemnitee as determined by a final judgment of a court of competent jurisdiction which has become non-appealable.
(f)    Payments. All amounts due under this Section 4.07 or Section 4.08 shall be payable on the immediately succeeding Payment Date after demand therefor.
(g)    The Borrower’s obligations to Gaia Portfolio 2016 in its capacity as a Lender pursuant to Sections 4.07(a), 4.08(a), 4.09(c), 4.11(d), 4.11(e) and 4.11(f) shall also include amounts owed to NY Green Bank from Gaia Portfolio 2016 under the corresponding provisions of the NY Green Bank Loan Agreement, and NY Green Bank may proceed directly against the Borrower to enforce the Borrower’s obligations under this Section 4.07(g) (it being agreed that NY Green Bank shall be an express third party beneficiary of this Section 4.07(g)).
Section 4.08    Indemnification.
(a)    Without limiting any other rights which any such Person may have hereunder or under applicable Law, the Borrower hereby agrees to indemnify the Agents, the Lenders, each other Secured Party and each Related Party of any of the foregoing Persons (each of the foregoing Persons being individually called an “Indemnitee”), from and against any and all damages, losses, claims, liabilities and related costs and expenses (other than any Taxes expressly addressed elsewhere in this Agreement), including, but not limited to, reasonable and documented attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) arising out of or relating to:
(i)    any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of the Loans;
(ii)    the execution or delivery of this Agreement, any other Loan Document or any Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby;
(iii)    any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the LC Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit);

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(iv)    the grant to the Administrative Agent or the Collateral Agent for the benefit of, or to any of, the Secured Parties of any Lien on the Collateral or in any other Property of the Borrower or any other Person or any membership, partnership or equity interest in the Borrower or any other Person and the exercise by the Agents (or the other Secured Parties) of their rights and remedies (including foreclosure) under any Collateral Document;
(v)    the breach of any representation or warranty made by or on behalf of any Relevant Party or the Manager (to the extent that the Manager is an Affiliate of the Borrower) set forth in this Agreement or the other Loan Documents, or in any other report or certificate delivered by any Relevant Party or the Manager or any of their Affiliates pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;
(vi)    the failure by any Relevant Party or the Manager (to the extent that the Manager is an Affiliate of the Borrower) to comply in any material manner with any of the Loan Documents or any applicable Law, or the non-conformity of any Project with any such applicable Law;
(vii)    the failure of the Operator and the Manager (to the extent that the Operator or Manager, as applicable, is an Affiliate of the Borrower), as applicable, to operate the Projects in accordance with the applicable standard set forth in each O&M Agreement or the Management Agreement, as applicable, or to perform its duties in a good and workmanlike manner consistent with Prudent Industry Practice;
(viii)    any dispute, claim, offset or defense (other than discharge in bankruptcy) of a Relevant Party or a counterparty to a Portfolio Document to any payment under any Portfolio Document based on such Portfolio Document not being a legal, valid and binding obligation of such Relevant Party or counterparty, as applicable, enforceable against it in accordance with its terms;
(ix)    any investigation, proceeding, claim or action commenced or brought by or before any Governmental Authority or related to any Transaction Document;
(x)    the failure of any Relevant Party or any of their Affiliates to comply with all consumer leasing and protection Laws applicable to any of the Projects or Portfolio Documents;
(xi)    any and all broker’s or finder’s fees claimed to be due in connection with the issuance of the Loans;

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(xii)    any recapture of a Grant or ITC, inclusive of any penalties, interest or other premiums due in respect thereof;
(xiii)    any amounts required to be repaid or returned by a Relevant Party in respect of any Excluded Property, inclusive of any penalties, interest or other premiums due in respect thereof;
(xiv)    any of the items listed in Schedule 5.10 or Schedule 5.11;
(xv)    any actual or alleged presence or release of Hazardous Materials by a Loan Party or with respect to a Project or any of the Borrower’s properties; or
(xvi)    any claims by a Tax Equity Class A Member against the applicable Tax Equity Holdco, Tax Equity Opco or any other Person (including under an indemnity);
but excluding Indemnified Amounts to the extent finally determined by a judgment of a court of competent jurisdiction that has become non-appealable to have resulted from gross negligence or willful misconduct on the part of such Indemnitee; provided, that notwithstanding the foregoing, the Borrower shall not be required to indemnify any Indemnitee for legal fees or expenses of more than one counsel, plus any additional local counsel that may be required or any other additional counsel that may be required due to an actual or potential conflict of interest, the availability of other defenses or the risk of criminal liability (including criminal fines or penalties) being incurred, to such Indemnitee. The Borrower’s obligations under this Section 4.08 shall survive the resignation or replacement or removal of any Agent or any assignment of rights by or replacement of a Lender, the termination of the Commitments and the satisfaction or discharge of all other Obligations.
(b)    The Borrower shall not, without the prior written consent of any Indemnitee, effect any settlement of any pending or threatened proceeding in respect of which such Indemnitee is or could have been a party and indemnity could have been sought hereunder by such Indemnitee, unless such settlement (i) seeks only monetary damages and does not seek any injunctive or other relief against an Indemnitee, (ii) includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (iii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of such Indemnitee.
Section 4.09    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

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(i)    Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law (which, for purposes of this Section 4.09, shall include FATCA). If any applicable Law (as determined in the good faith discretion of the Administrative Agent or the Borrower, as applicable, taking into account the information and documentation delivered pursuant to Section 4.09(e) below) requires the deduction or withholding of any Tax from any such payment by the Administrative Agent or the Borrower, then the Administrative Agent or the Borrower shall be entitled to make such deduction or withholding.
(ii)    If the Administrative Agent or the Borrower are required to deduct or withhold any Tax described in Section 4.09(a)(i) and must timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the applicable Law, and if the Tax is an Indemnified Tax, then, the sum payable by the Borrower shall be increased as necessary so that after the deduction or withholding (including deductions or withholdings applicable to additional sums payable under this Section 4.09) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Tax Indemnifications. (i) The Borrower shall and does hereby indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.09(c)) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (which, for the purposes of this Section 4.09, shall include the LC Issuer) (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Borrower shall and does hereby indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 4.09(c)(ii) below.

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(ii)    Each Lender shall and does hereby severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (x) each Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified such Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) each Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.05(d) relating to the maintenance of a Participant Register and (z) each Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by such Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by such Agent shall be conclusive absent manifest error. Each Lender hereby authorizes such Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)    Evidence of Payments. Upon request by the Borrower or any Agent, as the case may be, after any payment of Taxes by the Borrower or by such Agent to a Governmental Authority as provided in this Section 4.09, the Borrower shall deliver to the Agent or the Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Agent, as the case may be.
(e)    Status of Lenders; Tax Documentation.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion,

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execution and submission of such documentation (other than such documentation set forth in Section 4.09(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, each Lender agrees that on the Closing Date or any other date after the Closing Date such Lender becomes a party to this Agreement, and from time to time thereafter upon reasonable request, it will deliver to each of the Borrower and the Administrative Agent either:
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to (a) the Closing Date or (b) such other date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), in the case of clause (b) to the extent it is legally entitled to do so, whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed original of IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and/or (y) with respect to any other applicable payments under any Loan Document, an executed original of IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    an executed original of IRS Form W-8ECI;

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(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) an executed certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, a ”10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed original of IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable); or
(IV)    to the extent a Foreign Lender is not the beneficial owner, (x) an executed original of IRS Form W-8IMY, accompanied by one or more of the following executed forms from each of the Foreign Lender's direct or indirect partners/members, or Participants, or any Participant's direct or indirect partners/ members, as appropriate: IRS Form W-8ECI, IRS Form W-8BEN, or IRS Form W-8BEN-E (whichever is applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-8IMY, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable, and (y) a withholding statement to the extent one is required by the Code; provided that if the Foreign Lender is a partnership for U.S. federal income tax purposes and one or more direct or indirect partners/members of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender shall provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4;
(C)    any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to (a) the Closing Date or (b) such other date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), in the case of clause (b) to the extent it is legally entitled to do so, executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender

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were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 4.09 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. Unless required by applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 4.09, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 4.09 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 4.09(f), in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this Section 4.09(f) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 4.09(f) shall not be construed to require any Recipient to

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make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.
(g)    OID. The Borrower and the Lenders agree (i) that the Loans are to be treated as indebtedness of the Borrower for U.S. federal income tax purposes, (ii) to the extent that the Borrower or a Governmental Authority determines that the Loans were made with original issue discount (“OID”) for U.S. federal income tax purposes, to report such OID as interest expense and interest income, respectively, in accordance with sections 163(e)(1) and 1272(a)(1) of the Code, (iii) not to file any tax return, report or declaration inconsistent with the foregoing, and (iv) any OID shall constitute principal for all purposes under this Agreement. The inclusion of this Section 4.09(g) is not an admission by any Lender that it is subject to United States taxation.
(h)    Survival. Each party’s obligations under this Section 4.09 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
Section 4.10    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 4.11(d), or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, or any Governmental Authority for the account of any Lender, pursuant to Section 4.09, then at the request of the Borrower such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.09 or Section 4.11(d) (as the case may be), in the future, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 4.11(d), or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, or any Governmental Authority for the account of any Lender, pursuant to Section 4.09 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 4.10(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.05), all of its interests, rights

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(other than its existing rights to payments pursuant to Section 4.11 or Section 4.09) and obligations under this Agreement and the related Loan Documents (other than any Secured Interest Rate Hedging Agreement) to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.05;
(ii)    such Lender shall have received payment of an amount equal to the outstanding Obligations owed (including all principal of its Loans, accrued interest thereon, accrued fees and all other amounts) to it hereunder and under the other Loan Documents (including any amounts under Section 4.11(f)) from the assignee (to the extent of such Obligations) or the Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 4.11(d) or payments required to be made pursuant to Section 4.09, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with applicable Law; and
(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
In the event the replaced Lender (or an Affiliate of such Lender) is party to any Secured Interest Rate Hedging Agreement, then the replaced Lender (or Affiliate of such Lender) (the “Replaced Hedge Provider”) under such Secured Interest Rate Hedging Agreement may elect to (A) terminate such Secured Interest Rate Hedge Agreement in accordance with its terms or (B) require the Borrower to cause the novation of such Secured Interest Rate Hedging Agreement so that the entire notional amount set forth in the original Secured Interest Rate Hedging Agreement is subject to the novated Secured Interest Rate Hedging Agreements with the Eligible Assignee referred to above (or an Affiliate of such Eligible Assignee) (the “Replacement Hedge Provider); provided, however, that in the event of any novation the Replacement Hedge Provider and transaction documentation must be acceptable to the Replaced Hedge Provider in its sole discretion and the Borrower shall be responsible for all additional costs resulting from any assignment or novation of any Secured Interest Rate Hedging Agreement under this clause (b), including any fees or additional credit or other margins (such costs, fees and margins to be reasonably acceptable to the Administrative Agent) and, to the extent of any mark-to-market payment, the Replaced Hedge Provider shall determine any amounts payable to or by it in respect of the assignment as if an “Additional Termination Event”

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occurred under the Secured Interest Rate Hedging Agreement with the Borrower as the sole Affected Party (as defined therein).
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 4.11    Change of Circumstances.
(a)    Market Disruption.
(i)    If a Market Disruption Event occurs in relation to a LIBO Loan for any Interest Period, then the rate of interest on each Lender's participation in that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:
(A)    the Applicable Margin; and
(B)    the percentage rate per annum notified to the Administrative Agent by that Lender, as soon as practicable and in any event not later than five (5) Business Days before interest is due to be paid in respect of that Interest Period (or such later date as may be reasonably acceptable to the Administrative Agent), as the cost to that Lender of funding its participation in that Loan from whatever source(s) it may reasonably select.
(ii)    In relation to a Market Disruption Event under paragraph (iii)(B) below, if the percentage rate per annum notified by a Lender pursuant to paragraph (i)(B) above shall be less than LIBOR or if a Lender shall fail to notify the Administrative Agent of any such percentage rate per annum, the cost to that Lender of funding its participation in the relevant Loan for the relevant Interest Period shall be deemed, for the purposes of paragraph (i) above, to be LIBOR.
(iii)    In this Agreement “Market Disruption Event” means (A) at or about noon (London time) on the Quotation Day for the relevant Interest Period, LIBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Administrative Agent to determine LIBOR for dollars for the relevant Interest Period, or (B) at 5 p.m. on the Business Day immediately following the Quotation Day for the relevant Interest Period, the Administrative Agent receives notifications from a Lender or Lenders (whose participations in the relevant Loan exceed thirty-five percent (35%) of that Loan) that the cost to it of obtaining matching deposits in the London interbank market would be in excess of LIBOR.

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(iv)    If a Market Disruption Event shall occur, the Administrative Agent shall promptly notify the Lenders and the Borrower thereof.
(b)    Alternative basis of interest or funding. If a Market Disruption Event occurs and the Administrative Agent or the Borrower so requires, the Administrative Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing on a substitute basis for determining the rate of interest. Any alternative basis agreed pursuant to the immediately preceding sentence shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties. In the event that no substitute basis is agreed at the end of the thirty day period, the rate of interest shall continue to be determined in accordance with the terms of this Agreement (including Section 4.11(a)).
(c)    Illegality.
(i)    Subject to Section 4.11(c)(ii) below, if, at any time, any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of its Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), (A) that Lender shall promptly notify the Administrative Agent upon becoming aware of that event, (B) upon the Administrative Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled, and (C) the Borrower shall repay that Lender’s participation in the Loan on the last day of the Interest Period occurring after the Administrative Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by law).
(ii)    Notwithstanding any other provision of this Agreement, if any Change of Law shall make it unlawful for any Lender to make or maintain a LIBO Loan or to give effect to its obligations as contemplated hereby with respect to any LIBO Loan, then, by written notice to the Borrower and to the Administrative Agent:
(A)    such Lender may declare that LIBO Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued), whereupon any request for a Borrowing (or any continuation of a Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for a Base Rate Loan (or a continuation of a LIBO Loan as a Base Rate Loan), unless such declaration shall be subsequently withdrawn; and

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(B)    such Lender may require that all outstanding LIBO Loans made by it be converted to Base Rate Loans, in which event all such LIBO Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided below.
(iii)    In the event any Lender shall exercise its rights under clauses (A) or (B) above, all payments and prepayments of principal that would otherwise have been applied to repay the LIBO Loans that would have been made by such Lender or the converted LIBO Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBO Loans. For purposes of this clause (iii), a notice to the Borrower by any Lender shall be effective as to each LIBO Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such LIBO Loan (which shall be a Payment Date); in all other cases such notice shall be effective on the date of receipt by the Borrower.
(iv)    If NY Green Bank exercises its rights under the NY Green Bank Loan Agreement corresponding to the rights of Gaia Portfolio 2016 pursuant to this Section 4.11(c), the provisions of Sections 4.11(c)(ii) and (iii) shall be deemed to apply to the Delayed Draw Loans held by Gaia Portfolio 2016 to the same extent as if NY Green Bank had exercised such rights pursuant to such Sections hereunder.
(d)    Increased Costs. If any Change of Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement (except any reserve requirement reflected in the LIBO Rate) against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the LC Issuer;
(ii)    subject any Recipient to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the LC Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the LC Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum

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received or receivable by such Lender, LC Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, LC Issuer or other Recipient, the Borrower will pay to such Lender, LC Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, LC Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(e)    Capital Requirements. If any Lender or the LC Issuer determines that any Change of Law affecting such Lender or the LC Issuer or any lending office of such Lender or such Lender’s or the LC Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or the LC Issuer's capital or on the capital of such Lender’s or the LC Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the LC Issuer, to a level below that which such Lender or the LC Issuer or such Lender’s or the LC Issuer’s holding company could have achieved but for such Change of Law (taking into consideration such Lender’s or the LC Issuer’s policies and the policies of such Lender’s or the LC Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer or such Lender’s or the LC Issuer’s holding company for any such reduction suffered.
(f)    Compensation for Breakage or Non-Commencement of Interest Periods. The Borrower shall compensate each Lender Party, upon written request by such Lender Party (which request shall set forth the basis for requesting such amounts), for all losses, expenses and liabilities (including any interest paid or payable by such Lender to lenders of funds borrowed by it to make or carry its Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (whether as a result of the failure to satisfy any applicable conditions or otherwise other than a default by such Lender) a borrowing of any Loan (other than a Base Rate Loan) does not occur on a date specified therefor in a Borrowing Notice; (ii) if any prepayment or other principal payment of any of its Loans (other than a Base Rate Loan) occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Loans (other than a Base Rate Loan) is not made on any date specified in a notice of prepayment given by Borrower.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to each Agent and each Lender Party that the statements set forth in this Article V are true, correct and complete in all respects as of (i) the Closing

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Date, (ii) the date of each borrowing of Delayed Draw Loans under Section 2.01 and (iii) the date of each issuance, extension or increase of the Stated Amount of the Letter of Credit during the Availability Period pursuant to Section 2.02.
Section 5.01    Organization, Powers, Capitalization, Good Standing, Business.
(a)    Organization and Powers. Each Relevant Party is duly organized, validly existing and in good standing under the Laws of its state of formation. Each Relevant Party has all requisite power and authority to own and operate its properties, to carry on its businesses as now conducted and proposed to be conducted. Each Relevant Party has all requisite power and authority to enter into each Transaction Document to which it is a party and to perform the terms thereof.
(b)    Qualification. Each Relevant Party is duly qualified and in good standing in each state or territory where necessary to carry on its present businesses and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.
Section 5.02    Authorization of Borrowing, etc.
(a)    Authority. The Borrower has the power and authority to incur, and the Loan Parties have the power and authority to guarantee, the Indebtedness represented by the Loans, the Secured Hedging Obligations and the Loan Documents. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary limited liability company or other action, as the case may be, on behalf of such Loan Party.
(b)    No Conflict. The execution, delivery and performance by each Relevant Party of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not: (1) conflict with or result in a violation or breach of the terms of (x) its certificate of formation, limited liability company agreement, operating agreement or other organizational documents, as the case may be, (y) any provision of material Law applicable to it or (z) any order, judgment or decree of any Governmental Authority binding on it or any of its material properties; (2) result in a material breach of or constitute (with due notice or lapse of time or both) a material default under the Transaction Documents or any other material contractual obligation binding upon a Relevant Party or its material properties; or (3) result in or require the creation or imposition of any Lien upon its assets (other than the Liens created under the Collateral Documents).
(c)    Consents. The execution and delivery by each Relevant Party of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby, do not and will not require any registration with, consent or approval of, or notice to, or

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other action to, with or by, any Governmental Authority or any other Person (including any Tax Equity Class A Member) which has not been obtained or made, and each such consent or approval is in full force and effect, in each case, other than consents, approvals, registrations, notices or other action which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect.
(d)    Binding Obligations. Each of the Transaction Documents to which a Relevant Party is a party has been duly executed and delivered by such Relevant Party thereto and is the legally valid and binding obligation of such Relevant Party, enforceable against it, in accordance with its respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar Laws affecting creditor’s rights.
Section 5.03    Title to Membership Interests.
(a)    The Borrower is the sole member of each of the Wholly Owned Holdcos and the Tax Equity Holdcos (or is the sole member of the Delaware limited liability company that owns certain Tax Equity Holdcos, as described on Schedule 5.03(e)) and shall have good and valid legal and beneficial title to all of the Membership Interests issued by such entities (directly or indirectly as described on Schedule 5.03(e)), free and clear of all Liens other than Permitted Liens. All of such issued and outstanding Membership Interests have been duly authorized and validly issued and are owned of record and beneficially by the Borrower and were not issued in violation of any preemptive right. There are no voting agreements or other similar agreements with respect to the Membership Interests.
(b)    Each Tax Equity Holdco holding either (i) Tax Equity Class B Membership Interests or (ii) the Membership Interests in another Tax Equity Holdco (in each case as described on Schedule 5.03(e)) has good and valid legal and beneficial title to all such Tax Equity Class B Membership Interests or Membership Interests (as applicable), free and clear of all Liens other than Permitted Liens. Each Wholly Owned Holdco has good and valid legal and beneficial title to all of the Wholly Owned Opco Membership Interests in the applicable Wholly Owned Opcos held by it, free and clear of all Liens other than Permitted Liens. All of the issued and outstanding Tax Equity Class B Membership Interests have been duly authorized and validly issued and are owned of record and beneficially by the applicable Tax Equity Holdco and were not issued in violation of any preemptive right. All of the issued and outstanding Wholly Owned Opco Membership Interests have been duly authorized and validly issued and are owned of record and beneficially by the applicable Wholly Owned Holdco and were not issued in violation of any preemptive right. There are no voting agreements or other similar agreements with respect to the Tax Equity Class B Membership Interests or the Wholly Owned Opco Membership Interests.

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(c)    The Pledgor is the sole member of the Borrower and has good and valid legal and beneficial title to all of the Borrower Membership Interests, free and clear of all Liens other than Permitted Liens. All of the issued and outstanding Borrower Membership Interests have been duly authorized and validly issued and, as of the Closing Date, are owned of record and beneficially by Pledgor and were not issued in violation of any preemptive right. There are no voting agreements or other similar agreements with respect to the Borrower Membership Interests.
(d)    There are no outstanding options, warrants or rights for conversion into or acquisition, purchase or transfer of any of the Membership Interests. Except for the call rights of the Tax Equity Holdcos under the Tax Equity Documents, with respect to the membership interests of the Tax Equity Class A Members in the Tax Equity Opcos, there are no outstanding options, warrants or rights for conversion into or acquisition, purchase or transfer of any of the membership interests in a Tax Equity Opco. There are no agreements or arrangements for the issuance by any Relevant Party (other than Pledgor) of additional equity interests.
(e)    Schedule 5.03(e) accurately sets forth the ownership structure of the Relevant Parties. The Borrower has no subsidiaries other than as shown on Schedule 5.03(e), as such schedule shall be updated pursuant to Section 2.05(b), or by an Authorized Officer of the Borrower in each Permitted Fund Disposition Certificate.
(f)    Schedule 5.03(f) sets forth the name and jurisdiction of incorporation or formation of each Loan Party and the Tax Equity Opcos and the percentage of each class of Capital Stock owned by any Loan Party, as such schedule shall be updated pursuant to Section 2.05(b), or by an Authorized Officer of the Borrower in each Permitted Fund Disposition Certificate.
Section 5.04    Governmental Authorization; Compliance with Laws.
(a)    No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Relevant Party of this Agreement or any other Transaction Document, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents or (iv) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to this Agreement or the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 5.04, all of which have been duly obtained, taken, given or made and are in full force and effect as of the Closing Date.
(b)    Each of the Sponsor and the Relevant Parties is, and the business and operations of each such Person and its development, construction and operation of the Projects are,

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and always have been, conducted in all respects in compliance with all material Laws (including, without limitation, laws with respect to consumer leasing and protection but not including Environmental Laws which are addressed under Section 5.16), and none of the Sponsor or any Relevant Party has received written notice from any Governmental Authority of an actual or potential violation of any such Laws, except as does not constitute or could not reasonably be expected to constitute a Material Adverse Effect.
Section 5.05    Solvency. No Loan Party has entered into any Loan Document with the actual intent to hinder, delay, or defraud any creditor. After giving effect to the issuance of the Loans (and the use of proceeds thereof), the fair saleable value of the Loan Parties’ assets, taken as a whole, exceeds and will, immediately following the making of any Loans, exceed the Loan Parties’ total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent obligations. The fair saleable value of the Loan Parties’ assets, taken as a whole, is and will, immediately following the making of any Loans (and the use of proceeds thereof), be greater than the Loan Parties’ probable liabilities, including the maximum amount of its contingent obligations on its debts as such debts become absolute and matured. The Loan Parties’ Assets, taken as a whole, do not and, immediately following the making of any Loans (and the use of proceeds thereof) will not, constitute unreasonably small capital to carry out the business of the Loan Parties as conducted or as proposed to be conducted. The Borrower does not intend for it or any Subsidiary to, and does not believe that any such Person will, incur Indebtedness and liabilities beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by the Loan Parties and the amounts to be payable on or in respect of obligations of the Loan Parties).
Section 5.06    Use of Proceeds and Margin Security; Governmental Regulation.
(a)    No portion of the proceeds from the making of the Loans will be used by the Borrower, a Loan Party or any other Person in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System. Nor is Borrower engaged principally, or as one of its principal activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined or used in Regulation T, U or X of the Federal Reserve Board).
(b)    Each of the Projects is a Qualifying Facility.
(c)    The Borrower and each of the Subsidiaries are either not subject to, or are exempt from, regulation (i) as a “public utility” or a “holding company” under the FPA, or (ii) under PUHCA.

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(d)    The Borrower and each of the Subsidiaries are either not subject to, or are exempt from, regulation as a “public utility,” an “electric utility,” “electric corporation,” or a “holding company,” or similar terms, under the relevant State’s laws or regulations, including state laws and regulations respecting the rates of electric utilities and the financial and organizational regulations of electric utilities.
(e)    None of the Borrower or any Subsidiary is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act.
(f)    None of the Borrower or any Subsidiary is subject to regulation under any federal or state statute or regulation that limits their ability to incur indebtedness for borrowed money.
(g)    Solely as the result of the execution and delivery of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents, or the performance of obligations under the Loan Documents, none of the Lenders will become subject to regulation (i) as a “public utility” or a “holding company” under the FPA, (ii) under PUHCA, or (iii) as a “public utility,” an “electric utility,” “electric corporation,” or a “holding company,” or similar terms, under the relevant State’s laws or regulations.
Section 5.07    Defaults; No Material Adverse Effect.
(a)    No Default or Event of Default has occurred and is continuing.
(b)    Since the later of (i) the Closing Date and (ii) the last date any Delayed Draw Loans were advanced pursuant to Section 2.01, no event, condition or circumstance has occurred which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.
Section 5.08    Financial Statements; Books and Records.
(a)    Except as set forth on Schedule 5.08, all Financial Statements which have been furnished by or on behalf of any Relevant Party, the Sponsor or any of their Affiliates to the Administrative Agent in connection with the Loan Documents have been prepared in accordance with GAAP, consistently applied and present fairly in all material respects the financial condition of the Persons covered thereby as of the respective dates thereof, subject, in the case of any such unaudited Financial Statements, to changes resulting from audit and normal year-end adjustments, including the absence of footnotes and subject to validation of individual capital accounts in calculating net loss attributable to noncontrolling interests in conformity with GAAP.

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(b)    All books, accounts and files of each Relevant Party are accurate and complete in all material respects, and Borrower has access to all such books and records and the authority to grant access to such books and records to the Secured Parties.
Section 5.09    Indebtedness. The Borrower and the Subsidiaries have no outstanding Indebtedness other than the Obligations and other Permitted Indebtedness. The Obligations under the Loan Documents constitute Indebtedness of the Borrower and the Subsidiaries secured by a first ranking priority security interest in the Collateral. As of the Closing Date, no other Indebtedness of the Borrower or the Subsidiaries ranks senior in priority to the Obligations.
Section 5.10    Litigation; Adverse Facts.  There are no judgments outstanding against the Sponsor or any Relevant Party, or affecting any of the Projects or any other property of any Relevant Party, nor to the Relevant Parties’ Knowledge is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or threatened against the Sponsor or any Relevant Party, respectively, or any of the Projects that relates to the legality, validity or enforceability of any of the Transaction Documents, the ability of a Secured Party to exercise any of its rights in respect of the Collateral or the Collateral Documents or, other than as set forth in Schedule 5.10, that could reasonably be expected to result in a Material Adverse Effect.
Section 5.11    Taxes.  All U.S. federal, state, local tax returns and reports, and all other material tax returns or reports, of the Relevant Parties required to be filed have been timely filed (or any such Person has timely filed for a valid extension and such extension has not expired), and all material taxes, assessments, fees and other governmental charges (including any payments in lieu of taxes) upon such Persons and upon their properties, assets, income, profits, businesses and franchises which are due and payable have been timely paid except to the extent the same are being contested in accordance with Section 6.06, and/or adequate reserves under GAAP are maintained, as listed on Schedule 5.11. There are no Liens for Taxes (other than Liens for Taxes not yet due and payable) on any assets of any Relevant Party, no unresolved written claim has been asserted with respect to any Taxes of any Relevant Party, no waiver or agreement by any Relevant Party is in force for the extension of time for the assessment or payment of any Tax, and no request for any such extension or waiver is currently pending. Except as set forth on Schedule 5.11, there is no pending or, to the Knowledge of the Borrower, threatened audit or investigation by any Governmental Authority of any Relevant Party with respect to Taxes. No Relevant Party is a party to or bound by any tax sharing arrangement with any Person (including any Affiliate of a Relevant Party). No Relevant Party has engaged in any “listed transaction” as defined in Treasury Regulation section 1.6011-4 or made any disclosure under Treasury Regulation section 1.6011-4. With respect to each Project that is leased for U.S. federal income tax purposes by a Relevant Party to a Customer, to the Knowledge of the Borrower, the Customer is not a tax exempt entity within the meaning of section 168(h)(2) of the Code, except as could not reasonably be expected to have a Material Adverse

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Effect, when combined with other similar Projects. All Projects are currently exempt from real property taxes. All personal property taxes and sales and use taxes imposed upon the Energy produced by a Project are fully reimbursable by the Customers or have been timely paid by the Manager.
Section 5.12    Performance of Agreements.  None of the Relevant Parties are in default in the performance, observance or fulfillment of the Loan Documents, Wholly Owned Opco Documents or the Management Agreement. None of the Relevant Parties are in material default in the performance, observance or fulfillment of the other Transaction Documents to which they are a party or any of the other obligations, covenants or conditions contained in any material contracts of any such Persons and, to the Knowledge of the Relevant Parties, no condition exists under such Transaction Documents that, with the giving of notice or the lapse of time or both, would constitute such a material default, other than with respect to the Customer Agreements or the Master Turnkey Installation Agreements where such condition (itself or when coupled with other defaults or conditions under such agreements) could not reasonably be expected to have a Material Adverse Effect.
Section 5.13    Employee Benefit Plans.  None of the Borrower or any Relevant Parties, or any of their respective ERISA Affiliates, maintains or contributes to, or has any obligation under, any Employee Benefit Plans or Multiemployer Plans. Without limiting the foregoing, the Borrower and its Subsidiaries do not have any employees or former employees and do not sponsor, maintain, participate in, contribute to or have any obligations under or liability in respect of any Plan.
Section 5.14    Insurance.  Set forth on Schedule 5.14 is a description of all policies of insurance for the Relevant Parties, including those policies of the Sponsor for the benefit of the Relevant Parties which are required to be maintained pursuant to a Transaction Document, that are in effect as of the Closing Date. Such Insurance Policies conform to the requirements of Section 6.13 and have been paid in full or are not in arrears. No notice of cancellation has been received with respect to such policies and the Relevant Parties and the Sponsor are in compliance in all material respects with all conditions contained in such policies.
Section 5.15    Investments.  Except as permitted under Section 7.07, the Relevant Parties have no direct or indirect equity interest in any Person which is not also a Relevant Party, including any stock, partnership interest or other equity securities of any other Person.
Section 5.16    Environmental Compliance.  Each Project is, and has been developed, constructed and operated, in material compliance with all applicable Environmental Laws and Permits; no notice of violation of such Environmental Laws or Permits has been issued by any Governmental Authority with respect to any Project which has not been resolved; there is no pending or, to the Borrower’s Knowledge, threatened action, charge, claim, demand, suit, proceeding,

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petition, governmental investigation or arbitration in respect of any Environmental Laws against the Borrower or with respect to any Project; there has been no Release of any Hazardous Material on, from or related to any Project that has resulted in or could reasonably be expected to result in any material obligation or material liability for the Borrower; and no action has been taken by the Borrower that would cause any Project not to be in material compliance with all applicable Environmental Laws or Permits pertaining to Hazardous Materials.
Section 5.17    Project Permits.  No Permits are required for the operation of any Project in the ordinary course following the date that it has received a PTO Letter.
Section 5.18    Representations Under Other Loan Documents.  Each of the Relevant Parties’ representations and warranties set forth in the (i) other Loan Documents are true, correct and complete in all material respects and (ii) Limited Liability Company Agreements and Master Purchase Agreements are true, correct and complete in all material respects when made.
Section 5.19    Broker’s Fee.  Except as disclosed in Schedule 5.19, no broker’s fee or finder’s fee, commission or similar compensation will be payable by or pursuant to any contract or other obligation of any Relevant Party with respect to the making of the Loans or any of the other transactions contemplated by the Transaction Documents.
Section 5.20    Taxes and Tax Status.
(a)    Each Relevant Party is treated for U.S. federal income tax purposes either as disregarded as an entity, separate from its owner (as described in U.S. Treasury Regulations section 301.7701-2(c)(2)(i)) or as a partnership (and not a publicly traded partnership as defined in section 7704(b) of the Code), and each such owner for this purpose is a U.S. Person and not a Tax Exempt Person (if the owner for this purpose is a partnership, then each direct or indirect owner of the owner is a U.S. Person, and no direct or indirect owner of the owner is a Tax Exempt Person, unless it owns its interest through an entity taxable as a corporation for U.S. federal income tax purposes that is not a “tax-exempt controlled entity” within the meaning of section 168(h)(6)(F) of the Code). No Relevant Party has elected to be treated as an association taxable as a corporation for U.S. federal income tax purposes.
(b)    Each Relevant Party has timely filed or caused to be filed all material tax returns, information statements and reports required to have been filed by it, and each Relevant Party has paid or caused to be paid all material Taxes, assessments, fines or penalties required to have been paid by it, except taxes, assessments, fines or penalties that are being contested in good faith and by appropriate proceedings and for which such Person has set aside segregated cash reserves that are adequate for the payment thereof as required by GAAP. All such tax returns are

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complete and accurate in all material respects. Except for Permitted Liens, no tax lien has been filed and no claim is being asserted with respect to any such Taxes, assessments, charges or fees.
Section 5.21    Sanctions; Anti-Money Laundering and Anti-Corruption.
(a)    Neither the Relevant Parties nor any of their Affiliates, nor, to the Knowledge of the Borrower, any director, officer, agent, employee, affiliate or other person acting on behalf of a Relevant Party or their Affiliates (i) is a Blocked Person (ii) has been engaged in any transaction, activity or conduct that could reasonably be expected to result in its being designated as a Blocked Person; and/or (iii) has received notice of, or is otherwise aware of, any claim, action, suit, proceedings or investigation involving it with respect to Sanctions.
(b)    The operations of the Relevant Parties and each of their Affiliates have been conducted at all times in compliance with applicable anti-money laundering statutes of all applicable jurisdictions including, without limitation, all money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States Law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or other Governmental Authority involving a Relevant Party or any Affiliate with respect to the Anti-Money Laundering Laws is pending, or to the Knowledge of the Borrower, threatened.
(c)    Neither the Relevant Parties nor any of their Affiliates, nor, to the Knowledge of the Borrower, any director, officer, agent, employee, affiliate or other person acting on behalf of a Relevant Party or their Affiliates is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any other anti-corruption related activity under any applicable Law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended and the U.K. Bribery Act 2010, as amended, and the rules and regulations thereunder (collectively, “Anti-Corruption Laws”), including, without limitation, using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful payment to any foreign or domestic government official or employee from corporate funds, and making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, (ii) is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, or (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws.
(d)    No proceeds of any Loan shall be used directly or indirectly for business activities in violation of, and none of the transactions contemplated by the Transaction Document will violate, Anti-Money Laundering Laws, Anti-Corruption Laws or applicable Sanctions.

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Section 5.22    Property Rights.  Each Opco owns each photovoltaic system included in a Project acquired by it and owns, or has a contractual right to use or shall have on the date it acquires a Project, ownership of or a leasehold interest in or a contractual right to use, all equipment and facilities necessary for the operation of each Project. All equipment and facilities included in the Projects are (or are reasonably expected to be when acquired, leased or contracted for) in good repair and operating condition subject to ordinary wear and tear and casualty and are suitable for the purposes for which they are employed, and, to the Knowledge of Borrower, there is no material defect, hazard or dangerous condition existing with respect to any such equipment or facilities except as could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform under the Loan Documents at or above the assumptions in the Base Case Model. Each Opco has the requisite real property rights and licenses under the Customer Agreements to which it is party to access, install, operate, maintain, repair, improve and remove its respective Projects and evidence of such real property rights and licenses has been provided to the Administrative Agent. No Relevant Party is the title owner of any real property.
Section 5.23    Portfolio Documents.
(a)    No Relevant Party (other than the Pledgor) is party to any agreement or contract other than (i) the Transaction Documents to which it is a party, (ii) in the case of any Opco, any Excluded REC Contract entered into by it and (iii) any contract or agreement incidental or necessary to the operation of its business that does not allocate material risk to such Relevant Party and has a term of less than one year or that has a value over its term not exceeding $100,000.
(b)    All rights to receive the PBI Payments and the related PBI Documents in respect of the Eligible Projects have been assigned by the Sponsor to the applicable Opco and all conditions to payment by the PBI Obligor under such PBI Documents have been satisfied and such payments are not subject to any offset.
(c)    Each Customer Agreement to which an Opco is a party is an Eligible Customer Agreement.
(d)    Each Customer Agreement and the origination thereof and the installation of the related Project, in each case, was in compliance in all material respects with applicable Law (including without limitation, all consumer leasing and protection Law) at the time such Customer Agreement was originated and executed and such Project was installed.
(e)    Each Eligible Customer Agreement requires the applicable Customer to maintain homeowner’s insurance for all damage to the property on which the related Project is

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installed, including damage caused by the Project or the installation or maintenance thereof (other than damage resulting from the gross negligence of the Manager).
(f)    Except as set forth on Schedule 5.23(f), all Portfolio Documents when provided to the Administrative Agent (in each case, including all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters) are (or will be when provided) true, correct and complete copies of such Portfolio Documents, and as of the Closing Date or any other date when additional Portfolio Documents are provided to the Administrative Agent hereunder, each Portfolio Document (i) has been duly executed and delivered by the Sponsor and each Relevant Party thereto (as applicable) and, to the Knowledge of the Borrower and the Subsidiaries, the other parties thereto, (ii) is in full force and effect and is enforceable against the Sponsor and each Relevant Party (as applicable) and, to the Knowledge of Borrower and the Subsidiaries, each other party thereto as of such date, (iii) neither the Sponsor nor any Relevant Party or, to the Knowledge of the Borrower and each Subsidiary, no other party to such document is or, but for the passage of time or giving of notice or both, would be in breach of any material obligation thereunder, except solely with respect to the Project Documents, where such breach (itself or when coupled with other breaches under such Project Documents) could not reasonably be expected to have a Material Adverse Effect, (iv) has no event of force majeure existing thereunder except solely with respect to the Project Documents, where such event of force majeure (itself or when coupled with other events of force majeure under such Project Documents) could not reasonably be expected to have a Material Adverse Effect and (v) all conditions precedent to the effectiveness of such documents have been satisfied or waived in writing.
(g)    The Borrower maintains in its or the relevant Relevant Party’s books and records a copy of all documentation ancillary to the Customer Agreements, including, with respect to each completed Project: (i) a copy of or access to all of such Project's manufacturer, installer or other warranties; (ii) copies of all PBI Documents and completed and submitted documentation in respect of rebates, if applicable, including the applicable confirmation letters; (iii) a copy of the Project's completed inspection certificate issued by the applicable Governmental Authority; (iv) evidence of permission to operate from the applicable local utility; and (v) evidence that the installer of such Project has been paid in full.
(h)    The insurance described in Section 6.13 satisfies all insurance requirements set forth in the Portfolio Documents.
(i)    Each Eligible Project (i) is comprised of panels, inverters and batteries from Approved Manufacturers and (ii) has been, or is being, installed by a Qualified Installer.
(j)    The Sponsor and Relevant Parties have taken all action in accordance with Prudent Industry Practices to ensure that the manufacturer warranties relating to an Eligible Project

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are in full force and effect and can be enforced by the applicable Opco and, to the Knowledge of the Borrower and except to the extent the applicable manufacturer is no longer honoring its warranties generally, all manufacturer warranties are in full force and effect.
(k)    In respect of each Eligible Project with respect to which a Customer Agreement was prepared for execution on and from January 6, 2014, a fixture filing has been recorded against each Customer and the applicable property in respect of such Eligible Project in the filing office designated by Section 9-501 of the applicable Uniform Commercial Code (as adopted in the applicable jurisdiction of installation) prior to, or within, the period required under Section 2-A-309 of the applicable Uniform Commercial Code in order to perfect a first priority security interest following the delivery of any photovoltaic system components to a site for installation.
(l)    In respect of each Eligible Project in California with respect to which a Customer Agreement has been entered into, a filing in respect of such Eligible Project (pursuant to and in compliance with Cal. Pub. Util. Code §§ 2868-2869) was made in the applicable local filing office where the Eligible Project is located.
(m)    Each Eligible Project is located in a Project State.
Section 5.24    Security Interests.
(a)    The Collateral Documents create, as security for the Obligations, valid, enforceable, and, upon the filing of documents and instruments in the proper places and the taking of other required actions (including, without limitation, possession), which have been filed or taken on or prior to the Closing Date, perfected first-priority Liens in the Collateral, in favor of the Collateral Agent, for the benefit of the Secured Parties, subject to no Liens other than Permitted Liens. All consents and approvals necessary or desirable to create and perfect such Liens have been obtained.
(b)    The descriptions of the Collateral set forth in the Collateral Documents are true, complete, and correct in all material respects and are adequate for the purpose of creating, attaching, and perfecting the Liens in the Collateral granted or purported to be granted in favor of the Collateral Agent for the benefit of the Secured Parties.
(c)    All filings, registrations, recordings, notices, and other actions that are necessary or required as of the Closing Date (including delivery to the Collateral Agent of the certificates evidencing the Membership Interests or giving the Collateral Agent control or possession of the Collateral) to perfect the Collateral Agent’s Lien on the Collateral have been made or taken or will be made or taken on the Closing Date.

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Section 5.25    Intellectual Property. Each Subsidiary owns or holds a valid and enforceable agreement, license, permit, certificate, franchise or other authorization or right to use the technology and intellectual property rights necessary to own, lease, operate, maintain and repair the Projects, and no actions by any Subsidiary that have been performed or are expected to be performed under the Portfolio Documents infringe upon or misappropriate the intellectual property rights of any other Person.
Section 5.26    Full Disclosure.
(a)    All written information, including any information contained in any Officer’s Certificate, Loan Document (including all schedule, exhibit annexes and other attachments), documents, reports or other written information pertaining to the Sponsor, the Relevant Parties, the Portfolio Documents and the Projects (other than any projections or forward-looking statements), together with all written updates of such information from time to time (collectively, the “Information”), that have been furnished by or on behalf of the Borrower to any Secured Party or its advisors or consultants are, as of the date such Information was so furnished (it being understood, without limitation, that the disclosures under the schedules to this Agreement, except where updated in accordance with this Agreement, are furnished as of the Closing Date) and taken as a whole, true and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which they were made.
(b)    The projections and forward-looking statements, including the Base Case Model, prepared by or as directed by the Borrower that have been made available to any Secured Party (i) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as and when such projections or forward-looking statements were prepared and as of the Closing Date (ii) other than with respect variances to the assumptions as agreed by the Administrative Agent and the Borrower, are generally consistent with each financial model provided to the Tax Equity Class A Members as and when such projections or forward-looking statements were prepared and (iii) do not include any cash flows from any Project that is not an Eligible Project.
ARTICLE VI
AFFIRMATIVE COVENANTS
The Borrower covenants and agrees that until the Debt Termination Date, it shall perform and comply with all covenants in this Article VI applicable to such Person.
Section 6.01    Financial Statements and Other Reports.

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(a)    Financial Statements and Operating Reports.
(i)    Annual Reporting. Within one-hundred twenty (120) days (or, in the case of the fiscal year ending December 31, 2017, one-hundred fifty (150) days) after the end of each fiscal year of the Sponsor commencing with the fiscal year ending December 31, 2017, the Borrower shall furnish, or cause to be furnished, to the Administrative Agent and each Lender copies of the Financial Statements of the Borrower. In the case of the Financial Statements of the Borrower, the Financial Statements for the Opcos shall be scheduled as “Other Financial Information”. The annual Financial Statements of the Sponsor shall comply with the requirements of, and be provided no later than, as required by and in any manner permitted by the Securities and Exchange Commission and applicable Law and listing rules. All such Financial Statements shall be prepared in accordance with GAAP consistently applied and shall be audited by an Independent certified public accounting firm of national standing, and shall be accompanied by an unqualified report of such accountants on such Financial Statements which states that such Financial Statements present fairly in all material respects the financial position of the applicable Person and its consolidated subsidiaries for the period covered by such Financial Statements. All such Financial Statements shall also be accompanied by a certification executed by the applicable Person’s chief executive officer or chief financial officer (or other officer with similar duties) to the effect set forth in Section 6.01(a)(vi).
(ii)    Quarterly Reporting. Within sixty (60) days (or, in the case of the fiscal quarter ending June 30, 2017, ninety (90) days) after the end of each of the first three (3) fiscal quarters in each fiscal year of the applicable Person, commencing with the fiscal quarter ended June 30, 2017, the Borrower shall provide to the Administrative Agent and each Lender (on a consolidated basis for the applicable Person and its subsidiaries) copies of the unaudited Financial Statements of each of the Borrower and each Opco for each such quarter, together with a certification executed by the applicable Person’s chief executive officer or chief financial officer (or other officer with similar duties) to the effect set forth in Section 6.01(a)(vi). The quarterly Financial Statements of the Sponsor shall comply with the requirements of, and be provided by no later than, as required by and in any manner permitted by the Securities and Exchange Commission and applicable Law and listing rules.
(iii)    Portfolio Reporting. The Borrower shall cause the Manager to provide to the Administrative Agent and the Independent Engineer the quarterly Manager’s report (as described in the Management Agreement), no later than forty five (45) days after the end of the fiscal quarter of the Borrower, commencing with the fiscal

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quarter ended September 30, 2017, in the form attached as Exhibit B to the Management Agreement. The Borrower shall cause the Manager and its employees and officers to make themselves available at the request of the Administrative Agent or the Independent Engineer to discuss any information disclosed in a Manager’s report, including with respect to the tracking of expected flip dates under each Limited Liability Company Agreement and major system equipment failure rates.
(iv)    Operator Reporting. The Borrower shall cause the Operators to provide to the Administrative Agent and the Independent Engineer all reports required pursuant to O&M Agreements at such time and in such manner as provided therein; provided that any reports in respect of a fiscal quarter shall commence with the fiscal quarter ended June 30, 2017 and any reports in respect of a fiscal year shall commence with the fiscal year ended December 31, 2017. The Borrower shall cause each Operator and its employees and officers to make themselves available at the request of the Administrative Agent or the Independent Engineer to discuss any information disclosed in such reports, including with respect to major system equipment failure rates.
(v)    Debt Service Coverage Ratio Certificate. No later than ten (10) Business Days prior to each Payment Date, Borrower shall provide to Administrative Agent a Debt Service Coverage Ratio Certificate. The Administrative Agent (including on the instructions of any Lender) may notify the Borrower in writing of any suggested corrections to a Debt Service Coverage Ratio Certificate (the “Administrative Agent DSCR Comments”) that are not inconsistent with the terms of this Agreement, no later than five (5) Business Days following receipt of a Debt Service Coverage Ratio Certificate. The Borrower shall incorporate into the Debt Service Coverage Ratio Certificate all Administrative Agent DSCR Comments that are consistent with the terms of this Agreement and deliver to the Administrative Agent a revised Debt Service Coverage Ratio Certificate no later than three (3) Business Days following the date of the Borrower’s receipt of the Administrative Agent DSCR Comments. The calculations of the Debt Service Coverage Ratios and other information provided in respect of Debt Service Coverage Ratio Certificate hereunder shall be used in determining deposits to and releases from the Revenue Account or the Distribution Trap Account, as applicable, pursuant to Sections 4.02(b) and 4.02(e) of the Depository Agreement. If the Borrower fails to produce the information and calculations relating to the Debt Service Coverage Ratios and Debt Service Coverage Ratio Certificate required to be produced pursuant to this Agreement, then, until such time as such information and calculations are provided, no funds shall be released pursuant to Section 4.02(b)(xi)(C) or 4.02(e)(ii) of the Depository Agreement on a Payment Date.

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(vi)    Certifications of Financial Statements and Other Documents. Together with the Financial Statements provided to the Administrative Agent pursuant to Section 6.01(a)(i) and (ii), the Borrower shall also furnish to the Administrative Agent certifications upon which the Administrative Agent may conclusively rely in the form of Exhibit K, executed by the respective chief executive officer or chief financial officer (or other officer with similar duties) of the Borrower and applicable Opco (as applicable) certifying that such Financial Statements fairly present the financial condition and results of operations of the Borrower and applicable Opco (as applicable) on a consolidated basis for the period(s) covered thereby in accordance with GAAP (subject, in the case of any such unaudited Financial Statements, to changes resulting from audit and normal year-end adjustments, including the absence of footnotes and subject to validation of individual Subsidiary capital accounts in calculating net loss attributable to noncontrolling interests in conformity with GAAP).
(vii)    Fiscal Year. The Borrower shall not, and shall not permit any Subsidiary to, change its fiscal year end from December 31.
(b)    Material Notices. The Borrower shall promptly, but in no event later than three (3) Business Days after the earlier of its or any Subsidiary’s receipt or Knowledge thereof, deliver, or cause to be delivered, to the Administrative Agent:
(i)    copies of all notices given or received with respect to a default or any event of default under any term or condition of or related to any Permitted Indebtedness;
(ii)    copies of any and all notices of a default, breach or termination by any party under (A) any Transaction Document (other than a Project Document) or (B) any Project Document, which default, breach or termination under any Project Document (itself or when coupled with other breaches under any Project Document) could reasonably be expected to have a Material Adverse Effect;
(iii)    notice of the occurrence of any event or circumstance that has, or could reasonably be expected to have, a Material Adverse Effect;
(iv)    notice of any (i) fact, circumstance, condition or occurrence at, on, or arising from, any Project, that results or could reasonably be expected to result in material noncompliance with or a material liability or material obligation under any Environmental Law, (ii) Release of Hazardous Materials from or related to any Project that has resulted in or could reasonably be expected to result in personal injury, material property damage or material liability, or (iii) pending or, to the Borrower’s Knowledge, threatened action, charge, claim, demand, suit, proceeding, petition, governmental

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investigation or arbitration in respect of any Environmental Laws against it or arising in connection with occupying or conducting operations on or at any Project therefor;
(v)    copies of all material notices, documents or reports received or sent by the Borrower, the Sponsor or any other Relevant Party pursuant to any Tax Equity Document, which shall include (without limitation) any project purchase and sale confirmation notice, bill of sale and notices, documents or reports in relation to (A) any call, withdrawal or put option, (B) the achievement of any flip or cash reversion dates under a Limited Liability Company Agreement, (C) true-up requirements (including, without limitation, any interim and final true-ups or other updates to the financial model in respect of any Tax Equity Opco as delivered to the Tax Equity Class A Members), (D) the transfer of membership interests, (E) claims against the Sponsor or any Relevant Party under any indemnity, (F) the threatened or actual removal of any Tax Equity Holdco as a managing member, (G) any updates to financial models prepared by or in respect of any Tax Equity Opco, (H) material correspondence on eligibility criteria in the Tax Equity Documents for any Tax Equity Opco and (I) dispute resolution or independent review under the terms of any Tax Equity Document (including, without limitation, in relation to any Tracking Model, Projects being Placed in Service projects receiving a PTO Letter and any material dispute in relation to Tax matters and ITCs);
(vi)    notice of any event which would require a mandatory prepayment under Section 4.03(a) or of any REC Prepayment Event with respect to a Borrowing Base REC Sale Agreement;
(vii)    notice that any insurance required to be maintained pursuant to the Tax Equity Documents or Loan Documents has been, or is threatened to be, cancelled;
(viii)    any proposed amendment, supplement, modification or waiver to, or assignment or transfer in respect of, a Portfolio Document (other than any Customer Agreement or Master Turnkey Installation Agreement) or the organizational documents of a Relevant Party (other than Pledgor) at least five (5) Business Days prior to entry thereto;
(ix)    copies of any amendment, supplement, waiver or other modification to a Portfolio Document or the organizational documents of a Relevant Party (other than Pledgor) (provided that such documents in respect of the Customer Agreements may be provided on a quarterly basis but no later than forty-five (45) days after the end of March, June, September and December); and

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(x)    each recall notice issued in respect of, or any other material communications related to an actual or potential Serial Defect from any manufacturer of any inverter included in an Eligible Project.
(c)    Tracking Models. In respect of an IRR Partnership Flip Opco at all times prior to the date when the Flip Point for such IRR Partnership Flip Opco is finally determined to have occurred pursuant to the applicable Limited Liability Company Agreement:
(i)    the Borrower shall deliver at the same time delivered to the Tax Equity Class A Members of any IRR Partnership Flip Opco, but in no event later than as required under such Limited Liability Company Agreement whether delivered to the applicable Tax Equity Class A Member or not and without any extension or waiver unless consented to by the Required Lenders, copies of the applicable Tracking Model, together with such exhibits or supplemental information as are delivered to such Tax Equity Class A Members and are otherwise reasonably requested to demonstrate the basis of the calculation of the date by which the Flip Point is anticipated to be reached and a certification executed by the applicable Tax Equity Holdco’s Authorized Officer that such Tracking Model has been prepared in good faith in accordance with calculation rules and conventions under the applicable Limited Liability Company Agreement (such Tracking Model, together with the applicable exhibits or supplemental information, the “Annual Tracking Model”);
(ii)    the Borrower shall deliver at the same time delivered to the Tax Equity Class A Members of any IRR Partnership Flip Opco, each update to the Tracking Model made to calculate whether the Flip Point has occurred during the preceding calendar quarter; and
(iii)    if the aggregate Flip Point Delay for an IRR Partnership Flip Opco under the applicable Annual Tracking Model is greater than twelve (12) months on any Calculation Date, then the Borrower shall thereafter deliver, within forty-five (45) days after the end of each March, June, September and December, an update to the Tracking Model in respect of such IRR Partnership Flip Opco showing actual results through the end of the calendar quarter and demonstrating an updated calculation of the date by which the Flip Point is anticipated to be reached, together with such exhibits or supplemental information as are reasonably requested to demonstrate the basis of such calculation and a certification executed by the applicable Tax Equity Holdco’s Authorized Officer that such Tracking Model has been prepared in good faith in accordance with calculation rules and conventions under the applicable Limited Liability Company Agreement.
The Borrower shall cause the applicable Tax Equity Holdco and the Manager to make themselves available at the request of the Administrative Agent (acting on the instructions of the Required

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Lenders) to discuss the basis for such calculations, including the interpretation and application of the calculation rules, conventions and procedures under the applicable Limited Liability Company Agreement. [***] the Administrative Agent may [***] submit [***] to the Model Auditor for its review at the sole cost and expense of the Borrower.
(d)    Major Decisions. The Borrower shall promptly, but in no event later than five (5) Business Days prior to any vote or approval in respect of a Major Decision, deliver, or cause to be delivered, to the Administrative Agent written notice describing the issue to be decided by vote or approved together with copies of all correspondence received and sent with respect to that Major Decision.
(e)    Operating Budgets.
(i)    The Borrower shall prepare, or cause to be prepared, for each fiscal year of the Borrower and each Wholly Owned Opco an operating and capital expense budget setting forth the anticipated revenues and Operating Expenses (including expenses for Non-Covered Services) of each such Relevant Party for such fiscal year; provided that the Borrower shall update such budget prior to any Permitted Fund Disposition and any request to convert a Tax Equity Opco to a Wholly Owned Opco (with the consent of the Administrative Agent at the instruction of the Required Lenders) permitted under Section 7.10(d). The initial operating budget for 2017 is attached as Exhibit L hereto. For each succeeding fiscal year (commencing with 2018), the Borrower shall, not later than forty-five (45) days prior to the end of the current fiscal year (commencing in 2017), submit such Operating Budget to the Administrative Agent for its approval (in consultation with the Independent Engineer); provided that the approval of the Administrative Agent shall be deemed to be given if (A) the Operating Expenses set forth in the Operating Budget do not exceed 20% in the aggregate over the amount budgeted for such Operating Expenses of the Borrower and the Wholly Owned Opcos in the then-current Base Case Model for the applicable year, provided, further, that, even if such 20% threshold is exceeded, the Administrative Agent’s approval shall also be deemed to be given if the Operating Expenses in respect of Non-Covered Services set forth in the Operating Budget on a per kW DC basis in respect of the Projects owned by the Wholly Owned Opcos are not more than $15 per kW DC in the aggregate over the amount budgeted for such Operating Expense in respect of such Projects owned by the Wholly Owned Opcos in the then-current Base Case Model for the applicable year and (B) such Operating Budget is otherwise consistent with the then-current Base Case Model for the applicable year.

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(ii)    The Borrower shall, and shall cause each Tax Equity Holdco to, deliver to the Administrative Agent (i) each Operating Budget submitted to the Tax Equity Class A Members in respect of a Tax Equity Opco, at the same time as delivered to such Tax Equity Class A Member but in no event later than as required under the applicable Limited Liability Company Agreement and (ii) when available, any amendments to such Operating Budget, together with all notices or correspondence regarding the approval of such Operating Budget (if applicable) by the Tax Equity Class A Member; provided that the approval of the Administrative Agent (in consultation with the Independent Engineer) shall be required (such approval not to be unreasonably withheld or delayed but notwithstanding any permitted variances in any operating budgets approved by a Tax Equity Class A Member) if the aggregate Operating Expenses included in such Operating Budgets collectively exceed 20% in the aggregate over the amount budgeted for Operating Expenses in respect of the Tax Equity Opcos in the then-current Base Case Model for the applicable year, provided, further, that, even if such 20% threshold is exceeded, the Administrative Agent’s approval shall be deemed to be given if (A) the Operating Expenses in respect of Non-Covered Services set forth in the Operating Budget on a per kW DC basis in respect of the Projects owned by the Tax Equity Opcos are not more than $15 per kW DC in the aggregate over the amount budgeted for such Operating Expense in respect of such Projects owned by the Tax Equity Opcos in the then-current Base Case Model for the applicable year and (B) such Operating Budgets are otherwise consistent with the then-current Base Case Model for the applicable year.
(f)    Other Information. As soon as practicable upon request, the Borrower shall, deliver, or cause to be delivered, such other information in relation to the business, operations, property, assets or condition (financial or otherwise) of the Borrower and any Relevant Party as the Administrative Agent or any Lender may from time to time reasonably request.
(g)    Data Site. Notwithstanding anything contained to the contrary herein, all reporting and notice obligations of the Borrower under this Section 6.01 may be satisfied by posting any applicable reports, notices or other materials to an Intralinks data site, a Syndtrak data site or such other data site designated by Borrower that is reasonably acceptable to the Administrative Agent and the Required Lenders and to which the Administrative Agent, the Lenders and the Independent Engineer shall be granted access.
Section 6.02    Notice of Events of Default.  The Borrower shall give the Administrative Agent prompt written notice of (i) each Default of which it obtains Knowledge and each Event of Default hereunder and (ii) each default on the part of any party to the other Transaction Documents (other than the (i) Customer Agreements where such breach (itself or when coupled with other breaches under such agreements) could not reasonably be expected to have a Material Adverse

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Effect) and (ii) Master Turnkey Installation Agreements where such breach (itself or when coupled with other breaches under such agreements) could not reasonably be expected to have a Material Adverse Effect).
Section 6.03    Maintenance of Books and Records.  The Borrower shall, and shall cause the Subsidiaries to, maintain and implement, administrative and operating procedures reasonably necessary in the performance of their obligations hereunder and the Borrower shall, and shall cause the Subsidiaries to, keep and maintain at all times, or cause to be kept and maintained at all times, all documents, books, records, accounts and other information reasonably necessary or advisable for the performance of their obligations hereunder to the extent required under applicable Law.
Section 6.04    Litigation.  The Borrower shall give the Administrative Agent prompt written notice upon the Borrower or any Relevant Party receiving or obtaining:
(i)    notice of any pending or threatened (in writing) litigation, investigation, action or proceeding by any Person of or before any court arbitrator or Governmental Authority affecting the Borrower or Subsidiary that, if adversely determined, could reasonably be expected to result in:
(A)    liability to the Borrower or a Relevant Party in an aggregate amount exceeding $1,000,000, or an aggregate amount with all other such claims exceeding $3,000,000;
(B)    injunctive, declaratory or similar relief against the Borrower or a Relevant Party; or
(C)    a Material Adverse Effect; or
(ii)    Knowledge of any material development in any action, suit, proceeding, governmental investigation or arbitration at any time which is disclosed under Schedule 5.10 or which is otherwise pending against or affecting the Sponsor, Borrower or any Relevant Party and could reasonably be expected to have a Material Adverse Effect.
Section 6.05    Existence; Qualification.  The Borrower shall, and shall cause each other Subsidiary to, at all times preserve and keep in full force and effect its existence as a limited liability company and all rights and franchises material to its business, including its qualification to do business in each state where it is required by Law to so qualify, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

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Section 6.06    Taxes.  The Borrower shall, and shall cause each of the Subsidiaries to, maintain its status for U.S. federal income tax purposes as represented in Section 5.20 of this Agreement and shall not recognize any transfer of an ownership interest in the Borrower if the direct owner is not a U.S. Person that is not a Tax Exempt Person. The Borrower shall, and shall cause each of the Subsidiaries to, pay, or cause to be paid, as and when due and prior to delinquency, all material Taxes, assessments and governmental charges of any kind that may at any time be lawfully due or levied against or with respect to such Person or any Project (including, in each case, all material Taxes, assessments and charges lawfully made by any Governmental Authority for public improvements that may be secured by a Lien on such Project); provided, however, that the Borrower may, by appropriate proceedings, contest or cause to be contested in good faith any such Taxes, assessments and other charges and, in such event, may, if permitted by applicable Laws, permit the Taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when the Borrower is in good faith contesting or causing to be contested the same by appropriate proceedings, so long as (i) reserves in accordance with GAAP have been established on the Borrower’s or its relevant Subsidiary’s books in an amount sufficient to pay any such Taxes, assessments or other charges, accrued interest thereon and potential penalties or other costs relating thereto, or other provision for the payment thereof reasonably satisfactory to the Administrative Agent shall have been made, (ii) enforcement of the contested Tax, assessment or other charge is effectively stayed pursuant to applicable Laws for the entire duration of such contest and (iii) any Tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid after resolution of such contest.
Section 6.07    Operation and Maintenance.  The Borrower shall, and shall cause each Opco and the applicable Operator to, keep each Project in good operating condition consistent in all material respects with the applicable Portfolio Documents, all other agreements with respect to the Project (including any provisions of any manufacturer, installer or other warranties), Prudent Industry Practices and requirements of Law, and make or cause to be made all repairs necessary to keep such Projects in such condition (ordinary wear and tear excepted). With respect to replacements of panels, inverters and batteries of any Project, the Borrower shall, and shall cause each Opco and the applicable Operator to, use panels, inverters and batteries manufactured by Approved Manufacturers.
Section 6.08    Preservation of Rights; Maintenance of Projects; Warranty Claims; Security.
(a)    The Borrower shall, and shall cause each Subsidiary to (i) perform and observe its material obligations under the Portfolio Documents, and to which such Relevant Party is a party and (ii) preserve, protect and defend its (or its Subsidiary’s) material rights, under such Portfolio Documents, including prosecution of suits to enforce any right of such Relevant Party thereunder and enforcement of any claims with respect thereto. The Borrower and each Subsidiary

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shall cause the applicable Operator to maintain any Permits as may be required in connection with the maintenance, repair or removal of any Project.
(b)    The Borrower and each Subsidiary shall, or shall cause the Manager or Operator (as appropriate) to, on behalf of the applicable Subsidiary, pursue warranty claims related to a Project’s photovoltaic panels, inverters, batteries or other material components in accordance with the terms of the applicable warranty, unless the Administrative Agent waives such requirement in writing.
(c)    The Borrower shall, and shall cause each Loan Party to, execute and deliver from time to time such other documents as shall be necessary or advisable, or that the Administrative Agent or Collateral Agent may reasonably request, in connection with the rights and remedies of the Secured Parties granted by or provided for in the Loan Documents and to perform the transactions contemplated therein.
(d)    The Borrower shall, and shall cause each Loan Party to (i) take all actions as may be necessary or advisable, or that the Administrative Agent may reasonably request, to establish, maintain, protect, perfect and continue the perfection or the first-priority status (subject to Permitted Liens) of the security interests created (or purported to be created) by the Collateral Documents and (ii) furnish timely notice of the necessity of any such action together with such instruments, in execution form (if applicable), and such other information as may be required or reasonably requested to enable any appropriate Person to effect any such action. Without limiting the generality of the foregoing, the Borrower shall, at its own expense, (A) execute and deliver or cause to be executed and delivered, acknowledge or cause to be acknowledged, file or cause to be filed or record or register or cause to be recorded or registered, or take any other action or cause any other action to be taken with respect to, such notices, statements, instruments and other documents (including any memorandum of lease or other agreement, UCC financing statement or amendment or continuation statement, certificate of title or estoppel certificate, fixture filings and mortgages or deeds of trust) in all places necessary or advisable to establish, maintain, protect and perfect, and ensure the priority of, such security interests and in all other places that the Administrative Agent or any Lender shall reasonably request, (B) discharge all other Liens (other than Permitted Liens) or other claims adversely affecting the rights of the Secured Parties in the Collateral or the pledged interests and (C) deliver or publish all notices to third parties that may be required to establish or maintain the validity, perfection or priority of any Lien created pursuant to this Agreement or the Collateral Documents.
(e)    Without limiting its obligations under the foregoing clauses (c) and (d), the Borrower shall, and shall cause each Loan Party to, do everything necessary or advisable (including filing, registering and recording all necessary instruments and documents and paying all fees, taxes,

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levies, imposts and periodic expenses in connection therewith), or that the Administrative Agent may reasonably request, to (i) create security arrangements, including, as applicable, the establishment of a pledge or the perfection of any Lien or, as applicable, the enforceability of a Lien as against such Subsidiary and any subsequent lienor (including a judgment lienor), holder of a charge, or transferee for or not for value, in bulk, by operation of Law, or otherwise, in each case granted, with respect to all future assets in accordance with the requirements of all applicable Laws, or the Law of any other jurisdiction, as applicable, (ii) maintain the security and pledges created by this Agreement and the Collateral Documents in full force and effect at all times (including, as applicable, the priority thereof) and (iii) preserve and protect the Collateral and Membership Interests and protect and enforce its rights and title, and the rights and title of the Secured Parties, to the security created by this Agreement and the Collateral Documents.
(f)    The Borrower shall take all reasonable actions to maintain the fixture filings referenced in Section 5.23(k) and Section 5.23(l) pursuant to applicable Laws. If, in any Project State, a Change of Law occurs which in the opinion of the Administrative Agent makes it more likely that any residential photovoltaic system installed in such Project State would be determined to be a fixture then, at the Administrative Agent’s request, the Borrower shall, and shall cause each Subsidiary, to use their best efforts to cause a fixture filing to be recorded against each Customer and the applicable property in such Project State in respect of each Project that does not have a current fixture filing.
(g)    Without limitation to Section 6.22 and Section 7.10(d), simultaneously with the purchase of the outstanding “class A” membership interests of a Tax Equity Opco or any membership interests held by a Tax Equity Class A Member in such Tax Equity Opco (whether pursuant to purchase, call, put or withdrawal option), the Borrower shall, and shall cause the applicable Tax Equity Holdco and Tax Equity Opco to, deliver such new and amended Collateral Documents and standing instructions and associated amendments to the Loan Documents as requested by the Administrative Agent (including a security agreement over all assets of such Tax Equity Opco, standing instructions for the deposit of the revenues of such Tax Equity Opco into the Collections Account and amendments to reflect such Tax Equity Opco as a wholly owned subsidiary of the Borrower) in a form and of substance reasonably acceptable to it.
(h)    Simultaneously with any acquisition by the Borrower of a Tax Equity Fund pursuant to Section 2.05, the Borrower shall, and shall cause the applicable Tax Equity Holdco and Opco to, deliver such new and amended Collateral Documents or Accession Agreements to existing Collateral Documents and standing instructions and associated amendments or Accession Agreements to the Loan Documents as requested by the Administrative Agent in a form and of substance reasonably acceptable to it.

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Section 6.09    Compliance with Laws; Environmental Laws.  The Borrower shall, and shall cause each Subsidiary to (a) comply in all material respects with, and conduct its business and operations in compliance in all material respects with, all applicable Laws (including Environmental Laws, consumer leasing and protection Law and any federal, state or local regulatory Laws) and Permits, and (b) procure, maintain and comply in all material respects with all Permits by the date such Permit is necessary or required to have been obtained under applicable Law.
Section 6.10    Energy Regulatory Laws.  The Borrower shall, and shall cause each Subsidiary to, take all necessary actions to maintain (a) the status of each Project as a Qualifying Facility, and (b) the Borrower’s and each Subsidiary’s exemptions from (i) the FPA, as provided in FERC’s regulations at 18 C.F.R. § 292.601(c), including the exemption from regulation under Sections 205 and 206 of the FPA as provided in § 292.601(c)(1), (ii) PUHCA, as provided in FERC’s regulations at 18 C.F.R. § 292.602(b), and (iii) certain state laws and regulations respecting the rates of electric utilities and the financial and organizational regulations of electric utilities, as provided in FERC’s regulations at 18 C.F.R. § 292.602(c).
Section 6.11    Interest Rate Hedging.  No later than thirty (30) days after the Closing Date, the Borrower shall enter into and thereafter maintain Interest Rate Hedging Agreements with one or more Secured Hedge Providers or with one or more third party providers (in each case, documented pursuant to ISDA agreements reasonably satisfactory to the Administrative Agent (in consultation with external counsel)) to the extent necessary to provide that at least 50% of the aggregate principal amount of the Delayed Draw Loans outstanding or projected to be outstanding are subject to either a fixed interest rate or interest rate protection through the Projected Amortization Date; provided that from and after the last day of the Availability Period, the hedging percentage set forth in the preceding clause shall be increased from 50% to 75% and the Borrower shall have entered into such additional Interest Rate Hedging Agreements in satisfaction of this increased minimum hedging requirement; provided, further, that in no event shall the Borrower enter into or maintain Interest Rate Hedging Agreements that provide that more than 100% of the aggregate principal amount of the Delayed Draw Loans outstanding or projected to be outstanding based on the deemed amortization profile of the Delayed Draw Loans are subject to either a fixed interest rate or interest rate protection.
Section 6.12    Payment of Claims.
(a)    Except for those matters being contested pursuant to clause (b) below, the Borrower shall, and shall cause the Subsidiaries to, pay (i) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by Law have or may become a Lien upon any of its properties or assets (hereinafter referred to as the “Claims”) and (ii) all U.S. federal, state, local and non-U.S. income Taxes, sales Taxes, excise Taxes and all

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other Taxes and assessments of the Relevant Parties on their businesses, income, profits, franchises or assets, in each instance before any penalty or fine is incurred with respect thereto; provided that, without limiting the Sponsor’s obligations under the Cash Diversion Guaranty, the foregoing shall not be deemed to require that a Subsidiary pay any such Tax or other liability that is imposed on a Customer or that such Customer is contractually obligated to pay, and the term “Claims” shall be construed accordingly.
(b)    The Borrower shall not be required to pay, discharge or remove any Claim relating to any Project that it is otherwise obligated to pay, discharge or remove so long as the Borrower contests (or cause to be contested) in good faith such Claim or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the applicable Project, so long as no Event of Default shall have occurred and be continuing and the Borrower has provided the Administrative Agent with security or cash reserves in an amount sufficient to pay, discharge or remove such Claim.
Section 6.13    Maintenance of Insurance.
(a)    Until the Debt Termination Date, the Borrower shall cause to be procured and maintained by the applicable Operator or Manager pursuant to the applicable Tax Equity Documents, and provide the Administrative Agent with acceptable evidence (in form and substance reasonably satisfactory to the Administrative Agent (in consultation with the Insurance Consultant) of the existence of, the types and amounts of insurance required to be maintained pursuant to the applicable Tax Equity Documents as such requirements are in effect as of the date hereof, with such changes as the Administrative Agent may reasonably approve in consultation with the Insurance Consultant (including, without limitation, if insurance required as of the date hereof is no longer commercially available) (collectively, the “Insurance Policies”).
(b)    With respect to all property insurance (including any excess or difference in conditions policies, if applicable) required pursuant to Section 6.13(a):
(i)    The Borrower, the Relevant Parties and each of their members shall be included as either the “named insured” or an additional “named insured”.
(ii)    The Borrower hereby waives, and shall cause the Relevant Parties and each of their members to waive, any rights of subrogation against the Secured Parties and shall cause any such property Insurance Policies to include or be endorsed to include a waiver of subrogation in favor of the Secured Parties.
(iii)    The Secured Parties shall be included as additional “named” insureds on all such Insurance Policies insuring Wholly Owned Opcos.

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(iv)    The Collateral Agent for the benefit of the Secured Parties shall be named as the “sole” loss payee on all such Insurance Policies insuring Wholly Owned Opcos pursuant to a lender loss payable endorsement acceptable to the Collateral Agent.
(v)    To the extent commercially available, such Insurance Policies shall be endorsed to provide at least thirty (30) days’ prior written notice (or ten (10) days’ prior notice if such cancellation is due to failure to pay premiums) of cancellation to the Administrative Agent. If such endorsement for notice of cancellation shall not be commercially available, the Borrower shall be obligated to provide the required written notice of cancellation to the Administrative Agent.
(c)    With respect to all liability insurance required pursuant to Section 6.13(a):
(i)    To the extent commercially available, such Insurance Policies shall be endorsed to provide at least thirty (30) days’ prior written notice (or ten (10) days’ prior notice if such cancellation is due to failure to pay premiums) of cancellation to the Administrative Agent. If such endorsement for notice of cancellation shall not be commercially available, the Borrower shall be obligated to provide the required written notice of cancellation to the Administrative Agent.
(ii)    Such Insurance Policies shall include the Borrower, the Relevant Parties and each of their members as an additional “named insured”.
(iii)    Such Insurance Policies shall include an endorsement to the policy naming (or providing via blanket endorsements as required by written contract) the Administrative Agent, and the Lenders, and their respective permitted successors, assigns, members, directors, officers, employees, lenders, investors, representatives and Administrative Agents as additional insureds on a primary and non-contributory basis.
(iv)    The Borrower hereby waives, and shall cause the Relevant Parties and each of their members to waive, any rights of subrogation against the Secured Parties and shall cause any such liability Insurance Policies to include or be endorsed to include a similar waiver of subrogation in favor of the Secured Parties.
(v)    Such Insurance Policies shall include a severability of interest or separation of insureds clause with no material exclusions for cross-liability clause (to the extent commercially available).
(d)    The Borrower and/or the other Relevant Parties shall be responsible for covering or causing to be covered the costs of all insurance premiums and deductibles associated with the Insurance Policies.

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(e)    The Borrower and/or the Relevant Parties shall be obligated to provide written notice of material changes in the Insurance Policies to the Administrative Agent unless such notice is otherwise provided by endorsement of the required Insurance Policies. [***].
(f)    Prior to the Closing Date and once each calendar year thereafter in conjunction with the renewal or replacement of the Insurance Policies, the Borrower and Relevant Parties shall provide detailed evidence of insurance (in a form reasonably acceptable to the Administrative Agent, in consultation with the Insurance Consultant) including certificates of insurance and copies of applicable insurance binders and policies (if requested), as well as a statement from the Borrower and/or its authorized insurance representative confirming that such insurance is in compliance with the terms and conditions of this Section 6.13, is in full force and effect and all premiums then due have been paid or are not in arrears.
(g)    No provision of this Agreement shall impose on the Administrative Agent or any other Secured Party any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by or on behalf of the Borrower, the Relevant Parties or their members, nor shall the Administrative Agent or any other Secured Party be responsible for any representations or warranties made by or on behalf of the Borrower, the Relevant Parties, their members or any other Person to any insurance agent or broker, insurance company or underwriter.
(h)    [***]:
(i)    No later than sixty (60) days after the “Completion Deadline” or the “Second Installment Payment Deadline” (as applicable pursuant to such Tax Equity Limited Liability Company Agreement for the related Opco), the Borrower shall (A) cause a nationally recognized insurance or other applicable expert to perform a probable maximum loss analysis (or analyses) satisfying the standard described above with respect to the Projects owned by such Opco and (B) deliver a copy thereof to the Administrative Agent;
(ii)    For Tax Equity Funds for which such probable maximum loss analysis required in connection with such “Completion Deadline” or such “Second Installment Payment Deadline” as applicable has been performed on or prior to the date hereof, the applicable Insurance Policies listed on Schedule 5.14 as of the date hereof will include coverage satisfying the standard described above; and
(iii)    For Tax Equity Funds for which such probable maximum loss analysis has not been performed on or prior to the date hereof, after such analysis is delivered pursuant to clause (i) above, the Administrative Agent, the Borrower and each of the applicable Relevant Parties shall review such probable maximum loss analysis (or

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analyses) and, the Borrower and the applicable Relevant Parties shall make appropriate adjustments (in consultation with, and with the prior written approval of, the Administrative Agent (in consultation with the Insurance Consultant)) to the types and amounts of insurance they maintain so as to satisfy the standard described above.
(i)    If at any time the Borrower determines in its reasonable judgment that any insurance (including the limits or deductibles thereof) required to be maintained by this Section 6.13 is not available on commercially reasonable terms due to prevailing conditions in the commercial insurance market at such time, then upon the written request of the Borrower together with a written report of the Borrower’s insurance broker or another independent insurance broker of nationally-recognized standing in the insurance industry (i) certifying that such insurance is not available on commercially reasonable terms (and, in any case where the required maximum coverage is not reasonably available, certifying as to the maximum amount which is so available), (ii) explaining in detail the basis for such broker’s conclusions (including but limited to the cost of obtaining the required coverage(s) as well as the proposed alternative coverage(s)), and (iii) containing such other information as the Administrative Agent (in consultation with the Insurance Consultant) may reasonably request, the Administrative Agent may (after consultation with the Insurance Consultant) temporarily waive such requirement and only to the extent that the Borrower can demonstrate that such temporary waiver will not cause the Borrower or the Relevant Parties to be out of compliance with the applicable Tax Equity Documents or that a similar waiver has been obtained under such Tax Equity Documents; provided, however, that the Administrative Agent, may in its reasonable judgment, decline to waive any such insurance requirement(s). At any time after the granting of any temporary waiver pursuant to this Section 6.13 but not more than once in any year, the Administrative Agent may request, and the Borrower shall furnish to the Administrative Agent within thirty (30) days after such request, an updated insurance report reasonably acceptable to the Administrative Agent (in consultation with the Insurance Consultant) from the Sponsor’s independent insurance broker. Any waiver granted pursuant to this Section 6.13 shall expire, without further action by any party, immediately upon (A) such waived insurance requirement becoming available on commercially reasonable terms, as reasonably determined by the Administrative Agent, (in consultation with the Insurance Consultant) or (B) failure of the Borrower to deliver an updated insurance report pursuant to clause (ii) above.
Section 6.14    Inspection.
(a)    The Borrower agrees that, with reasonable prior notice, it will permit, and cause each Subsidiary to permit, any representatives and consultants of the Lender Parties, during the applicable Relevant Party's normal business hours, to examine on-site all the books of account, records, reports and other papers of the Relevant Parties, to make copies and extracts therefrom, and the Borrower further agrees to discuss their affairs, finances and accounts with the officers,

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employees, Independent certified public accountants and other consultants of such Lender Parties, all at such reasonable times and at the Borrower's expense; provided that except during the continuation of an Event of Default, such examinations may occur no more frequently than two times per calendar year. The Borrower shall promptly deliver copies of any Portfolio Documents as may be requested by Administrative Agent from time to time.
(b)    The Borrower will permit, and shall cause each Subsidiary to permit, the Administrative Agent to conduct, in each case, at the sole cost and expense of the Borrower, field audits and examinations of the Projects, and appraisals of the Projects; provided, that, (i) such field audits and examinations and appraisals may be conducted not more than once per any twelve-month period (except, during the existence and continuance of an Event of Default, there shall be no limit on the number of additional field audits and examinations and appraisals that shall be permitted at the Borrowers’ expense) and (ii) except during the continuance of an Event of Default, the Administrative Agent shall consult with the Borrower regarding the costs and expenses of such field audits and examinations and appraisals.
Section 6.15    Cooperation.  The Borrower shall, and shall cause its Subsidiaries to, cooperate and provide reasonable information and other assistance in connection with any proposed assignment or participation of a Loan permitted by Section 12.05(b).
Section 6.16    Collateral Accounts; Collections.
(a)    The Borrower shall maintain, and shall cause its Subsidiaries to maintain, in full force and effect each of the Collateral Accounts in accordance with the terms of the Loan Documents.
(b)    The Borrower shall, and shall cause each Relevant Party to, ensure that at all times each counterparty to a Project Document is directed to pay all Rents, PBI Payments or other payments due to a Relevant Party under such Project Document in accordance with the terms of the Loan Documents.
(c)    The Borrower shall, and shall cause each Loan Party to, remit any amounts received by it or received by third parties (other than pursuant to the terms of the Loan Documents) on its behalf to the appropriate Collateral Account for deposit in accordance with the terms of the Loan Documents.
Section 6.17    Performance of Agreements.  The Borrower shall, and shall cause the Subsidiaries to, duly and punctually perform, observe and comply in all material respects with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with hereunder and under the other Loan Documents to which it is a party. The

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Borrower shall, and shall cause the Subsidiaries to, prudently exercise and enforce their rights, authorities and discretions under the Portfolio Documents to which they are a party.
Section 6.18    Customer Agreements and PBI Documents.
(a)    Each Customer Agreement entered into following the Closing Date shall (i) be an Eligible Customer Agreement and (ii) meet all applicable consumer protection regulatory requirements.
(b)    The Borrower shall ensure that the Sponsor assigns to the applicable Opco all rights to receive the PBI Payments and the related PBI Documents in respect of each Eligible Project.
(c)    Each Customer Agreement shall require the applicable Customer to maintain homeowner’s insurance for all damage to the property on which the related Project is installed.
Section 6.19    Management Agreement.  The Borrower shall, and shall cause the Manager and each Relevant Party to, (i) perform and observe all of the material terms, covenants and conditions of the Management Agreement on the part of Manager and such Relevant Party to be performed and observed and (ii) promptly notify the Administrative Agent of any notice to Borrower of any material default under the Management Agreement. If the Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement to be performed or observed by it, then, without limiting the Administrative Agent’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Manager or any Relevant Party from any of its obligations under the Loan Documents or the Borrower under the Management Agreement, the Borrower grants the Administrative Agent on its behalf the right, upon prior written notice to the Borrower, to pay any sums and to perform any act as may be reasonably appropriate to cause such material conditions of the Management Agreement on the part of the Borrower to be performed or observed; provided, however, that the Administrative Agent will not be under any obligation to pay such sums or perform such acts.
Section 6.20    Use of Proceeds.  The Borrower shall apply the proceeds of the Loans exclusively as permitted pursuant to Section 2.01 and Section 2.02.
Section 6.21    Project Expenditures.  The Borrower shall, and shall cause the Relevant Parties, Manager and Operators to, operate and maintain the Projects pursuant to the then-current Operating Budget, the O&M Agreements, the Portfolio Documents, all other agreements with respect to the Project (including any provisions of any manufacturer, installer or other warranties), Prudent Industry Practices and applicable Law.

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Section 6.22    Tax Equity Opco Matters.
(a)    Any capital contribution or loan required to be made by any Tax Equity Holdco to any Tax Equity Opco pursuant to the applicable Tax Equity Opco Limited Liability Company Agreement or any other Tax Equity Document shall be made solely from the proceeds of Excluded Property or a contribution from the Sponsor or National Grid (it being understood that repayments on any such loan shall not be Excluded Property and shall be paid directly into the Revenue Account by the applicable Tax Equity Holdco).
(b)    The Borrower shall, and shall cause each Tax Equity Holdco to, enforce their rights under the Tax Equity Documents to ensure that each Relevant Party shall make and apply the maximum distributions to the managing members in accordance with the Tax Equity Documents and, without limitation, shall not agree to the maintenance of any cash reserve within any Opco without the consent of the Administrative Agent (acting on the instructions of the Required Lenders).
Section 6.23    Recapture.  Each Relevant Party will take all reasonable actions to avoid (i) any liability to repay any portion of any payment it received with respect to a Project from the U.S. Treasury under section 1603 of the American Recovery and Reinvestment Act of 2009, as amended, or (ii) any disallowance or recapture of all or part of any tax credit under section 48 of the Code with respect to a Project.
Section 6.24    Termination of Servicer.
(a)    In the event that a Servicer Termination Event occurs, the Administrative Agent (acting on the instructions of the Required Lenders) may, in its sole discretion, deliver notice to the Operator under the applicable Wholly Owned Opco O&M Agreement and to the Back-Up Servicer under the applicable Wholly Owned Opco Back-Up Servicing Agreement or the Transition Manager under the applicable Wholly Owned Opco Transition Management Agreement, as applicable, terminating the appointment of such Operator and triggering the transition to the Back-Up Servicer or Transition Manager, as applicable, as successor Operator under the applicable Wholly Owned Opco O&M Agreement. The Borrower shall, and shall cause each Subsidiary to, immediately take all such action necessary (including the delivery of notice) to terminate the Operator and transition to the Back-Up Servicer or Transition Manager, as applicable.
(b)    In the event that a Tax Equity Opco or a Tax Equity Holdco has the right to terminate a Tax Equity Opco O&M Agreement or the Operator pursuant to the terms of such Tax Equity Opco O&M Agreement, the Administrative Agent (acting on the instructions of the Required Lenders) may, in its sole discretion, deliver notice to the Borrower requiring it to cause the applicable Tax Equity Opco or Tax Equity Holdco to terminate the appointment of the Operator and trigger the transition to the Back-Up Servicer or Transition Manager, as applicable, as successor Operator

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under such Tax Equity Opco O&M Agreement. The Borrower shall, and shall cause the applicable Tax Equity Opco or Tax Equity Holdco to, immediately take all such action necessary (including the delivery of notice) to terminate the Operator and transition to the Back-Up Servicer or Transition Manager, as applicable.
Section 6.25    Availability Period Termination Date Base Case Model.  The Borrower shall, no later than ten (10) Business Days following each Calculation Date up to and including the Calculation Date occurring on or prior to the last day of the Availability Period and no later than ten (10) Business Days following the last day of the Availability Period, deliver to the Administrative Agent an updated Base Case Model and an Available Borrowing Base Certificate in each case, calculated as of the preceding Calculation Date and as of the last day of the Availability Period, respectively.
Section 6.26    Designation of Certain Eligible Projects as Non-Eligible Projects.  If, as of any Available Borrowing Base Determination Date during the Availability Period, the average FICO® Score of all Customers with respect to all Eligible Projects is less than [***], the Borrower shall designate Projects that would otherwise constitute Eligible Projects as non-Eligible Projects (with such designation being made with respect to Eligible Projects with Customers having the lowest FICO® Scores) until the average FICO® Score of the Customers of the remaining Eligible Projects is at least [***]. For purposes of calculating the Available Borrowing Base as of such Available Borrowing Base Determination Date, such designated Projects shall not be Eligible Projects hereunder. For the avoidance of doubt, the designation pursuant to this paragraph shall be made as of each Available Borrowing Base Determination Date and shall remain in effect only until the next succeeding Available Borrowing Base Determination Date, in each case only during the Availability Period.
Section 6.27    Post-Closing Covenants.  Within forty-five (45) days following the last day of the Availability Period, the Borrower shall deliver to the Administrative Agent each Customer Agreement relating to Eligible Projects in the Project Pool that was not previously delivered to the Administrative Agent pursuant to Section 9.01(a)(xi) or 9.02(b)(iii).
Section 6.28    Tax Partnership Election.
(a)    The Borrower shall cause each Tax Equity Opco not to make any election under Section 1101(g)(4) of the Budget Act or any subsequent law or guidance to have the provisions of Section 1101 of the Budget Act apply to such Tax Equity Opco prior to the effective date of Section 1101 of the Budget Act.
(b)    With respect to any Tax Equity Limited Liability Company Agreement of a Tax Equity Opco that contains an Acceptable Audit Election Provision, in the event such Tax Equity

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Opco receives a notice of final partnership administrative adjustment that would, with the passing of time, result in an “imputed underpayment” imposed on such Tax Equity Opco as that term is defined in Code Section 6225, the Borrower shall, or shall cause such Tax Equity Opco, within thirty (30) days after the date of such notice to (x) timely elect pursuant to Code Section 6226 (as amended by the Budget Act) to make inapplicable to such Tax Equity Opco the requirement in Code Section 6225 (as amended by the Budget Act) to pay the “imputed underpayment” as that term is used in that section, (y) comply with all of the requirements and procedures required in connection with such election, and (z) provide evidence of such election to the Administrative Agent.
Section 6.29    [***]. [***]
(a)    [***]
(b)    [***]
(c)    [***]
ARTICLE VII
NEGATIVE COVENANTS
Section 7.01    Indebtedness.  The Borrower shall not, and shall not permit the Subsidiaries to, create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for the following (collectively, “Permitted Indebtedness”):
(a)    the Obligations (including the Secured Hedging Obligations);
(b)    unsecured trade payables which are not evidenced by a note or are otherwise indebtedness for borrowed money and which arise out of purchases of goods or services in the ordinary course of business; provided, however, (1) such trade payables are payable not later than 90 days after the original invoice date and are not overdue by more than 30 days and (2) the aggregate amount of such trade payables outstanding does not, at any time, exceed $1,000,000 in the aggregate for the Borrower and the Subsidiaries;
(c)    loans made by a Tax Equity Holdco to the applicable Tax Equity Opco solely to the extent made with the proceeds of Excluded Property or a contribution from the Sponsor in accordance with Section 6.22(a);
(d)    to the extent constituting Indebtedness, obligations or liabilities arising under any Excluded REC Contract or any guarantee in respect thereof, other than any obligation or liability constituting indebtedness for borrowed money;

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(e)    obligations under Interest Rate Hedging Agreements permitted in accordance with Section 6.11; or
(f)    obligations under Borrower REC Sale Agreements.
In no event shall any Indebtedness other than the Obligations be secured, in whole or in part, by the Collateral or other Assets or any portion thereof or interest therein and any proceeds of any of the foregoing.
Section 7.02    No Liens.  The Borrower shall not, and shall not permit the Subsidiaries to, create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it except Permitted Liens.
Section 7.03    Restriction on Fundamental Changes.  Unless otherwise expressly permitted by this Agreement, the Borrower shall not, and shall not permit the Subsidiaries to, without the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders), (a) merge or consolidate with another Person, (b) sell, assign, transfer or dispose of any part of the Collateral other than (i) sales, assignments, transfers or dispositions of obsolete, worn-out or replaced property or assets not used or useful in its business, (ii) sales of Projects to Customers pursuant to the express terms of the Customer Agreements, (iii) Permitted Fund Dispositions, (iv) sales of RECs, and (v) sales, transfers and other dispositions of Capacity Attribute and Ancillary Services in accordance with Section 7.09(c), (c) liquidate, wind-up or dissolve any Subsidiary or (d) withdraw or resign from any Subsidiary (including in the capacity as managing member).
Section 7.04    Bankruptcy, Receivers, Similar Matters.  The Borrower shall not, and shall not permit any Subsidiary to, apply for, consent to, or aid, solicit, support, or otherwise act, cooperate or collude to cause the appointment of or taking possession by, a receiver, trustee or other custodian for all or a substantial part of the Assets of any Relevant Party. The Borrower shall not, and shall not permit any Subsidiary to, file a petition for, consent to the filing of a petition for, or aid, solicit, support, or otherwise act, cooperate or collude to cause the filing of a petition for an Involuntary Bankruptcy. In any Involuntary Bankruptcy of any Relevant Party, the Borrower shall not, and shall not permit any Subsidiary to, without the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders), consent to the entry of any order, file any motion, or support any motion (irrespective of the subject of the motion), and the Borrower shall not, and shall not permit any Subsidiary to file or support any plan of reorganization. In any Involuntary Bankruptcy of a Relevant Party, the Borrower shall, and shall cause the Subsidiaries to, do all things reasonably requested by the Administrative Agent (acting on the instructions of the Required Lenders) to assist the Administrative Agent in obtaining such relief as the Administrative Agent shall seek, and shall in all events vote as directed by the Administrative Agent (acting on the instructions of the Required Lenders). Without limitation of the foregoing, the Borrower shall, and

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shall cause the Subsidiaries to, do all things reasonably requested by the Administrative Agent (acting on the instructions of the Required Lenders) to support any motion for relief from stay or plan of reorganization proposed or supported by the Administrative Agent (acting on the instructions of the Required Lenders).
Section 7.05    ERISA.
(a)    No ERISA Plans. The Borrower shall not establish any Employee Benefit Plan, Multiemployer Plan or Plan, or commence making contributions to (or become obligated to make contributions to) any Employee Benefit Plan, Multiemployer Plan or Plan.
(b)    Compliance with ERISA. The Borrower shall not, and shall not permit any Subsidiary to engage in any non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code; provided that if the Borrower is in default of this covenant under subsection (i), the Borrower shall be deemed not to be in default if such default results solely because (x) any portion of the Loans have been, or will be, funded with plan assets of any Plan and (y) the purchase or holding of such portion of the Loans by such Plan constitutes a non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code or a violation of applicable Similar Law.
(c)    The Borrower shall not, and shall not permit the Subsidiaries to, hire or maintain any employees.
Section 7.06    Restricted Payments.  The Borrower shall not, and shall not permit any Subsidiary to make, directly or indirectly, any Restricted Payment other than:
(a)    distributions by the Tax Equity Opcos to their members in accordance with the terms of the respective Limited Liability Company Agreements;
(b)    distributions by the Relevant Parties to the Borrower;
(c)    distributions from the Borrower to the extent permitted under the Depository Agreement;
(d)    the Borrower and Subsidiaries may distribute to their members (i) any and all proceeds of Excluded REC Sales and (ii) all Excluded Upfront REC Payments;
(e)    distributions of Loan proceeds in accordance with the express provisions of Article II; and
(f)    at any time prior to the commencement by the Collateral Agent of dispossessory remedies with respect to any Loan Party pursuant to any Collateral Documents,

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distributions of any amounts received by any Loan Party in respect of the sale, transfer or other disposition of Capacity Attributes and Ancillary Services.
The Borrower shall not (i) redeem, purchase, retire or otherwise acquire for value any of its ownership or equity interests or securities or (ii) set aside or otherwise segregate any amounts for any such purpose. The Borrower shall not, directly or indirectly, make payments to or distributions from the Collateral Accounts except in accordance with the Depository Agreement. The Borrower shall ensure that no Tax Equity Holdco exercises any right of offset or set-off against its right to distributions from a Tax Equity Opco.
Section 7.07    Limitation on Investments.  The Borrower shall not, and shall not permit any Subsidiary to, after the date hereof, form, or cause to be formed, any subsidiaries, make or suffer to exist any loans or advances to, or extend any credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise (other than pursuant to a Loan Document)), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of any other Person (except by the endorsement of checks in the ordinary course of business), or, except as expressly permitted under any Loan Document, make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person.
Section 7.08    Sanctions and Anti-Corruption.  The Borrower shall not, and shall not permit any Relevant Party or other Affiliate to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person, (b) contribute or otherwise make available all or any part of the proceeds of the Loans, directly or indirectly, to, or for the benefit of, any Person (whether or not an Affiliate of the Borrower) for the purpose of financing the activities or business of, other transactions with, or investments in, any Blocked Person or in violation of any Anti-Corruption Laws or Sanctions, (c) directly or indirectly fund all or part of any repayment or prepayment of the Loans out of proceeds derived from any transaction with or action involving a Blocked Person or in violation of Anti-Corruption Laws or Sanctions or (d) engage in any transaction, activity or conduct that would violate Sanctions or Anti-Corruption Laws or Sanctions, that would cause any Secured Party to be in breach of any Sanctions or that could reasonably be expected to result in it or its Affiliates or any Secured Party being designated as a Blocked Person.
Section 7.09    No Other Business; Leases.
(a)    The Borrower shall not, and shall not permit any Subsidiary to: (i) engage in any business other than the acquisition, ownership, leasing, construction, financing, operation and maintenance of the Projects in accordance with and as contemplated by the Transaction Documents and other activities incidental thereto, which business shall be deemed to include (A)

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the sale of RECs under REC Contracts (to the extent such REC Contracts are otherwise permitted under this Agreements) and (B) the sale, transfer or other disposition of Capacity Attributes and Ancillary Services (to the extent permitted under Section 7.09(c)), or (ii) change its name without the consent of the Administrative Agent.
(b)    The Borrower shall not, and shall not permit any Subsidiary to, enter into any agreement or arrangement to lease the use of any Asset or Project of any kind (including by sale-leaseback, operating leases, capital leases or otherwise), except pursuant to the terms of the Eligible Customer Agreements.
(c)    Each Opco may sell, transfer or otherwise dispose of Capacity Attributes and Ancillary Services generated by or otherwise associated with any Project pursuant to an Excluded Ancillary/Capacity Contract.
Section 7.10    Portfolio Documents.
(a)    The Borrower shall not, and shall not permit any Subsidiary to, (i) amend, modify or terminate any Portfolio Document, or waive any material breach under, or material breach of, any Portfolio Document, to the extent that any such amendment, modification, termination or waiver could reasonably be expected to have a Material Adverse Effect or (ii) materially modify any periodic reporting requirement under the Management Agreement, in the case of each of clauses (i) and (ii), without the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders); provided, that, for the avoidance of doubt, the Subsidiaries shall be permitted to enter into an agreement to amend or modify (x) the electricity or lease rate, annual escalator or term of any Exempt Customer Agreement only (such agreement, a “Payment Facilitation Agreement”), so long as such amendment or modification is (A) permitted under the applicable Tax Equity Documents and (B) made in good faith for a commercially reasonable purpose and is intended to maximize the long-term economic value of the Customer Agreement as against its value if the Payment Facilitation Agreement had not been entered into (as reasonably determined by the Sponsor in good faith and in light of the facts and circumstances known at the time of such amendment or modification), and (y) a Master Turnkey Installation Agreement to the extent that such amendment or modification could not reasonably be expected to have a Material Adverse Effect.
(b)    The Borrower shall not, and shall not permit any Subsidiary to, enter into any new agreement or contract, other than the Transaction Documents, REC Contracts pursuant to Section 7.13, or any other contract or agreement incidental or necessary to the operation of its business that do not allocate material risk to any Relevant Party and have a term of less than one year or that has a value over its term not exceeding $100,000, without the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders).

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(c)    The Borrower shall not, and shall not permit any Subsidiary to, assign, novate or otherwise transfer or consent to an assignment, novation or any other transfer of a Project Document other than (i) pursuant to the Collateral Documents, (ii) transfers of an interest in an Opco or Tax Equity Holdco pursuant to a Permitted Fund Disposition or permitted in accordance with clause (d) below and Section 6.08(g) and (iii) assignments of a Customer Agreement to a replacement Customer in accordance with the terms of the Customer Agreement and applicable Law (including consumer leasing and protection Law).
(d)    No Tax Equity Holdco shall exercise any option to purchase the outstanding “class A” membership interests of a Tax Equity Opco or any membership interests held by a Tax Equity Class A Member in such Tax Equity Opco without the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders); provided that, upon obtaining such consent and notwithstanding anything to the contrary in this Agreement, the Sponsor may make a capital contribution to the applicable Tax Equity Holdco for the purchase of such membership interests.
Section 7.11    Taxes.  The Borrower shall not, and shall not permit any Relevant Party to, take any action or position that would result in a Project being determined to have been Placed in Service prior to the date it was sold to the relevant Relevant Party. The Borrower shall not, and shall not permit any Subsidiary to, claim a tax credit under section 48 of the Code for any Project with respect to which a Relevant Party has received a Grant. The Borrower shall not, and shall not permit any Relevant Party to, cause or permit any property that is part of a Project to be subject to the alternative depreciation system under section 168(g) of the Code.
Section 7.12    Expenditures; Collateral Accounts; Structural Changes.
(a)    The Borrower shall not, and shall not permit any Subsidiary to, incur Operating Expenses or otherwise pay the Manager, Operator, Transition Manager and Back-Up Servicer in the aggregate amounts in excess of the greater of:
(i)    the budgeted amounts shown for Operating Expenses in the applicable Operating Budget for such year; and
(ii)    20% in the aggregate over the amount budgeted for Operating Expenses in the then-current Base Case Model for the applicable year;
without the prior written consent of the Administrative Agent (acting in consultation with the Independent Engineer and provided that such consent in respect of the Tax Equity Opcos not to be unreasonably withheld or delayed), provided, even if the thresholds set forth in clauses (i) and (ii) of this Section 7.12(a) are exceeded, the Administrative Agent’s consent shall also be deemed to be given if the Operating Expenses in respect of Non-Covered Services incurred on a per kW DC

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basis in respect of the Projects owned by the applicable Opcos are not more than $15 per kW DC in the aggregate over the amount budgeted for such Operating Expense in respect of such Projects owned by the applicable Opcos in the then-current Base Case Model for the applicable year.
(b)    The Borrower shall not, and shall not permit any Subsidiary to, acquire or own any material asset other than the Projects, Portfolio Documents, RECs, REC Contracts pursuant to Section 7.13, the Membership Interests and the proceeds thereof.
(c)    The Borrower shall not maintain, or permit any Subsidiary to maintain, any bank accounts other than (A) the Collateral Accounts maintained by the Borrower, (B) the bank accounts of each Tax Equity Opco maintained pursuant to the Tax Equity Account Agreements and (C) the Wholly Owned Opco Deposit Accounts maintained by the Wholly Owned Opcos.
(d)    Other than pursuant to clause (a) of Section 7.10, the Borrower shall not, and shall not permit any Subsidiary to, materially amend, modify or waive, or permit any material amendment, modification or waiver of (i) its organizational documents (except (A) for non-substantive or immaterial changes to organizational documents other than a Limited Liability Company Agreement which, for the avoidance of doubt, shall not include any amendments that relate to corporate powers, corporate separateness or single-purpose entity provisions set forth herein or therein or (B) as may be required by applicable Law, provided, that, any such change required by applicable Law shall be made only with prior notice to and consultation with the Administrative Agent), (ii) its legal form or its capital structure (including the issuance of any options, warrants or other rights with respect thereto) or (iii) change its fiscal year, in each case without the consent of the Administrative Agent.
(e)    The Borrower shall not use any proceeds of any Loan except as permitted by applicable Law and for the purposes permitted in Section 2.01 or Section 2.02.
Section 7.13    REC Contracts.  Without limiting Section 7.10(b), the Borrower shall not, and shall not permit any Subsidiary to, enter into any REC Contract other than an (a) in the case of the Opcos, Excluded REC Contracts and Borrower REC Purchase Agreements and (b) in the case of the Borrower, Borrower REC Purchase Agreements, Borrower REC Sale Agreements and Borrower Excess REC Agreements; provided, that the Borrower shall not enter into (or assume) any Borrower REC Sale Agreement if, after giving effect thereto, the number of RECs required to be delivered by the Borrower under all then applicable Borrower REC Sale Agreements would exceed in any jurisdiction the number of related RECs expected to be generated for any Vintage by the Eligible Projects for such jurisdiction, the RECs of which have been transferred to the Borrower pursuant to a Borrower REC Purchase Agreement, which determination shall be made at any the time a Borrower REC Sale Agreement is entered into (or assumed) and shall assume P99 Production for Eligible Projects.

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Section 7.14    Speculative Transactions.  The Borrower shall not, and shall cause each Subsidiary not to, engage in any Swap Agreement other than (a) the Excluded REC Contracts, the Borrower REC Purchase Agreements, the Borrower REC Sale Agreements and the Borrower Excess REC Agreements, (b) the Interest Rate Hedging Agreements and (c) sales, transfers and other dispositions of Capacity Attribute and Ancillary Services in accordance with Section 7.09(c).
Section 7.15    Voting on Major Decisions.  Except as expressly permitted pursuant to Section 7.10, the Borrower shall ensure that no Loan Party exercises its rights, authorities and discretions under any Tax Equity Document to consent to, approve, ratify, vote in favor of, or submit to the Tax Equity Class A Member for such consent, approval, ratification or vote, any matter which requires approval as a Major Decision, other than with the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders); provided, that, the Borrower shall not be restricted from communicating with any Tax Equity Class A Member in the ordinary course so long as such communications do not cause a Major Decision to be made without the Administrative Agent’s consent.
Section 7.16    Transactions with Affiliates.  The Borrower shall not, and shall ensure each Subsidiary shall not, make or cause any payment to, or sell, lease, transfer or otherwise dispose of any of its Assets to, or purchase any Assets from, or enter into or make, replace, terminate or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, the Sponsor or its Affiliates or any of the Affiliates of the Borrower and each of their respective members and principals (each, an “Affiliate Transaction”), unless the Affiliate Transaction is upon terms and conditions that are intrinsically fair, commercially reasonable and on terms no less favorable to such Relevant Party than those that would be available on an arms-length basis with an unrelated Person (other than (i) Restricted Payments permitted to be made under Section 7.06, (ii) the Transaction Documents in existence as at the Closing Date or (iii) transactions that are permitted pursuant to Section 7.03).
Section 7.17    Limitation on Restricted Payments.  Without limiting Section 7.10, the Borrower shall not, and shall ensure each Subsidiary shall not, enter into any agreement, instrument or other undertaking that (i) restricts the ability of any Subsidiary to make a Restricted Payment (including pursuant to any reallocation of distribution percentages) or (ii) restricts or limits the ability of any Loan Party to create, incur, assume or suffer to exist Liens on the property of such Person for the benefit of the Secured Parties with respect to the Obligations, except to the extent set out in the Tax Equity Documents.
Section 7.18    Battery Storage Systems. The Borrower shall not permit the Opcos to own Projects that include battery storage to the extent the number of such Projects would exceed the lesser of (a) [***] of the Project Pool and (b) [***].

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ARTICLE VIII
SEPARATENESS
Section 8.01    Separateness.  The Borrower acknowledges that each Agent and the Lender Parties are entering into this Agreement in reliance upon each Relevant Party’s identity as a legal entity that is separate from any other Person. Therefore, from and after the Closing Date, the Borrower shall take all reasonable steps to maintain each Relevant Party’s identity as a separate legal entity from each other Person and to make it manifest to third parties that the Relevant Parties are separate legal entities. Without limiting the generality of the foregoing, the Borrower agrees that it shall not, and shall not permit any Subsidiary to:
(a)    fail to hold all of its assets in its own name;
(b)    except for payments made to a General Account governed by the terms of the Management Agreement, commingle its assets with the assets of any of its members, Affiliates, principals or any other Person;
(c)    fail to maintain books, records and agreements as official records and separate from those of the members, principals and Affiliates or any other Person;
(d)    fail to maintain its bank accounts separate from the members, principals and Affiliates of any other Person;
(e)    other than the Transaction Documents and as otherwise expressly permitted by Section 7.16, enter into any Affiliate Transaction;
(f)    fail to maintain separate Financial Statements from those of its general partners, members, principals, Affiliates or any other Person; provided, however, that the Relevant Parties financial position, assets, liabilities, net worth and operating results may be included in the consolidated Financial Statements of the Sponsor, provided that (i) appropriate notation shall be made on such consolidated Financial Statements to indicate the separateness of each Relevant Party and the Sponsor, to indicate that the Sponsor and each Relevant Party maintain separate books and records and to indicate that none of the Relevant Parties’ Assets and credit are not available to satisfy the debts and other obligations of the Sponsor or any other Person and (ii) such Assets and liabilities shall be listed on each Relevant Party’s own separate balance sheet;
(g)    fail to promptly correct any known or suspected misunderstanding regarding its separate identity;
(h)    maintain its Assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(i)    guarantee or become obligated, or hold itself as responsible, for the debts of any other Person, except under any Holdco Guaranty and Security Agreement or any Wholly Owned Opco Guaranty and Security Agreement;
(j)    hold out its credit as being available to satisfy the obligations of any other Person, except under any Holdco Guaranty and Security Agreement or any Wholly Owned Opco Guaranty and Security Agreement;
(k)    make any loans or advances to any third party, including any member, principal or Affiliate of the Borrower, or any member, principal or Affiliate thereof, except as expressly permitted by the Loan Documents;
(l)    pledge its assets for the benefit of any other Person, except as expressly permitted under the Loan Documents;
(m)    identify itself or hold itself out as a division of any other Person or conduct any business in another name;
(n)    fail to maintain adequate capital in light of its current and contemplated business operations;
(o)    fail to act solely in its own limited liability company name and not of any other Person, any of its officers or any of their respective Affiliates, and at all times using its own stationery, invoices and checks separate from those of any other Person, any of its officers or any of their respective Affiliates;
(p)    acquire obligations or securities of its members, shareholders of other Affiliates, as applicable;
(q)    take any action that knowingly shall cause any Relevant Party to become insolvent;
(r)    fail to keep minutes of the actions of the member of any Relevant Party and observe all limited liability company and other organizational formalities;
(s)    fail to cause its members, managers, directors, officers, agents and other representatives to act at all times with respect to each Relevant Party consistently and in furtherance of the foregoing and in the best interests of each Relevant Party;
(t)    fail to pay its own liabilities and expenses (including, as applicable, shared personnel and overhead expenses) only out of its own funds, except as otherwise expressly provided by the Loan Documents in respect of the Wholly Owned Opcos; or

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(u)    fail at any time to have an independent director of the Borrower (as defined in the applicable limited liability company agreement of the Borrower).
ARTICLE IX
CONDITIONS PRECEDENT
Section 9.01    Conditions of Closing and Initial Loans.  The obligation of each Lender to make Delayed Draw Loans and the obligation of the LC Issuer to issue the Letter of Credit on the Closing Date hereunder is subject to satisfaction of the following conditions precedent each in form and substance reasonably satisfactory to the Administrative Agent (acting on the instructions of all Lenders and the LC Issuer):
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or executed electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by an Authorized Officer of the Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date):
(i)    a Borrowing Notice in accordance with the requirements of Section 2.01;
(ii)    a Notice of LC Activity in accordance with the requirements of Section 2.02 together with (if requested by the LC Issuer) a completed LC Application duly executed by the Borrower for the benefit of the Administrative Agent and submitted to the LC Issuer (together with such other LC Documents applicable thereto) with a copy to the Administrative Agent;
(iii)    executed counterparts of this Agreement, together with all Exhibits and Schedules thereto, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;
(iv)    the Cash Diversion Guaranty;
(v)    the Collateral Agency Agreement;
(vi)    the Depository Agreement;
(vii)    a Note executed by the Borrower in favor of each Lender requesting a Note;
(viii)    the Management Consent Agreement;
(ix)    all other Loan Documents;

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(x)    the Pledge Agreement, the Pledge and Security Agreement and the applicable Tax Equity Holdco Guaranty and Security Agreement, in each case, duly executed by the applicable Relevant Party, together with:
(A)    certificates representing the pledged equity referred to therein (in the form required by the applicable limited liability company agreement) accompanied by undated stock powers executed in blank and instruments evidencing any pledged debt indorsed in blank;
(B)    proper Financing Statements in form appropriate for filing under the applicable Uniform Commercial Code in order to perfect the Liens created under the Collateral Documents (covering the Collateral described therein);
(C)    evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Collateral Documents has been taken or will be taken on the Closing Date such that such Liens shall each constitute a first priority security interest; and
(D)    the results of a recent lien search in each of the jurisdictions in which UCC financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Borrower and the Relevant Parties and such search shall reveal no Liens on any of the assets of the Borrower, the Relevant Parties or otherwise on the Collateral, other than Permitted Liens;
(xi)    fully executed copies of all Portfolio Documents on the Closing Date (other than Project Documents, of which only those Project Documents relating to Eligible Projects in the Project Pool with respect to which a PTO Letter has been received shall have been provided on or prior to the Closing Date) and the Project Information accompanied by an Officer’s Certificate certifying: (A) that each such copy provided to the Administrative Agent is a true, correct and complete copy of such document (and includes all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters), (B) each such Portfolio Document (i) has been duly executed and delivered by the Sponsor and each Relevant Party party thereto and, to the Knowledge of the Sponsor, Borrower and the Subsidiaries, the other parties thereto, and (ii) is in full force and effect and is enforceable against the Sponsor and each Relevant Party party thereto and, to the Knowledge of the Sponsor, Borrower and the Subsidiaries, each other party thereto as of such date, (C) neither Sponsor nor any Relevant Party thereto nor, to the Knowledge of the Sponsor, Borrower and each Subsidiary, any other party to such document is or, but for the passage of time or giving of notice or both, will be in breach of any material obligation except, solely with respect to (i) Customer

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Agreements, where such breach (itself or when coupled with other breaches under such agreements) could not reasonably be expected to have a Material Adverse Effect and (ii) Master Turnkey Installation Agreements, where such breach (itself or when coupled with other breaches under such agreements) could not reasonably be expected to have a Material Adverse Effect, (D) no Portfolio Document has an event of force majeure existing thereunder except solely with respect to the Project Documents, where such event of force majeure (itself or when coupled with other events of force majeure under such Project Documents) could not reasonably be expected to have a Material Adverse Effect and (E) all conditions precedent to the effectiveness of such documents have been satisfied or waived in writing;
(xii)    correct and complete certified copies of the (i) audited Financial Statements of the Sponsor for the calendar year ended 2016 and (ii) unaudited Financial Statements of the Sponsor for the most recently available calendar quarter, delivered in the manner contemplated by Section 6.01(a)(i) and (ii).
(xiii)    evidence, including customary insurance certificates, that all insurance required to be obtained and maintained pursuant to the Loan Documents has been obtained and all premiums thereon have been paid in full or are not in arrears;
(xiv)    a copy of the certificate of formation, limited liability company agreement, operating agreement or other organizational documents of each Relevant Party (other than Pledgor) and the Sponsor, together with such amendments to the organizational documents of the Loan Parties (other than Pledgor) as required by the Administrative Agent, certified by the secretary of such Person as being true, correct and complete copy of such document (and includes all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters);
(xv)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Authorized Officers of the Relevant Parties and the Sponsor as the Administrative Agent may require authorizing, as applicable, the Loans and the guarantees given by the Loan Parties and the Sponsor, the granting of the Liens under the Collateral Documents and the execution delivery and performance of this Agreement and the other Transaction Documents and evidencing the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with this Agreement and the other Loan Documents to which any Relevant Party is a party or is to be a party, in each case, certified by the secretary of such Person;
(xvi)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Relevant Party and the Sponsor is duly formed,

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validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(xvii)    favorable opinions of counsel to the Relevant Parties and the Sponsor in relation to the Loan Documents and the Management Agreement, addressed to the Administrative Agent and each Secured Party from:
(A)    Wilson Sonsini Goodrich & Rosati P.C., counsel for the Relevant Parties, including opinions regarding the attachment, perfection of security interests in Collateral and corporate matters (including, without limitation, enforceability, no consents, no conflicts with the Limited Liability Company Agreements and Investment Company Act matters); and
(B)    an in-house opinion from counsel of the Sponsor, including opinions regarding corporate matters and no conflicts with organizational documents, and other material contracts binding on the Relevant Parties;
(xviii)    a certificate of an Authorized Officer of each Relevant Party, either (A) attaching copies of all consents, licenses and approvals required in connection with the Loans and the guarantees given by the Loan Parties, the granting of the Liens under the Collateral Documents and the execution delivery and performance of this Agreement and the other Transaction Documents and the validity against the Sponsor and each Relevant Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect and not subject to appeal, or (B) certifying that no such consents, licenses or approvals are so required;
(xix)    a certificate signed by an Authorized Officer of the Borrower certifying (A) that the conditions specified in Section 9.01(g), Section 9.01(h), Section 9.01(i), Section 9.01(k) and Section 9.01(m) have been satisfied, (B) as to the solvency of the Borrower and the Subsidiaries, and (C) that there has been no event or circumstance since December 31, 2016 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
(xx)    the Closing Date Funds Flow Memorandum outlining the use of the Loans which shall be in compliance with Section 2.01(c);
(xxi)    the Closing Date Tax Equity Models for the Tax Equity Opcos; and

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(xxii)    each other certificate or document as the Administrative Agent shall reasonably request.
(b)    The Administrative Agent has received (i) the Base Case Model demonstrating compliance with the Available Borrowing Base and (ii) a report from the Model Auditor in respect of the Closing Date Tax Equity Models for the IRR Partnership Flip Opcos addressed to the Administrative Agent and the Lenders.
(c)    Each Lender Party has received the initial Operating Budget required pursuant to Section 6.01(e)(i) for the period ending December 31, 2017.
(d)    The Lender Parties have received all documentation and other information required by regulatory authorities under the applicable “know your customer” and Anti-Money Laundering Laws, including the PATRIOT Act.
(e)    Payment of Fees/Expenses.
(i)    All fees and expenses (including attorney’s fees and disbursements) required to be paid to the Agents and the Depository Bank on or before the Closing Date shall have been paid or shall be, contemporaneously with the Closing, paid.
(ii)    All fees required to be paid to the Lenders, the Coordinating Lead Arrangers and the Joint Bookrunners on or before the Closing Date pursuant to the Fee Letters, shall have been paid or shall be, contemporaneously with the Closing, paid.
(iii)    All Additional Expenses due and payable as of the Closing Date shall have been paid in full by the Borrower.
(iv)    All other costs and expenses required to be paid pursuant to Section 4.07 for which evidence has been presented (including third-party fees and out-of-pocket expenses of lenders counsel, the Insurance Consultant, Independent Engineer, Model Auditor and other advisors or consultants retained by the Administrative Agent) on or before the Closing Date.
(v)    The payment of all fees, costs and expenses to be paid on the Closing Date will be reflected in the Closing Date Funds Flow Memorandum and funding instructions given by the Borrower to the Administrative Agent and the Depository Bank prior to the Closing Date.
(f)    The Borrower has established the Collateral Accounts and, except to the extent to be funded with a Letter of Credit on the Closing Date, has deposited, or shall contemporaneously with the Closing deposit, into the Debt Service Reserve Account the Debt

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Service Reserve Required Amount. To the extent applicable, the funding of the Debt Service Reserve Account will be reflected in the Closing Date Funds Flow Memorandum and funding instructions given by the Borrower to the Administrative Agent and the Depository Bank prior to the Closing Date.
(g)    The representations and warranties of the Sponsor and the Relevant Parties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.
(h)    No action or proceeding has been instituted or threatened in writing by any Governmental Authority against the Sponsor or any Relevant Party that seeks to impair, restrain prohibit or invalidate the transactions contemplated by this Agreement and the other Loan Documents or regarding the effectiveness or validity of any required Permits.
(i)    No Default or Event of Default shall exist, or would result from the borrowing or from the application of the proceeds thereof.
(j)    The Administrative Agent shall have received technical reports on the Projects to be owned by the Subsidiaries prepared by the Independent Engineer and addressed to the Administrative Agent and the Lenders.
(k)    The Cash Available for Debt Service included under the Base Case Model does not include cash flows from any Project that is not an Eligible Project and takes into account the impact on Operating Revenues and Operating Expenses from each waiver provided by a Tax Equity Class A Member. Taking into account all Projects proposed to be included in the Collateral as of the Closing Date, each Eligible Project (i) met the requirements for the purchase of the Projects at the time of sale pursuant to such applicable Master Purchase Agreement or (ii) such requirements were amended or waived and notice of any such waiver or amendment has been provided to the Administrative Agent.
(l)    The Administrative Agent shall have received (i) an insurance report from the Insurance Consultant addressed to the Administrative Agent and the Lenders and (ii) an insurance certificate from the Borrower’s insurance broker identifying the underwriters, types of insurance, applicable insurance limits and policy terms consistent with such insurance report and confirming that such insurance is in compliance with the terms of Section 5.14 and Section 6.13.
(m)    No Tax Equity Holdco has been removed as managing member under the Limited Liability Company Agreement for any applicable Tax Equity Opco, nor has any such Tax Equity Holdco given or received written notice of an action, claim or threat of such removal.

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(n)    The Administrative Agent shall be satisfied that all warranties relating to the Eligible Projects not previously in the Project Pool will inure to the benefit of, and be enforceable by, the Relevant Party following the purchase of such Eligible Projects;
Section 9.02    Conditions of Delayed Draw Loans.  The obligation of each Lender to make Delayed Draw Loans on each subsequent Advance Date succeeding the Closing Date is subject to satisfaction of the following conditions precedent each in form and substance reasonably satisfactory to the Administrative Agent (acting on the instructions of all Lenders and the LC Issuer):
(a)    The Closing Date shall have occurred and the Borrower shall have delivered a Borrowing Notice in accordance with the requirements of Section 2.01.
(b)    The Administrative Agent’s receipt of the following, each of which shall be originals or electronic copies (followed promptly by originals to the extent extant) unless otherwise specified, each properly executed by an Authorized Officer of the signing Borrower, each dated as of the date of such borrowing (or, in the case of certificates of governmental officials, a recent date before such date of borrowing):
(i)    a Note executed by the Borrower in favor of each Lender requesting a Note;
(ii)    a certificate signed by an Authorized Officer of the Borrower certifying (A) that the conditions specified in Section 9.02(d) and 9.02(e), 9.02(f), 9.02(g), 9.02(h), 9.02(j) and 9.02(l) have been satisfied and (B) that there has been no event or circumstance since the later of the Closing Date and the making of the last Loans pursuant to this Section 9.02 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
(iii)    fully executed copies of all Project Documents and other Portfolio Documents, not previously delivered to the Administrative Agent, entered into in connection with Eligible Projects in the Project Pool (other than Project Documents, of which only those Project Documents relating to Eligible Projects in the Project Pool with respect to which a PTO Letter has been received shall have been provided on or prior to such Advance Date) together with the Project Information relating to each such Eligible Project, accompanied by an Officer’s Certificate certifying: (A) that each such copy provided to the Administrative Agent is a true, correct and complete copy of such document (and includes all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters), (B) each such Portfolio Document (i) has been duly executed and delivered by the Sponsor and Relevant Party party thereto and, to the Knowledge of the Sponsor, Borrower and the Subsidiaries, the

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other parties thereto, (ii) is in full force and effect and is enforceable against the Sponsor and each Relevant Party party thereto and, to the Knowledge of the Sponsor, the Borrower and the Subsidiaries, each other party thereto as of such date, (C) neither Sponsor nor any Relevant Party party thereto nor, to the Knowledge of the Sponsor, Borrower and each Subsidiary, any other party to such document is or, but for the passage of time or giving of notice or both, will be in breach of any material obligation except, solely with respect to (i) Customer Agreements, where such breach (itself or when coupled with other breaches under such agreements) could not reasonably be expected to have a Material Adverse Effect and (ii) Master Turnkey Installation Agreements, where such breach (itself or when coupled with other breaches under such agreements) could not reasonably be expected to have a Material Adverse Effect, (D) no Portfolio Document has an event of force majeure existing thereunder except solely with respect to the Project Documents, where such event of force majeure (itself or when coupled with other events of force majeure under such Project Documents) could not reasonably be expected to have a Material Adverse Effect and (E) all conditions precedent to the effectiveness of such documents have been satisfied or waived in writing;
(iv)    evidence, including customary insurance certificates, that all insurance required to be obtained and maintained pursuant to the Loan Documents has been obtained and all premiums thereon have been paid in full or are not in arrears;
(v)    to the extent not previously delivered, a copy of the purchase and sale confirmation delivered under the applicable Master Purchase Agreement in respect of the Eligible Projects in the Project Pool, including any subsequent confirmations provided to any Opco or its applicable Tax Equity Class A Member that the Projects have been Placed in Service or have received a PTO Letter; and
(vi)    the then-current true-up financial models for any Opco;
(c)    Each Lender Party has received the Base Case Model, demonstrating compliance with the Available Borrowing Base calculated as of the date of the Borrowing Notice delivered with respect to the applicable Advance Date and updated to reflect the Loan made on such date and any changes to the Project Pool or the Base Case Model since the most recent calculation of the Available Borrowing Base.
(d)    The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of such borrowing date, except to the extent that such representations and warranties specifically refer

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to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date.
(e)    No action or proceeding has been instituted or threatened in writing by any Governmental Authority against the Sponsor or the Relevant Party that seeks to impair, restrain prohibit or invalidate the transactions contemplated by this Agreement and the other Loan Documents or regarding the effectiveness or validity of any required Permits.
(f)    No Default or Event of Default shall exist, or would result from the borrowing or from the application of the proceeds thereof.
(g)    The Cash Available for Debt Service included under the updated Base Case Model does not include cash flows from any Project that is not an Eligible Project and takes into account the impact on Operating Revenues and Operating Expenses from each waiver provided by a Tax Equity Class A Member. Taking into account all Projects owned by an Opco and proposed to be included in the Collateral as of such date: (i) each of the fund constraints set forth in the related Master Purchase Agreement has been satisfied, (ii) the minimum systems in service requirement set forth in such Master Purchase Agreement shall have been achieved, and (iii) each Project met the “Qualifications of Projects” requirements at the time of sale pursuant to such Master Purchase Agreement or, such requirements referenced in clauses (i), (ii) and/or (iii) were waived or amended and a copy of any such waiver or amendment has been provided to the Administrative Agent.
(h)    The Available Borrowing Base was calculated solely with respect to Eligible Projects.
(i)    Except to the extent (A) funded with a Letter of Credit or an Acceptable DSR Guarantee or (B) to be funded with the proceeds of such borrowing of Delayed Draw Loans, the Debt Service Reserve Account is fully funded with the Debt Service Reserve Required Amount as of such date.
(j)    No Distribution Trap shall have occurred and be continuing.
(k)    All Additional Expenses due and payable as of such date shall have been paid in full by the Borrower and all other costs and expenses required to be paid per Section 4.07 for which evidence has been presented (including third-party fees and out-of-pocket expenses of lenders counsel, the Insurance Consultant, Independent Engineer, Model Auditor and other advisors or consultants retained by the Administrative Agent) on or before the applicable Advance Date. The payment of all fees, costs and expenses to be paid on the applicable Advance Date will be reflected in the Transfer Date Certificate and/or funding instructions given by the Borrower to the Administrative Agent prior to the applicable Advance Date.

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(l)    No Tax Equity Holdco has been removed as managing member under the Limited Liability Company Agreement for any applicable Tax Equity Opco, nor has any such Tax Equity Holdco given or received written notice of an action, claim or threat of such removal.
(m)    The Administrative Agent shall be satisfied that all warranties relating to the Eligible Projects in the Project Pool inure to the benefit of, and are enforceable by, the relevant Subsidiary.
(n)    The Administrative Agent shall have received a certificate signed by an Authorized Officer of the Borrower certifying each (x) Eligible Project included in the calculation of the Available Borrowing Base (i) has achieved Substantial Completion under the applicable Tax Equity Documents or, in the case of the Wholly Owned Opcos, the applicable Wholly Owned Opco Documents (including having passed applicable local building inspection) and (ii) is otherwise an Eligible Project in accordance with the definition thereof, (y) Project in the Project Pool satisfied the requirements of the applicable Tax Equity Documents or, in the case of the Wholly Owned Opcos, the applicable Wholly Owned Opco Documents and (z) Borrower REC Purchase Agreement and Borrower REC Sale Agreement included in the Available Borrowing Base satisfies each of the conditions set forth in the definitions thereof.
Section 9.03    Conditions of Letter of Credit Issuance.  The obligation of the LC Issuer to issue, extend or increase the Stated Amount of the Letter of Credit under Section 2.02 is subject to satisfaction of the following conditions precedent each in form and substance reasonably satisfactory to the Administrative Agent (acting on the instructions of the LC Issuer and all the LC Lenders):
(a)    The conditions precedent under Section 9.01 shall have been satisfied or waived and Borrower shall have delivered a Notice of LC Activity in accordance with the requirements of Section 2.02.
(b)    The Administrative Agent and the LC Issuer shall have received a certificate signed by an Authorized Officer of the Borrower certifying that the conditions specified in Section 9.03(c) and 9.03(d) have been satisfied, which shall be an original or an electronic copy (followed promptly by originals to the extent extant) unless otherwise specified, each properly executed by an Authorized Officer of the signing Borrower, each dated as of the date of such issuance.
(c)    During the Availability Period, the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of such borrowing date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in

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all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date.
(d)    No Default or Event of Default shall exist, or would result from the borrowing or from the application of the proceeds thereof.
ARTICLE X
EVENTS OF DEFAULT; REMEDIES
Section 10.01    Events of Default.  Any of the following shall constitute an event of default (“Event of Default”) hereunder:
(a)    Principal and Interest. Failure of a Loan Party to pay in accordance with the terms of this Agreement, (i) any interest on any Loan within three (3) Business Days after the date such sum is due, (ii) any principal with respect to any Loan when such sum is due, or (iii) any other fee, cost, charge or other sum due under this Agreement or any other Loan Document within five (5) Business Days after the date such sum is due;
(b)    Misstatements. Any (i) representation or warranty made by the Sponsor or the Relevant Parties in the Loan Documents, or any Financial Statement furnished pursuant thereto, or (ii) certificate or any Financial Statement made or prepared by, under the control of or on behalf of the Sponsor or the Relevant Parties and furnished to the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document (including, without limitation, in a certificate of an Authorized Officer delivered pursuant to the Loan Documents) shall prove to have been untrue or misleading in any material respect as of the date made; provided, however, that if any such misstatement is capable of being remedied and has not caused a Material Adverse Effect, the Borrower may correct such misstatement by curing such misstatement (or the effect thereof) and delivering a written correction of such misstatement to the Administrative Agent, in the form and substance satisfactory to the Administrative Agent, within thirty (30) days of (x) obtaining Knowledge of such misstatement or (y) receipt by the Borrower of written notice from the Administrative Agent of such default;
(c)    Automatic Defaults. Any (i) default by any Relevant Party in the observance and performance of or compliance with Section 6.02, Section 6.05, Section 6.11 (or, in the event of any failure to maintain an Interest Rate Hedging Agreement as required pursuant to Section 6.11 due to the default of a Secured Hedge Provider, Borrower shall have failed to enter into a replacement Interest Rate Hedging Agreement meeting the requirements of Section 6.11 within thirty (30) days of the termination of such Interest Rate Hedging Agreement due to such default) and Section 6.24(a) and Article VII or (ii) failure by the Sponsor to pay any amount due and payable under the Cash Diversion Guaranty.

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(d)    Other Defaults. Any default by the Sponsor, the Borrower or any Relevant Party in the observance and performance of or compliance with any other covenant or agreement contained in this Agreement or any other Loan Document, a Wholly Owned Opco O&M Agreement or the Management Agreement (other than as provided in paragraphs (a) through (c) of this Section 10.01), which default shall continue unremedied for a period of (i) 10 days with respect to a breach of Section 6.13, and (ii) 30 days for any other covenant to be performed or observed by it under this Agreement or any other Loan Document and not otherwise specifically provided for elsewhere in this Article X, in each case, after the earlier of (x) receipt by the Borrower of written notice from the Administrative Agent of such default or (y) obtaining Knowledge of any such default; provided that the thirty (30) day period referred to in clause (ii) above may be extended by an additional forty-five (45) days, in the event that such default has not been cured within the initial thirty (30) day period, such default remains capable of being cured within the additional forty-five (45) day period, no Material Adverse Effect has resulted from such default and Borrower continues to diligently pursue cure of such default.
(e)    Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court enters a decree or order for relief with respect to the Sponsor or any Relevant Party in an Involuntary Bankruptcy, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state Law; (ii) the occurrence and continuation of any of the following events for sixty (60) days unless dismissed or discharged within such time: (w) an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, is commenced, in which the Sponsor or any Relevant Party is a debtor or any portion of the Collateral or any Membership Interest is property of the estate therein, (x) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Sponsor or any Relevant Party, over all or a substantial part of its property, is entered, (y) an interim receiver, trustee or other custodian is appointed without the consent of the Sponsor or any Relevant Party for all or a substantial part of the property of such Person or (z) a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Sponsor or any Relevant Party;
(f)    Voluntary Bankruptcy; Appointment of Receiver, etc. (i) An order for relief is entered with respect to the Sponsor or any Relevant Party, or the Sponsor or any Relevant Party commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such Law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for the Sponsor or any Relevant Party, for all or a substantial part of the property of the Sponsor or any Relevant Party; (ii) the Sponsor or any Relevant Party makes any assignment for the benefit of creditors; (iii) the Sponsor or any Relevant Party shall be unable, or shall fail generally, or shall

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admit in writing its inability, to pay its debts as such debts become due or (iv) the board of directors or other governing body of the Sponsor or any Relevant Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 10.01(f);
(g)    Material Judgment. Any final money judgment, writ or warrant of attachment or similar process involving, individually or in aggregate at any time, an amount in excess of $1,000,000 (to the extent not adequately covered by insurance as to which a solvent, reputable and Independent insurance company, which at least meets the Credit Requirements, has acknowledged coverage in writing to the Borrower and such acknowledgment is provided to the Administrative Agent) shall be entered or filed against the Borrower or any of the other Relevant Parties or any of their respective Assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder).
(h)    Impairment of Loan Documents. At any time after the execution and delivery thereof, (i) this Agreement or any other Loan Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or on the Debt Termination Date) or shall be declared null and void, or the Administrative Agent or any Lender shall not have or shall cease to have a valid and perfected Lien in any Collateral or the Membership Interests purported to be covered by the Loan Documents with the priority required by the relevant Loan Document or (ii) the Borrower, the Sponsor or any Relevant Party thereto shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by any Lender, under any Loan Document to which it is a party.
(i)    ERISA. The Borrower, any Loan Party or, except as would not result in a Material Adverse Effect, any of their respective ERISA Affiliates establishes any Employee Benefit Plan or Multiemployer Plan, or commences making contributions to (or becomes obligated to make contributions to) any Employee Benefit Plan or Multiemployer Plan.
(j)    Change of Control. Any Change of Control shall have occurred.
(k)    Removal of Managing Member.
(i) Any Tax Equity Holdco shall have been removed as the “managing member” of any applicable Tax Equity Opco. The receipt of any written notice, claim or threat of removal from the Tax Equity Class A Member shall be a “Default” for all purposes hereunder until rescinded in writing by such Tax Equity Class A Member and such event shall mature into an “Event of Default” if the Tax Equity Holdco default that is the subject of such written notice, claim or threat is not cured within the applicable period prior to

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effectiveness of removal provided under the applicable Limited Liability Company Agreement.
(ii) The Sponsor shall have been removed as the “Operator” of any Tax Equity Opco O&M Agreement. The receipt of any written notice, claim or threat of removal from any Tax Equity Opco shall be a “Default” for all purposes hereunder until rescinded in writing by such Tax Equity Opco and such event shall mature into an “Event of Default” if the Operator default that is the subject of such written notice, claim or threat is not cured within the applicable period prior to effectiveness of removal provided under the applicable Tax Equity Opco O&M Agreement.
(l)    Abandonment of Servicing. (i) The transition to a successor Operator to perform the “Project Services” (as defined within an O&M Agreement) is not complete within thirty (30) days after termination of an Operator, (ii) the transition to a successor Manager under a Management Agreement is not complete within thirty (30) days after termination of the Manager, (iii) a replaced Operator or Manager fails to comply with its transition requirements under a Back-Up Servicing Agreement or a Transition Management Agreement, as applicable, or (iv) an O&M Agreement is not renewed on its expiry date in accordance with its terms or otherwise in a form and substance acceptable to the Administrative Agent (acting on the instructions of the Required Lenders).
Section 10.02    Acceleration and Remedies.
(a)    Upon the occurrence and during the continuance of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Administrative Agent shall, at the request of the Required Lenders, take any or all of the following actions, at the same or different times: (i) terminate any outstanding Commitments, and thereupon any such outstanding Commitments shall terminate immediately; (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, and the Borrower shall Cash Collateralize the LC Exposure, and (iii) make a demand on any Acceptable DSR Letter of Credit provided with respect to the Debt Service Reserve Account, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any Event of Default described in Section 10.01(e) or (f), any outstanding Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower, shall automatically become due and payable, and the Cash Collateralization of the LC Exposure shall automatically be

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required, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of any Event of Default, in addition to the exercise of remedies set forth in clauses (i), (ii) and (iii) above, each Secured Party shall be, subject to the terms of the Collateral Agency Agreement, entitled to exercise the rights and remedies available to such Secured Party under and in accordance with the provisions of the other Loan Documents to which it is a party or any applicable Law.
(b)    Upon the occurrence and during the continuation of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to the Administrative Agent against the Borrower under this Agreement or any of the other Loan Documents, or at Law or in equity, may be exercised by the Administrative Agent (acting on the instructions of the Required Lenders) at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not the Administrative Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Collateral and the proceeds from any of the foregoing. Any such actions taken by the Administrative Agent shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as the Administrative Agent may determine in its sole discretion, to the fullest extent permitted by Law, without impairing or otherwise affecting the other rights and remedies of the Administrative Agent permitted by Law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) to the fullest extent permitted by Law, the Administrative Agent shall not be subject to any “one action” or “election of remedies” Law or rule, and (ii) all liens and other rights, remedies or privileges provided to the Administrative Agent shall remain in full force and effect until the Administrative Agent has exhausted all of its remedies against the Collateral and the proceeds from any of the foregoing or the Obligations have been paid in full.
(c)    The rights and remedies set forth in this Section 10.02 are in addition to, and not in limitation of, any other right or remedy provided for in this Agreement or any other Loan Document.
(d)    Anything herein to the contrary notwithstanding, if and for so long as a Lender is a Tax Exempt Person, such Lender shall not succeed to the rights of any Tax Equity Holdco or the Borrower as a direct or indirect owner of any Opco or Tax Equity Holdco, or an assignee of any such Person, until after the Recapture Period for the last Project Placed in Service with respect to the Person(s) of which the Lender would become a direct or indirect owner, regardless whether or not exists an Event of Default.

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ARTICLE XI
ADMINISTRATIVE AGENT
Section 11.01    Appointment and Authority.
(a)    Each of the Lenders hereby appoints SunTrust Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Lender Parties and no Relevant Party nor the Sponsor shall have rights of a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “Administrative Agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 11.02    Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Relevant Party or their Affiliates as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 11.03    Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.03 and 10.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IX or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 11.04    Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, which by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory

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to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 11.05    Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-Administrative Agents appointed by the Administrative Agent. The Administrative Agent and any such sub-Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article XI shall apply to any such sub-Administrative Agent and to the Related Parties of the Administrative Agent and any such sub-Administrative Agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-Administrative Agents selected with due care except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-Administrative Agents.
Section 11.06    Resignation and Removal of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the Depository Bank, and the Borrower. The Administrative Agent may be removed at any time by the Required Lenders for the Administrative Agent’s gross negligence or willful misconduct. Upon receipt of any such notice of resignation or removal, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed), unless a Default or an Event of Default shall have occurred and is continuing, in which case the consent of the Borrower shall not be required, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. In the case of a removal, if no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Such resignation shall become effective in accordance with such notice on the Resignation Effective Date and upon acceptance by the successor Administrative Agent.

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(b)    With effect from the Resignation Effective Date or the date on which the Administrative Agent has been removed by the Required Lenders, as applicable, (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 4.09(h) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the date on which the Administrative Agent has been removed by the Required Lenders, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 11.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this ARTICLE XI and Section 4.07 and Section 4.08 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-Administrative Agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
Section 11.07    Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 11.08    Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether

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the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective Administrative Agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 4.06, 4.07 and 4.08) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its Administrative Agents and counsel, and any other amounts due the Administrative Agent under Section 4.06, 4.07 and 4.08.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 11.09    Appointment of Collateral Agent and Depository Bank.  The LC Issuer and each Lender hereby consents and agrees to the appointment of the Collateral Agent and the Depository Bank respectively in accordance with the Collateral Agency Agreement and the Depository Agreement and authorize each such Agent in such capacity to take such action on its behalf under the provisions of the Collateral Documents and to exercise such powers and perform such duties as are expressly delegated to it by the terms of the Collateral Documents, together with such other powers as are reasonably incidental thereto. The Collateral Agent and Depository Bank shall each be an express third party beneficiary of Article V, Article VIII, Section 9.01(e), Section 9.02(k), Section 12.01(b)(viii), Section 4.07, Section 4.08 and Section 4.09.
Section 11.10    Coordinating Lead Arrangers and Joint Bookrunners.  The Coordinating Lead Arrangers and the Joint Bookrunners shall not have any duties or responsibilities hereunder in their capacities as such.

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ARTICLE XII
MISCELLANEOUS
Section 12.01    Waivers; Amendments.
(a)    No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.01(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
(b)    Amendments. No amendment, supplement, modification or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver and no such amendment, supplement or modification shall:
(i)    increase the amount or extend the expiration date of any Commitment, in each case, without the written consent of the LC Issuer and each Lender adversely affected thereby;
(ii)    either (A) amend the definitions of “Advance Rate”, “Amortization Factor”, “Available Borrowing Base”, “Available Borrowing Base Determination Date”, “Availability Period”, “Customer Agreement Termination Date”, “Cash Available for Debt Service”, “Debt Service Coverage Ratio”, “Eligible Project” or “Portfolio Value” except for any amendment to any such definition (x) to correct any scrivener error(s), (y) to clarify the meaning of any such definition or (z) that otherwise has a de minimis effect on the substance of any such definition, (B) amend Section 6.26 or (C) amend any other provision of any Loan Document that could increase the amount of the Available Borrowing Base, in each case, without the written consent of the LC Issuer and each Lender adversely affected thereby;

(iii)    reduce or forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Loan, reduce the stated rate of any interest or fee payable under this Agreement (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Facility Lenders of each adversely affected Facility)) or extend the scheduled date of any payment thereof, in each case, without the written consent of the LC Issuer and each Lender adversely affected thereby;
(iv)    amend, modify or waive any provision of Article IV in a manner that would alter the pro rata sharing of payments required thereunder, without the written consent of each Lender or amend Section 12.17 without the written consent of each Lender Party adversely affected thereby;
(v)    change the voting rights of the LC Issuer or the Lenders under this Section 12.01(b) or the definition of the term “Required Lenders” or “Required Facility Lenders” or any other provision hereof specifying the number or percentage of Lenders or other Secured Parties required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender and the LC Issuer;
(vi)    release all or a material portion of the Collateral, or any Loan Party from their obligations under the Collateral Documents or any Membership Interests without the written consent of the LC Issuer and each Lender, in each case, other than in connection with a disposition permitted hereunder; and provided that no such agreement shall amend, modify or otherwise affect the rights or duties of any Lender Party hereunder without the prior written consent of such Lender Party;
(vii)    amend, modify or waive any provision of Article XI or any other provision of any Loan Document that would adversely affects the Administrative Agent without the written consent of the Administrative Agent;
(viii)    amend, modify or waive any provision of the Collateral Agency Agreement or the Depository Agreement or any other provision of any Loan Document that would adversely affect the Collateral Agent or Depository Bank without the written consent of such affected Agent;
(ix)    amend, modify or waive any provision of Section 2.02 (or any other provision of this Agreement or any other Loan Document that specifically provides for rights and obligations of the LC Issuer) without the written consent of the LC Issuer;

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(x)    change the order of priority of payments set forth in Section 4.02(b) of the Depository Agreement or Section 2.03(a) of the Collateral Agency Agreement without the written consent of each Lender Party directly affected thereby; and
(xi)    amend, modify or waive any provision of this Agreement in a manner that would adversely affect the Lenders or the LC Lenders disproportionately to any Lenders in respect of any other Class of Loan without the consent of all the Required Facility Lenders of the adversely affected Facility.
Section 12.02    Notices; Copies of Notices and Other Information.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other documents provided or permitted by this Agreement shall be in writing and if such request, demand, authorization, direction, notice, consent or waiver is to be made upon, given or furnished to or filed with:
(i)    the Administrative Agent by any Lender or by the Borrower shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Administrative Agent at its Administrative Agent’s Office; or
(ii)    the Borrower by the Administrative Agent, or by any Lender shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid and by facsimile to the Borrower addressed to: 595 Market St., 29th Floor, San Francisco, CA 94105, Fax: [__________], Attn: General Counsel, or at any other address previously furnished in writing to the Administrative Agent by the Borrower. The Borrower shall promptly transmit any notice received by them from the Lenders to the Administrative Agent.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 12.02(b) below, shall be effective as provided in Section 12.02(b).
(b)    Electronic Communications. Notices and other communications to the Administrative Agent or the Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of

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receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)    Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(d)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Borrowing Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Indemnitee from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower, other than those resulting from the gross negligence or willful misconduct of such Person. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
(e)    Disclosures to NY Green Bank. Notwithstanding anything to the contrary contained in this Agreement and for so long as Gaia Portfolio 2016 has any obligations to NY Green

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Bank under the NY Green Bank Loan Agreement, the Administrative Agent shall be permitted (i) to send to NY Green Bank copies of all requests, demands, authorizations, directions, notices, consents, waivers or other documents and communications sent by the Administrative Agent to the Lenders and (ii) grant to NY Green Bank access to any electronic datasite maintained by, or on behalf of, the Administrative Agent. Each of the Administrative Agent and the Borrower agrees to deliver to NY Green Bank a copy of any notice delivered to the Borrower under this Agreement and the other Loan Documents simultaneously with the delivery of such notice to Gaia Portfolio 2016 as a Lender under this Agreement; provided, that, so long as the Administrative Agent has granted NY Green Bank access to a datasite referred to in this Section 12.02(e), any such notice obligation may be satisfied by posting any applicable notice to such datasite.
(f)    Notices by NY Green Bank. NY Green Bank is exclusively authorized to exercise all discretion in giving notices, directions, requests, instructions and other communications relating to this Agreement and the other Loan Documents to which Gaia Portfolio 2016 is entitled to give as a Lender under this Agreement and in taking all such other actions reserved to Gaia Portfolio 2016 as a Lender under this Agreement (including the exercise of all voting rights of Gaia Portfolio 2016 as a Lender under this Agreement), and the Administrative Agent, the Borrower and the Lenders shall (i) deal exclusively with NY Green Bank in connection with exercise of Gaia Portfolio 2016’s rights as a Lender under this Agreement and the other Loan Documents, (ii) treat any and all written notices, directions, requests, instructions and other communications received from NY Green Bank as coming directly from Gaia Portfolio 2016 as a Lender under this Agreement, (iii) disregard any notices, directions, requests, instructions and other communications that are received from Gaia Portfolio 2016 but not initiated or acknowledged by NY Green Bank and (iv) direct to NY Green Bank (with a copy to Gaia Portfolio 2016) all notices, directions, requests, instructions and other communications arising out of or in connection with this Agreement and the other Loan Documents; provided, that this clause (f) shall not be applicable from and after the date of receipt by the Administrative Agent of the NY Green Bank Termination Notice.
Section 12.03    No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

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Section 12.04    Effect of Headings and Table of Contents.  The Article and Section headings in this Agreement and the Table of Contents are for convenience only and shall not affect the construction hereof or thereof.
Section 12.05    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with Section 12.05(b), (ii) by way of participation in accordance Section 12.05(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 12.05(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 12.05(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement upon prior notice to the Administrative Agent and the Borrower; provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in clause (b)(i)(B) below in the aggregate, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in clause (b)(i)(A) above, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitments are not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade

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Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;
(iii)    Required Consents. The consent of the Administrative Agent, the Borrower (such consent in each case not to be unreasonably withheld or delayed) and, with respect to the assignment of any LC Exposure, the LC Issuer shall be required for any assignment pursuant to this Section 12.05(b); provided that no consent of the Borrower shall be required in connection with an assignment to a Lender or an Affiliate of a Lender or if a Default or Event of Default has occurred and is continuing. The Borrower’s consent shall be deemed to have been given if the Borrower has not responded within ten (10) Business Days of an assignment request. No other consent shall be required for any such assignment except to the extent required by clause (b)(i)(B) above.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    Prohibited Assignments. No assignment of any Loans or Commitments shall be made to (A) a Competitor, (B) any Defaulting Lender or any of its Affiliates in this Section 12.05(b)(v), (C) to a natural Person or (D) to any Affiliated Lender if, in the case of this subclause (D), after giving effect to such assignment, the Affiliated Lenders would, in the aggregate, own or hold in excess of 25% of the Commitments, Loans and LC Exposure outstanding under the Facilities (calculated as of the date of such purchase).
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations,

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or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause (vii), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(vii)    Assignment to an Affiliated Lender. In the event that the Borrower or any Affiliate thereof (including the Sponsor) is an assignee under this Section 12.05(b) (an “Affiliated Lender”), (A) such Affiliated Lender shall be a Non-Voting Lender (as defined in the Collateral Agency Agreement) and its Commitments shall not be included in any calculation for purposes of determining whether a requisite number or percentage of Lenders, as applicable, have voted to take an action hereunder and (B) the Affiliated Lender, in its capacity as a Lender, shall not have any right (1) to consent to any amendment, modification, waiver, consent or other such action with respect to any of the terms of this Agreement or any other Loan Document, (2) to require the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to this Agreement or any other Loan Document, (3) to otherwise vote on any matter related to this Agreement or any other Loan Document, (4) to attend any meeting or conference call with the Administrative Agent or any Lender or receive any information from the Administrative Agent or any Lender or (5) to make or bring any claim, in its capacity as a Lender, against the Administrative Agent or any Lender or with respect to the duties and obligations of such Person under the Loan Documents; provided, that no amendment, modification or waiver shall (I) deprive the Affiliated Lender, in its capacity as a Lender, of its share of any payments which Lenders are entitled to share on a pro rata basis hereunder or (II) affect the Affiliated Lender, or any of them, in its capacity as Lender, in a manner that is materially disproportionate to the effect of such amendment or other modification on other Lenders; provided, further, no amendment, modification or waiver expressly requiring the consent of all Lenders pursuant to Section 12.01(b) shall be effective without the consent of the Affiliated Lender, in its capacity as a Lender. Notwithstanding anything to the contrary in this Agreement, for all purposes of this Agreement and the other Loan Documents, including, without limitation, for purposes of the Collateral Agency Agreement, Gaia Portfolio 2016 shall not be an Affiliated Lender

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prior to receipt by the Administrative Agent of the NY Green Bank Termination Notice; provided, that for purposes of determining the voting percentage of Gaia Portfolio 2016 hereunder, Gaia Portfolio 2016 shall be deemed to hold an aggregate amount of outstanding Delayed Draw Loans and Delayed Draw Loan Commitments equal to the aggregate amount of outstanding loans and commitments to make loans under the NY Green Bank Loan Agreement, as such amounts may be certified to the Administrative Agent from time to time by NY Green Bank.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 12.05(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 4.06, 4.07, 4.08, 4.09 and 4.11 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.05(d).
(c)    Register. The Administrative Agent, acting solely for this purpose as an Administrative Agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an assignee lender, administrative details information with respect to such assignee lender (unless the assignee lender shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b)(iv) above, if applicable, and the written consent of the Administrative Agent to such assignment and any applicable tax forms, the Administrative Agent shall promptly record each assignment made in accordance with this Section 12.05(c) in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 12.05(c). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent

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and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. (i) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
(ii)    Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver requiring the consent of all Lenders, as set forth in first proviso in Section 12.01 that affects such Participant. The Borrower agree that each Participant shall be entitled to the benefits of Section 4.08, 4.09 and 4.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.05(b); provided that such Participant agrees to be subject to the provisions of Section 4.09 as if it were an assignee under Section 12.05(b). To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 4.11 as though it were a Lender; provided that such Participant agrees to be subject to Section 4.10 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans, Commitments or other rights or obligations under the Loan Documents (each such register, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of any Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other rights or obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other right or obligation is in registered form under section 5f.103-1(c) of the U.S. Treasury Regulations.  The entries in a Participant Register shall be conclusive

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absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 4.09 that the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.09 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.09 and 4.10 as though it were a Lender.
(f)    Certain Pledges. Any Lender or the Administrative Agent may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of such Lender or the Administrative Agent, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender or the Administrative Agent from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender or the Administrative Agent as a party hereto.
Section 12.06    Severability.  In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.07    Benefits of Agreement.  Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto, the Administrative Agent and their successors hereunder, the Lender Parties, each Indemnitee and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Agreement.
Section 12.08    Governing Law.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION,

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WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(c)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN Section 12.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 12.09    WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY

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HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.09.
Section 12.10    Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf”, “tif”, “jpg” or “jpeg”) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 12.11    Confidentiality.
(a)    Each party to this Agreement agrees to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (i) to its Affiliates, and to its and its Affiliates’ directors, officers, employees, trustees and Administrative Agents, including accountants, legal counsel and other Administrative Agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential and any failure of such Persons acting on behalf of such party to comply with this Section shall constitute a breach of this Section by the relevant party, as applicable), (ii) to the extent requested by any regulatory authority or self-regulatory authority, required by applicable Law (including NY Public Officers Law, Article 6, and 21 NYCRR § 501, if applicable) or by any subpoena or similar legal process; provided that solely to the extent permitted by law and other than in connection with audits and reviews by regulatory and self-regulatory authorities, each party shall notify the other parties hereto as promptly as practicable of any such requested or required disclosure in connection with any legal or regulatory proceeding; provided further that in no event shall any party hereto be obligated or required to return any materials furnished by any other party hereto, (iii) to any other party to this Agreement or under the other Loan Documents, (iv) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this

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Agreement or the other Loan Documents or the enforcement of rights hereunder or thereunder, (v) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the Facilities or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities, (vi) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any Lender's rights or obligations under this Agreement, (B) any actual or prospective counterparty (or its advisors) to any interest rate cap contract or derivative transaction relating to any Relevant Party or the Sponsor and its obligations under the Loan Documents, or (C) any pledgee of a Lender referred to in Section 12.05; provided, however, that Confidential Information may be disclosed to any such pledgee of a Lender that is a Governmental Authority without being subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, (vii) to the extent such Confidential Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to such party or its Affiliates on a nonconfidential basis from a source other than the Sponsor or the Borrower or (viii) with the consent of the Borrower. For the purposes hereof, “Confidential Information” shall mean (1) with respect to Borrower, all information received by the Administrative Agent or the Lenders from the Sponsor, the Borrower or any Subsidiary relating to the Sponsor, the Borrower, any other Subsidiary or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Sponsor, the Borrower or any Subsidiary, and (2) with respect to the Administrative Agent or the Lenders, all information received by any Relevant Party or the Sponsor from the Administrative Agent or any Lender relating to the Administrative Agent or any Lender or its business, including information relating to fees, other than any such information that is available to such Relevant Party or the Sponsor on a nonconfidential basis prior to disclosure by the Administrative Agent or such Lender; provided that, in the case of information received from the Sponsor, the Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.
(b)    EACH PARTY HERETO ACKNOWLEDGES THAT CONFIDENTIAL INFORMATION AS DEFINED IN SECTION 12.11(A) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION CONCERNING SUCH OTHER PARTIES HERETO AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-

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PUBLIC CONFIDENTIAL INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(c)    ALL CONFIDENTIAL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION ABOUT THE SPONSOR, THE BORROWER, THE RELEVANT PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE CONFIDENTIAL INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
Section 12.12    USA PATRIOT ACT.  Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and Anti-Money Laundering Laws, including the PATRIOT Act.
Section 12.13    Corporate Obligation.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Borrower or the Administrative Agent, in each of their capacities hereunder, under this Agreement or any certificate or other writing delivered in connection herewith, against (i) the Administrative Agent in its individual capacity, or (ii) any partner, member, owner, beneficiary, Administrative Agent, officer, director, employee or Administrative Agent of the Administrative Agent in its individual capacity, any holder of equity in the Borrower or the Administrative Agent or in any successor or assign of the Administrative Agent in its individual capacity, except as any such Person may have expressly agreed (it being understood that the

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Administrative Agent has no such obligations in its individual capacity), and except that any such partner, owner or equity holder shall be fully liable, to the extent provided by applicable Law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
Section 12.14    Non-Recourse.  No claims may be brought against any of the Borrower’s directors or officers for any Obligations, except in the case of fraud or actions taken in bad faith by such Persons.
Section 12.15    Administrative Agent’s Duties and Obligations Limited.  The duties and obligations of the Administrative Agent, in its various capacities hereunder, shall be limited to those expressly provided for in their entirety in this Agreement (including any exhibits to this Agreement). Any references in this Agreement (and in the exhibits to this Agreement) to duties or obligations of the Administrative Agent in its various capacities hereunder, that purport to arise pursuant to the provisions of any of the Loan Documents shall only be duties and obligations of the Administrative Agent if the Administrative Agent is a signatory to any such Loan Documents.
Section 12.16    Entire Agreement.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
Section 12.17    Right of Setoff.  Subject to Article III of the Collateral Agency Agreement, if an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender and its Affiliates under this Section 12.17 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

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Section 12.18    Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 12.19    Survival of Representations and Warranties.  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the making thereof and the termination of this Agreement.
Section 12.20    No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Coordinating Lead Arrangers, the Joint Bookrunners, the Lender Parties and their Affiliates are arm’s-length commercial transactions between the Borrower and their respective Affiliates, on the one hand, and the Coordinating Lead Arrangers, the Joint Bookrunners, the Lender Parties and their Affiliates, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Coordinating Lead Arrangers, the Joint Bookrunners, the Lender Parties and their Affiliates are and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, Administrative Agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Coordinating Lead Arrangers, the Joint Bookrunners, the Lender Parties nor their Affiliates have any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Coordinating Lead Arrangers, the Joint Bookrunners, the Lender Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and their respective Affiliates, and neither the Coordinating Lead Arrangers, the Joint Bookrunners, the Lender Parties nor their Affiliates have any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by Law,

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the Borrower hereby waives and releases any claims that it may have against the Coordinating Lead Arrangers, the Joint Bookrunners, the Lender Parties and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 12.21    Electronic Execution of Assignments and Certain Other Documents.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Section 12.22    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

BORROWER:

SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC

By:	Sunrun Neptune Investor 2016, LLC
Its:	Sole Member

By:	Sunrun Neptune Holdco 2016, LLC
Its:	Managing Member

By:	Sunrun Inc.
Its:	Sole Member

By:	/s/ Robert Komin, Jr.
Name: Robert Komin, Jr.
Title: Chief Financial Officer

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Signature Page to Neptune Credit Agreement

SUNTRUST BANK, as Administrative Agent
By:	/s/ Danielle Crawford
Name: Danielle Crawford
Title: Vice President

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Signature Page to Neptune Credit Agreement

SUNRUN NEPTUNE GAIA PORTFOLIO 2016,
LLC,
as Lender

By: Sunrun Neptune Gaia Holdco 2016, LLC
Its: Sole Member

By: Sunrun Inc.
Its: Sole Member

By: _/s/ Robert_Komin, Jr._______________
Name: Robert Komin, Jr.
Title: Chief Financial Officer

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Signature Page to Neptune Credit Agreement

SUNTRUST BANK, as Lender
By:	/s/ Danielle Crawford
Name: Danielle Crawford
Title: Vice President

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Signature Page to Neptune Credit Agreement

ING CAPITAL LLC, as Lender
By:	/s/ Thomas Cantello
Name: Thomas Cantello
Title: Managing Director
By:	/s/ Erwin Thomet
Name: Erwin Thomet
Title: Managing Director

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Signature Page to Neptune Credit Agreement

SILICON VALLEY BANK, as Lender
By:	/s/ Vince O’Hara
Name: Vince O’Hara
Title: Vice President

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Signature Page to Neptune Credit Agreement

ZB, N.A. d/b/a NATIONAL BANK OF ARIZONA, as Lender
By:	/s/ Kate Smith
Name: Kate Smith
Title: Vice President

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Signature Page to Neptune Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as Lender
By:	/s/ Lisa A. Ryder
Name: Lisa A. Ryder
Title: Senior Vice President

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Signature Page to Neptune Credit Agreement

ING CAPITAL LLC, as LC Issuer
By:	/s/ Thomas Cantello
Name: Thomas Cantello
Title: Managing Director
By:	/s/ Erwin Thomet
Name: Erwin Thomet
Title: Managing Director

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Signature Page to Neptune Credit Agreement

Exhibit A-1
Form of Borrowing Notice

[LETTERHEAD OF BORROWER]
BORROWING NOTICE
[_____], 20__1
SunTrust Bank,
as Administrative Agent
3333 Peachtree Road NE, 8th Floor
Atlanta, GA 30326
Attention: Nina Myers Johnson

Re:    Sunrun Neptune Portfolio 2016-A, LLC
Ladies and Gentlemen:
This Borrowing Notice (this “Notice”) is delivered to you pursuant to Section 2.01(c) of that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Neptune Portfolio 2016-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), SunTrust Bank, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and ING Capital LLC, as LC Issuer. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.
The Borrower hereby gives irrevocable notice to the Administrative Agent, pursuant to Section 2.01(c) of the Credit Agreement, that the undersigned Authorized Officer hereby requests a Delayed Draw Loan under the Credit Agreement on behalf of the Borrower.
In connection with such request, the undersigned Authorized Officer certifies that such person is an Authorized Officer and sets forth below the following information as required by Section 2.01(c) of the Credit Agreement:

(1)	The proposed date of the funding for the Delayed Draw Loan is __________ (the [“Closing Date”][2] [“Advance Date”]3), which day is a Business Day not earlier than

1 The Borrower shall deliver a Borrowing Notice to the Administrative Agent no later than 10:00 a.m. at least five (5) Business Days in advance of the proposed funding date (or such shorter timeframe as may be agreed to by the Administrative Agent in its sole discretion).
2 To be included for a borrowing on the Closing Date.
3 To be included for borrowings on a date other than the Closing Date.

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Exhibit A-1- 1

five (5) Business Days following the date hereof (or such shorter timeframe as may be agreed to by the Administrative Agent in its sole discretion).

(2)	The principal amount of Delayed Draw Loans to be borrowed is $__________[4].

(3)	The Type of Loans to be borrowed are [LIBO Loans] [Base Rate Loans].

(4)	The proceeds of the Delayed Draw Loan shall be credited to the following account(s):

Amount Requested	Account

The undersigned certifies as of the date hereof on behalf of the Borrower and not in such person’s individual capacity that:

(a)
as of the [Closing Date][5] [Advance Date][6], each of the conditions precedent set forth in [Section 9.01][7] [Section 9.02][8] of the Credit Agreement will be satisfied or waived in accordance with the terms of the Credit Agreement; and

(b)
after giving effect to the proposed borrowing, the aggregate principal amount of the Delayed Draw Loans outstanding will not be greater than the Available Borrowing Base calculated as of the [Closing Date][9] [Advance Date][10].

Delivery of an executed counterpart of this Borrowing Notice by telephonic, facsimile or other electronic means will be effective as delivery of any original executed counterpart of this Borrowing Notice.
[remainder of page intentionally blank]

4 Must be an aggregate minimum amount of $2,500,000 and integral multiples of $100,000 in excess of that amount, or, if less, the remaining amount necessary in order for the Borrower to fully utilize all available Delayed Draw Loan Commitments.
5 To be included for a borrowing on the Closing Date.
6 To be included for borrowings on a date other than the Closing Date.
7 To be included for a borrowing on the Closing Date.
8 To be included for borrowings on a date other than the Closing Date.
9 To be included for a borrowing on the Closing Date.
10 To be included for borrowings on a date other than the Closing Date.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A-1- 2

IN WITNESS WHEREOF, the Borrower has caused this Borrowing Notice to be duly executed and delivered as of the date first written above.
BORROWER:
SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC

By:    Sunrun Neptune Investor 2016, LLC
Its:    Sole Member

By: Sunrun Neptune Holdco 2016, LLC
Its: Managing Member

By: Sunrun Inc.
Its: Sole Member

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A-1- 3

Exhibit A-2
Form of Available Borrowing Base Certificate

AVAILABLE BORROWING BASE CERTIFICATE
[_____], 20__
SunTrust Bank,
as Administrative Agent
3333 Peachtree Road NE, 8th Floor
Atlanta, GA 30326
Attention: Nina Myers Johnson

Re:    Sunrun Neptune Portfolio 2016-A, LLC
Ladies and Gentlemen:
This certificate (this “Certificate”) is delivered to you pursuant to [Section 2.01(c)(v) of] [Section 6.25 of] [the definition of “Permitted Fund Disposition” set forth in] that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Neptune Portfolio 2016-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), SunTrust Bank, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and ING Capital LLC, as LC Issuer. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.
The Borrower hereby certifies to the Administrative Agent that, as of the date hereof:

(a)
attached hereto as Appendix A are calculations showing the Available Borrowing Base as of the Available Borrowing Base Determination Date, which were calculated in good faith and a manner consistent in all material respects with and supported by the Base Case Model; and

(b)	attached hereto as Appendix B is the Amortization Schedule, as updated pursuant to the terms of the Credit Agreement.
[remainder of page intentionally blank]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A-2- 1

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be duly executed and delivered as of the date first written above.
BORROWER:
SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC

By:    Sunrun Neptune Investor 2016, LLC
Its:    Sole Member

By: Sunrun Neptune Holdco 2016, LLC
Its: Managing Member

By: Sunrun Inc.
Its: Sole Member

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A-2- 2

Appendix A
Available Borrowing Base Calculations

See attached.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A-2- 3

Appendix B
Amortization Schedule

See attached.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A-2- 4

Exhibit A-3
Form of Interest Election Request

INTEREST ELECTION REQUEST
[_____], 20__
SunTrust Bank,
as Administrative Agent
3333 Peachtree Road NE, 8th Floor
Atlanta, GA 30326
Attention: Nina Myers Johnson

Re:    Sunrun Neptune Portfolio 2016-A, LLC
Ladies and Gentlemen:
This Interest Election Request is delivered to you pursuant to Section 2.03(f) of that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Neptune Portfolio 2016-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), SunTrust Bank, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and ING Capital LLC, as LC Issuer. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.

By this Interest Election Request, the Borrower hereby notifies the Administrative Agent of its request, as follows:

☐	A continuation of LIBO Loans for a new Interest Period, as follows:

i.	The original Advance Date for such LIBO Loans was
_________________, 20__.

ii.	The requested effective date of the proposed continuation is __________________, 20__ (the “Interest Period Date”), which is a Business Day.

iii.	On the proposed Interest Period Date the aggregate amount of LIBO Loans subject to such continuation is [_____] Dollars ($[_____]).

☐        A conversion of Delayed Draw Loans from one type to another, as follows:

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A-3- 1

i.	The original Advance Date for such Delayed Draw Loans was __________________, 20__.

ii.	The requested effective date of the proposed conversion is __________________, 20__ (the “Interest Period Date”), which is a Business Day.

iii.	On the proposed Interest Period Date, [LIBO Loans][Base Rate Loans] in the aggregate principal amount of [_____] Dollars ($[_____]) are to be converted to [LIBO Loans][Base Rate Loans].
[The Borrower hereby certifies that no Default or Event of Default exists on the date hereof.]1
[Remainder of Page Intentionally Left Blank]

1 To be included if converting Base Rate Loans to LIBO Loans.

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Exhibit A-3- 2

IN WITNESS WHEREOF, the Borrower has caused this Interest Election Request to be duly executed and delivered as of the date first written above.
BORROWER:
SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC
By:    Sunrun Neptune Investor 2016, LLC
Its:    Sole Member

By: Sunrun Neptune Holdco 2016, LLC
Its: Managing Member

By: Sunrun Inc.
Its: Sole Member

By:     ___________________________________
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A-3- 3

Exhibit B
Assignment and Assumption

ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.    Assignor:    ______________________________
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee: ______________________________

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit B- 4

[as [Lender] or [Affiliate][Approved Fund] of [identify Lender]]1
3.    Borrower: Sunrun Neptune Portfolio 2016-A, LLC
4.    Administrative Agent: SunTrust Bank, as administrative agent on behalf of the Lenders under the Credit Agreement

5.
Credit Agreement:    Credit Agreement, dated as of May 9, 2017, among Sunrun Neptune Portfolio 2016-A, LLC (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), SunTrust Bank, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and ING Capital LLC, as LC Issuer.

6.    Assigned Interest:

Assignor
Assignee
Aggregate Amount of Delayed Draw Loan Commitment/Loans for Lender [2]	$________
Amount of Delayed Draw Loan Commitment/Loans Assigned	$________
Percentage Assigned of Delayed Draw Loan Commitment/Loans [3]	________%
Aggregate Amount of LC Commitment/Loans for Lender [4]	$________
Amount of LC Commitment/Loans Assigned	$________
Percentage Assigned of LC Commitment/Loans [5]	________%

[7.    Trade Date:    __________________] 6

1 Indicate the appropriate option only if the Assignee is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender.
2 Amounts in this row and in the row immediately below to be adjusted by the counterparty to take into account any payments or prepayments made between the Trade Date and the Effective Date.
3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
4 Amounts in this row and in the row immediately below to be adjusted by the counterparty to take into account any payments or prepayments made between the Trade Date and the Effective Date.
5 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
6 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit B- 5

8.	Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

9.
[The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Lenders and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable Laws, including Federal and state securities laws.] [7]

7 Insert if Assignee is not already a Lender.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit B- 6

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR8
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE9
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and]10 Accepted:

SUNTRUST BANK,
as Administrative Agent

By:
Name:
Title:

[Consented to:]11

[ING CAPITAL LLC,
as LC Issuer]

By:
Name:
Title:

8 Include both Fund/Pension Plan and manager making the trade (if applicable).
9 Include both Fund/Pension Plan and manager making the trade (if applicable).
10 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
11 To be added only if the consent of the LC Issuer is required by the terms of the Credit Agreement.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit B- 7

[Consented to:]1

[SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC,
as Borrower]

By:
Name:
Title:

1 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit B- 8

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates, the Sponsor, any other Loan Party or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates, the Sponsor, any other Loan Party or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 12.05(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 12.05(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a)(i) or (ii) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time,

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit B- 9

continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York without reference to its conflict of laws other than Section 5-1401 of the New York General Obligations Law.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit B- 10

Exhibit C-1
Form of Letter of Credit

DSR LETTER OF CREDIT
[Letterhead of ING Capital LLC]
IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO. [_______]
Dated: [_______________]
APPLICANT:

Sunrun Neptune Portfolio 2016-A, LLC
595 Market St., 29th Floor
San Francisco, CA 94105
Attn: General Counsel
Fax: [___________]

BENEFICIARY:

KeyBank National Association,
as Collateral Agent
127 Public Square
Cleveland, OH 44114-1306
Attn: [___________]
Fax: [___________]
with copy to:
KeyBank National Association
4900 Tiedeman Road
Cleveland, OH 44114
MailCode: OH-01-49-0114
Attn: [___________]
Fax: [___________]

Dear Beneficiary:
At the request of and for the account of Sunrun Neptune Portfolio 2016-A, LLC, a Delaware limited liability company (the “Account Party”), we hereby establish in your favor, for the benefit of ING Capital LLC, as LC Issuer pursuant to that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Account Party, the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), SunTrust Bank, as administrative agent for the Lenders (in such

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-1- 1

capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and ING Capital LLC, as LC Issuer, our Irrevocable Transferable Letter of Credit No. [____________] (this “Letter of Credit”) whereby, subject to the terms and conditions contained herein, you are hereby irrevocably authorized to draw on ING Capital LLC, by your draft or drafts at sight, up to an aggregate amount not to exceed the Dollar amount for the relevant time period set forth on Schedule 1 hereto (such amount, as it may be reduced in accordance with the terms hereof, the “Stated Amount”).
This Letter of Credit shall be effective immediately and shall expire on the Expiration Date (as hereinafter defined). Partial drawings on this Letter of Credit are permitted.
You may draw upon this Letter of Credit at any time on or prior to the Expiration Date by presenting (a) a sight draft in the form of Exhibit A (a “Sight Draft”), appropriately completed and executed by your authorized officer and (b) a certificate in the form of Exhibit B (a “Certificate”), appropriately completed and executed by your authorized officer.
The Stated Amount shall be reduced by the amount of any paid drawing hereunder. Presentation of any Sight Draft and Certificate shall be made at our office located at [ING Capital LLC, 1133 Avenue of the Americas, New York, NY 10036]. We hereby agree with you that any Sight Draft and Certificate drawn under and in compliance with the terms of this Letter of Credit shall be duly honored by us upon delivery, if presented on or before our close of business on the Expiration Date at our office specified above.
Provided that a compliant drawing is presented by 12:00 p.m., Eastern Standard time, on any Banking Day, payment shall be made to you of the amount specified in the applicable Sight Draft, not to exceed the Stated Amount, in immediately available funds, not later than 11:00 a.m., Eastern Standard time, on the second following Banking Day. A compliant drawing presented after 12:00 p.m., Eastern Standard time on any Banking Day, will be paid on the third following Banking Day.
As used herein, “Banking Day” shall mean any day other than a Saturday, Sunday or day on which banking institutions are authorized or required to be closed in London, UK and the State of New York.
If any drawing presented under this Letter of Credit does not comply with the terms and conditions hereof, we will advise you of same by facsimile transmission to [________] within one (1) Banking Day and give the reasons for such non-compliance. Upon being notified that your drawing was not effected, you may attempt to correct any such non-compliant drawing if, and to the extent that you are entitled and able to do so on or before the Expiration Date.
This Letter of Credit shall expire on [___________] (the “Expiration Date”).1

1 Insert the date that is the earlier of the 7th anniversary of the date of this letter of credit and April 30, 2024.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-1- 2

This Letter of Credit is transferable in its entirety, but not in part, to any transferee who has succeeded you as Collateral Agent. Transfer of this Letter of Credit is subject to our receipt of instruction in the form attached hereto as Exhibit C (“Transfer Credit In Entirety Form”), accompanied by this original Letter of Credit and any amendments hereto. Transfer charges are for the account of the Account Party. This Letter of Credit may not be transferred to any person or entity with which U.S. persons are prohibited from doing business under U.S. foreign assets control regulations or other applicable U.S. laws and regulations.
Only you as the Beneficiary may draw upon this Letter of Credit. Upon the earliest of (i) the honoring by us of the final drawing available to be made hereunder, (ii) our receipt of this outstanding Letter of Credit and all amendments hereto, and a written certificate signed by your authorized officer, in the form of Exhibit D (“Early Cancellation Authority”) appropriately completed stating that this Letter of Credit is no longer required by you and may be cancelled prior to the Expiration Date or (iii) the Expiration Date, this Letter of Credit shall automatically terminate and be delivered to us by the Beneficiary for cancellation.
This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.
This Letter of Credit is issued subject to the Uniform Customs and Practice for Documentary Credits, 2007 Revision, International Chamber of Commerce Publication No. 600 (the “UCP”). The laws of the State of New York shall apply to matters not governed by the UCP.
Very truly yours,
ING CAPITAL LLC,
By:____________________________________
Name:
Title:
By:____________________________________
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-1- 3

Schedule 1
to Letter of Credit
No. ______

Schedule 1
Stated Amount: [_____]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-1- 4

Exhibit A
to Letter of Credit
No. ______
SIGHT DRAFT
[Date]
ING CAPITAL LLC
1133 Avenue of the Americas
New York, NY 10036
Attention: Mark LaGreca
Email: Mark.LaGreca@ING.com
DL-NYCLCSupport@ING.com
Re: Irrevocable Transferable Letter of Credit No. [_________]
At Sight
Pay to KeyBank National Association, as Collateral Agent, in immediately available funds ___________ Dollars ($___________), pursuant to Irrevocable Transferable Letter of Credit No.___________.

[_],
as Collateral Agent
By:
Name:
Title:
Please wire draw proceeds per the following instructions:
TO:            ______________________________
______________________________
______________________________
ABA or ROUTING #:        ______________________________
ATTN:            ______________________________
______________________________
REFERENCE:        ______________________________
CREDIT ACCOUNT:        ______________________________

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-1- 5

Exhibit B
to Letter of Credit
No. _______
CERTIFICATE
[Date]
ING CAPITAL LLC
1133 Avenue of the Americas
New York, NY 10036
Attention: Mark LaGreca
Email: Mark.LaGreca@ING.com
DL-NYCLCSupport@ING.com
Re:    Irrevocable Transferable Letter of Credit No. [________]
Ladies/Gentlemen:
This certificate is presented in accordance with the terms of your Irrevocable Transferable Letter of Credit No. [_______] held by us (the “Letter of Credit”).
We hereby certify that:
1.    In connection with that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Neptune Portfolio 2016-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), SunTrust Bank, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and ING Capital LLC, as LC Issuer (each as defined therein), the Beneficiary is making a demand for payment under the Letter of Credit in the sum of US$_____________, which amount, together with all previous drawings honored pursuant to the Letter of Credit, does not exceed the current Stated Amount of the Letter of Credit; and
2.    [Beneficiary to make one of the following statements in this paragraph 2:]
[Pursuant to the terms of that certain Depository Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, modified, supplemented or replaced from time to time, the “Depository Agreement”), among Sunrun Neptune Portfolio 2016-A, LLC, as Borrower, SunTrust Bank, as Administrative Agent, and KeyBank National Association, as Collateral Agent and Depository Bank (i) the monies on deposit in the Revenue Account are not anticipated by the Administrative Agent to be adequate to pay the amounts required to be paid pursuant to Section 4.02(b)(iii)(A), Section 4.02(b)(iii)(B)(x) and Section 4.02(b)(iv)(A)(2) of the Depository Agreement, (ii) such insufficient amount is at least in an amount equal to this

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-1- 6

drawing and (iii) the proceeds of such drawing will be applied to the payment of such insufficient amount.]
or
[LC Issuer has failed to maintain at least one of the following credit ratings (a)”Baa2” or higher from Moody’s, (b) “BBB” or higher from S&P and (c) “BBB” or higher from Fitch and thirty (30) days have elapsed since the LC Issuer failed to maintain such ratings.]1
or
[This Letter of Credit will expire within [ten (10)] days and the Collateral Agent has not received written evidence from the LC Issuer or the Company that this Letter of Credit will be extended or replaced upon or prior to its stated expiration date.]
3.    The amount demanded hereby has been calculated in accordance with the terms of the Depository Agreement.
4.     You are hereby directed to pay the amount so demanded to:
[Insert wire transfer instructions for the Debt Service Reserve Account]
This certificate has been executed and delivered by a duly authorized officer of the undersigned on the date first above written.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

1 Note: Not to be included if the Letter of Credit is issued by ING Captial LLC.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-1- 7

[_],
as Collateral Agent
By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-1- 8

Exhibit C
to Letter of Credit
No._______
TRANSFER CREDIT IN ENTIRETY FORM
[Date]
ING CAPITAL LLC
1133 Avenue of the Americas
New York, NY 10036
Attention: Mark LaGreca
Email: Mark.LaGreca@ING.com
DL-NYCLCSupport@ING.com

Re:    Irrevocable Transferable Letter of Credit No. [_________]
Ladies/Gentlemen:
This is a transfer certificate presented in accordance with your Irrevocable Transferable Letter of Credit No. [_______] held by us (the “Letter of Credit”).
The undersigned, as beneficiary under the Letter of Credit, hereby irrevocably transfers to _______ [insert name and address of transferee] all rights of the undersigned beneficiary to draw under the Letter of Credit. Transferee is successor Collateral Agent pursuant to that certain Collateral Agency and Intercreditor Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, modified, supplemented or replaced from time to time, the “Collateral Agency Agreement”), among Sunrun Neptune Portfolio 2016-A, LLC, SunTrust Bank, as Administrative Agent, KeyBank National Association, as Collateral Agent, and each Secured Party from time to time party thereto.
By this transfer, all rights of the undersigned beneficiary in the Letter of Credit are transferred to the transferee and the transferee shall hereafter have the sole rights of the undersigned as beneficiary thereof.
The Letter of Credit and all amendments are returned herewith and ask you to endorse the within transfer on the reverse thereof and forward directly to the Transferee with your customary notice of transfer.
This certificate has been executed and delivered by a duly authorized officer of the undersigned on the date first above written.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-1- 9

[____],
as Collateral Agent
By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-1- 10

Exhibit D
to Letter of Credit
No._______
EARLY CANCELLATION AUTHORITY
[Date]
ING CAPITAL LLC
1133 Avenue of the Americas
New York, NY 10036
Attention: Mark LaGreca
Email: Mark.LaGreca@ING.com
DL-NYCLCSupport@ING.com
Ladies/Gentlemen:
This certificate is presented in accordance with your Irrevocable Transferable Letter of Credit No. [_______] held by us (the “Letter of Credit”).
The undersigned, as beneficiary under the Letter of Credit, hereby confirms that it is no longer required by us and may be cancelled. The original Letter of Credit and any amendments thereto, accompany this certificate.
This certificate has been executed and delivered by a duly authorized officer of the undersigned on the date first above written

[_],
as Collateral Agent
By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-1- 11

Exhibit C-2
Form of Notice of LC Activity

NOTICE OF LC ACTIVITY
(Delivered pursuant to Section 2.02(b)
of the Credit Agreement)
Date:______________________1

SunTrust Bank,
as Administrative Agent
3333 Peachtree Road NE, 8th Floor
Atlanta, GA 30326
Attention: Nina Myers Johnson

ING Capital LLC,
as LC Issuer
1133 Avenue of the Americas
New York, NY 10036
Attention: Mark LaGreca
Email: Mark.LaGreca@ING.com
DL-NYCLCSupport@ING.com

Re:    Sunrun Neptune Portfolio 2016-A, LLC

Ladies and Gentlemen:

This irrevocable Notice of LC Activity (this “Certificate”) is delivered to you pursuant to that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), SUNTRUST BANK, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and ING CAPITAL LLC, as LC Issuer. Capitalized terms used and not defined herein shall have the meanings set forth in Section 1.01 of the Credit Agreement.

1 The Notice of LC Activity shall be delivered by 11:00 a.m. at least five (5) Business Days before the proposed date of such issuance, extension, increase or decrease of the Stated Amount of the Letter of Credit.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-2- 1

1.We request that the [Insert description of Letter of Credit] (the “Letter of Credit”) be [issued][extended][amended] as provided herein. The Stated Amount of the [requested][current] Letter of Credit is the Dollar amount for the relevant time period set forth on Schedule 1 hereto.

[Paragraph 2 to be added in the case of a request for decrease in the Stated Amount of a Letter of Credit ]

2.We request that the Stated Amount of the Letter of Credit be decreased to the amount set forth on Schedule 1 hereto.

[Paragraph 3 to be added in the case of a request for increase in the Stated Amount of a Letter of Credit ]

3.We request that the Stated Amount of the Letter of Credit be increased to the amount set forth on Schedule 1 hereto.
[Paragraph 4 to be added in the case of a request for extension of a Letter of Credit ]

4.We request the Expiration Date of the Letter of Credit be extended from _______________ to _______________, and such requested Expiration Date does not extend beyond the expiration date in Section 2.02(a)(iii)(B) of the Credit Agreement

[Paragraph 5 to be added in the case of a request for reinstatement of a Letter of Credit ]

5.The proposed date of the requested [issuance][extension][amendment][increase in the Stated Amount as set forth on Schedule 1][decrease in the Stated Amount as set forth on Schedule 1] of the Letter of Credit is [_______________ ].2

6.The Expiration Date of the Letter of Credit is _____________.

7.The LC Issuer is instructed to deliver the [Letter of Credit][amended Letter of Credit]3 / [notice of [decrease][increase] in the Stated Amount of the Letter of Credit as reflected on Schedule 1 thereto]4 to [Insert beneficiary of the Letter of Credit], at [Insert address of beneficiary of the Letter of Credit].

2 The proposed date of such issuance, extension, increase in Stated Amount, or decrease in Stated Amount shall be no less than five (5) Business Days after the date of this Notice of LC Activity and shall be a Business Day.
3 Insert in case of amendment, issuance or extension of a Letter of Credit.
4 Insert in case of decrease or increase in the Stated Amount of a Letter of Credit.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-2- 2

Borrower hereby certifies to Administrative Agent, the LC Issuer and the Lenders that the following statements are accurate, true and complete as of the date hereof, and will be accurate, true and complete on and as of the proposed date of the requested [issuance][extension][amendment][decrease in the Stated Amount as reflected on Schedule 1][increase in the Stated Amount as set forth on Schedule 1] of the Letter of Credit:

A.    The Letter of Credit requested or modified hereby shall only be used in the manner and for the purposes specified and permitted by the Credit Agreement.

B.    Each of the applicable conditions set forth in Section 2.02 and other applicable Sections of the Credit Agreement has been satisfied or waived in accordance with the terms thereof.

[In the case of an increase or decrease in the Stated Amount of a Letter of Credit, add the following:

C.    Attached hereto is a written confirmation of [Insert beneficiary of the Letter of Credit] confirming the [increase][decrease] in the Stated Amount of the Letter of Credit and the updated draft of Schedule 1 thereto.]

[SIGNATURE PAGE FOLLOWS]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-2- 3

Sincerely,

SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC,
a Delaware limited liability company
By:    Sunrun Neptune Investor 2016, LLC
Its:    Sole Member

By: Sunrun Neptune Holdco 2016, LLC
Its: Managing Member

By: Sunrun Inc.
Its: Sole Member

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-2- 4

Schedule 1
to Notice of LC Activity
Schedule 1
Stated Amount: [_____]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-2- 5

Exhibit D-1
Form of U.S. Tax Compliance Certificate

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Reference is made to that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Neptune Portfolio 2016-A, LLC (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), SunTrust Bank, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and ING Capital LLC, as LC Issuer. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 4.09 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a withholding certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable). By executing this withholding certificate, the undersigned agrees that (1) if the information provided on this withholding certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and shall provide them with a new withholding certificate with the correct information, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20__

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit D-1– 1

Exhibit D-2
Form of U.S. Tax Compliance Certificate

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Reference is made to that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Neptune Portfolio 2016-A, LLC (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), SunTrust Bank, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and ING Capital LLC, as LC Issuer. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 4.09 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a withholding certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable). By executing this withholding certificate, the undersigned agrees that (1) if the information provided on this withholding certificate changes, the undersigned shall promptly so inform such Lender in writing and shall provide it with a new withholding certificate with the correct information, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable)in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20__

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit D-2– 1

Exhibit D-3
Form of U.S. Tax Compliance Certificate

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
Reference is made to that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Neptune Portfolio 2016-A, LLC (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), SunTrust Bank, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and ING Capital LLC, as LC Issuer. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 4.09 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members that are claiming the portfolio interest exemption is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following withholding certificates from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing its withholding certificate, the undersigned agrees that (1) if the information provided on its withholding certificate changes, the undersigned shall promptly so inform such Lender and shall provide it with a new withholding certificate with such correct information and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective withholding certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit D-3– 1

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20__

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit D-3– 2

Exhibit D-4
Form of U.S. Tax Compliance Certificate

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)
Reference is made to that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Neptune Portfolio 2016-A, LLC (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), SunTrust Bank, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and ING Capital LLC, as LC Issuer. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 4.09 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)) and (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members that are claiming the portfolio interest exemption is (x) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (y) a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (z) a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-BEN-E (whichever is applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-BEN-E (whichever is applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing its withholding certificate, the undersigned agrees that (1) if the information provided on its withholding certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and shall provide them with a new withholding certificate with the correct information, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective withholding certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit D-4– 1

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20__

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit D-4– 2

Exhibit F
Form of Partnership Flip Transaction Management Agreement

Exhibit E
[Reserved.]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit E– 1

Exhibit F
Form of Partnership Flip Transaction Management Agreement

Exhibit F
[Reserved.]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit F– 1

Exhibit G-1
Form of Borrower REC Purchase Agreement

See attached.

Exhibit G-1
CPAM: 12298202.4

MASTER REC PURCHASE AGREEMENT
This MASTER REC PURCHASE AGREEMENT is entered into as of [ ], 2017 (the “Effective Date”), between Sunrun Neptune Portfolio 2016-A, LLC, a Delaware limited liability company (“Buyer”), and [], LLC, a Delaware limited liability company (“Seller”) (each, a “Party” and collectively, the “Parties”).
RECITALS
1.    Seller owns or will own Projects that will generate RECs from time to time.
2.    Seller wishes to sell and Buyer wishes to purchase such RECs on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of their mutual covenants herein, the Parties hereby agree as follows:
ARTICLE 1
DEFINITIONS
As used herein, including in the Recitals hereto, the following terms have the following meanings:
“Agreement” means this Master REC Purchase Agreement made and entered into as of the Effective Date, as amended, modified or supplemented from time to time.
“Business Day” means any day other than a Saturday, a Sunday, or any other day on which banks in California or New York are authorized to be closed.
“Buyer” has the meaning set forth in the Preamble.
“Dispute” has the meaning set forth in Section 7.1.
“Effective Date” has the meaning set forth in the Preamble.
“Energy” means three-phase, 60-cycle alternating current electric energy, expressed in megawatt hours.
“Energy Credits” means the energy credit provided for under Section 48 of the Internal Revenue Code of 1986, as amended, or any successor federal tax statute.
“Environmental Attributes” means any and all aspects, claims, characteristics and benefits associated with the generation of a quantity of electricity by a Project, other than the Energy produced. Environmental Attributes include all the environmental, power source, and emission characteristics, credits, allowances, reductions, offsets, and benefits associated with the generation of electricity from a Project and its displacement of generation from non-renewable energy resources, and any avoided emissions of carbon dioxide, nitrogen oxides (NOx), sulfur oxides (SOx), methane, and any other greenhouse gases, but do not include (i) production tax credits and Energy Credits associated with the Project, or (ii) any liabilities, including adverse wildlife or environmental impacts.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-1- 1

“Event of Default” has the meaning set forth in Section 8.1.
“GATS” means the Generation Attribute Tracking System (GATS) owned and operated by PJM Environmental Information Services, Inc. for the creation, sale, transfer, purchase, and retirement of renewable energy credits among various entities, as more specifically described in the Generation Attribute Tracking System Operating Rules published by PJM Environmental Information Services, Inc.
“Material Adverse Effect” means with respect to any Person, any change or effect that, when taken individually or together with all other adverse changes or effects, is materially adverse to the business, results of operations and financial condition of such Person, and, together with such Person’s subsidiaries, if any, taken as a whole.
“MWh” means megawatt-hour.
“NEPOOL-GIS” means the New England Power Pool (“NEPOOL”) Generation Information System, which includes a generation information database and certificate system, operated by NEPOOL, its designee or successor entity, that accounts for the generation attributes of electricity generated within New England.
“Party” has the meaning set forth in the Preamble.
“Person” means any individual, partnership, joint venture, limited liability company, corporation, trust or other entity, any national or state government or any agency or political subdivision thereof, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so requires.
“Project(s)” means those solar facilities listed on Schedule 1 to any Supplement entered into by Buyer and Seller from time to time.
“RECs” means the Environmental Attributes and Reporting Rights associated with the generation of one (1) MWh of Energy from one or more Projects.
“Reporting Rights” means the right to report and register the exclusive ownership of the Environmental Attributes in compliance with federal, state, or local law, if applicable, and to a federal or state agency or any other party at the Buyer’s discretion, and include without limitation those Reporting Rights accruing under Article 1605(b) of the Energy Policy Act of 1992 and any present or future federal, state, or local law, regulation or bill, and international or foreign emissions trading program.
“Secured Lending Facility” has the meaning set forth in Section 9.1.
“Seller” has the meaning set forth in the Preamble.
“Subsequent Buyer” has the meaning set forth in Section 9.1.
“Subsequent Buyer REC Purchase Agreement” has the meaning set forth in Section 9.1.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-1- 2

“Subsequent Secured Party” has the meaning set forth in Section 9.1.
“Subsequent Secured Party Agreement” has the meaning set forth in Section 9.1.
“Supplement” means any Supplement in the form attached hereto as Exhibit A entered into by Seller and Buyer from time to time.
“Supplement Date” means the date of any Supplement.
“Tracking System” means GATS, NEPOOL-GIS or any other regional systems developed in the United States used for tracking the ownership of RECs generated by the Projects.
“Tracking System Rules” means the operating rules of GATS, NEPOOL-GIS or any other Tracking System.
“Transferred RECs” has the meaning set forth in Section 3.1.
“Vintage” means the calendar year, quarter, or other specified period of time in which the Energy associated with the RECs was generated.
ARTICLE 2
[INTENTIONALLY OMITTED]
ARTICLE 3
TRANSACTION
3.1    Transfer of RECs.
(a)    In consideration of the payment made by Buyer to Seller pursuant to Section 3.2 in respect of any Supplement, Seller hereby absolutely and irrevocably transfers, assigns and sells to Buyer all of Seller’s right title and interest in and to all RECs, including partial RECs, produced by the Projects specified in Schedule 1 to each Supplement at any time during the periods as specified in Schedule 1 to such Supplement (including all of Seller’s rights to measure, verify, certify, market and resell such RECs and the proceeds thereof) (in respect of each Supplement, the “Transferred RECs”). For the avoidance of doubt, the transfer, assignment and sale of Transferred RECs to Buyer pursuant to this Agreement and any Supplement constitutes a present transfer, assignment and sale of such Transferred RECs whether such Transferred RECS are existing as of the applicable Supplement Date or are produced by the applicable Projects thereafter. In furtherance of the foregoing, Seller shall take, or cause to be taken, such actions with respect to the Projects as are reasonably necessary in order to cause the Transferred RECs to be created in Buyer’s account (which may include an account in Seller’s name but under the control of Buyer) with any applicable Tracking System, including without limitation registering the Projects as generation assets in Buyer’s account (or such Buyer controlled Seller account).
(b)    It is the intention of the Parties that the Transferred RECs transferred by Seller to Buyer pursuant to this Agreement and any Supplement shall not be part of Seller’s estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy or similar law. On and after the applicable Supplement Date, Buyer shall own the Transferred RECs transferred by Seller to Buyer pursuant to this Agreement and the applicable Supplement, and Seller shall not take any action inconsistent with such ownership by Buyer nor shall Seller claim any ownership interest in the applicable Transferred RECs.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-1- 3

(c)    In the event that the transfer of any Transferred RECs by Seller to Buyer pursuant to this Agreement is deemed to be a secured financing of (or such transfer is otherwise determined not to be an absolute assignment of all of Seller’s right, title and interest in, to and under, or a transfer of all of Seller’s equitable interest in, to and under) the Transferred RECs transferred, or purportedly transferred, hereunder, then (i) Seller shall be deemed to have granted to Buyer hereunder, and Seller does hereby grant to Buyer, a security interest in all of Seller’s right, title and interest in, to and under such Transferred RECs, whether now owned or hereafter acquired and (ii) this Agreement shall constitute a security agreement under applicable law.
3.2    Payment Obligation. In consideration of the sale of the Transferred RECs pursuant to this Agreement and any Supplement, Buyer shall pay to Seller on the Supplement Date, the amount specified as the purchase price in such Supplement.
3.3    Metering Data. Seller shall make available to Buyer all data reasonably available to Seller that is necessary for Buyer to monitor, measure, verify, calculate, disclose and claim for the benefit of Buyer any matter respecting the Transferred RECs or any aspects thereof pursuant to any present or future protocol, standard, or guidance. Such data shall include but not be limited to any meter data available from the Projects.
ARTICLE 4
REPRESENTATIONS AND COVENANTS
4.1    Authority. Each Party represents and warrants to the other Party as of the Effective Date and each Supplement Date that (i) it is a legal entity, duly formed and validly existing and in good standing under the laws of the state of its formation, (ii) it has the full power and authority to execute, deliver, and perform this Agreement (and, when executed, each Supplement) and to carry out the transactions contemplated hereby (and thereby); (iii) its execution and delivery of this Agreement and any Supplement and performance of the transactions contemplated hereunder and thereunder have been duly authorized by all requisite entity action, and this Agreement (and, when executed, each Supplement) has been duly executed and delivered by it and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles; (iv) no authorization, consent, notice to or registration or filing with any governmental authority is required for the execution, delivery and performance by it of this Agreement or any Supplement; (v) none of the execution, delivery and performance by it of this Agreement or any Supplement conflicts with or will result in a breach or violation of any law, contract or instrument to which it is bound; (vi) there are no proceedings by or before any governmental authority, now pending or (to the knowledge of such Party) threatened, that if adversely determined could have a Material Adverse Effect on such Party’s ability to perform the Party’s obligations under this Agreement or any Supplement; (vii) no Event of Default with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Supplement; and (viii) it is acting for its own account, has made its own independent decision to enter into this Agreement and as to whether this Agreement or any Supplement is appropriate or proper for it based upon its own judgment, is not relying upon the advice or recommendations of the other Party in so doing, and is capable of assessing the merits of and understanding, and understands and accepts, the terms, conditions and risks of this Agreement or any Supplement. Without limiting the foregoing, Buyer acknowledges that Seller has not made, nor is Seller making any, representation or warranty as to whether any Projects will produce any RECs or as to the Energy that will be produced by any Projects.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-1- 4

4.2    Seller Representations and Warranties. Seller agrees, represents, and warrants to Buyer as of the Effective Date and each Supplement Date that:
(a)    Each applicable Transferred REC represents the Environmental Attributes and Reporting Rights associated with the generation of one (1) MWh of Energy from one or more Projects. Seller has the contractual rights to sell all right, title, and interest in the applicable Transferred RECs agreed to be transferred hereunder.
(b)    Seller has not sold, transferred, conveyed or otherwise granted an interest in the applicable Transferred RECs to any other Person or entity, and that at the time of transfer all rights, title, and interest in the RECs are free and clear of all liens, taxes, claims, security interests, or other encumbrances of any kind whatsoever.
(c)    The Energy generated with the applicable Transferred RECs was not and will not be separately sold, marketed, reported, or otherwise represented as conveying any credit, environmental attribute, or offset associated with renewable energy, renewable electricity, clean energy, or zero-emission energy.
(d)    The applicable Transferred RECs transferred hereunder, and the associated Environmental Attributes and Reporting Rights, will vest in Buyer, and Buyer will (i) have the exclusive rights to make all claims as to such Transferred RECs, Environmental Attributes and Reporting Rights associated with energy generated by the Projects, (ii) have the right to report and register, as applicable, the exclusive ownership of such Transferred RECs and Environmental Attributes with any registry, system, agency, authority, or other party, either voluntarily or in compliance with any present or future domestic, international, or foreign law, regulation, registry or program, and (iii) have the exclusive right to transfer and sell such Transferred RECs, the Environmental Attributes and the Reporting Rights, together with all attendant rights, to a third party.
(e)    It is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the applicable Supplement and, after giving effect to the transactions contemplated by this Agreement and the applicable Supplement, it will have an adequate amount of capital to conduct its business in the foreseeable future.
(f)    For accounting purposes, it will treat the transactions effected by this Agreement and the applicable Supplement as sales of assets to Buyer in accordance with GAAP. Its financial records shall reflect that the assets conveyed hereunder have been conveyed to Buyer, are no longer owned by it and are not intended to be available to its creditors.
(g)    It has not conveyed any interest in the applicable Transferred RECs to Buyer with any intent to hinder, delay or defraud any of its creditors.
(h)    It has received fair consideration and reasonably equivalent value in exchange for the conveyance of the applicable Transferred RECs conveyed hereunder.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-1- 5

4.3    Seller Covenants. Seller agrees and covenants that:
(a)    It will not sell, transfer, assign, convey, encumber, pledge or otherwise grant any interest in any Transferred RECs, or purport to do any of the foregoing, to any third party (other than a Subsequent Secured Party in connection with the exercise of its collateral assignment pursuant to Article 9).
(b)    It will not in any way repudiate, challenge or object to the creation of Transferred RECs in the Buyer’s account within the Tracking System, or to the transfer of Transferred RECs through any means within the Tracking System, including without limitation through any irrevocable forward transfer, to Buyer or to a Subsequent Buyer or Subsequent Secured Party (or its assignee or designee as applicable).
ARTICLE 5
MEASUREMENT, BILLING AND PAYMENT
5.1    Late Payments. Payment obligations of Buyer hereunder that are more than thirty (30) days overdue shall bear interest from the date due until the date paid at a rate per annum equal to the rate published by the Wall Street Journal as the “prime rate” on the date on which such interest begins to accrue plus two percent (2%).
5.2    Taxes. Seller shall pay or cause to be paid all sales and other taxes imposed by any government authority on or with respect to the Energy generation. Buyer shall pay or cause to be paid all sales and other taxes imposed by any government authority on or with respect to its sale of RECs.
5.3    Payment Instructions. Payment shall be made by electronic funds transfer, or by other mutually agreed upon method, in immediately available funds, to the bank account name and account number as specified in writing to the party making payment by the party to whom payment is to be made.
ARTICLE 6
NOTICES
6.1    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by a nationally recognized overnight courier, by facsimile, or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)	If to Seller, to: []
c/o Sunrun Inc.
595 Market Street, 29th Floor
San Francisco, CA 94105
Attention: General Counsel
Facsimile: [__________]

(b)	If to Buyer, to: Sunrun Neptune Portfolio 2016-A, LLC
c/o Sunrun Inc.
595 Market Street, 29th Floor
San Francisco, CA 94105
Attention: General Counsel
Facsimile: [__________]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-1- 6

All notices and other communications given in accordance herewith shall be deemed given (i) on the date of delivery, if hand delivered, (ii) on the date of receipt, if faxed or if such date is not a Business Day, the next Business Day following the date of receipt provided sender can and does provide evidence of successful transmission, (iii) on the fifth (5th) Business Day after the date of mailing, if mailed by registered or certified mail, return receipt requested, and (iv) on the second (2nd) Business Day after the date of sending, if sent by a nationally recognized overnight courier; provided, that a notice given in accordance with this Section 6.1 but received on any day other than a Business Day or after 5:00 pm on a Business Day in the place of receipt, will be deemed given on the next Business Day in that place.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-1- 7

ARTICLE 7
DISPUTE RESOLUTION
7.1    Good Faith Negotiations. In the event that any question, dispute, difference or claim arises out of or is in connection with this Agreement, including any question regarding its existence, validity, or performance (a “Dispute”), which either Party has notified to the other, senior management personnel from both Buyer and Seller shall meet and diligently attempt in good faith to resolve the Dispute for a period of thirty (30) days following one Party’s written request to the other Party for such a meeting. If, however, either Party refuses or fails to so meet, or the Dispute is not or cannot be resolved by negotiation, the provisions of Section 7.2 shall apply.
7.2    Arbitration. Any action to enforce or interpret this Agreement, or to resolve disputes in connection with this Agreement or any Supplement or the performance hereof or thereof as between the Buyer and Seller may, by agreement of the affected Parties (which neither Party is obligated to provide), be settled by binding arbitration by a single arbitrator in accordance with the rules of the American Arbitration Association. Any party may seek arbitration by sending a written request for arbitration to the other parties. Such request shall set forth the nature of the matter to be resolved by arbitration. In the event the Parties agree to proceed with arbitration, the following provisions shall apply: The parties shall share equally all initial costs of arbitration. The prevailing party shall be entitled to reimbursement of attorney fees, costs, and expenses incurred in connection with the arbitration. All decisions of the arbitrator shall be final, binding, and conclusive on all parties. Judgment may be entered upon such decision in accordance with applicable law in any court having jurisdiction thereof. The arbitrator (if permitted under applicable law) or such court may issue a writ of execution to enforce the arbitrator’s decision.
7.3    No Limitation on Remedies. Subject to Section 10.15, unless the Parties each consent to arbitration in accordance with Section 7.2, such consent to be provided in their sole discretion, nothing in this Article 7 shall restrict or limit a Party from seeking any remedy that may be available to such Party at law or in equity from any court having jurisdiction.
ARTICLE 8
DEFAULTS
8.1    Event of Default. A Party is in default hereunder if that Party does any of the following (each an “Event of Default”):
(a)    Breach any of its material obligations herein and not cure within five (5) Business Days of written notice of such breach; or
(b)    If any representation or warranty made by it herein proves to have been misleading or false in any material respect when made and such Party does not cure the underlying facts so as to make such representation and warranty correct and not misleading within ten (10) Business Days of written notice.
8.2    Limitation of Liability. THE DEFAULTING PARTY’S LIABILITY FOR MONETARY DAMAGES WILL BE LIMITED TO DIRECT, ACTUAL DAMAGES ONLY, AND SUCH DIRECT, ACTUAL DAMAGES WILL BE THE SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO MONETARY DAMAGES HEREUNDER; PROVIDED THAT THE COSTS OF PROCUREMENT OF

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-1- 8

SUBSTITUTE GOODS OR SERVICES SHALL BE DEEMED DIRECT, ACTUAL DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THE TERMS OF THIS AGREEMENT OR ANY SUPPLEMENT, INCLUDING BUT NOT LIMITED TO LOST PROFITS, OR BUSINESS INTERRUPTION; PROVIDED, HOWEVER THAT NOTHING CONTAINED IN THIS SECTION 8.2 OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR ANY SUPPLEMENT SHALL BE CONSTRUED TO LIMIT THE LIABILITY OF A PARTY IN THE CASE OF FRAUD BY, OR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF, SUCH PARTY.
ARTICLE 9
SUBSEQUENT BUYER AND SUBSEQUENT SECURED PARTY PROVISIONS
9.1    Subsequent Buyers; Subsequent Financing. Seller acknowledges that Buyer may, from time to time, sell the RECs with respect to one or more of the Projects purchased by Buyer hereunder and any Supplement to one or more buyers (each such buyer, a “Subsequent Buyer” and each such agreement pursuant to which Transferred RECs are sold to such Subsequent Buyer a “Subsequent Buyer REC Purchase Agreement”). Buyer may also, from time to time, enter into one or more financing transaction that finance future payments to be received from one or more Subsequent Buyers (a “Secured Lending Facility”). In connection with the foregoing, Buyer may, and Seller hereby acknowledges that Buyer may, from time to time, on at least five (5) Business Days’ prior written notice to Seller, pledge, grant a security interest in, and collaterally assign all of its rights under this Agreement and any Supplement to one or more parties (a “Subsequent Secured Party”) as security for the obligations of Buyer under a future financing of REC sales (a “Subsequent Secured Party Agreement”). A Subsequent Secured Party Agreement may be, but need not be, a Secured Lending Facility. A Subsequent Secured Party may be, but need not be, a Subsequent Buyer. Seller irrevocably consents to any such pledge, grant and collateral assignment by Buyer. In the event that a Subsequent Secured Party elects to exercise its security interest in this Agreement, such Subsequent Secured Party may by notice to the Seller assume (or transfer its rights and interests to a designee or assignee that shall assume) all rights of Buyer under this Agreement and any Supplement to the extent relating to the REC sales financed by such Subsequent Secured Party under the applicable Subsequent Secured Party Agreement, and Seller consents to such assumption or transfer by such Subsequent Secured Party (or such designee or assignee) and agrees that upon such assumption such Subsequent Secured Party (or such designee or assignee) shall have the right to exercise directly all rights and remedies of Buyer under this Agreement and any Supplement to the extent relating to the REC sales being financed by such Subsequent Secured Party under the applicable Subsequent Secured Party Agreement.
9.2    No Termination, Suspension or Modification. Notwithstanding anything else herein to the contrary, irrespective of any default by the Buyer hereunder the Seller may not terminate or suspend performance under this Agreement or any Supplement in any manner whatsoever without the prior written consent of each Subsequent Secured Party (or its assignee or designee if Seller has received notice thereof); provided that Seller shall have no obligation to obtain such consent of a Subsequent Secured Party to the extent such termination or suspension does not relate to REC purchases being financed by such Subsequent Secured Party. The Seller shall not modify, amend, supplement or waive any provision of this Agreement or any Supplement, and shall not accept any proposed amendment, supplement, termination, suspension or waiver by the Buyer, in each case without the prior written consent of each Subsequent Secured Party (or its assignee or designee if Seller has received notice thereof); provided that Seller shall have no obligation to obtain such consent of a Subsequent Secured Party to the extent such amendment, supplement, termination suspension or waiver does not relate to REC purchases being financed by such Subsequent Secured Party.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-1- 9

9.3    Limitation of Liability. Seller agrees that each Subsequent Secured Party (or its assignee or designee) shall have no liability or obligation under this Agreement or any Supplement, and the sole recourse of the Seller in connection with any obligation under this Agreement and any Supplement shall be against the Buyer, except with respect to any obligation arising after a Subsequent Secured Party (or its assignee or designee) has elected by notice to the Seller to assume this Agreement and any Supplement pursuant to its security interest in accordance with Section 9.1 above.
ARTICLE 10
STANDARD PROVISIONS
10.1    Interpretation and Joint Drafting. The Parties expressly agree that this Agreement was jointly drafted and that each had the opportunity to negotiate its terms and to obtain the assistance of counsel in reviewing its terms prior to execution. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against any of the Parties. In the event any claim is made by any Party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Party or counsel for any particular Party.
10.2    Further Assistance. Each Party, upon the reasonable request of the other Party, will perform any further acts and execute and deliver such documents that may be necessary to carry out the intent and purpose hereof.
10.3    Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party shall assign this Agreement without the prior written consent of the other Party, except that Buyer may make a collateral assignment of this Agreement to a Subsequent Secured Party or to any assignee or designee of such Subsequent Secured Party as provided in Article 9. Any attempted assignment of this Agreement other than in strict accordance with this Section 10.3 shall be null and void and of no force or effect.
10.4    Confidentiality. The Parties are expressly authorized to disclose the existence of this Agreement, including the quantity and term of the sale of any Transferred RECs and Seller’s name and Project details including, but not limited to, location, capacity, output, commercial on-line date, and Vintage of RECs to third parties. Unless otherwise provided, all other terms of this Agreement, including price and payment terms, are confidential and neither Party may disclose such confidential information to anyone, other than (i) as may be agreed to in writing by the Parties; (ii) to any of such Parties’ directors, officers and employees and directors, officers and employees of affiliated companies and representatives thereof or their advisors who need to know such information and agree to treat such information confidentially; (iii) to the extent required to be disclosed by applicable law or legal process, including, but not limited to, bank regulators; or (iv) to any actual or potential lender or lenders providing financing to a Party or any of its affiliates, to any actual or potential investor in a Party or any of its affiliates or to any other potential acquirer of any direct or indirect ownership interest in a Party or any of its affiliates or to any advisor providing professional advice to a Party or any of its affiliates or to any such actual or potential lender, investor or acquirer who needs to know such information and agrees to treat such information confidentially. The Parties are entitled to all remedies available at law or in equity, including specific performance, to enforce this provision; however, neither Party will be liable for any damage suffered as a result of the use or disclosure of confidential information made in accordance with the express terms and conditions of this Agreement. This provision will survive for a period of three (3) years following the expiration of this Agreement.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-1- 10

10.5    Counterparts. This Agreement may be executed by facsimile or electronic signature in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
10.6    Entire Agreement. This Agreement and each Supplement constitutes the entire agreement of the Parties and supersedes all prior agreements, letters of intent and understandings, both written and oral, among the Parties with respect to the subject matter hereof.
10.7    Parties in Interest. Except with respect to a Subsequent Secured Party (or its assignee or designee as applicable), each of which shall be an express third party beneficiary of this Agreement, this Agreement shall be binding upon and inure solely to the benefit of each Party and their successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.
10.8    Severability. If any term or other provision of this Agreement or any Supplement is invalid, illegal, or incapable of being enforced by any rule of applicable law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any Party.
10.9    Survival Rights. This Agreement and each Supplement will continue in effect after termination to the extent necessary to allow or require either Party to fulfill rights or obligations that arose under this Agreement and any Supplement.
10.10    Amendment, Modification and Waiver. Neither this Agreement nor any Supplement may be amended or modified except by an instrument in writing signed by the Party against which enforcement of such amendment or modification is sought. Any failure of Seller or Buyer to comply with any obligation, covenant, agreement, or condition contained herein or any Supplement may be waived only if set forth in an instrument in writing signed by the Party to be bound thereby, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.
10.11    [Intentionally Omitted].
10.12    Change in Law. If any statutes, rules, regulations, permits or authorizations are enacted, amended, granted or revoked which have the effect of changing the transfer and sale procedure set forth in this Agreement so that the implementation of this Agreement becomes impossible or impracticable, the Parties hereto agree to negotiate in good faith to amend this Agreement to conform with such new statutes, regulations, or rules in order to maintain the original intent of the Parties under this Agreement.
10.13    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
10.14    Relationship of Parties. This Agreement does not constitute a joint venture, association or partnership between the Parties. No express or implied term, provision or condition of this Agreement shall create, or shall be deemed to create, an agency, joint venture, partnership or any fiduciary relationship between the Parties.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-1- 11

10.15    Limited Recourse. Notwithstanding anything to the contrary contained herein, Buyer’s sole recourse for the performance of Seller’s obligations hereunder and each Supplement are to the Transferred RECs and the proceeds thereof.
10.16    Non-Petition. Buyer agrees that it will not institute against Seller any bankruptcy proceedings.
[Remainder of page intentionally left blank. Signature pages follow.]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-1- 12

IN WITNESS WHEREOF, the Parties understand and agree to the terms and conditions contained herein and agree to be bound thereby.
BUYER:
SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC
By: SUNRUN NEPTUNE INVESTOR 2016, LLC
Its: Sole Member
By: SUNRUN NEPTUNE HOLDCO 2016, LLC
Its: Managing Member
By: SUNRUN INC.
Its: Sole Member
By:
Name:
Title:
SELLER:
[], LLC
By: [], LLC
Its: Managing Member
By: SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC
Its: Sole Member
By: SUNRUN NEPTUNE INVESTOR 2016, LLC
Its: Sole Member
By: SUNRUN NEPTUNE HOLDCO 2016, LLC
Its: Managing Member
By: SUNRUN INC.
Its: Sole Member
By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

[Signature Page to master REC Purchase Agreement]

Exhibit A
to Master REC Purchase Agreement
MASTER REC PURCHASE AGREEMENT SUPPLEMENT NO. [1]
This MASTER REC PURCHASE AGREEMENT SUPPLEMENT NO. [1] is entered into as of [__], 2017, between Sunrun Neptune Portfolio 2016-A, LLC, a Delaware limited liability company (“Buyer”), and [], LLC, a Delaware limited liability company (“Seller”) (each, a “Party” and collectively, the “Parties”).
RECITALS
Buyer and Seller have entered into the Master REC Purchase Agreement dated as of [__], 2017 (the “Master REC Purchase Agreement”) pursuant to which Buyer may purchase and Seller may sell certain RECs by entering into a Supplement thereto in the form hereof.
Seller wishes to sell and Buyer wishes to purchase the RECs for the Projects and for the period set forth in Schedule 1 hereto.
NOW, THEREFORE, in consideration of their mutual covenants herein, the Parties hereby agree as follows:

1.
By their respective execution and delivery hereof the Parties confirm the sale by Seller and the purchase by Buyer pursuant to Section 3.1(a) of the Master REC Purchase Agreement of the RECs produced by the Projects specified in Schedule 1 hereto during the periods as specified in Schedule 1 hereto and that such RECs shall constitute from and after the date hereof Transferred REC for all purposes of the Master REC Purchase Agreement. The purchase price in respect of such RECs for purposes of Section 3.2 of the Master REC Purchase Agreement is $[] (the “Purchase Price”). Seller hereby acknowledges receipt of the Purchase Price.

2.
This Supplement may be executed by facsimile or electronic signature in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.	THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

4.	Any reference in the Master REC Purchase Agreement to “this Agreement” or any similar term shall be deemed to refer to the Master REC Purchase Agreement as supplemented by this Supplement.
[signature page follows]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties understand and agree to the terms and conditions contained herein and agree to be bound thereby.
BUYER:
SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC
By: SUNRUN NEPTUNE INVESTOR 2016, LLC
Its: Sole Member
By: SUNRUN NEPTUNE HOLDCO 2016, LLC
Its: Managing Member
By: Sunrun Inc.
Its: Sole Member
By:
Name:
Title:
SELLER:
[], LLC
By: [], LLC
Its: Managing Member
By: SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC
Its: Sole Member
By: SUNRUN NEPTUNE INVESTOR 2016, LLC
Its: Sole Member
By: SUNRUN NEPTUNE HOLDCO 2016, LLC
Its: Managing Member
By: Sunrun Inc.
Its: Sole Member
By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

[Signature Page to Supplement to Master REC Purchase Agreement]

Schedule 1
PROJECTS
Relevant time period for RECs produced by all Projects listed below: [___________]\

Agreement Number	State
[__________]	[__]
[__________]	[__]
[__________]	[__]

Agreement Number	State
[__________]	[__]
[__________]	[__]
[__________]	[__]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2
Forms of Approved REC Contracts

See attached.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2
Tab A

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

AMENDED AND RESTATED CONFIRMATION
This Amended and Restated Renewable Energy Certificate Sale Confirmation (the “Confirmation”), dated December 7, 2016 (the “Effective Date”) amends and restates the Confirmation between the Parties dated October 31, 2016, and is entered into by and between [***], and Sunrun Neptune Portfolio 2016- A, LLC (“Counterparty”). [***] and Counterparty are sometimes referred to in this Confirmation together as the “Parties” and individually as a “Party.”
The Parties agree that as of the Effective Date of this Confirmation, this Confirmation shall supersede and replace the Confirmation entered into by and between the Parties on October 19, 2016. This Confirmation memorializes the Parties’ understanding concerning their sale and purchase obligations for renewable energy credits on and after the date hereof under the terms and conditions set forth below.
Commercial Terms. The specific terms and conditions of this transaction are as set forth herein below:

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 1

Trade Date:	October 19, 2016
Buyer:	[***]
Seller:	Sunrun Neptune Portfolio 2016-A, LLC
Buyer Guarantor:	[***]
Seller Guarantor:	Sunrun Inc.
REC:
New Jersey Renewable Energy Certificate - Solar, which means a certificate issued by the board or its designee, representing one (1) megawatt hour (MWh) of solar energy that is generated by a facility connected to the distribution system in this State and has value based upon, and driven by, the energy market;

Vintage Year/Reporting Year, as applicable (“VY” or “RY”):	[***] [***] [***] [***] [***]
Contract Quantity:	[***] [***] [***] [***] [***]
Unit Price:	[***]
Total Contract Price:	[***]
Delivery Date:	On or before July 15th following each Vintage Year
Delivery Obligation (Firm/Unit Contingent):	Firm
Applicable Standard:	Renewable Portfolio Standard
Applicable State:	New Jersey
Act:	N.J. Stat §48:3-49 et seq. and N.J.A.C. §14:8-1 et. seq., both as amended or restated from time to time, and the rules and regulations of the Administrator.
Administrator:	New Jersey Board of Public Utilities

Tracking System:	☐ NEPOOL GIS ☐ ERCOT (TexasRec) ☐ M-RETS ☑ PJM GATS ☐ Other: ☐ Not Applicable
Attestation:	☐ To be provided by Seller, in the Form of Appendix I ☑ Not Applicable
Broker /Broker Reference Number (if applicable):	N/A

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 2

Payment:
Seller may invoice Buyer for RECs delivered pursuant to this confirmation on a quarterly basis. Within ten (10) Business Days of Buyer’s receipt of electronic confirmation from the Tracking System that delivery of the portion of the Contract Quantity for a particular Vintage/Reporting Year has been completed as specified in Seller’s invoice, Buyer shall pay Seller the Contract Price for the RECs, calculated as the Unit Price multiplied by the quantity of RECs for the applicable Vintage Year, delivered to Buyer’s account with the Tracking System for the period covered by the invoice. In order for an invoice to be considered a valid invoice and eligible for payment hereunder, such invoice shall (a) be sent directly from Seller to Buyer; (b) be in Seller’s name; and (c) be for a delivery quantity of at least [***] RECs, unless such invoice is for the last quarter for a particular Vintage/Reporting Year in which case the amount may be for any quantity which is needed to fulfill the remainder of the Contract Quantity for such Vintage/Reporting Year. Each payment shall be made to Seller’s following account:

[***] Banking:
Pay Per Invoice

Counterparty Banking:
Bank: US Bank
For the Account of: Sunrun Neptune Portfolio 2016-A, LLC Account #: [***]
ABA: [***]

Notices:	[***] [***] [***] [***]Notices: [***] [***] [***] [***] [***] [***]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 3

[***] Allowance Transfer/Billing & Payment:
[***]
[***]
[***]
[***]
[***]
[***]

Counterparty: Sunrun Neptune Portfolio 2016-A, LLC Address: 595 Market Street, 29th Floor
City, State, Zip: San Francisco, CA 94150

Counterparty Notices:
[***]
[***]
[***]
[***]
With a copy to:
[***]
[***]
[***]

Sunrun Neptune Portfolio 2016-A, LLC c/o Sunrun Inc.
Attention: General Counsel
595 Market Street, 29th Floor
San Francisco, CA 94105
Fax: [__________________]
Email: [__________________]

Counterparty Allowance Transfer/Billing & Payment:
Attn: Sunrun Treasury
Email: [Treasury@sunrunhome.com_]

Additional Terms (if applicable):	N/A

Definitions:
“Alternative Compliance Payment” or “ACP” means a payment of a certain dollar amount per megawatt-hour, which may be submitted to the Administrator in lieu of supplying the renewable energy as required pursuant to Applicable Standard, in accordance with the Act as in effect as of the Delivery Date.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 4

“Business Day” means any day except a Saturday, Sunday, or a Federal Reserve Bank Holiday. A Business Day shall begin at 8:00 a.m. and end at 5:00 p.m. Eastern Prevailing Time.

“Buyer Guaranty” means that certain guaranty dated as of October 31, 2016, as amended from time to time, in favor of Seller, pursuant to which Buyer Guarantor has agreed to guarantee the Buyer’s obligations under this Confirmation and the transactions hereunder, as further detailed in the Buyer Guaranty.

“Buyer’s Tracking System Account” means Buyer’s account in the Tracking System under the name of “[***]”.

“Letter(s) of Credit” means one or more irrevocable, transferable standby letters of credit issued by a U.S. commercial bank or a U.S. branch of a foreign bank with such bank having a credit rating of at least A- from Standard & Poor’s Rating Group (or its successor) or A3 from Moody’s Investor Services, Inc. (or its successor), in a form acceptable to Party A (as defined in Credit Assurances paragraph) and with the costs of such Letter of Credit to be borne by Party B (as defined in Credit Assurances paragraph).
“Seller’s Tracking System Account” means Seller’s account in the Tracking System for the facilities or portions of facilities that are generating the RECs to be delivered under this Confirmation.

Product and

Delivery:
On or before the Delivery Date, Seller shall deliver and sell to Buyer the RECs for the Reporting Year or Vintage Year, as applicable, by initiating a transfer order for such RECs via the applicable Tracking System from the Seller’s account to the Buyer’s account.

Upon receiving a written, facsimile or electronic confirmation from the Tracking System that a transfer order has been initiated by Seller, Buyer shall confirm the transfer order in the Tracking System within three (3) Business Days.

All RECs delivered under the terms of this Confirmation shall be approved (or, in the absence of approval, not rejected) by the Administrator as in compliance with the Applicable Standard.

Excess RECs:
In the event that due to the initiation and confirmation of the Forward Certificate Transfer Orders as set forth under the Credit Assurances paragraph in this Confirmation any RECs are transferred from Seller to Buyer in excess of the Contract Quantity for the applicable Reporting Year or Vintage Year, then on or before the Delivery Date, (i) Buyer shall transfer such RECs back to Seller in the Tracking System, and (ii) Seller shall refund to Buyer any excess payments of the Contract Price for such RECs received by Seller.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 5

Taxes:
Each Party shall be responsible for any taxes or other fees associated with its respective purchase and sale hereunder. As used herein “taxes” means, but is not limited to, any or all ad valorem, property, occupation, severance, first use, conservation, gross receipts, privilege, sales, use, consumption, excise, lease, transaction, and other taxes, governmental charges, licenses, fees, permits and assessments, or increases therein, other than taxes based on net income or net worth. A tax is not a penalty or a fine.

Seller’s Warranty:
Seller hereby represents and warrants to Buyer that: (i) at the time of the delivery and transfer of the RECs, Seller will convey good title to the RECs to Buyer free and clear of any liens or other encumbrances or title defects; (ii) the RECs included in the Contract Quantity listed above have not otherwise been, nor will be sold, retired, claimed or represented as part of electricity output or sales, or used to satisfy obligations in any other jurisdiction. THE EXPRESS WARRANTIES SET FORTH IN THIS CONFIRMATION ARE EXCLUSIVE, AND SELLER MAKES NO OTHER WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE RECS DELIVERED AND TRANSFERRED, WHETHER AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER MATTER. This Section and the following section shall survive the expiration or termination of this Confirmation.

Other Representations

and Warranties:	Each Party represents and warrants to the other Party, as of the date of this Confirmation, that:

1.
It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing; it has the corporate, governmental and/or other legal capacity, authority and power to execute this Confirmation and any other document relating hereto to which it is a party and to deliver or execute this Confirmation or other document relating hereto that it is required hereby to deliver, and to perform its obligations under this Confirmation or other document relating hereto to which it is a party, and has taken all necessary action to authorize such execution, delivery and performance; and such execution, delivery and performance of this Confirmation are within its powers and do not violate or conflict with its governing documents, any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets, or any contracts to which it is a party;

2.
All governmental and other authorizations, approvals, consents, notices and filings that are required to have been obtained or submitted by it with respect to this Confirmation or other document relating hereto to which it is a party have been obtained or submitted and are in full force and effect and all conditions of any such authorizations, approvals, consents, notices and filings have been complied with;

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 6

3.
Its obligations under this Confirmation or other document relating hereto to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law);

4.
No Event of Default (as defined below) with respect to it, or event which with notice and/or lapse of time would constitute such an Event of Default, has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Confirmation or other document relating hereto to which it is a party;

5.	It is an “Eligible Contract Participant” as defined in Section 1a(18) of the Commodity Exchange Act, as amended, 7 U.S.C. § 1a(18); and

6.
It is not relying upon any representations of the other Party other than those expressly set forth in this Confirmation or the Buyer Guaranty or Seller Guaranty (as the case may be), and it has entered into this transaction and Confirmation as principal and for its own account (and not as advisor, agent, broker or in any other capacity, fiduciary or otherwise), with a full understanding of, and the ability to assume, the material terms and risks of the same, and has made its trading and investment decisions (including regarding the suitability thereof) based upon its own judgment and any advice from such advisors as it has deemed necessary and not in reliance upon any view expressed by the other Party.

Guaranty:
Seller Guarantor shall execute and deliver that certain guaranty, dated as of the date hereof, in favor of Buyer, in the form and substance agreed to by the Parties, (the “Seller Guaranty”), pursuant to which Seller Guarantor has agreed to guarantee the Seller’s obligations under this Confirmation and the transactions hereunder, as further detailed in the Seller Guaranty.

Liability For Non-Performance:

(a)
Force Majeure. Neither Party hereto shall be liable for any failure or delay in complying with their respective responsibilities under this Confirmation caused in whole or in part by any cause not reasonably within the control of the Claiming Party (as defined below); however, in every case, the failure to perform must be beyond the reasonable control and without the fault or negligence of the Party to the Confirmation seeking excuse from liability and may last for such period of time that the force majeure event is in effect, but for no longer period. Force Majeure may not be based on (i) the loss or failure of Buyer’s markets; (ii) Buyer’s inability economically to use or resell the RECs; (iii) Seller’s ability to sell the RECs to another party on terms superior to Seller’s terms herein; (iv) Buyer’s ability to purchase similar RECs

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 7

from another party on terms superior to the Buyer’s terms herein, or (v) variability in the frequency or force of the wind, of rainfall, or of water levels. With respect to a Party’s obligation to make payments hereunder, Force Majeure will be only an event or act of a governmental authority that on any day disables the banking system through which a Party makes such payments.

In the event either Party hereto is rendered unable, wholly or in part, by force majeure to carry out its obligations, it is agreed that such Party (the “Claiming Party”) shall give notice and full particulars (including a good faith estimate of the duration of the force majeure so that the other Party may make alternative arrangements) of such force majeure as soon as reasonably possible, such notice to be confirmed in writing or by facsimile to the other Party. The Party receiving such notice of force majeure (the “Non-Claiming Party”) shall have five (5) Business Days following such receipt to notify the Claiming Party that it objects to or disputes the existence of an event of force majeure.

The Claiming Party shall use due diligence to fulfill its obligations hereunder and shall remedy the force majeure with all reasonable dispatch and promptly respond to any request by the Non-Claiming Party for information related to the cause and duration of the force majeure. The Non-Claiming Party shall not be required to perform or resume performance of its obligations to the Claiming Party corresponding to the obligations of the Claiming Party excused by force majeure, but the Non-Claiming Party shall resume performance when the Claiming Party notifies the Non-Claiming Party that force majeure is no longer in effect. The Claiming Party shall give prompt notice thereof to the Non-Claiming Party when the force majeure ceases.

(b)	Events of Default. The term “Event of Default” shall mean, with respect to a Party (the “Defaulting Party”):

1.
the failure by the Defaulting Party to make, when due, any payment required under this Confirmation if such failure is not remedied within three (3) Business Days after written notice of such failure is given to the Defaulting Party; or

2.
any representation or warranty made by the Defaulting Party in this Confirmation or the Buyer Guaranty or Seller Guaranty (as the case may be) shall prove to have been false or misleading in any material respect when made and the Defaulting Party does not cure the underlying facts so as to make such representation or warranty correct and not misleading within three (3) Business Days of written notice from the other Party; or

3.
the failure by the Defaulting Party to perform any covenant or agreement set forth in this Confirmation (other than its obligations to make any payment or obligations which are otherwise specifically covered as a separate Event of Default), to the extent not excused by Force Majeure, and such failure is not cured within three (3) Business Days after written notice thereof to the Defaulting Party; or

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 8

4.
the termination or cancellation, for any reason, of either the Buyer Guaranty or the Seller Guaranty or Buyer Guarantor’s or Seller Guarantor’s failure to make any payment required or to perform any other obligation in its respective guaranty, Buyer Guarantor or Seller Guarantor repudiates, disaffirms, disclaims or rejects, in whole or in part, or challenges the validity of, the Buyer Guaranty or the Seller Guaranty (as the case may be), or the failure of either the Buyer Guaranty or the Seller Guaranty to be in full force and effect for purposes of this Confirmation; or

5.	the failure of the Defaulting Party to provide “Performance Assurance” if and when required pursuant to the Credit Assurances paragraph in this Confirmation; or

6.
the removal and/or transfer of the facility or facilities subject to the Forward Certificate Transfer Orders related to the Credit Assurances paragraph in this Confirmation from the Seller’s Tracking System Account or any other action taken by Seller whereby the energy generation of the facility or facilities is no longer attributed to the Seller’s Tracking System Account, unless, in any case, within fifteen (15) Business Days following the occurrence of any of the foregoing events, Seller replaces the relevant facility or facilities with equivalent facilities and initiates irrevocable forward certificate transfer orders for the RECs for the Reporting Year or Vintage Year, as applicable, attributable to the energy generation of such replacement facilities via the applicable Tracking System from Seller’s Tracking System Account to Buyer’s Tracking System account; or

7.	the Defaulting Party takes any of or becomes subject to any of the following:

(i)	makes a general assignment for the benefit of creditors,

(ii)	files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors,

(iii)
has a petition in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors filed against it involuntarily that is not dismissed within thirty (30) days,

(iv)	otherwise becomes bankrupt or insolvent (however evidenced), or

(v)	becomes unable to pay its debts as they fall due

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 9

(the occurrence of any of clauses (i) through (v) above with respect to any person or entity, a “Bankruptcy Event”).

(c)
Remedies for Defaults. If an Event of Default occurs with respect to either Party at any time during the term of this Confirmation, the non-Defaulting Party may (a) designate a day, no earlier than the day such notice is effective and no later than twenty

(20) calendar days after such notice is effective, as an early termination date (“Early Termination Date”) to liquidate and terminate this Confirmation; (b) withhold any payments due in respect of this Confirmation or suspend performance under this Confirmation; and (c) exercise such other remedies as may be available at law or in equity or as otherwise provided in this Confirmation.

(d)
Seller’s Liability for Defaults. If an Event of Default occurs with respect to Seller and Buyer elects to declare an Early Termination Date, Seller, within five (5) Business Days of receipt of Buyer’s invoice, shall pay to Buyer an amount equal to the positive difference, if any, between (a) Buyer’s Replacement Price for the RECs and (b) the relevant portion(s) of the Unit Price, multiplied by the quantity of RECs not transferred, subject to the obligation of Buyer to mitigate damages. If Buyer has made advance payment for all or part of the RECs that Seller fails to transfer, Seller also shall refund or credit Buyer’s pre-paid amount promptly. “Replacement Price” means the lower of the price at which Buyer, acting in a commercially reasonable manner, purchases (if at all) substitute or replacement RECs for the RECs not delivered by Seller, plus any commercially reasonable costs of Buyer to obtain replacement RECs, less any costs Buyer avoids as a consequence of Seller’s failure to perform; or, the product of (x) the quantity of RECs not delivered by Seller and (y) the ACP as then in effect for the applicable Reporting Year(s) or Vintage Year(s) which the Buyer actually paid to the Administrator; provided, however, in no event shall the Replacement Price include any penalties, or similar charges or any stranded costs.

(e)
Buyer’s Liability for Defaults. If an Event of Default occurs with respect to Buyer and Seller elects to declare an Early Termination Date, Buyer, within five (5) Business Days of receipt of Buyer’s invoice, shall pay to Seller all amounts owed for any RECs already transferred to Buyer and for which Buyer has not yet paid Seller hereunder, as well as pay to Seller for the RECs which Buyer failed to receive pursuant to the procedure set forth herein, an amount equal to the positive difference, if any, between the (a) the relevant portion(s) of the Unit Price (i.e., the applicable price per REC) and (b) any amount Seller received for the resale of the RECs deducting any costs reasonably incurred by Seller in reselling such RECs, multiplied by the quantity of RECs not accepted, or at Seller’s option, the market price determined by Seller for the same RECs not received as determined by Seller in a commercially reasonable manner.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 10

(f)	Set-off.

1.
In addition to any rights of set-off a Party may have as a matter of law or otherwise, upon the occurrence of an Event of Default, the non-Defaulting Party shall have the right (but shall not be obliged), without prior notice to the Defaulting Party or any other person, to set-off any obligation of the Defaulting Party owing to the non-Defaulting Party arising under this Confirmation, (whether or not matured, whether or not contingent and regardless of the currency, place of payment or booking office of the obligation) against any obligations of the non-Defaulting Party owing to the Defaulting Party arising under this Confirmation, (whether or not matured, whether or not contingent and regardless of the currency, place of payment or booking office of the obligation).

2.
If any obligation is unascertained, the non-Defaulting Party may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant Party accounting to the other when the obligation is ascertained.

3.	Nothing in this Confirmation will have the effect of creating a charge or other security interest.

(g)
No Penalty. Both Parties hereby stipulate that the payment obligations set forth above are reasonable in light of the anticipated harm and the difficulty of estimation or calculation of actual damages, and each Party hereby waives the right to contest such payments as an unreasonable penalty.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 11

[***]:	[***]

[***]:	[***]

Limitation of

Damages:
THE PARTIES AGREE THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS CONFIRMATION SATISFY THE ESSENTIAL PURPOSE HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS MEASURE OF DAMAGE IS PROVIDED SUCH REMEDY OR MEASURE SHALL BE THE SOLE AND EXCLUSIVE REMEDY THEREFOR. IF NO REMEDY OR MEASURE OF DAMAGE IS EXPRESSLY PROVIDED, THE OBLIGOR’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY AS THE SOLE AND EXCLUSIVE REMEDY. NOTWITHSTANDING ANY OTHER PROVISION IN THIS CONFIRMATION TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES, LOST PROFIT OR BUSINESS INTERRUPTION DAMAGES, WHETHER BY STATUTE, IN TORT, OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE LIQUIDATED DAMAGES CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

This section survives the expiration or termination of this Confirmation.

Recordings:
Each Party consents to the creation of a tape or electronic recording (“Recording”) of all telephone conversations and instant messages between the Parties to this Confirmation, and that any such Recordings will be retained in confidence, secured from improper access, and may be submitted in evidence in any proceeding or action relating to this Confirmation. Each Party waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording and to obtain any necessary consent of such officers and employees.

Confidentiality:
Neither Party shall publish, disclose, or otherwise divulge Confidential Information to any person at any time without the other Party’s prior written consent, except to the extent necessary in order to affect the transfer of RECs hereunder. “Confidential Information” means the terms of this Confirmation, including but not limited to pricing, quantity, and all other material terms; provided, however, that Confidential Information does not include information which (i) was already in a Party’s possession prior to its receipt from the other Party; (ii) is already or becomes available to the public other than through actions of a Party in violation of these terms; (iii) is required to be disclosed by law, regulation or administrative

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 12

or judicial order; (iv) is acquired independently from a third party who, insofar as is known to the disclosing Party, is not bound by an obligation to treat such information confidentially, or (v) is independently developed by a Party without use of Confidential Information. Notwithstanding the foregoing, each Party may permit knowledge of and access to the Confidential Information to those of its affiliates, and its and its affiliates attorneys, accountants, representatives, agents, employees, financing parties and potential financing parties who have a need to know such information or in response to a request from any state or federal agency or court. This restriction on disclosure shall expire on the later of the one year anniversary of the date of this Confirmation or one year following delivery of the RECs.

In addition, notwithstanding the foregoing, either Party may, without the other Party’s consent, disclose Confidential Information: (a) if required by law or court order; (b) in order to satisfy its reporting obligations to the Federal Energy Regulatory Commission or any other governmental authority or upon request by any governmental agency with jurisdiction over this Confirmation; or (c) to an entity that aggregates and reports to the public price data on an aggregate basis, without including the name of and any other identifying information related to the other Party.

Governing

Law:
This Confirmation and the rights and duties of the Parties hereunder shall be governed by and shall be construed, enforced and performed, in accordance with the laws of the State of New York, without regard to any conflict of laws rules, the actual facts of execution, performance or principal place of business of either of the Parties; provided, however that the Applicable Standards shall be governed by, subject to, and construed in all aspects in accordance with the substantive laws of the Applicable State. Any judicial action, suit, or proceedings arising out of, resulting from, or in any way relating to, this Confirmation, or any alleged breach or default under the same or the warranties and representations contained in the same, shall be brought only in a state or federal court of competent jurisdiction located in the state, county and city of New York.

Waiver of

Jury Trial:
THE PARTIES EACH HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING HERETO, ANY RECS OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

Waiver:
No delay or omission by a Party in the exercise of any right under this Confirmation shall be taken, construed or considered as a waiver or relinquishment thereof, and any such right may be exercised from time to time and as often as may be deemed expedient. If any of the terms and conditions hereof are breached and thereafter waived by a Party, such waiver shall be limited to the particular breach so waived and is not deemed to waive any other breach hereunder.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 13

Unenforceability:	Should any portion of this Confirmation be ruled unenforceable or invalid, such ruling shall not affect the enforceability or validity of the remaining portions of this Confirmation.
No Partnership:
Nothing in this Confirmation shall be construed to create a partnership or joint venture between the Parties.
Regulatory Event:
In the event that any renewable energy statute or regulation is created, modified or repealed in such a way that makes performance of a Party’s obligations under this Confirmation illegal or impossible (each such occurrence, a “Regulatory Event”), the Parties shall use their commercially reasonable to reform this Confirmation in order to give effect to the original intention of the Parties; provided, however, that any event that only affects the inherent value of the RECs without having a Party’s performance of obligations under this Confirmation illegal or impossible shall not constitute a Regulatory Event. If the Parties are unable, despite such efforts, to reform this Confirmation within thirty (30) days following such Regulatory Event, the matter shall be resolved through a dispute resolution initiated by either of the Parties.
Cooperation:
Seller shall cooperate with and assist Buyer, (including providing any commercially reasonable written documentation upon Buyer’s request), in connection with any audit, investigation, hearing, inquiry, litigation or regulatory or other proceeding and with the preparation of all regulatory filings or reporting requirements that may arise following the date of this Confirmation, which relate to the subject matter of the Confirmation, including the RECs.
Entirety and Amendments:
This Confirmation constitutes the entire agreement between the Parties regarding the transaction subject hereto, and supersedes and replaces any prior and contemporaneous communications, understandings and agreements between the Parties related to such subject matter, whether written or verbal, express or implied, and this Confirmation cannot be supplemented, augmented, amended or in any manner changed or altered, except by written instrument signed by duly authorized representatives of the Parties.

Assignment:
This Confirmation is not assignable by either Party, except as provided herein, without the prior written consent of the non-assigning Party, which consent shall not be unreasonably withheld, delayed or conditioned. Any assignment without the prior approval of the non-assigning Party is voidable by such non-assigning Party. Notwithstanding the foregoing, without the prior written consent of the non-assigning Party, either Party may (a) transfer, sell, pledge, encumber or assign this Confirmation or the accounts, revenues or proceeds hereof as collateral in connection with any financing transaction or other financing arrangements, (b) transfer or assign this Confirmation to any person or entity succeeding all or substantially all of the assets of the assigning Party or (c) transfer or assign this Agreement to an affiliate of such Party, provided that, in the

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 14

case of (b) or (c), (i) the creditworthiness or other provided credit support of such person or entity, as reasonably determined by the non-assigning Party, is equal to or higher than that of the assigning Party and (ii) prior to such assignment, the assignee shall agree in writing to be bound by the terms and conditions hereof and complete the non-assigning Party’s know your counterparty procedures. In connection with any collateral assignment referenced in clause (a) of the preceding sentence, the collateral assignee shall not be entitled to foreclose on this Confirmation unless, prior to such foreclosure, the collateral assignee has completed the non-assigning Party’s know your counterparty procedures.
[Signature page follows]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 15

IN WITNESS WHEREOF, this Confirmation has been duly executed by the Parties on the date first above written.

SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC    [***]
By: ___________________     [***]
Name: _________________    [***]
Title: ___________________     [***]
Date: ___________________     Date: ___________________

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 16

GUARANTY AGREEMENT
This Guaranty Agreement (the “Guaranty”) is made by [***] (“Guarantor”), an Indiana Corporation, in favor of Sunrun Neptune Portfolio 2016-A, LLC (individually and collectively, “Counterparty”).
WHEREAS, Counterparty is or may become party to commodity-related physical and financial transactions and agreements (collectively, whether one or more, the “Agreement” or “Agreements”) with any one or more of the following indirect affiliates or subsidiaries of Guarantor: [***] (individually and collectively, the “Company”); and[***]

WHEREAS, the Guarantor is the indirect parent or an affiliate of Company, and will receive substantial and direct and indirect benefits from the transactions contemplated by the Agreement and has agreed to enter into this Guaranty to provide assurance for the payment obligations of Company in connection with the Agreement and to induce the Counterparty to enter into the Agreement.

NOW, THEREFORE, in consideration of good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1.
Guaranty. The Guarantor hereby unconditionally, irrevocably and absolutely guarantees the punctual payment when due (subject to written demand in accordance with Paragraph 6 below) of Company’s payment obligations arising under any Agreement, as such Agreement may be amended or modified by agreement between Company and the Counterparty from time to time (collectively, the “Guaranteed Obligations”); provided, however, that the total liability of the Guarantor hereunder, regardless of any amendment or modification to any Agreement, is limited to the lesser of (a) the Guaranteed Obligations under all Agreements or (b) $US [***], plus all interest, reasonable attorneys’ fees, and/or costs of collection, if any, required by such Agreement to be paid by Company in the collection of Guaranteed Obligations. In addition, subject to the limitations above, Guarantor shall reimburse Counterparty for all sums paid to Counterparty by Company with respect to such Guaranteed Obligations which Counterparty is subsequently required to return to Company or a representative of Company’s creditors as a result of Company’s bankruptcy, insolvency, reorganization, liquidation, receivership, or similar proceeding. The Guarantor’s obligations and liability under this Guaranty shall be limited to payment obligations only and the Guarantor shall have no obligation to perform under any Agreement, including, without limitation, to sell, deliver, supply or transport gas, electricity or any other commodity.

If all or a part of any payment made by Guarantor to Counterparty hereunder is later determined to have been improper because such amount was not actually owed by Company to Counterparty under the Agreement or such payment was otherwise unjustified, Counterparty shall repay such amount to Guarantor within ten (10) business days of written demand by Guarantor together with any interest, reasonable attorneys’ fees, and/or costs of collection, if any, required by the Agreement to be paid by Counterparty in the collection of such amount.

2.	Guaranty Absolute. The liability of Guarantor under this Guaranty shall be absolute, irrevocable and unconditional irrespective of:

(a)	any defect or deficiency in any Agreement or any other documents executed in connection with any Agreement;

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 17

(b)	any modification, extension or waiver of any of the terms of any Agreement;

(c)
any change in the time, manner, terms or place of payment of or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Agreement or any other agreement or instrument executed in connection therewith;

(d)
any sale, exchange, release or non-perfection of any property standing as security for the liabilities hereby guaranteed or any liabilities incurred directly or indirectly hereunder or any setoff against any of said liabilities, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(e)
except as to applicable statutes of limitation, the failure, omission, delay, waiver or refusal by the Counterparty to exercise, in whole or in part, any right or remedy held by the Counterparty with respect to any Agreement or any transaction under any Agreement; or

(f)
any change in the existence, structure or ownership of the Guarantor or Company, or any bankruptcy, insolvency, reorganization, liquidation, receivership, or similar proceeding affecting Company or its assets.

The obligations of the Guarantor hereunder are several and not joint with Company or any other person, and are primary obligations for which the Guarantor is the principal obligor. There are no conditions precedent to the enforcement of this Guaranty, except as expressly contained herein. It shall not be necessary for the Counterparty, in order to enforce payment by the Guarantor under this Guaranty, to exhaust its remedies against Company, any collateral pledged by Company, any other guarantor, or any other person liable for the payment or performance of the Guaranteed Obligations. This Guaranty is one of payment and not of collection and shall apply regardless of whether recovery of all such Guaranteed Obligations may be discharged, or uncollectible in any bankruptcy, insolvency, reorganization, liquidation, receivership, or similar proceeding affecting Company or its assets.

Without limiting Guarantor’s own defenses and rights hereunder, Guarantor reserves to itself all rights, setoffs, counterclaims and other defenses to which Company is or may be entitled to arising from or out of the Agreements or otherwise, except as limited herein and except for defenses missing out of the bankruptcy, insolvency, reorganization, liquidation, receivership, or similar proceeding affecting Company or its assets.
3.    Waiver. Guarantor hereby waives:

(a)
notice of acceptance of this Guaranty, notice of the creation or existence of any of the Guaranteed Obligations and notice of any action by the Counterparty in reliance hereon or in connection herewith;

(b)
notice of the entry into any Agreement between Company and the Counterparty and notice of any amendments, supplements or modifications thereto; or any waiver of consent under any Agreement, including waivers of the payment and performance of the obligations thereunder;

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 18

(c)
notice of any increase, reduction or rearrangement of Company’s obligations under any Agreement or notice of any extension of time for the payment of any sums due and payable to the Counterparty under any Agreement;

(d)
except as expressly set forth herein, presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest or any other notice of any other kind with respect to the Guaranteed Obligations; and

(e)
any requirement that suit be brought against, or any other action by the Counterparty be taken against, or any notice of default or other notice be given to, or any demand be made on, Company or any other person, or that any other action be taken or not taken as a condition to the Guarantor’s liability for the Guaranteed Obligations under this Guaranty or as a condition to the enforcement of this Guaranty against the Guarantor.

4.
Subrogation. The Guarantor shall be subrogated to all rights of the Counterparty against Company in respect of any amounts paid by the Guarantor pursuant to the Guaranty, provided that the Guarantor waives any rights it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise (including, without limitation, any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C. §509, or otherwise); reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Counterparty against Company or any collateral which the Counterparty now has or acquires, until all of the Guaranteed Obligations shall have been irrevocably paid to the Counterparty in full. If (a) the Guarantor shall perform and shall make payment to the Counterparty of all or any part of the Guaranteed Obligations and (b) all the Guaranteed Obligations shall have been paid in full, the Counterparty shall, at the Guarantor’s request, execute and deliver to the Guarantor appropriate documents necessary to evidence the transfer by subrogation to the Guarantor of any interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

5.
Notices. All demands, notices and other communications provided for hereunder shall, unless otherwise specifically provided herein, (a) be in writing addressed to the party receiving the notice at the address set forth below or at such other address as may be designated by written notice, from time to time, to the other party, and (b) be effective upon delivery, when mailed by U.S. mail, registered or certified, return receipt requested, postage prepaid, or personally delivered. Notices shall be sent to the following addresses:

If to Counterparty:

Sunrun Neptune Portfolio 2016-A, LLC
595 Market Street, 29th Floor
San Francisco, CA 94105
Facsimile No: [__________]
Phone: [__________]
Attention: General Counsel
If to Guarantor:
[***]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 19

[***]

[***]

[***]

6.
Demand and Payment. Counterparty is not entitled to make demand upon Guarantor until a default occurs in payment of any Guaranteed Obligations by Company to Counterparty. Any demand by the Counterparty for payment hereunder shall be in writing, reference this Guaranty, reference the Guaranteed Obligations, and signed by a duly authorized representative of the Counterparty and delivered to the Guarantor pursuant to Section 5 hereof. There are no other requirements of notice, presentment or demand. The Guarantor shall pay, or cause to be paid, such Guaranteed Obligations within ten (10) business days of receipt of such demand.

7.
No Waiver; Remedies. Except as to applicable statutes of limitation, no failure on the part of Counterparty to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

8.
Term; Termination. This Guaranty shall continue in full force and effect from the Effective Date until thi1ty (30) days following Guarantor’s notice, in writing, to Counterparty of Guarantor’s termination of this Guaranty (the “Termination Date”); provided, however, the termination of this Guaranty shall not affect Guarantor’s obligations hereunder with respect to any transaction entered into prior to such Termination Date, and this Guaranty shall remain in full force and effect until all Guaranteed Obligations arising with respect to such transactions have been fully satisfied.

9.
Assignment; Successors and Assigns. The Guarantor and the Counterparty shall not assign its rights hereunder without the prior written consent of the other party, and any assignment without such prior written consent shall be null and void and of no force or effect. Notwithstanding the foregoing, the Counterparty may assign its rights hereunder without the prior written consent of the Guarantor in connection with any permitted assignment of its rights under the Agreements under the same terms and conditions as set forth in the Agreements. This Guaranty shall be binding upon and inure to the benefit of each party hereto and their respective successors and permitted assigns.

10.
Amendments, Etc. Subject to the Guarantor’s right to terminate this Guaranty pursuant to Paragraph 8, no amendment of this Guaranty shall be effective unless in writing and signed by Guarantor and Counterparty. No waiver of any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall in any event be effective unless such waiver shall be in writing and signed by Counterparty. Any such waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

11.
Caption. The captions in this Guaranty have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Guaranty.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 20

12.	Representation and Warranties.

The Guarantor represents and warrants as follows:

(a)
The Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power to execute, deliver and perform this Guaranty.

(b)
The execution, delivery and performance of this Guaranty have been and remain duly authorized by all necessary corporate action and do not contravene the Guarantor’s constitutional documents or any contractual restriction binding on the Guarantor or its assets.

(c)
This Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor’s rights and to general equity principles.

13.
Foreign Currency Obligations. Subject to the limitation of Guarantor’s total liability set forth in Paragraph 1 hereof, the Guarantor shall make payment in the currency in which the Company is required to pay its payment obligations (the “Original Currency”). For the purposes of calculating Guarantor’s total liability hereunder and applying the limitation on Guarantor’s total liability, the value of the payment obligation in the Original Currency shall be converted to US Dollars by the Guarantor at the rate equal to the applicable spot exchange rate of a large commercial bank located in Canada or the United States on the date that payment is made by the Guarantor.

14.
GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD OR REFERENCE TO THE CONFLICT OF LAWS PRINCIPLES OF ANY JURISDICTION. However, if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

15.
Entire Agreement. This Guaranty constitutes the entire agreement and understanding between Guarantor and Counterparty with respect to the Guaranteed Obligations and supercedes and replaces in its entirety any and all guaranties previously issued by Guarantor to Counterparty with respect to the Guaranteed Obligations, or any part of them.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 21

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized representative effective as of this 31st day of October, 2016 (“Effective Date”).

[***]

[***]
[***]
[***]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 22

FIRST AMENDMENT TO GUARANTY

This FIRST AMENDMENT TO GUARANTY (“First Amendment”) is dated effective as of May 4th, 2017, and is made by and between [***] (“Guarantor”) and Sunrun Neptune Portfolio 2016-A, LLC (“Counterparty”).

WITNESSETH:

WHEREAS, Guarantor issued a Guaranty dated October 31, 2016, in favor of Counterparty and on behalf of [***] (“Company”), in the amount of $[***] (the “Guaranty”);

WHEREAS, Guarantor and Counterparty desire to amend the Guaranty to increase the liability amount.

NOW, THEREFORE, in consideration of good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, Guarantor and Counterparty agree as follows:

1.	Effective as of the date hereof, the aggregate liability of Guaranteed Obligations set forth in Section l of the Guaranty is amended by deleting the amount of $US [***] and replacing it with US$[***].

2.	Except as expressly amended herein, the terms, conditions and provisions of the Guaranty are hereby ratified and confirmed and remain in full force and effect.

3.
This First Amendment may be executed in two or more counterparts with the same effect as if both parties had executed and delivered the same copy, and when each party has executed and delivered a counterpart, all counterparts together shall constitute one agreement.

4.	This First Amendment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

5.	This First Amendment shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF, Guarantor and Counterparty have caused this First Amendment to be duly executed and delivered as of the date first above written.

[***]    SUNRUNNEPTUNE PORTFOLIO 2016-A, LLC

[***]        By: /s/ Robert P. Komin Jr.
[***]            Name: Robert P. Komin Jr.
[***]    Title: CFO

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 23

Execution Version
GUARANTY

This GUARANTY, dated as of October 31, 2016 (this “Guaranty”), is issued by Sunrun Inc., a Delaware corporation, as guarantor (the “Guarantor”) in favor of [***], a Delaware corporation (the “Beneficiary”).

RECITALS

WHEREAS, the Guarantor is the parent company of Sunrun Neptune Portfolio 2016-A, LLC a Delaware limited liability company (the “Company”), and has a substantial interest in the Company and its investments;

WHEREAS, the Company has entered into that certain Renewable Energy Certificate Sale Confirmation dated as of October 31, 2016 (the “Guaranteed Agreement”) between Company and Beneficiary; and

WHEREAS, the Guarantor anticipates benefiting from the transactions contemplated by the Guaranteed Agreement and is executing and delivering this Guaranty to induce the Beneficiary to enter into the Guaranteed Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

SECTION 1.    Definitions.

Unless the context hereof shall otherwise require, capitalized terms used in this Guaranty, including the recitals, and not otherwise defined herein shall have the respective meanings specified in the Guaranteed Agreement.

SECTION 2.    Covenants.

Section 2.1    Subject to the terms hereof, the Guarantor hereby unconditionally and irrevocably guarantees to the Beneficiary, as primary obligor and not merely as surety, the punctual and full payment of the Company’s obligations when due and/or payable under and in accordance with Sections (b)(7)(c) and (b)(7)(d) of the paragraph labeled “Liability For Non-Performance” in the Guaranteed Agreement, as such Guaranteed Agreement may be amended or modified by agreement between Company and Beneficiary from time to time (the “Guaranteed Obligations”). This Guaranty is a guarantee of payment, and not merely of collection. Notwithstanding anything to the contrary herein, the liability of the Guarantor under this Guaranty is limited to, and shall in no event or under any circumstances, exceed $[***] (inclusive of all interest, charges, reasonable attorney’s fees and other fees incurred in enforcing this Guarantee whatsoever thereon).

Section 2.2    In the case of any failure by the Company to pay the Guaranteed Obligations in accordance with the terms of the Guaranteed Agreement, the Guarantor hereby agrees that, upon receipt of written demand from the Beneficiary of such failure, the Guarantor will promptly make payment of or perform such Guaranteed Obligations as applicable. There are no other requirements of notice, presentment or demand. The Guarantor shall pay, or cause to be paid, such due and owing Guaranteed Obligations within ten (10) business days of receipt of such demand.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 24

Section 2.3    The obligations of the Guarantor contained herein (a) are not conditioned upon the institution of suit or the taking of any other action or any attempt to enforce the Guaranteed Obligations or the Guaranteed Agreement against the Company or any other right or remedy against any other Person and (b) shall be unconditional irrespective of: (i) any amendment or supplement to or modification of the Guaranteed Agreement, any extension or renewal of the Company’s obligations under the Guaranteed Agreement, or any assignment or transfer of the Company’s or the Beneficiary’s interest in the Guaranteed Agreement; (ii) any bankruptcy, insolvency, readjustment, composition, liquidation, dissolution or similar proceeding with respect to the Company or any other Person; (iii) any furnishing or acceptance of additional security or any exchange, substitution, surrender, perfection or release of any security for the Guaranteed Obligations; (iv) any waiver, consent or other action or inaction or any exercise or non-exercise by Beneficiary of any right, remedy or power with respect to the Guaranteed Obligations or the Guaranteed Agreement; (v) (A) any merger or consolidation of the Company into or with any other Person, (B) any change in the structure of the Company or in the ownership of the Company, or (C) any sale, lease or transfer of any or all of the assets of the Company to any other Person; (vi) any default, misrepresentation, negligence, misconduct or other action or inaction of any kind by the Beneficiary under or in connection with the Guaranteed Agreement or any other agreement relating to this Guaranty, except to the extent that any such default, misrepresentation, negligence, misconduct or other action or inaction would limit the Guaranteed Obligations; or (vii) the unenforceability, lack of genuineness or invalidity of the Guaranteed Agreement, or, to the extent permitted by law, any other circumstance that might constitute a legal or equitable defense available to or discharge of the Company or a guarantor, other than the Company’s defenses to payment or performance of the Guaranteed Obligations under the Guaranteed Agreement. The Guarantor hereby unconditionally waives, to the extent permitted by law, promptness, diligence, demand of payment (except as expressly set forth herein), protest and notice as to the Guaranteed Obligations and acceptance of this Guaranty, and agrees that it shall not be required to consent to or receive any notice of the creation or existence of any of the Guaranteed Obligations, notice of any action by Beneficiary in reliance hereon or in connection herewith, notice of entry into any Agreement between Company and Beneficiary, and notice of any amendment, supplement or modification of, or waiver, consent or extension with respect to, the Guaranteed Agreement, including waivers of the payment and performance of the obligations hereunder. The rights, powers and remedies herein provided are cumulative.

SECTION 3.    Guarantor’s Representations, Warranties and Agreements.

Section 3.1    The Guarantor represents and warrants to the Beneficiary, as of the date hereof, as follows:

(a)    The Guarantor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority and the legal right to execute, deliver and perform this Guaranty.

(b)    The execution, delivery and performance by the Guarantor of this Guaranty have been duly authorized by all necessary corporate action. The Guarantor has duly executed and delivered this Guaranty and this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforcement may be affected by applicable bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally.

(c)    The execution and delivery by the Guarantor of this Guaranty and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of, or require any consent under, the organizational documents of the Guarantor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority or agency, or any agreement or instrument to

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 25

which the Guarantor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any of the revenues or assets of the Guarantor pursuant to the terms of any such agreement or instrument. No consent, action, approval or authorization of, or registration, declaration or filing with, any Governmental Authority or other third party is required to be obtained by the Guarantor to authorize the execution, delivery or performance by the Guarantor of this Guaranty or for the validity or enforceability hereof.

(d)    No pending or, to the knowledge of the Guarantor, threatened action, suit or investigation or proceedings against the Guarantor before any Governmental Authority exists which challenges the validity or enforceability of this Guaranty or, if determined adversely to the Guarantor, would materially adversely affect the Guarantor’s ability to perform its obligations under this Guaranty.

(e)    It has a substantial interest in the Company, its investments and the performance of the transactions contemplated under the Guaranteed Agreement.

SECTION 4.    Survival of Guaranty.

Notwithstanding anything to the contrary herein, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any of the amounts paid to the Beneficiary with respect to the Company’s obligations in respect of the Guaranteed Obligations, in whole or in part, are required to be repaid upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of the Guarantor or the Company, or as a result of the appointment of a custodian, intervener, receiver, trustee, or other officer with similar powers with respect to the Guarantor or the Company or any other Person or any substantial part of the property of the Guarantor or the Company or such other Person, all as if such payments had not been made.

SECTION 5.    Termination.

Subject to Section 4 hereof, this Guaranty and the Guarantor’s obligations with respect to the Guaranteed Obligations shall automatically terminate on the latest of (a) the date on which the Agreement terminates pursuant to its terms and (b) the date on which all obligations of Company under the Guaranteed Agreement have been satisfied in full.

SECTION 6.    Remedies; Subrogation.

Section 6.1    Remedies. In the event the Guarantor shall fail to pay any amounts due under this Guaranty, or to comply with any other term of this Guaranty, the Beneficiary shall be entitled to all rights and remedies to which it may be entitled hereunder or at law, in equity or by statute.

Section 6.2    Subrogation. The Guarantor will not exercise any rights that it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all of the Guaranteed Obligations and the other obligations of Company under the Guaranteed Agreement shall have been satisfied in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations and other obligations of Company under the Guaranteed Agreement shall not have been satisfied in full, such amount shall be held in trust for the benefit of the Beneficiary and shall forthwith be paid to the Beneficiary to be credited and applied to such Guaranteed Obligations in accordance with the terms of the Guaranteed Agreement. If (i) the Guarantor shall make payment to the Beneficiary of

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 26

all or any part of the Guaranteed Obligations and (ii) all of the Guaranteed Obligations and other obligations of Company under the Guaranteed Agreement shall be satisfied in full, the Beneficiary will, at the Guarantor’s request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

SECTION 7.    Miscellaneous.

Section 7.1    Amendments and Waivers. No failure or delay on the part of the Beneficiary in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege. No term, covenant, agreement or condition of this Guaranty may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by the Guarantor and the Beneficiary.

Section 7.2    Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to the Guarantor or the Beneficiary at the address set forth below or at such other address as such party may from time to time designate by written notice.

If to the Beneficiary:
[***]

[***]

[***]

[***]

If to the Guarantor:
Sunrun Inc.
595 Market Street, 29th Floor
San Francisco, CA 94105
Facsimile No: (415) 727-3500
Phone: (415) 982-9000
Attention: General Counsel

Section 7.3    Survival. Subject to Section 4 hereof, and otherwise except as expressly set forth herein, the warranties and covenants made by the Guarantor shall not survive the expiration or termination of this Guaranty.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 27

Section 7.4    Assignment and Assumption. Except in the case of: (A) any merger or consolidation of the Guarantor with or into another Person or (B) any conveyance or transfer of all or substantially all of the Guarantor’s properties and assets and, in each case, provided that (x) the successor entity is a Permitted Transferee and Guarantor delivers to Beneficiary an assignment and assumption agreement of the Guarantor’s obligations hereunder under which such successor entity or transferee agrees to assume all obligations of Guarantor hereunder or (y) the successor entity is a Permitted Transferee and such successor entity or transferee delivers to Beneficiary a new guaranty in substantially the form of this Guaranty, the Guarantor may not assign its rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the Beneficiary, and any such assignment without such consent shall be void and have no effect on the Beneficiary’s rights against the Guarantor hereunder. Beneficiary may assign its rights under this Guaranty in connection with any permitted assignment of its rights under the Guaranteed Agreement under the same terms and conditions as set forth in the Guaranteed Agreement. For purposes of this Section 7.4, “Permitted Transferee” shall mean the an entity (i) whose creditworthiness or other provided credit support, as reasonably determined by the Beneficiary, is equal to or higher than that of Guarantor and (ii) prior to such assignment, the assignee completes Beneficiary’s know your counterparty procedures.

Section 7.5    Governing Law; Jurisdiction. This Guaranty shall be in all respects governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance (without giving effect to the conflicts of law provisions, other than New York General Obligations Law Section 5- 1401). The Guarantor hereby submits to the nonexclusive jurisdiction of the United State District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Guaranty or the transactions contemplated hereby. The Guarantor irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum.

Section 7.6    Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, THE GUARANTOR HEREBY IRREVOCABLY WAIVES THE RIGHT TO DEMAND A TRIAL BY JURY, IN ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS GUARANTY, OR THE SUBJECT MATTER HEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT BY THE BENEFICIARY OR ITS SUCCESSORS OR ASSIGNS.

Section 7.7    Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.8    Headings. The headings of the sections of this Guaranty are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.9    Effectiveness of Guaranty. This Guaranty shall be effective as of the date first written above.

Section 7.10    Successors and Assigns. This Guaranty shall be binding upon the Guarantor and its successors and permitted assigns and shall inure to the benefit of, and shall be enforceable by, the Beneficiary and its successors and permitted assigns.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 28

Section 7.11    Entire Agreement. This Guaranty constitutes the entire agreement among the Guarantor and the Beneficiary with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Guarantor and Beneficiary with respect to the subject matter hereof.

[Signature Pages Follow]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 29

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized.

SUNRUN INC.,
as Guarantor

By: /s/ Bob Komin___________________________
Name:    Bob Komin
Title:    Chief Financial Officer

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 30

Exhibit G-2
Tab B

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 31

SUNRUN NEPTUNE FORM OF CONFIRMATION
CONFIRMATION

This Renewable Energy Certificate Sale Confirmation (the “Confirmation”), dated May 5, 2017 (the “Effective Date”), is entered into by and between [***], and Sunrun Neptune Portfolio 2016-A, LLC (“Counterparty”). [***] and Counterparty are sometimes referred to in this Confirmation together as the “Parties” and individually as a “Party.”
This Confirmation memorializes the Parties’ understanding concerning their sale and purchase obligations for renewable energy credits on and after the date hereof under the terms and conditions set forth below.
Commercial Terms. The specific terms and conditions of this transaction are as set forth herein below:

Trade Date:	May 5, 2017
Buyer:	[***]
Seller:	Sunrun Neptune Portfolio 2016-A, LLC
Buyer Guarantor:	[***]
Seller Guarantor:	Sunrun Inc.
REC:
New Jersey Renewable Energy Certificate - Solar, which means a certificate issued by the board or its designee, representing one (1) megawatt hour (MWh) of solar energy that is generated by a facility connected to the distribution system in this State and has value based upon, and driven by, the energy market.

Vintage Year/Reporting Year, as applicable (“VY” or· “RY”):	[***] [***] [***]
Contract Quantity:	[***] [***] [***]
Unit Price	[***] [***] [***]
Total Contract Price:	[***]
Delivery Date:	On or before July 15th following each Vintage Year
Delivery Obligation (Firm/Unit Contingent):	Firm [***]
Applicable Standard:	Renewable Portfolio Standard
Applicable State:	New Jersey
Act:	N.J, Stat §48:3-49 et seq. and N.J.A.C. §14:8-1 et. seq., both as amended or restated from time to time, and the rules and regulations of the Administrator.
Administrator:	New Jersey Board of Public Utilities

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 32

Tracking System:	☐ NEPOOLGIS ☐ ERCOT (TexasRec) ☐ M-RETS ☑ PJMGATS ☐ Other: _____________ ☐ Not Applicable
Attestation:	☐ To be provided by Seller, in the Form of Appendix I ☑ Not Applicable
Broker/Broker Reference Number (if applicable)	N/A

Seller may invoice Buyer for RECs delivered pursuant to this confirmation on a quarterly basis. Within ten (10) Business Days of Buyer’s receipt of electronic confirmation from the Tracking System that delivery of the portion of the Contract Quantity for a particular Vintage/Reporting Year has been completed as specified in Seller’s invoice, Buyer shall pay Seller the Contract Price for the RECs, calculated as the Unit Price multiplied by the quantity of RECs for the applicable Vintage Year, delivered to Buyer’s account with the Tracking System for the period covered by the invoice. In order for an invoice to be considered a valid invoice and eligible for payment hereunder, such invoice shall (a) be sent directly from Seller to Buyer; (b) be in Seller’s name; and (c) be for a delivery quantity of at least [***] RECs, unless such invoice is for the last quarter for a particular Vintage/Reporting Year in which case the amount may be for any quantity which is needed to fulfill the remainder of the Contract Quantity for such Vintage/Reporting Year. Each payment shall be made to Seller’s following account:
[***] Banking:
Pay Per Invoice
Counterparty Banking:
Pay Per Invoice

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 33

Notices
[***]
[***]
[***]
[***]
[***]
[***]
[***]

[***]
[***]
[***]
[***]
[***]
[***]
[***]
Counterparty Notices:
[***]
[***]
[***]
[***]
With a copy to:
[***]
[***]
[***]
Sunrun Neptune Portfolio 2016-A, LLC Attention: General Counsel
595 Market Street, 29th Floor
San Francisco, CA 94105
Fax: [______________]
Email: [______________]
Counterparty Allowance Transfer/Billing & Payment:
Attn: [______________]
Email: [______________]

Additional Terms (if applicable)	N/A

Definitions:·
“Alternative Compliance Payment” or “ACP” means a payment of a certain dollar amount per megawatt-hour, which may be submitted to the Administrator in lieu of supplying the renewable energy as required pursuant to Applicable Standard, in accordance with the Act as in effect as of the Delivery Date.

“Business Day” means any day except a Saturday, Sunday, or a Federal Reserve Bank Holiday. A Business Day shall begin at 8:00 a.m. and end at 5:00 p.m. Eastern Prevailing Time.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 34

“Buyer’s Tracking System Account” means Buyer’s account in the Tracking System under the name of “[***]".
“Letter(s) of Credit” means one or more irrevocable, transferable standby letters of credit issued by a U.S. commercial bank or a U.S. branch of a foreign bank with such bank having a credit rating of at least A- from Standard & Poor’s Rating Group (or its successor) or A3 from Moody’s Investor Services, Inc. (or its successor), in a form acceptable to Party A (as defined in Credit Assurances paragraph) and with the costs of such Letter of Credit to be borne by Party B (as defined in Credit Assurances paragraph).
“Seller’s Tracking System Account” means Seller’s account in the Tracking System for the facilities or portions of facilities that are generating the RECs to be delivered under this Confirmation.

Product and Delivery:
On or before the Delivery Date, Seller shall deliver and sell to Buyer the RECs for the Reporting Year or Vintage Year, as applicable, by initiating a transfer order for such RECs via the applicable Tracking System from the Seller’s account to the Buyer’s account.

Upon receiving a written, facsimile or electronic confirmation from the Tracking System that a transfer order has been initiated by Seller, Buyer shall confirm the transfer order in the Tracking System within three (3) Business Days.
All RECs delivered under the terms of this Confirmation shall he approved (or, in the absence of approval, not rejected) by the Administrator as in compliance with the Applicable Standard,

Excess RECs:
In the event that due to the initiation and confirmation of the Forward Certificate Transfer Orders as set forth under the Credit Assurances paragraph in this Confirmation any RECs are transferred from Seller to Buyer in excess of the Contract Quantity for the applicable Reporting Year or Vintage Year, then on or before the Delivery Date, (i) Buyer shall transfer such RECs back to Seller in the Tracking System, and (ii) Seller shall refund to Buyer any excess payments of the Contract Price for such RECs received by Seller.

Taxes:
Each Party shall be responsible for any taxes or other fees associated with its respective purchase and sale hereunder. As used herein “taxes” means, but is not limited to, any or all ad valorem, property, occupation, severance, first use, conservation, gross receipts, privilege, sales, use, consumption, excise, lease, transaction, and other taxes, governmental charges, licenses, fees, permits and assessments, or increases therein, other than taxes based on net income or·net worth. A tax is not a penalty or·a fine.

Seller’s and Warranty:
Seller hereby represents and warrants to Buyer that: (i) at the time of the delivery and transfer of the RECs, Seller will convey good title to the RECs to Buyer free and clear of any liens or other encumbrances or title defects; (ii) the RECs included in the Contract Quantity listed above have not otherwise been, nor will be sold,

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 35

retired, claimed or represented as part of electricity output or sales, or used to satisfy obligations in any other jurisdiction. THE EXPRESS WARRANTIES SET FORTH IN THIS CONFIRMATION ARE EXCLUSIVE, AND SELLER MAKES NO OTHER WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE RECS DELIVERED AND TRANSFERRED, WHETHER AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER MATTER. This Section and the following section shall survive the expiration or termination of this Confirmation,
Other Representations

and Warranties:	Each Party represents and warrants to the other Party, as of the date of this Confirmation, that:
1.    It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing; it has the corporate, governmental and/or other legal capacity, authority and power to execute this Confirmation and any other document relating hereto to which it is a party and to deliver or execute this Confirmation or other document relating hereto that it is required hereby to deliver, and to perform its obligations under this Confirmation or other document relating hereto to which it is a party, and has taken all necessary action to authorize such execution, delivery and performance; and such execution, delivery and performance of this Confirmation are within its powers and do not violate or conflict with its governing documents, any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets, or any contracts to which it is a party;
2.    All governmental and other authorizations, approvals, consents, notices and filings that are required to have been obtained or submitted by it with respect to this Confirmation or other document relating hereto to which it is a party have been obtained or submitted and are in full force and effect and all conditions of any such authorizations, approvals, consents, notices and filings have been complied with;
3    Its obligations under this Confirmation or other document relating hereto to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ tights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law);
4    No Event of Default (as defined below) with respect to it, or event which with notice and/or lapse of time would constitute such an Event of Default, has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Confirmation or other document relating hereto to which it is a party;

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 36

5    It is an “Eligible Contract Participant” as defined in Section 1a(18) of the Commodity Exchange Act, as amended, 7 U.S.C, § 1a(18); and
6    It is not relying upon any representations of the other Party other than those expressly set forth in this Confirmation or the Buyer Guaranty or Seller Guaranty (as the case may be), and it has entered into this transaction and Confirmation as principal and for its own account (and not as advisor, agent, broker or in any other capacity, fiduciary or otherwise), with a full understanding of, and the ability to assume, the material terms and risks of the same, and has made its trading and investment decisions (including regarding the suitability thereof) based upon its own judgment and any advice from such advisors as it has deemed necessary and not in reliance upon any view expressed by the other Party.

Guaranty:
Buyer Guarantor shall execute and deliver that certain guaranty, dated as of the date hereof, in favor of Seller, in substantially the form attached as Appendix A (the “Buyer Guaranty”), pursuant to which Buyer Guarantor has agreed to guarantee the Buyer’s obligations under this Confirmation and the transactions hereunder, as further detailed in the Buyer Guaranty.

Seller Guarantor shall execute and deliver that certain guaranty, dated as of the date hereof, in favor of Buyer, in substantially the form attached as Appendix B (the “Seller Guaranty”), (the “Seller Guaranty”), pursuant to which Seller Guarantor has agreed to guarantee the Seller’s obligations under this Confirmation and the transactions hereunder, as further detailed in the Seller Guaranty.
Liability For
Non-Performance:

(a)
Force Majeure. Neither Party hereto shall be liable for any failure or delay in complying with their respective responsibilities under this Confirmation caused in whole or in part by any cause not reasonably within the control of the Claiming Patty (as defined below); however, in every case, the failure to perform must be beyond the reasonable control and without the fault or negligence of the Party to the Confirmation seeking excuse from liability and may last for such period of time that the force majeure event is in effect, but for no longer period. Force Majeure may not be based on (i) the loss or failure of Buyer’s markets; (ii) Buyer’s inability economically to use or resell the RECs; (iii) Seller’s ability to sell the RECs to another party on terms superior to Sellers terms herein; (iv) Buyer’s ability to purchase similar RECs from another party on terms superior to the Buyer’s terms herein, or (v) variability in the frequency force of the wind, of rainfall, or of water levels. With respect to a Patty’s obligation to make payments hereunder, Force Majeure will be only an event or act of a governmental authority that on any day disables the banking system through which a Party makes such payments.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 37

In the event either Party hereto is rendered unable, wholly or in part, by force majeure to carry out its obligations, it is agreed that such Party (the “Claiming Party”) shall give notice and full particulars (including a good faith estimate of the duration of the force majeure so that the other Party may make alternative arrangements) of such force majeure as soon as reasonably possible, such notice to be confirmed in writing or by facsimile to the other Party. The Party receiving such notice of force majeure (the “Non-Claiming Party”) shall have five (5) Business Days following such receipt to notify the Claiming Party that it objects to or disputes the existence of an event of force majeure,
The Claiming Party shall use due diligence to fulfill its obligations hereunder and shall remedy the force majeure with all reasonable dispatch and promptly respond to any request by the Non-Claiming Party for information related to the cause and duration of the force majeure. The Non-Claiming Party shall not be required to perform or resume perfo1’mance of its obligations to the Claiming Party corresponding to the obligations of the Claiming Party excused by force majeure, but the Non-Claiming Party shall resume performance when the Claiming Party notifies the Non-Claiming Party that force majeure is no longer in effect. The Claiming Party shall give prompt notice thereof to the Non-Claiming Party when the force majeure ceases.

(b)	Events of Default. The term “Event of Default” shall mean, with respect to a Party (the “Defaulting Party”):

1.
the failure by the Defaulting Party to make, when due, any payment required under this Confirmation if such failure is not remedied within three (3) Business Days after written notice of such failure is given to the Defaulting Party; or

2.
any representation or warranty made by the Defaulting Party in this Confirmation or the Buyer Guaranty or Seller Guaranty (as the case may be) shall prove to have been false or misleading in any material respect when made and the Defaulting Party does not cure the underlying facts so as to make such representation or warranty correct and not misleading within three (3) Business Days of w1itten notice from the other Party; or

3.
the failure by the Defaulting Party to perform any covenant or agreement set forth in this Confirmation (other than its obligations to make any payment or obligations which are otherwise specifically covered as a separate Event of Default), to the extent not excused by Force Majeure, and such failure is not cured within three (3) Business Days after written notice thereof to the Defaulting Party; or

4.
the termination or cancellation, for any reason, of either the Buyer Guaranty or the Seller Guaranty or Buyer Guarantor’s or Seller Guarantor’s failure to make any payment required or to perform any other obligation in its respective guaranty, Buyer Guarantor or Seller Guarantor repudiates, disaffirms, disclaims or rejects, in whole or in part, or challenges the validity of, the Buyer Guaranty or the Seller Guaranty (as the case may be), or the failure of either the Buyer

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 38

Guaranty or the Seller Guaranty to be in full force and effect for purposes of this Confirmation; or

5.	the failure of the Defaulting Party to provide “Performance Assurance” if and when required pursuant to tile Credit Assurances paragraph in this Confirmation; or

6.
the removal and/or transfer of the facility or facilities subject to the Forward Certificate Transfer Orders related to the Credit Assurances paragraph in this Confirmation from the Seller’s Tracking System Account or any other action taken by Seller whereby the energy generation of the facility or facilities is no longer attributed to the Seller’s Tracking System Account, unless, in any case, within fifteen (15) Business Days following the occurrence of any of the foregoing events, Seller replaces the relevant facility or facilities with equivalent facilities and initiates irrevocable forward certificate transfer orders for the RECs for the Reporting Year or Vintage Year, as applicable, attributable to the energy generation of such replacement facilities via the applicable Tracking System from Seller’s Tracking System Account to Buyer’s Tracking System account; or

7.	the Defaulting Party takes any of or becomes subject to any of the following:

(i)	makes a general assignment for the benefit of creditors,

(ii)	files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors,

(iii)
has a petition in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors filed against it involuntarily that is not dismissed within thirty (30) days,

(iv)	otherwise becomes bankrupt or insolvent (however evidenced), or

(v)	becomes unable to pay its debts as they fall due
(the occurrence of any of clauses (i) through (v) above with respect to any person or entity, a “Bankruptcy Event”).

(c)
Remedies for Defaults. If an Event of Default occurs with respect to either Party at any time during the term of this Confirmation, the non-Defaulting Party may (a) designate a day, no earlier than the day such notice is effective and no later than twenty (20) calendar days after such notice is effective, as an early termination date (“Early Termination Date”) to liquidate and terminate this Confirmation; (b) withhold any payments due in respect of this Confirmation or suspend performance under this Confirmation; and (c) exercise such other remedies as may be available at law or in equity or as otherwise provided in this Confirmation.

(d)	Seller’s Liability for Defaults. If an Event of Default occurs with respect to Seller and Buyer elects to declare an Early Termination Date, Seller, within five (5)

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 39

Business Days of receipt of Buyer’s invoice, shall pay to Buyer an amount equal to the positive difference, if any, between (a) Buyer’s Replacement Price for the RECs and (b) the relevant po1ilon(s) of the Unit Price, multiplied by the quantity of RECs not transferred, subject to the obligation of Buyer to mitigate damages, If Buyer has made advance payment for all or part of the RECs that Seller fails to transfer, Seller also shall refund or credit Buyer’s pre-paid amount promptly, “Replacement Price” means the lower of the price at which Buyer, acting in a commercially reasonable manner, purchases (if at all) substitute or replacement RECs for the RECs not delivered by Seller; plus any commercially reasonable costs of Buyer to obtain replacement RECs, less any costs Buyer avoids as a consequence of Seller’s failure to perform; or, the product of (x) the quantity of RECs not delivered by Seller and (y) the ACP as then in effect for the applicable Reporting Year(s) or Vintage Year(s) which the Buyer actually paid to the Administrator; provided, however, in no event shall the Replacement Price include any penalties, or similar charges or any stranded costs.

(e)
Buyer’s Liability for Defaults. If an Event of Default occurs with respect to Buyer and Seller elects to declare an Early Termination Date, Buyer, within five (5) Business Days of receipt of Buyer’s invoice, shall pay to Seller all amounts owed for any RECs already transferred to Buyer and for which Buyer has not yet paid Seller hereunder, as well as pay to Seller for the RECs which Buyer failed to receive pursuant to the procedure set forth herein, an amount equal to the positive difference, if any, between the (a) the relevant portion(s) of the Unit Price (i.e., the applicable price per REC) and (b) any amount Seller received for the resale of the RECs deducting any costs reasonably incurred by Seller in reselling such RECs, multiplied by the quantity of RECs not accepted, or at Seller’s option, the market price determined by Seller for the same RECs not received as determined by Seller in a commercially reasonable manner.

(f)	Set-off.

1.
In addition to any rights of set-off a Party may have as a matter of law or otherwise, upon the occurrence of an Event of Default, the non-Defaulting Patty shall have the right (but shall not be obliged), without prior notice to the Defaulting Party or any other person, to set-off any obligation of the Defaulting Party owing to the non-Defaulting Party arising under this Confirmation, (whether or not matured, whether or not contingent and regardless of the currency, place of payment or booking office of the obligation) against any obligations of the non-Defaulting Party owing to the Defaulting Party arising under this Confirmation, (whether or not matured, whether or not contingent and regardless of the currency, place of payment or booking office of the obligation).

2.
If any obligation is unascertained, the non-Defaulting Party may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant Party accounting to the other when the obligation is ascertained.

3.	Nothing in this Confirmation will have the effect of creating a charge or other security interest.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 40

(g)
No Penalty. Both Parties hereby stipulate that the payment obligations set forth above are reasonable in light of the anticipated harm and the difficulty of estimation or calculation of actual damages, and each Party hereby waives the right to contest such payments as an unreasonable penalty,

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 41

[***]:	[***]

Limitation of

Damages:
THE PARTIES AGREE THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS CONFIRMATION SATISFY. THE ESSENTIAL PURPOSE HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS MEASURE OF DAMAGE IS PROVIDED SUCH REMEDY OR MEASURE SHALL BE THE SOLE AND EXCLUSIVE REMEDY THEREFOR. IF NO REMEDY OR MEASURE OF DAMAGE IS EXPRESSLY PROVIDED, THE OBLIGOR’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY AS THE SOLE AND EXCLUSIVE REMEDY. NOTWITHSTANDING ANY OTHER PROVISION IN THIS CONFIRMATION TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES, LOST PROFIT OR BUSINESS INTERRUPTION DAMAGES, WHETHER BY STATUTE, IN TORT, OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE LIQUIDATED DAMAGES CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

This section survives the expiration or termination of this Confirmation.

Recordings:
Each Party consents to the creation of a tape or electronic recording (“Recording”) of all telephone conversations and instant messages between the Parties to this Confirmation, and that any such Recordings will be retained in confidence secured from improper access, and may be submitted in evidence in any proceeding or action relating to this Confirmation. Each Party waives any further notice of such monitoring or recording and agrees to notify its officers and employees of such monitoring or recording and to obtain any necessary consent of such officers and employees,

)

Confidentiality:
Neither Party shalt publish, disclose, or otherwise divulge Confidential Information to any person at any time without the other Party’s prior written consent, except to the extent necessary in order to affect the transfer of RECs hereunder. “Confidential Information” means the terms of this Confirmation, including but not limited to pricing, quantity, and all other material terms; provided, however, that Confidential Information does not include information which (i) was already in a Party’s possession prior to its receipt from the other Party; (ii) is already or becomes available to the public other than through actions of a Party in violation of these terms; (iii) is required to be disclosed by law, regulation or administrative or judicial order; (iv) is acquired independently from a third party who, insofar as is known to the disclosing Party, is not bound by an obligation to treat such information

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 42

confidentially, or (v) is independently developed by a Party without use of Confidential Information, Notwithstanding the foregoing, each Party may permit knowledge of and access to the Confidential Information to those of its affiliates, and its and its affiliates attorneys, accountants, representatives, agents, employees, financing parties and potential financing parties who have a need to know such information or in response to a request from any state or federal agency or court. This restriction on disclosure shall expire on the later of the one year anniversary of the date of this Confirmation or one year following delivery of the RECs.
In addition, notwithstanding the foregoing, either Party may, without the other Party’s consent, disclose Confidential Information: (a) if required by law or court order; (b) in order to satisfy its reporting obligations to the Federal Energy Regulatory Commission or any other governmental authority or upon request by any governmental agency with jurisdiction over this Confirmation; or (c) to an entity that aggregates and reports to the public price data on an aggregate basis, without including the name of any other identifying information related to the other Party.
Governing

Law:
This Confirmation and the rights and duties of the Parties hereunder shall be governed by and shall be construed, enforced and performed, in accordance with the laws of the State of New York, without regard to any conflict of laws rules, the actual facts of execution, performance or· principal place of business of either of the Patties; provided, however that the Applicable Standards shall be governed by, subject to, and construed in all aspects in accordance with the substantive laws of the Applicable State. Any judicial action, suit, or proceedings arising out of, resulting from, or in any way relating to, this Confirmation, or any alleged breach or default under the same or the warranties and representations contained in the same, shall be brought only in a state or federal court of competent jurisdiction located in the state, county and city of New York.

Waiver of

Jury Trial:
THE PARTIES EACH HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING HERETO, ANY RECS OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

Waiver:
No delay or omission by a Party in the exercise of any right under this Confirmation shall be taken, construed or considered as a waiver or relinquishment thereof, and any such right may be exercised from time to time and as often as may be deemed expedient. If any of the terms and conditions hereof are breached and thereafter waived by a Party, such waiver shall be limited to the particular breach so waived and is not deemed to waive any other breach hereunder.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 43

Unenforceability:	Should any portion of this Confirmation be ruled unenforceable or invalid, such ruling shall not affect the enforceability or validity of the remaining portions of this Confirmation,

No Partnership:	Nothing in this Confirmation shall be construed to create a partnership or joint venture between the Parties,
Regulatory
Event:

In the event that any renewable energy statute or regulation is created, modified or repealed in such a way that makes performance of a Party’s obligations under this Confirmation illegal or impossible (each such occurrence, a “Regulatory Event”), the Parties shall use their commercially reasonable to reform this Confirmation in order to give effect to the original intention of the Parties; provided, however, that any event that only affects the inherent value of the RECs without having a Party’s performance of obligations under this Confirmation illegal or impossible shall not constitute a Regulatory Event. If the Parties are unable, despite such efforts, to reform this Confirmation within thirty (30) days following such Regulatory Event, the matter· shall be resolved through a dispute resolution initiated by either of the Parties.

Cooperation:
Seller shall cooperate with and assist Buyer, (including providing any commercially reasonable written documentation upon Buyer’s request), in connection with any audit, investigation, hearing, inquiry, litigation or regulatory or other proceeding and with the preparation of all regulatory filings or reporting requirements that may arise following the date of this Confirmation, which relate to the subject matter of the Confirmation, including the RECs.

Entirety and
Amendments:

This Confirmation constitutes the entire agreement between the Patties regarding the transaction subject hereto, and. supersedes and replaces any prior and contemporaneous communications, understandings and agreements between the Parties related to such subject matter, whether written or verbal, express or implied, and this Confirmation cannot be supplemented, augmented, amended or in any manner changed or altered, except by written instrument signed by duly authorized representatives of the Parties.

Assignment:
This Confirmation is not assignable by either Party, except as provided herein, without the prior written consent of the non-assigning Party, which consent shall not be unreasonably withheld, delayed or conditioned. Any assignment without the prior approval of the non-assigning Party is voidable by such non-assigning Party. Notwithstanding the foregoing, without the prior written consent of the non-assigning Party, either Party may (a) transfer, sell, pledge, encumber or assign this Confirmation or the accounts, revenues or proceeds hereof as collateral in connection with any financing transaction or other financing arrangements, (b)

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 44

transfer or assign this Confirmation to any person or entity succeeding all or substantially all of the assets of the assigning Party or (c) transfer or assign this Agreement to an affiliate of such Party, provided that, in the case of (b) or (c), (i) the creditworthiness or· other provided credit support of such person or entity, as reasonably determined by the non-assigning Party, is equal to or higher than that of the assigning Party and (ii) prior to such assignment, the assignee shall agree in writing to be bound by the terms and conditions hereof and complete the non-assigning Party’s know your counterparty procedures. In connection with any collateral assignment referenced in clause (a) of the preceding sentence, the collateral assignee shall not be entitled to foreclose on this Confirmation unless, prior to such foreclosure, the collateral assignee has completed the nonassigning Party’s know your counterparty procedures,
[Signature page follows]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 45

IN WITNESS WHEREOF, this Confirmation has been duly executed by the Parties on the date first above written.

SUNRUN NEPTUNE PROFOLIO 2016-A, LLC    [***]
By: /s/ Robert P. Komin Jr.                [***]
Name: Robert P. Komin Jr.                [***]
Title: CEO                 [***]
Date: 5/4/17                 Date: May 5, 2017

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 46

GUARANTY AGREEMENT
This Guaranty Agreement (the “Guaranty”) is made by [***] (“Guarantor”), an Indiana Corporation, in favor of Sunrun Neptune Portfolio 2016-A, LLC (individually and collectively, “Counterparty”).
WHEREAS, Counterparty is or may become party to commodity-related physical and financial transactions and agreements (collectively, whether one or more, the “Agreement” or “Agreements”) with any one or more of the following indirect affiliates or subsidiaries of Guarantor: [***] (individually and collectively, the “Company”); and
WHEREAS, the Guarantor is the indirect parent or an affiliate of Company, and will receive substantial and direct and indirect benefits from the transactions contemplated by the Agreement and has agreed to enter into this Guaranty to provide assurance for the payment obligations of Company in connection with the Agreement and to induce the Counterparty to enter into the Agreement.
NOW, THEREFORE, in consideration of good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1.
Guaranty. The Guarantor hereby unconditionally, irrevocably and absolutely guarantees the punctual payment when due (subject to written demand in accordance with Paragraph 6 below) of Company’s payment obligations arising under any Agreement, as such Agreement may be amended or modified by agreement between Company and the Counterparty from time to time (collectively, the “Guaranteed Obligations”); provided, however, that the total liability of the Guarantor hereunder, regardless of any amendment or modification to any Agreement, is limited to the lesser of (a) the Guaranteed Obligations under all Agreements or (b) $US [***], plus all interest, reasonable attorneys’ fees, and/or costs of collection, if any, required by such Agreement to be paid by Company in the collection of Guaranteed Obligations. In addition, subject to the limitations above, Guarantor shall reimburse Counterparty for all sums paid to Counterparty by Company with respect to such Guaranteed Obligations which Counterparty is subsequently required to return to Company or a representative of Company’s creditors as a result of Company’s bankruptcy, insolvency, reorganization, liquidation, receivership, or similar proceeding. The Guarantor’s obligations and liability under this Guaranty shall be limited to payment obligations only and the Guarantor shall have no obligation to perform under any Agreement, including, without limitation, to sell, deliver, supply or transport gas, electricity or any other commodity.

If all or a part of any payment made by Guarantor to Counterparty hereunder is later determined to have been improper because such amount was not actually owed by Company to Counterparty under the Agreement or such payment was otherwise unjustified, Counterparty shall repay such amount to Guarantor within ten (10) business days of written demand by Guarantor together with any interest, reasonable attorneys’ fees, and/or costs of collection, if any, required by the Agreement to be paid by Counterparty in the collection of such amount.

2.	Guaranty Absolute. The liability of Guarantor under this Guaranty shall be absolute, irrevocable and unconditional irrespective of:

(a)	any defect or deficiency in any Agreement or any other documents executed in connection with any Agreement;

(b)	any modification, extension or waiver of any of the terms of any Agreement;

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 47

(c)
any change in the time, manner, terms or place of payment of or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Agreement or any other agreement or instrument executed in connection therewith;

(d)
any sale, exchange, release or non-perfection of any property standing as security for the liabilities hereby guaranteed or any liabilities incurred directly or indirectly hereunder or any setoff against any of said liabilities, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(e)
except as to applicable statutes of limitation, the failure, omission, delay, waiver or refusal by the Counterparty to exercise, in whole or in part, any right or remedy held by the Counterparty with respect to any Agreement or any transaction under any Agreement; or

(f)
any change in the existence, structure or ownership of the Guarantor or Company, or any bankruptcy, insolvency, reorganization, liquidation, receivership, or similar proceeding affecting Company or its assets.

The obligations of the Guarantor hereunder are several and not joint with Company or any other person, and are primary obligations for which the Guarantor is the principal obligor. There are no conditions precedents to the enforcement of this Guaranty, except as expressly contained herein. It shall not be necessary for the Counterparty, in order to enforce payment by the Guarantor under this Guaranty, to exhaust its remedies against Company, any collateral pledged by Company, any other guarantor, or any other person liable for the payment or performance of the Guaranteed Obligations. This Guaranty is one of payment and not of collection and shall apply regardless of whether recovery of all such Guaranteed Obligations may be discharged, or uncollectible in any bankruptcy, insolvency, reorganization, liquidation, receivership, or similar proceeding affecting Company or its assets.
Without limiting Guarantor’s own defenses and rights hereunder, Guarantor reserves to itself all rights, setoffs, counterclaims and other defenses to which Company is or may be entitled to arising from or out of the Agreements or otherwise, except as limited herein and except for defenses missing out of the bankruptcy, insolvency, reorganization, liquidation, receivership, or similar proceeding affecting Company or its assets.

3.	Waiver. Guarantor hereby waives:

(a)
notice of acceptance of this Guaranty, notice of the creation or existence of any of the Guaranteed Obligations and notice of any action by the Counterparty in reliance hereon or in connection herewith;

(b)
notice of the entry into any Agreement between Company and the Counterparty and notice of any amendments, supplements or modifications thereto; or any waiver of consent under any Agreement, including waivers of the payment and performance of the obligations thereunder;

(c)
notice of any increase, reduction or rearrangement of Company’s obligations under any Agreement or notice of any extension of time for the payment of any sums due and payable to the Counterparty under any Agreement;

(d)
except as expressly set forth herein, presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest or any other notice of any other kind with respect to the Guaranteed Obligations; and

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 48

(e)
any requirement that suit be brought against, or any other action by the Counterparty be taken against, or any notice of default or other notice be given to, or any demand be made on, Company or any other person, or that any other action be taken or not taken as a condition to the Guarantor’s liability for the Guaranteed Obligations under this Guaranty or as a condition to the enforcement of this Guaranty against the Guarantor.

4.
Subrogation. The Guarantor shall be subrogated to all rights of the Counterparty against Company in respect of any amounts paid by the Guarantor pursuant to the Guaranty, provided that the Guarantor waives any rights it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise (including, without limitation, any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C. §509, or otherwise); reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Counterparty against Company or any collateral which the Counterparty now has or acquires, until all of the Guaranteed Obligations shall have been irrevocably paid to the Counterparty in full. If (a) the Guarantor shall perform and shall make payment to the Counterparty of all or any part of the Guaranteed Obligations and (b) all the Guaranteed Obligations shall have been paid in full, the Counterparty shall, at the Guarantor’s request, execute and deliver to the Guarantor appropriate documents necessary to evidence the transfer by subrogation to the Guarantor of any interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

5.
Notices. All demands, notices and other communications provided for hereunder shall, unless otherwise specifically provided herein, (a) be in writing addressed to the party receiving the notice at the address set forth below or at such other address as may be designated by written notice, from time to time, to the other party, and (b) be effective upon delivery, when mailed by U.S. mail, registered or certified, return receipt requested, postage prepaid, or personally delivered. Notices shall be sent to the following addresses:

If to Counterparty:
Sunrun Neptune Portfolio 2016-A, LLC
595 Market Street, 29th Floor
San Francisco, CA 94105
Facsimile No: (415) 727-3500
Phone: (415) 982-9000
Attention: General Counsel
If to Guarantor:
[***]

[***]

[***]

[***]

6.	Demand and Payment. Counterparty is not entitled to make demand upon Guarantor until a default occurs in payment of any Guaranteed Obligations by Company to Counterparty. Any demand by the

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 49

Counterparty for payment hereunder shall be in writing, reference this Guaranty, reference the Guaranteed Obligations, and signed by a duly authorized representative of the Counterparty and delivered to the Guarantor pursuant to Section 5 hereof. There are no other requirements of notice, presentment or demand. The Guarantor shall pay, or cause to be paid, such Guaranteed Obligations within ten (10) business days of receipt of such demand.

7.
No Waiver; Remedies. Except as to applicable statutes of limitation, no failure on the part of Counterparty to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

8.
Term; Termination. This Guaranty shall continue in full force and effect from the Effective Date until thirty (30) days following Guarantor’s notice, in writing, to Counterparty of Guarantor’s termination of this Guaranty (the “Termination Date”); provided, however, the termination of this Guaranty shall not affect Guarantor’s obligations hereunder with respect to any transaction entered into prior to such Termination Date, and this Guaranty shall remain in full force and effect until all Guaranteed Obligations arising with respect to such transactions have been fully satisfied.

9.
Assignment; Successors and Assigns. The Guarantor and the Counterparty shall not assign its rights hereunder without the prior written consent of the other party, and any assignment without such prior written consent shall be null and void and of no force or effect. Notwithstanding the foregoing, the Counterparty may assign its rights hereunder without the prior written consent of the Guarantor in connection with any permitted assignment of its rights under the Agreements under the same terms and conditions as set forth in the Agreements. This Guaranty shall be binding upon and inure to the benefit of each party hereto and their respective successors and permitted assigns.

10.
Amendments, Etc. Subject to the Guarantor’s right to terminate this Guaranty pursuant to Paragraph 8, no amendment of this Guaranty shall be effective unless in writing and signed by Guarantor and Counterparty. No waiver of any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall in any event be effective unless such waiver shall be in writing and signed by Counterparty. Any such waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

11.
Caption. The captions in this Guaranty have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Guaranty.

12.	Representation and Warranties.
The Guarantor represents and warrants as follows:

(a)
The Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power to execute, deliver and perform this Guaranty.

(b)	The execution, delivery and performance of this Guaranty have been and remain duly authorized by all necessary corporate action and do not contravene the Guarantor’s

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 50

constitutional documents or any contractual restriction binding on the Guarantor or its assets.

(c)
This Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor’s rights and to general equity principles.

13.
Foreign Currency Obligations. Subject to the limitation of Guarantor’s total liability set forth in Paragraph 1 hereof, the Guarantor shall make payment in the currency in which the Company is required to pay its payment obligations (the “Original Currency”). For the purposes of calculating Guarantor’s total liability hereunder and applying the limitation on Guarantor’s total liability, the value of the payment obligation in the Original Currency shall be converted to US Dollars by the Guarantor at the rate equal to the applicable spot exchange rate of a large commercial bank located in Canada or the United States on the date that payment is made by the Guarantor.

14.
GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD OR REFERENCE TO THE CONFLICT OF LAWS PRINCIPLES OF ANY JURISDICTION. However, if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

15.
Entire Agreement. This Guaranty constitutes the entire agreement and understanding between Guarantor and Counterparty with respect to the Guaranteed Obligations and supercedes and replaces in its entirety any and all guaranties previously issued by Guarantor to Counterparty with respect to the Guaranteed Obligations, or any part of them.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 51

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized representative effective as of this 31st day of October, 2016 (“Effective Date”).

[***]

[***]
[***]
[***]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 52

FIRST AMENDMENT TO GUARANTY
This FIRST AMENDMENT TO GUARANTY (“First Amendment”) is dated effective as of May 4th, 2017, and is made by and between [***] (“Guarantor”) and Sunrun Neptune Portfolio 2016-A, LLC (“Counterparty”).
W I T N E S S E T H:
WHEREAS, Guarantor issued a Guaranty dated October 31, 2016, in favor of Counterparty and on behalf of [***] (“Company”), in the amount of $[***] (the “Guaranty”);
WHEREAS, Guarantor and Counterparty desire to amend the Guaranty to increase the liability amount.
NOW, THEREFORE, in consideration of good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, Guarantor and Counterparty agree as follows:

1.	Effective as of the date hereof, the aggregate liability of Guaranteed Obligations set forth in Section l of the Guaranty is amended by deleting the amount of $US [***] and replacing it with US$[***].

2.	Except as expressly amended herein, the terms, conditions and provisions of the Guaranty are hereby ratified and confirmed and remain in full force and effect.

3.
This First Amendment may be executed in two or more counterparts with the same effect as if both parties had executed and delivered the same copy, and when each party has executed and delivered a counterpart, all counterparts together shall constitute one agreement.

4.	This First Amendment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

5.	This First Amendment shall be governed by the laws of the State of New York.
IN WITNESS WHEREOF, Guarantor and Counterparty have caused this First Amendment to be duly executed and delivered as of the date first above written.

[***]    SUNRUNNEPTUNE PORTFOLIO 2016-A, LLC

[***]        By: /s/ Robert P. Komin, Jr.
[***]        Name: Robert P. Komin, Jr.
[***]        Title: CFO

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 53

Execution Version
GUARANTY
This GUARANTY, dated as of May 5, 2017 (this “Guaranty”), is issued by Sunrun Inc., a Delaware corporation, as guarantor (the “Guarantor”) in favor of [***], a Delaware corporation (the “Beneficiary”).
RECITALS
WHEREAS, the Guarantor is the parent company of Sunrun Neptune Portfolio 2016-A, LLC, a Delaware limited liability company (the “Company”), and has a substantial interest in the Company and its investments;
WHEREAS, the Company has entered into that certain Renewable Energy Certificate Sale Confirmation dated as of May 5, 2017(the “Guaranteed Agreement”) with Beneficiary; and
WHEREAS, the Guarantor anticipates benefiting from the transactions contemplated by the Guaranteed Agreement and is executing and delivering this Guaranty to induce the Beneficiary to enter into the Guaranteed Agreement.
NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:
SECTION 1.    Definitions.
Unless the context hereof shall otherwise require, capitalized terms used in this Guaranty, including the recitals, and not otherwise defined herein shall have the respective meanings specified in the Guaranteed Agreement.
SECTION 2.    Covenants.
Section 2.1    Subject to the terms hereof, the Guarantor hereby unconditionally and irrevocably guarantees to the Beneficiary, as primary obligor and not merely as surety, the punctual and full payment of the Company’s obligations when due and/or payable under and in accordance with Section 6(a) of the Guaranteed Agreement, as such Guaranteed Agreement may be amended or modified by agreement between Company and Beneficiary from time to time (the “Guaranteed Obligations”). This Guaranty is a guarantee of payment, and not merely of collection. Notwithstanding anything to the contrary herein, the liability of the Guarantor under this Guaranty is limited to, and shall in no event or under any circumstances, exceed $[***] (inclusive of all interest, charges, reasonable attorney’s fees and other fees incurred in enforcing this Guarantee whatsoever thereon).
Section 2.2    In the case of any failure by the Company to pay the Guaranteed Obligations in accordance with the terms of the Guaranteed Agreement, the Guarantor hereby agrees that, upon receipt of written demand from the Beneficiary of such failure, the Guarantor will promptly make payment of or perform such Guaranteed Obligations as applicable. There are no other requirements of notice, presentment or demand. The Guarantor shall pay, or cause to be paid, such due and owing Guaranteed Obligations within ten (10) business days of receipt of such demand.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 54

Section 2.3    The obligations of the Guarantor contained herein (a) are not conditioned upon the institution of suit or the taking of any other action or any attempt to enforce the Guaranteed Obligations or the Guaranteed Agreement against the Company or any other right or remedy against any other Person and (b) shall be unconditional irrespective of: (i) any amendment or supplement to or modification of the Guaranteed Agreement, any extension or renewal of the Company’s obligations under the Guaranteed Agreement, or any assignment or transfer of the Company’s or the Beneficiary’s interest in the Guaranteed Agreement; (ii) any bankruptcy, insolvency, readjustment, composition, liquidation, dissolution or similar proceeding with respect to the Company or any other Person; (iii) any furnishing or acceptance of additional security or any exchange, substitution, surrender, perfection or release of any security for the Guaranteed Obligations; (iv) any waiver, consent or other action or inaction or any exercise or non-exercise by Beneficiary of any right, remedy or power with respect to the Guaranteed Obligations or the Guaranteed Agreement; (v) (A) any merger or consolidation of the Company into or with any other Person, (B) any change in the structure of the Company or in the ownership of the Company, or (C) any sale, lease or transfer of any or all of the assets of the Company to any other Person; (vi) any default, misrepresentation, negligence, misconduct or other action or inaction of any kind by the Beneficiary under or in connection with the Guaranteed Agreement or any other agreement relating to this Guaranty, except to the extent that any such default, misrepresentation, negligence, misconduct or other action or inaction would limit the Guaranteed Obligations; or (vii) the unenforceability, lack of genuineness or invalidity of the Guaranteed Agreement, or, to the extent permitted by law, any other circumstance that might constitute a legal or equitable defense available to or discharge of the Company or a guarantor, other than the Company’s defenses to payment or performance of the Guaranteed Obligations under the Guaranteed Agreement. The Guarantor hereby unconditionally waives, to the extent permitted by law, promptness, diligence, demand of payment (except as expressly set forth herein), protest and notice as to the Guaranteed Obligations and acceptance of this Guaranty, and agrees that it shall not be required to consent to or receive any notice of the creation or existence of any of the Guaranteed Obligations, notice of any action by Beneficiary in reliance hereon or in connection herewith, notice of entry into any Agreement between Company and Beneficiary, and notice of any amendment, supplement or modification of, or waiver, consent or extension with respect to, the Guaranteed Agreement, including waivers of the payment and performance of the obligations hereunder. The rights, powers and remedies herein provided are cumulative.

SECTION 3.    Guarantor’s Representations, Warranties and Agreements.
Section 3.1    The Guarantor represents and warrants to the Beneficiary, as of the date hereof, as follows:
(a)    The Guarantor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority and the legal right to execute, deliver and perform this Guaranty.

(b)    The execution, delivery and performance by the Guarantor of this Guaranty have been duly authorized by all necessary corporate action. The Guarantor has duly executed and delivered this Guaranty and this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforcement may be affected by applicable bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally.

(c)    The execution and delivery by the Guarantor of this Guaranty and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of, or require any consent under, the organizational documents of the Guarantor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority or agency, or any agreement or instrument to

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 55

which the Guarantor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any of the revenues or assets of the Guarantor pursuant to the terms of any such agreement or instrument. No consent, action, approval or authorization of, or registration, declaration or filing with, any Governmental Authority or other third party is required to be obtained by the Guarantor to authorize the execution, delivery or performance by the Guarantor of this Guaranty or for the validity or enforceability hereof.

(d)    No pending or, to the knowledge of the Guarantor, threatened action, suit or investigation or proceedings against the Guarantor before any Governmental Authority exists which challenges the validity or enforceability of this Guaranty or, if determined adversely to the Guarantor, would materially adversely affect the Guarantor’s ability to perform its obligations under this Guaranty.

(e)    It has a substantial interest in the Company, its investments and the performance of the transactions contemplated under the Guaranteed Agreement.

SECTION 4.    Survival of Guaranty.

Notwithstanding anything to the contrary herein, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any of the amounts paid to the Beneficiary with respect to the Company’s obligations in respect of the Guaranteed Obligations, in whole or in part, are required to be repaid upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of the Guarantor or the Company, or as a result of the appointment of a custodian, intervener, receiver, trustee, or other officer with similar powers with respect to the Guarantor or the Company or any other Person or any substantial part of the property of the Guarantor or the Company or such other Person, all as if such payments had not been made.

SECTION 5.    Termination.

Subject to Section 4 hereof, this Guaranty and the Guarantor’s obligations with respect to the Guaranteed Obligations shall automatically terminate on the latest of (a) the date on which the Agreement terminates pursuant to its terms and (b) the date on which all obligations of Company under the Guaranteed Agreement have been satisfied in full.

SECTION 6.    Remedies; Subrogation.

Section 6.1    Remedies. In the event the Guarantor shall fail to pay any amounts due under this Guaranty, or to comply with any other term of this Guaranty, the Beneficiary shall be entitled to all rights and remedies to which it may be entitled hereunder or at law, in equity or by statute.

Section 6.2    Subrogation. The Guarantor will not exercise any rights that it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all of the Guaranteed Obligations and the other obligations of Company under the Guaranteed Agreement shall have been satisfied in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations and other obligations of Company under the Guaranteed Agreement shall not have been satisfied in full, such amount shall be held in trust for the benefit of the Beneficiary and shall forthwith be paid to the Beneficiary to be credited and applied to such Guaranteed Obligations in accordance with the terms of the Guaranteed Agreement. If (i) the Guarantor shall make payment to the Beneficiary of

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 56

all or any part of the Guaranteed Obligations and (ii) all of the Guaranteed Obligations and other obligations of Company under the Guaranteed Agreement shall be satisfied in full, the Beneficiary will, at the Guarantor’s request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

SECTION 7.    Miscellaneous.

Section 7.1    Amendments and Waivers. No failure or delay on the part of the Beneficiary in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege. No term, covenant, agreement or condition of this Guaranty may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by the Guarantor and the Beneficiary.

Section 7.2    Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to the Guarantor or the Beneficiary at the address set forth below or at such other address as such party may from time to time designate by written notice.

If to the Beneficiary:
[***]

[***]

[***]

[***]

If to the Guarantor:
Sunrun Inc.
595 Market Street, 29th Floor
San Francisco, CA 94105
Facsimile No: [__________]
Phone: [__________]
Attention: General Counsel

Section 7.3    Survival. Subject to Section 4 hereof, and otherwise except as expressly set forth herein, the warranties and covenants made by the Guarantor shall not survive the expiration or termination of this Guaranty.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 57

Section 7.4    Assignment and Assumption. Except in the case of: (A) any merger or consolidation of the Guarantor with or into another Person or (B) any conveyance or transfer of all or substantially all of the Guarantor’s properties and assets and, in each case, provided that (x) the successor entity is a Permitted Transferee and Guarantor delivers to Beneficiary an assignment and assumption agreement of the Guarantor’s obligations hereunder under which such successor entity or transferee agrees to assume all obligations of Guarantor hereunder or (y) the successor entity is a Permitted Transferee and such successor entity or transferee delivers to Beneficiary a new guaranty in substantially the form of this Guaranty, the Guarantor may not assign its rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the Beneficiary, and any such assignment without such consent shall be void and have no effect on the Beneficiary’s rights against the Guarantor hereunder. Beneficiary may assign its rights under this Guaranty in connection with any permitted assignment of its rights under the Guaranteed Agreement under the same terms and conditions as set forth in the Guaranteed Agreement. For purposes of this Section 7.4, “Permitted Transferee” shall mean the an entity (i) whose creditworthiness or other provided credit support, as reasonably determined by the Beneficiary, is equal to or higher than that of Guarantor and (ii) prior to such assignment, the assignee completes Beneficiary’s know your counterparty procedures.

Section 7.5    Governing Law; Jurisdiction. This Guaranty shall be in all respects governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance (without giving effect to the conflicts of law provisions, other than New York General Obligations Law Section 5- 1401). The Guarantor hereby submits to the nonexclusive jurisdiction of the United State District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Guaranty or the transactions contemplated hereby. The Guarantor irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum.

Section 7.6    Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, THE GUARANTOR HEREBY IRREVOCABLY WAIVES THE RIGHT TO DEMAND A TRIAL BY JURY, IN ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS GUARANTY, OR THE SUBJECT MATTER HEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT BY THE BENEFICIARY OR ITS SUCCESSORS OR ASSIGNS.

Section 7.7 Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.8    Headings. The headings of the sections of this Guaranty are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.9    Effectiveness of Guaranty. This Guaranty shall be effective as of the date first written above.

Section 7.10    Successors and Assigns. This Guaranty shall be binding upon the Guarantor and its successors and permitted assigns and shall inure to the benefit of, and shall be enforceable by, the Beneficiary and its successors and permitted assigns.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 58

Section 7.11    Entire Agreement. This Guaranty constitutes the entire agreement among the Guarantor and the Beneficiary with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Guarantor and Beneficiary.

[Signature Pages Follow]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 59

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized.

SUNRUN INC.,
as Guarantor

By:	/s/ Bob Komin
Name:    Bob Komin
Title:    Chief Financial Office

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 60

Exhibit G-2
Tab C

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-2- 61

REC PURCHASE AND SALE AGREEMENT
This REC PURCHASE AND SALE AGREEMENT (this “Agreement”) is made this 6th day of March, 2017 (the “Effective Date”) and entered into by and between [***], a Delaware Corporation having an office at [***] (“Buyer” or “[***]”), and Sunrun Neptune Portfolio 2016-A, LLC, a Delaware limited liability company, having its principal place of business at 595 Market St., 29th Floor, San Francisco, CA 94105 (“Seller”). In this Agreement, Buyer and Seller are sometimes referred to individually as a “Party” and collectively as the “Parties.”
ARTICLE I: TRANSACTION SUMMARY

1.1.	Seller: Sunrun Neptune Portfolio 2016-A, LLC

1.2.	Buyer: [***]

1.3.    Transaction Summary Table

Tranche	Contract Quantity	Product	Unit Price	Compliance Year	Delivery Date(s)	Payment Date

[***]	[***]	MA SREC II REC	[***]	[***]	[***]	Six Business Days after Delivery subject to Section 3.2(a)
[***]	[***]	MA SREC II REC	[***]	[***]	[***]	Six Business Days after Delivery subject to Section 3.2(a)
[***]	[***]	MA SREC II REC	[***]	[***]	[***]	Six Business Days after Delivery subject to Section 3.2(a)
[***]	[***]	MA SREC II REC	[***]	[***]	[***]	Six Business Days after Delivery subject to Section 3.2(a)
ARTICLE II: DEFINITIONS
Capitalized terms in this Agreement shall have the meaning ascribed to them as set forth below:

(a)
“Acceptable Letter of Credit” means one or more irrevocable, transferable standby letters of credit issued by a U.S. commercial bank or a U.S. branch of a foreign bank with such bank having a credit rating of at least A- from Standard & Poor’s Rating Group (or its successor) or

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 62

A3 from Moody’s Investor Services, Inc. (or its successor), in a form acceptable to the non-providing party and with the costs of such Acceptable Letter of Credit to be borne by the providing party.

(b)
“ACP” or “Alternative Compliance Payment” means the alternative compliance payment or similar mechanism, as then in effect, as defined under the Applicable Standard with respect to the Compliance Year for the attribute as identified in the Transaction Summary Table

(c)
“Affiliate” means an entity which either directly or indirectly controls, is controlled by, or is under common control with another entity. For the purposes of this definition, “control” means the possession, directly or indirectly, of outstanding power to direct or cause the direction of the management or policies of an entity or enterprise through ownership of at least fifty-one (51) percent of outstanding voting securities and/or the ability to cast at least fifty-one (51) percent of the votes generally entitled to be cast in the election of directors (or persons performing comparable functions) of such entity or enterprise.

(d)
“Applicable Law” means all federal, state, regional and municipal laws, including without limitation all statutes, regulations and bylaws, and all rules, policies, guidelines, directives, orders, or other similar items having the force of law in respect of the Parties and the Transaction contemplated hereunder.

(e)
“Applicable Standard” means the renewable portfolio standards of the Commonwealth of Massachusetts set forth in Section 11F of Chapter 25A of the General Laws of Massachusetts and the associated rules and regulations promulgated by the Massachusetts Department of Energy Resources, including those regulations set forth in Sections 14.00 through 14.13 of Title 225 of the Code of Massachusetts Regulations, as may be amended from time to time.

(f)	“Applicable Tracking System” means the NEPOOL Generation Information System or a successor system for trading the Contract Instruments.

(g)
“Bankrupt” means, with respect to a Party, that such Party: (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger or the admission or withdrawal of a partner); (ii) becomes insolvent or is unable to pay its debts or fails (or admits in writing its inability) generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditor’s rights, or a petition is presented for its winding-up, reorganization or liquidation, and any such proceeding or petition is not dismissed within sixty (60) days of its filing; (v) commences a voluntary proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights; (vi) seeks or consents to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets; (vii) has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets; provided, however, that notwithstanding anything to the contrary contained herein, in no event shall a Party be deemed “Bankrupt” solely as a result of the exercise by a collateral assignee of this Agreement of its rights to foreclose on all or substantially all of the assets of such Party; (viii) causes or is subject to any

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 63

event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vi) inclusive; or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

(h)
“Business Day” means a day on which both Federal Reserve member and Canadian chartered banks are open for general commercial business and which is not a Saturday or Sunday, except for the Friday following the U.S. Thanksgiving holiday. A Business Day shall begin at 8:00 a.m. and end at 5:00p.m. at a Party’s principal place of business.

(i)	“Buyer Deficiency Instruments” means the number of Contract Instruments that Buyer failed to accept or pay for, if any.

(j)	“Claiming Party” has the meaning set forth in Section 9.1 of this Agreement.

(k)	“Collateral Assignment” has the meaning set forth in Section 11.1 of this Agreement.

(1)
“Compliance Year” means: the calendar year in which the electrical production associated with RECs is generated (for example Compliance Year 2017 is associated with generation from January 1 - December 31, 2017);

(m)	“Commodity Trading Advisor” has the meaning set forth in Section 1a(12) of the Commodity Exchange Act, 7 U.S.C.A. 1a(12).

(n)
“Confidential Information” means all oral and written information exchanged between the Parties with respect to this Agreement; provided, however, the following do not constitute Confidential Information for purposes of this Agreement: (a) information that is or becomes generally available to the public other than as a result of a disclosure by the receiving Party in violation of this Agreement; (b) information that was already known by the receiving Party on a non-confidential basis prior to this Agreement; (c) information that becomes available to the receiving Party on a non-confidential basis from a third party if, to the receiving Party’s knowledge, such third party is not subject to any prohibition against disclosing the information to the receiving Party; (d) information which is independently developed or derived by the receiving Party without use of Confidential Information.

(o)	“Contract Instruments” shall mean RECS having the REC Type and Compliance Year specified in Section 1.3 subject to this Agreement.

(p)
“Costs” means, with respect to the Non-Defaulting Party, brokerage fees, commissions and other similar third party transaction costs and expenses reasonably incurred by such Party either in terminating its obligations or entering into new arrangements which replace an obligation to the Non-Defaulting Party by the Defaulting Party and all reasonable attorneys’ fees and expenses incurred by the Non-Defaulting Party in connection with such replacement and/or enforcement of its rights under this Agreement.

(q)	“Credit Support Provider” means, with respect to the Buyer, [***]; with respect to the Seller, Sunrun Inc.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 64

(r)	“Default: has the meaning set forth in Section 5.1 of this Agreement.

(s)	“Defaulting Party” has the meaning set forth in Section 5.1 of this Agreement.

(t)
“Default Replacement Price” means, with respect to any Tranche and any date of determination, the price at which Buyer acting in a commercially reasonable manner, is able to purchase RECs having the same Vintage Period and REC Type and otherwise substantially similar to the Seller Deficiency Instruments of such Tranche, with delivery and transfer terms that are similar to those contained herein, or, absent such purchase, the Market Price.

(u)
“Default Sales Price” means with respect to any Tranche and any date of determination the price determined as of the date of Default at which Seller, acting in a commercially reasonable manner, resells, or otherwise would be able to resell the Buyer Deficiency Instruments, with delivery and transfer terms that are similar to those contained herein, or, absent such sale, the Market Price, with delivery terms that are similar to those contained herein.

(v)	“Delivery” or “Deliver” means Seller’s electronic transfer to Buyer’s account within the Applicable Tracking System in accordance with Section 3.2.

(w)	“Delivery Date” for each Tranche has the meaning given to such term in the Transaction Summary Table in Section 1.3.

(x)	“Disallowed RECs” shall have the meaning set forth in Article IX.

(y)
“Eligible Renewable Resource” means a source of renewable energy that meets all requirements of the Applicable Standard, including but not limited to certification of the generating facility if such certification is required by the Applicable Standard.

(z)
“Environmental Attributes” means any and all credits, benefits, emissions reductions, offsets, and allowances, howsoever entitled, attributable to the generation from an Eligible Renewable Resource, and its displacement of conventional energy generation. Environmental Attributes include but are not limited to: (1) the Eligible Renewable Resource’s use of a particular renewable energy source; (2) any avoided emissions of pollutants to the air, soil or water such as but not limited to sulfur oxides (SOx), nitrogen oxides (NOx), carbon monoxide (CO) and other pollutants; (3) any avoided emissions of carbon dioxide (CO2), methane (CH4), nitrous oxide, hydrofluorocarbons, perfluorocarbons, sulfur hexafluoride and other greenhouse gases (GHGs) that have been determined by the United Nations Intergovernmental Panel on Climate Change, or otherwise by law, to contribute to the actual or potential threat of altering the Earth’s climate by trapping heat in the atmosphere; (4) the reporting rights to these avoided emissions, such as EA Reporting Rights; (5) avoided water use (but not water rights or other rights or credits obtained pursuant to requirements of applicable law in order to site and develop the Eligible Renewable Resource itself). Environmental Attributes do not include (i) any energy, capacity, reliability or other power attributes from the Eligible Renewable Resource, (ii) state or federal production tax credits or investment tax credits associated with the ownership of the Eligible Renewable Resource and other financial incentives in the form of credits, reductions, or allowances associated with the Eligible Renewable Resource that are

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 65

applicable to a state or federal income taxation obligation, (iii) fuel-related subsidies or grants that may be paid to Seller, or (iv) to the extent otherwise consistent with the sale of the Product hereunder, emission reduction credits encumbered or used by the Eligible Renewable Resource for its own compliance with local, state, or federal operating and/or air quality permits.

(aa)
“EA Reporting Rights” means the right of the reporting Person to report that it owns the Environmental Attributes (i) to any Government Authority or other party under any Environmental Attribute trading or reporting program, public or private, which Government Authority or other party that has jurisdiction over or otherwise oversees or reviews the activities of such Person, and (ii) to customers or potential customers for the purposes of marketing and advertising, subject in the case of this clause (ii) to the Confidentiality obligations set forth in Section 8.1.

(bb)	“Firm” shall mean binding obligations that are not unit contingent.

(cc)
“Force Majeure” means an event or circumstance which materially and adversely affects the ability of a Party to perform its obligations under this Agreement, or adversely affects Seller’s ability to transfer the Contract Instruments to Buyer’s account in the REC Tracking System or Buyer’s ability to accept such transfer, and which is not within the reasonable control of, or the result of the negligence of, the Party claiming Force Majeure, and which the claiming Party is unable to overcome or avoid or cause to be avoided by the exercise of reasonable care. For the avoidance of doubt, Force Majeure does not include: (i) Seller’s ability to sell the Contract Instruments to another buyer at a price greater than the Unit Price; (ii) Buyer’s inability to use or resell the Contract Instruments; (iii) Buyer’s ability to purchase RECs at a price less than the Unit Price; (iv) changes in the market price of RECs; (v) economic hardship suffered by a Party; (vii) a change or suspension of the REC Trading Program and/or operation of the REC Tracking System.

(dd)	“Guarantee” means a guarantee provided by the Credit Support Provider of a Party, to support such Party’s obligations under this Agreement and for the benefit of the other Party.

(ee)	“Imaged Agreement” has the meaning set forth in Section 11.10 of this Agreement.

(ff)
“Interest Rate” means the lower of (i) two percent (2%) over the then-current U.S. prime rate, as listed in the Money Rates section of The Wall Street Journal on the first day of the month in which such interest was calculated, or (ii) the maximum lawful rate.

(gg)
“Investment Grade Rating” means a credit rating of either BBB- or higher from Standard & Poor’s Rating Group (or its successor), Baa3 or higher from Moody’s Investor Service, Inc. (or its successor), or BBB- or higher from Fitch Ratings, Inc. (or its successor).

(hh)
“Irrevocable Forward Transfer Certificate” means a binding and non-rescindable document clearly designating Buyer’s right to receive the portion of the Quantity remaining to be delivered as of such date, each of which shall be in a form, substance, for a term and amount acceptable to the Buyer acting in a commercially reasonable manner.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 66

(ii)
“MA SREC II” means a REC created through generation from a generation unit that meets all of the eligibility criteria for Solar Carve-Out II Renewable Generation Units as set forth in set forth in Section 14.05 of the Massachusetts Renewable Energy Portfolio Standard (225 MA CMR 14.05).

(jj)
“Market Price” means the market price determined based on the average of prices quoted by four (4) independent third party leading market brokers/dealers in North America after excluding the highest and lowest quotes, with Buyer and Seller each selecting in good faith two (2) independent market brokers/dealers to provide quotes; provided, that if the Defaulting Party has not selected and informed the non-Defaulting Party of its chosen two (2) independent market brokers/dealers within four (4) Business Days of a written request therefor by the non-Defaulting Party (following an event of Default), then the non-Defaulting Party shall proceed to select such independent market brokers/dealers not selected by the Defaulting Party on behalf of the Defaulting Party, and the non-Defaulting Party shall proceed in a commercially reasonable manner to obtain one quote from each of the independent market brokers/dealers selected and shall promptly notify the Defaulting Party in writing of each quote obtained; if less than four (4) quotes are received, then the Parties shall proceed as follows: (x) if only three (3) quotes are obtained, the highest and lowest quotes shall be excluded and the remaining quote shall be the Market Price; (y) if only two (2) quotes are obtained, the arithmetic mean of the quotes shall be the Market Price; (z) if only one quote is obtained, that quote shall be the Market Price.

(kk)	“MWh” means megawatt-hour.

(ll)	“Non-Defaulting Party” has the meaning set forth in Section 6.1 of this Agreement.

(mm)
“Person” means any natural person, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, Government Authority or any other entity whether acting in an individual, fiduciary or other capacity.

(nn)
“Performance Assurance” means (i) with respect to the Seller as the providing party [***] and (ii) with respect to the Buyer as the providing party, a Letter of Credit or such other credit assurance acceptable to Seller in its sole discretion, acting in a commercially reasonable manner.

(oo)	“Product” shall mean a MA SREC II.

(pp)	“Quantity” is the number of Contract Instruments to be purchased and sold for each Tranche as set forth in the Transaction Summary Table in Section 1.3.

(qq)
“Renewable Energy Certificate” or “REC” means a certificate, credit, allowance, green tag, or other transferable indicia, however entitled, representing some or all of the Environmental Attributes associated with the generation of electricity from one or more Eligible Renewable Resources during the Vintage Period in compliance with all of the requirements of the Applicable Standard, it being the intent of the Parties that the Buyer will acquire all of the RECs associated with the Contract Instruments.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 67

(rr)	“REC Tracking System” means the Generation Information System used by NEPOOL to account for the generation attributes of facilities (NEPOOL GIS), or its successor.

(ss)	“Quantity” is the number of Contract Instruments to be purchased and sold for each Tranche as set forth in the Transaction Summary Table in Section 1.3.

(tt)	“Requesting Party” has the meaning given in Section 11.1.

(uu)	“Seller Deficiency Instruments” means, the positive difference, if any, between the Quantity of instruments to be Delivered for a given Tranche and the amount of instruments actually Delivered.

(vv)
“Taxes” means all present and future taxes of any nature whatsoever, including excise taxes, goods and services taxes, duties and withholdings, and any interest, additions to tax and penalties imposed with respect thereto assessed or imposed by the United States of America, any federal, state, territorial, municipal or foreign Government Authority.

(ww)	“Term” has the meaning set forth in Section 11.12 of this Agreement.

(xx)
“Tranche” means the specific subset of obligations, including type of Contract Instrument, Delivery Date, Payment Date, Quantity, Vintage Period, and Unit Price, applicable to the sale and purchase obligations of the Parties hereto, as identified in the Transaction Summary Table in Section 1.3.

(yy)
“Unit Contingent” means Seller’s obligation to Deliver the RECs may be excused only on account of, and to the extent, of the failure of one or more Projects to generate such RECs, during the applicable timeframe.

(zz)
“Unit Price” means the amount in U.S. Dollars payable by Buyer for each Contract Instrument in a given Tranche purchased by Buyer as set forth in the Transaction Summary Table in Section 1.3 of this Agreement.

(aaa)	“Vintage Period” means the calendar year, quarter, or other specified period of time in which the electricity associated with the RECs was generated.

ARTICLE III: PURCHASE AND SALE OF CREDITS

3.1    Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller agrees to sell and Deliver to Buyer, and Buyer agrees to purchase and accept from Seller, the Quantity of the RECs set forth in Transaction Summary Table in Section 1.3, at the Unit Price.

3.2    Title Transfer/Delivery.

(a)
Seller shall initiate transfer of the Contract Instruments to Buyer’s account in the REC Tracking System on or (at Seller’s discretion) before the Delivery Date; provided, if Seller initiates transfer before the Delivery Date, the Payment Date shall be extended by two Business Days.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 68

(b)
Title transfer and Delivery shall take place through the following Applicable Tracking System accounts, as updated from time to time through written Notice provided not later than fifteen (15) days prior to a given Delivery Date:

The receiving account Legal Name: Operating Name (if different from the Legal Name): Account Number	[***] [***]

The foregoing transfer and acceptance process herein called “Delivery,” and variations of such term shall have their corresponding meanings.

(c)    Alternate Delivery. If the REC Tracking System is not operational on a Delivery Date because of technical problems, or other circumstances beyond the reasonable control of the Parties, such that Delivery cannot be affected through REC Tracking System, the Delivery obligation (and any concomitant payment obligation) shall be suspended until such time as the technical problems are repaired or mutually acceptable alternate delivery can be arranged; provided, however, if Delivery cannot be effectuated within sixty days of the Delivery Date, Buyer shall have the option, but not the obligation, to terminate the Agreement.

3.3    Payment. Buyer shall pay Seller by the Payment Date the Unit Price multiplied by the Quantity of Contract Instruments Delivered.

3.4    Wire Transfer. All funds paid by Buyer to Seller shall be rendered in the form of immediately available United States dollars. Payment shall be made by wire transfer or in such other form as reasonably requested by Seller to the following account:

Wire Bank: US Bank:
For the account of: Sunrun Neptune Portfolio 2016-A, LLC
Wire ABA Routing#: [***]
Account#: [***]

3.5    Disputes. If either Party in good faith disputes the correctness of any invoice, computation, or amount to be paid pursuant to this Agreement, such Party shall provide the other Party with written notice of such dispute, and pay any undisputed portion no later than the due date. The Parties shall work together to resolve the dispute as soon as practicable. Upon resolution of such dispute, any underpayment or overpayment shall be remitted to the Party to whom it is owed within three (3) Business Days from the date such dispute is resolved together with interest at the Interest Rate.

3.6    Interest. All overdue payments shall bear interest at the Interest Rate from (and including) the due date to (but excluding) the date paid.

3.7    Taxes and Fees.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 69

(a)    Each Party shall pay any Taxes or other fees associated with its respective purchase or sale of the Contract Instruments.

(b)    Each Party shall be responsible for its own fees payable to the REC Tracking System in respect of the registration and transfer of Contract Instruments pursuant to this Agreement.

3.8    Copies. Upon the request of a Party, the other Party shall promptly furnish to the requesting Party or its designated representative copies of any documentation that such Party submits to the REC Tracking System to effectuate any Delivery under this Agreement.

3.10    RPS Compliance: To the extent that the RECs Delivered hereunder are used to satisfy any requirements imposed by various government authorities or other entities promulgating standards related to Environmental Attributes and/or REC Reporting Rights, including, without limitation, pursuant to the Applicable Standard, Seller: (i) consents to the disclosure of this Agreement (and any of the terms herein) and any documents provided hereunder to the extent reasonably necessary for Buyer, or Buyer’s customer, to effectuate Delivery hereunder or otherwise comply with applicable standards relating to Environmental Attributes and/or REC Reporting Rights, and (ii) agrees to use commercially reasonable efforts to promptly provide to Buyer any documentation related to such RECs reasonably requested by Buyer in connection with any reports that Buyer, or Buyer’s customer required to make in satisfaction of its requirements relating to Environmental Attributes and/or REC Reporting Rights. Such documentation may include certain affidavits or certifications required by the relevant Government Authority or other entity promulgating standards relating to Environmental Attributes and/or REC Reporting Rights.

ARTICLE IV: REPRESENTATIONS AND WARRANTIES

4.1    Mutual Representations and Warranties. Each Party represents and warrants to the other Party as of the Effective Date and as of the date of each Delivery of Contract Instruments as follows:

(a)    It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

(b)    It has, and at all times during the Term of this Agreement, will have, all necessary power and authority to execute, deliver, and perform its obligations hereunder.

(c)    The execution, delivery, and performance of this Agreement by such Party has been duly authorized by all necessary action and do not violate any of the terms or conditions of its governing documents, any contract to which it is a party, or any Applicable Law.

(d)    There is no pending or, to such Party’s knowledge, threatened litigation or administrative proceeding that may materially adversely affect its ability to perform this Agreement.

(e)    Such Party or an Affiliate will be a registered account holder for RECs in the REC Tracking System with full rights to transfer the Contract Instruments among accounts and will maintain such status for the Term of this Agreement.

(f)    This Agreement constitutes a legal, valid and binding obligation of such Party, except as the enforceability of this Agreement may be limited by the effect of any applicable bankruptcy,

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 70

insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

(g)    Such Party is acting for its own account, has made its own independent decision to enter into this Agreement and as to whether this Agreement is appropriate or proper for it based upon its own judgment, is not relying upon the advice or recommendations of the other Party in so doing, and is capable of assessing the merits of and understanding, and understands and accepts, the terms, conditions and risks of this Agreement

(h)    Such Party is an “eligible commercial entity” and an “eligible contract participant” within the meaning of United States Commodity Exchange Act §§1a(17) and 1a(18), respectively; and

(i)    Such Party is entering into this Agreement intending it to be physically settled with Delivery and not to be financially settled or to otherwise constitute a “swap” within the meaning of Commodity Exchange Act §1a(47); and

(j)    Such Party is a “forward contract merchant” and this Agreement is a “forward contract” within the meaning of the United States Bankruptcy Code and the Parties intend for the transactions entered into hereunder to be physically settled.

4.2    Seller Representations and Warranties.

With respect to the Product Delivered pursuant to this Agreement, Seller represents, and warrants to Buyer on each Delivery Date that:

(a)    each Renewable Energy Certificate is an MA SREC II and represents the Environmental Attributes and Reporting Rights associated with the generation of electricity from one or more Eligible Renewable Resources during the Vintage Period. Seller has the contractual rights to sell all right, title, and interest in the Renewable Energy Certificates Delivered under this Agreement;

(b)    seller has not sold the Renewable Energy Certificates or any of the Environmental Attributes associated with the Contract Quantity to any other Person, and, at the time of Delivery, all rights, title, and interest in the Renewable Energy Certificates will be transferred to Buyer free and clear of all liens, taxes, claims, security interests, or other encumbrances of any kind whatsoever;

(c)    upon Delivery of the Product to Buyer, Buyer will (y) have the exclusive rights to make all claims as to the Environmental Attributes associated with the Contract Quantity of electricity generated by the Eligible Renewable Resource during the Vintage Period, and (z) have the right to report or register the exclusive ownership of the Environmental Attributes with any Government Authority or other party; and

(d)    the Product complies with the Applicable Standard and is eligible to be deposited into the Solar Credit Clearinghouse Auction Account (as defined in the Applicable Standard) for the applicable Compliance Year.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 71

4.3    Acknowledgements with Respect to Representations and Warranties. The Parties further acknowledge and agree that, except for the express representations and warranties of each of the Parties set out above, neither Party is making any other representations or warranties of any kind in respect of the matters governed by this Agreement. Without limiting the generality of the foregoing, Buyer acknowledges and agrees that, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER EXPRESSLY NEGATES ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED IN RESPECT OF THE CONTRACT INSTRUMENT CREDITS, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO CONFORMITY TO MODELS OR SAMPLES, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE.

ARTICLE V: DEFAULT

5.1    Default. A “Default” means, with respect to a Party (a “Defaulting Party”), the occurrence of any of the following for reasons other than Force Majeure:

(a)    if that Party fails to Deliver the Quantity of RECs required to be delivered by it pursuant to this Agreement by the applicable Delivery Date for a given Tranche, if such failure is not remedied within three (3) Business Days after written notice of such failure from the other Party;

(b)    if that Party fails to make, when due, any payment required pursuant to this Agreement (except to the extent any such payment is the subject of a good faith dispute as provided in Section 3.5 hereof) if such failure is not remedied within three (3) Business Days after written notice of such failure from the other Party;

(c)    if any representation or warranty made by that Party in Article IV proves to have been misleading or false in any material respect when made or deemed made or repeated and such Party does not cure (if curable) such representation or warranty within three (3) Business Days of written notice of such occurrence from the other Party;

(d)    if that Party shall be in breach of any covenant or obligation applicable to such Party under this Agreement and such breach shall not be cured within thirty (30) calendar days after written notice of such occurrence from the other Party;

(e)    an Event of Default is deemed to have occurred pursuant to Article X; or

(f)    if that Party becomes Bankrupt.

ARTICLE VI: REMEDIES UPON DEFAULT
6.1    Remedies. If at any time during the Term of this Agreement an Event of Default, as set forth in Article V, with respect to a Defaulting Party shall have occurred and be continuing, the other Party (the “Non-Defaulting Party”) shall have the right, in its sole discretion, to take any one or more of the following actions in response to such Event of Default; (i) by notice to the Defaulting Party, terminate this Agreement; (ii) withhold any payments due to the Defaulting Party under this Agreement; (iii) liquidate any collateral delivered by or on behalf of the Defaulting Party; (iv) otherwise suspend its performance hereunder; provided, however, if such suspension extends for 60 Business Days, the Non-Defaulting

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 72

Party shall be deemed to have terminated the agreement on the sixty-first Business Day; and/or (v) exercise such other remedies as may be available at law or in equity or as otherwise provided in this Agreement, including an action for damages (except as limited below).

6.2    Termination Payment. If this Agreement is terminated pursuant to Section 6.1 above

(a)    if Seller is the Defaulting Party, then Seller’s total liability to Buyer shall equal the sum of an amount determined for each Tranche as the product of (x) the positive difference, if any, obtained by subtracting the Unit Price for such Tranche of Contract Instruments from the Default Replacement Price for such Tranche; and (y) the quantity of Seller Deficiency Instruments for such Tranche. It is expressly agreed that Buyer shall not be required to enter into a replacement transaction in order to determine the Default Replacement Price. Any amount payable from Seller to Buyer shall be calculated in a commercially reasonable manner and invoiced by Buyer to Seller and Seller shall make such payment to Buyer within fifteen (15) calendar days following receipt of invoice by the Seller. Notwithstanding any default by Seller, Buyer shall remain obligated to pay for Contract Instruments received, and such amounts may be netted with any Termination Payment.

(b)    If Buyer is the Defaulting Party, then Buyer’s total liability to Seller shall be the sum of the following:

1)
For any Contract Instruments Delivered by Seller and accepted by Buyer but not paid for as of the termination date, the Unit Price for such Contract Instruments Delivered and accepted, multiplied by the Quantity of Contract Instruments Delivered and accepted but not paid for; and

2)
For any Contract Instruments not Delivered by Seller and accepted by Buyer as of the termination date but that would have been Delivered by Seller and required to be accepted and purchased by Buyer if the Agreement had not been terminated, the sum of an amount determined for each Tranche as the product of (x) the positive difference, if any, obtained by subtracting the Default Sales Price from the Unit Price for such Tranche and (y) the quantity of Buyer Deficiency Instruments for such Tranche. It is expressly agreed that Seller shall not be required to enter into a replacement transaction in order to determine the Default Sales Price and shall be relieved of any further obligation to Deliver the Contract Instruments. Any amount payable from Buyer to Seller shall be calculated in a commercially reasonable manner and invoiced by Seller to Buyer and Buyer shall make such payment to Seller not later than fifteen (15) calendar days following receipt of invoice by the Buyer.

3)
In addition to any amounts due under Section 6.2(1) or 6.2(2) above, the Defaulting Party shall reimburse the non-Defaulting Party for all costs incurred by the non-Defaulting Party in enforcing its rights under this Agreement, including reasonable attorneys’ fees and expenses, and for the reasonable thirdparty broker fees or other transaction costs incurred in connection with the replacement or resale of the Contract Instruments, as applicable.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 73

6.3    Interest. All overdue payments shall bear interest from (and including) the due date to (but excluding) the date of payment at the Interest Rate. Interest on amounts due hereunder shall accrue and compound daily based on a 360-day year.

6.4    Limitation of Liability. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, INCLUDING THE TERMINATION PAYMENT REMEDIES IN SECTION 6.2, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OR DEFAULT BY A PARTY HEREUNDER. SUBJECT TO THE FOREGOING SOLE AND EXCLUSIVE REMEDIES, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, INDIRECT DAMAGES, LOST PROFITS, OR BUSINESS INTERRUPTION DAMAGES, WHETHER BY STATUTE, IN TORT, CONTRACT, UNDER ANY INDEMNITY PROVISION, OR OTHERWISE.

6.5    Survival. This Article VI shall survive the expiration or termination of this Agreement.

ARTICLE VII: NOTICES

7.1    All notices and other formal communications which either Party may give to the other under or in connection with this Agreement shall be in writing and shall be sent by any of the following methods: facsimile, hand delivery, reputable overnight courier, or certified mail, return receipt requested. Notice via Email shall be sufficient where specifically set forth in this Agreement. The communications shall be sent to the addresses listed in this section and shall be effective when received if received during business hours on a Business Day, and shall be effective on the next Business Day if received at any other time.

If to [***]        [***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]

[***]:     [***]
If to Seller    Sunrun Neptune Portfolio 2016-A, LLC
595 Market Street
San Francisco, CA 94105
[_______________]

Invoices:    Email: [_______________]

ARTICLE VIII: CONFIDENTIALITY

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 74

8.1    Confidentiality. Except as provided in this Agreement, neither Party shall publish, disclose, or otherwise divulge the other Party’s Confidential Information to any person at any time during or after the Term of this Agreement, without the other Party’s prior written consent. Each Party shall permit knowledge of and access to the other Party’s Confidential Information only to those of its and its Affiliates’ employees, attorneys, accountants, representatives, financial advisors, financiers, potential financiers and agents who have a need to know such Confidential Information in order to perform such Party’s obligations under this Agreement and agree to maintain the confidentiality of such Confidential Information.

8.2    Required Disclosure. Notwithstanding Section 8.1, if either Party (the “Disclosing Party”) is requested or required under Applicable Law to disclose any Confidential Information of the other Party, the Disclosing Party shall provide the other Party with prompt written notice of any such request or requirement so that the other Party may, at its sole expense, seek an appropriate protective order or waive compliance with the provisions of this Article VIII. Failing the entry of a protective order or upon receipt of a waiver hereunder, the Disclosing Party may disclose that portion of the Confidential Information requested or required to be disclosed. The Disclosing Party shall take reasonable steps to cause the court or governmental agency or authority to treat such information in a confidential manner and to prevent such information from being disclosed or otherwise becoming part of the public domain.

8.3    Survival. The provisions of Section 8.1 and 8.2 shall survive for a period of one (1) year following the expiration or termination of this Agreement; provided, further, that such provisions shall survive for a period of three (3) years following expiration or termination of this Agreement with respect to any financial statements provided in connection with this Agreement.

ARTICLE IX
RPS COMPLIANCE

9.1    To the extent that the RECs Delivered hereunder are used to satisfy any requirements imposed by various government authorities or other entities promulgating standards related to Environmental Attributes and/or REC Reporting Rights, including, without limitation, pursuant to the Applicable Standard, Seller: (i) consents to the disclosure of this Agreement (and any of the terms herein) and any documents provided hereunder to the extent reasonably necessary for Buyer, or Buyer’s customer, to effectuate Delivery hereunder or otherwise comply with applicable standards relating to Environmental Attributes and/or REC Reporting Rights, and (ii) agrees to use commercially reasonable efforts to promptly provide to Buyer any documentation related to such RECs reasonably requested by Buyer in connection with any reports that Buyer, or Buyer’s customer required to make in satisfaction of its requirements relating to Environmental Attributes and/or REC Reporting Rights. Such documentation may include certain affidavits or certifications required by the relevant Government Authority or other entity promulgating standards relating to Environmental Attributes and/or REC Reporting Rights. If (i) any or all of the Contract Quantity of the RECs is disallowed (a “Disallowed RECs” as further defined below); and (ii) Buyer is required to submit replacement RECs or pay an Alternative Compliance Payment under the Applicable Standard, if any, for the Disallowed RECs, the Disallowed RECs shall be deemed not to have been Delivered and Seller shall pay to Buyer damages in accordance with Article V of this Agreement (including return of any payment previously made for such undelivered RECs. For the purposes of this section, a “Disallowed REC” means a REC that is or becomes unusable for compliance purposes due to an imperfection in creation. By way of example (and not limitation) a Delivered REC may become a Disallowed REC if, subsequent to Delivery, the Facility associated with creation of such REC was found not to meet all requirements under the Applicable Standard for generating the REC

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 75

Product at the time the Product was generated; or if metering or similar errors caused an overstatement of RECs created.

ARTICLE X
FORCE MAJEURE/CHANGE IN LAW

10.1    Force Majeure. If an event of Force Majeure prevents either Party from performing its obligations, in whole or in part, under this Agreement and such Party (the “Claiming Party”) gives written notice of the details of such Force Majeure to the other Party as soon as practicable, but not later than ten (10) Business Days after the onset of such Force Majeure, then the Claiming Party shall be excused from the performance of its obligations hereunder arising during the continuation of such Force Majeure and to the extent that performance is prevented by such Force Majeure. The Claiming Party shall use reasonable efforts to remedy the Force Majeure as soon as possible. Any period of Force Majeure that renders the Parties unable to Deliver or accept Contract Instruments by the date that is more than thirty (30) calendar days after the relevant Delivery Date shall entitle the non-Claiming Party, upon Notice to the Claiming Party, to terminate Delivery or acceptance obligations (or both, as the case may be) with respect to the Contract Instruments affected by such Force Majeure. In the event that Delivery or acceptance obligations (or both, as the case may be) described in this Section 9 are terminated, and if Seller is the nonClaiming Party, then Seller shall have the right to sell such Contract Instruments to a party other than Buyer. In terminating Delivery the non-Claiming Party does not waive any rights to contest a claim of Force Majeure. The Parties agree that in no circumstances may Seller claim Force Majeure for failure of one or more facilities to generate sufficient RECS, whether due to mechanical failure, insufficient sunlight, or otherwise.

10.2    Change in Law. If any statutes, rules, regulations, or any governmental action is enacted, amended, granted or revoked, and such action has the effect of changing the Delivery and sale procedures set forth herein, such that (1) Delivery of the Products becomes impracticable or impossible, (2) such Products are no longer eligible for use for compliance purposes under the Applicable Standard; or (3) the Solar Carve-Out II is eliminated, the Parties shall meet, confer, and seek to amend the agreement to allow each to retain its respective benefits hereunder. In the event the parties are unable to reach agreement on such an amendment, either Party may terminate the Agreement upon notice to the other Party. For avoidance of doubt, a Change in Law is not a Force Majeure event.

ARTICLE XI
CREDIT

11.1    Financial Information and Credit. The Parties acknowledge and agree that a mutual pre condition to entering into the Agreement was the completion by each of them, each to its satisfaction and in its sole discretion, of an initial credit review of the other Party and/or the other Party’s Credit Support Provider, if any. Each Party has and will continue to consent to the other Party obtaining and assessing information relating to such Party’s, or such Party’s Credit Support Provider’s, credit standing for the purposes of initial or ongoing credit reviews; provided that each Party’s obligations under this Section 11.1 shall be deemed satisfied to the extent such Party’s Credit Support Provider’s financial statements are publicly available through regulatory websites such as “SEDAR” or “EDGAR”.

11.2    Provision of Guarantee. Each Party shall provide and maintain a guarantee from its Credit Support Provider (a) with respect to Buyer, in a form materially consistent with the Guarantee Form

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 76

included as Attachment A hereto and (b) with respect to Seller, in a form materially consistent with the form attached hereto as Attachment B, and, in each case, in an amount sufficient to cover the remaining notational value of that Party’s firm obligations. The liability cap on the Guarantees shall decrease upon Delivery and Payment of each Tranche of product as follows:

	Remaining notional value of firm obligations (US$)	Liability cap on the Guarantee (US$)
Prior to Tranche 1 Delivery	[***]	[***]
Prior to Tranche 2 Delivery	[***]	[***]
Prior to Tranche 3 Delivery	[***]	[***]
Prior to Tranche 4 Delivery	[***]	[***]

11.3:    [***]

[***]

11.4:    Material Change in Buyer’s Financial Position

During the Term but no earlier than the date falling six (6) months after the Effective Date, if Buyer (or its Credit Support Provider) does not provide financial information in accordance with Section 11.1 or Buyer or Buyer’s Credit Support Provider does not have an Investment Grade Rating, then, whether or not an Event of Default has occurred or is continuing with respect to the Buyer, Seller may request Performance Assurance from Buyer. If Performance Assurance is not received within five (5) Business Days of being requested, then an Event of Default will be deemed to have occurred with respect to the Buyer and Seller will be entitled to the remedies set forth in Article VI.

ARTICLE XII: MISCELLANEOUS

12.1    Assignment. Neither Party shall transfer or assign this Agreement, in whole or in part, without the other Party’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed; except that either Party may, without the other Party’s consent (i) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements (a “Collateral Assignment”), provided that a Party will provide any written consent or estoppels reasonably requested by the other Party with respect to any Collateral Assignment by such other Party; (ii) transfer or assign this Agreement to an Affiliate, or to any Person succeeding to all or substantially all of the assets or business of assignor and whose creditworthiness (or the creditworthiness of such proposed assignee’s Guarantee provider, if any) is equal to or higher than that of assignor (or of assignor’s Guarantee provider, if any) as at the effective date of the proposed assignment; provided, however, that in the case of this clause (ii), any such assignee shall agree in writing to be bound by the terms and conditions of this Agreement; and provided further, that in the case of Seller any assignee under this clause (ii) will also receive assignment of the Product and/or the Buyer’s the right to receive the Product. Any assignment by a Party in violation of this provision is voidable at the other Party’s option. All of the rights, benefits, duties, liabilities, and obligations of the Parties shall inure to the benefit of and be binding upon their respective successors

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 77

and permitted assigns. By consenting to one assignment a Party will not be deemed to have consented to a subsequent assignment.

12.2    Amendment/Binding Effect. This Agreement may not be amended, changed, modified, or altered unless such amendment, change, modification, or alteration is in writing and signed by both of the Parties to this Agreement (or their successor in interest). This Agreement inures to the benefit of and is binding upon the Parties and their respective successors and permitted assigns.

12.3    Severability. If any article, section, phrase, or portion of this Agreement is, for any reason, held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such article, section, phrase, or portion so adjudged will be deemed separate, severable and independent and the remainder of this Agreement will be and remain in full force and effect and will not be invalidated or rendered illegal or unenforceable or otherwise affected by such adjudication, provided the basic purpose of this Agreement and the benefits to the Parties are not substantially impaired.

12.4    Entire Agreement. This Agreement completely and fully supersedes all other understandings or agreements, both written and oral, including any term sheet or confirmation, between the Parties relating to the subject matter hereof.

12.5    Waiver. No delay or omission by a Party in the exercise of any right under this Agreement shall be taken, construed, or considered as a waiver or relinquishment thereof, and any such right may be exercised from time to time and as often as may be deemed expedient. If any of the terms and conditions herein are breached and thereafter waived by a Party, such waiver is limited to the particular breach so waived and is not deemed to waive any other breach hereunder.

12.6    Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of New York (without regard to principles of conflicts of law (except for Section 5-1401 of the New York General Obligations Law)). EACH PARTY HEREIN WAIVES ITS RESPECTIVE RIGHT TO ANY JURY TRIAL WITH RESPECT TO ANY LITIGATION ARISING UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY TRANSACTION.

12.7    Counterparts. This Agreement may be executed in several counterparts, each of which is an original and all of which constitute one and the same instrument.

12.8    Electronic Recordings. Each Party consents without any further notice to the recording of its representatives’ telephone conversations, voice- or video-over-internet communication, instant messaging, and similar forms of electronic communication made in connection with this Agreement (“Electronic Communication”). Each Party agrees to obtain any necessary consent of, and give any necessary notice of such recordings to, its relevant personnel. Any such recordings of Electronic Communication may be submitted in evidence to any court or in any legal proceeding for the purpose of establishing any matter relating to this Agreement.

12.8    Forward Contract. The Parties agree that the Transaction entered into hereunder constitutes a “forward contract” and that the Parties shall constitute “forward contract merchants” within the meaning of the United States Bankruptcy Code 11 U.S.C. §§ 101 (25) and (26), respectively.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 78

12.9    Mutual Negotiation. This Agreement was negotiated and prepared by both Parties with advice of counsel to the extent deemed necessary by each Party. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not apply in the interpretation of this Agreement.

12.10    Imaged Agreement. Any original executed copy of this Agreement or other related document may be photocopied and stored on computer tapes and disks (“Imaged Agreement”). If an Imaged Agreement is introduced as evidence in any judicial, arbitration, mediation or administrative proceedings, it shall be considered as admissible evidence. Neither Party shall object to the admissibility of the Imaged Agreement on the basis that such was not originated or maintained in documentary form under the hearsay rule, the best evidence rule or other rule of evidence.

12.11    Further Assurances. The Parties shall work in good faith at the request of the other Party as may be necessary to ensure that the Contract Instruments are transferred properly from Seller to Buyer in compliance with Applicable Law.

12.12    Term. The term hereof (“Term”) commences on the Effective Date and unless otherwise terminated in accordance with the terms contained herein, shall terminate on the date on which both Parties have completed the performance of their obligations hereunder or otherwise in accordance with the terms herewith. Termination or expiration of the Term of this Agreement shall not relieve a Party of any obligations owed to the other Party, or terminate any rights of a Party hereunder, accruing prior to the time of such termination or expiration.

12.14    Each Party is entering into this transaction for its own account and not on behalf of any other party. Each Party has undertaken this transaction pursuant to its own market analysis and neither party has acted as a Commodity Trading Advisor or advisor in any other capacity to the other Party with respect to this Transaction. This Agreement provides for the purchase and sale of Contract Instruments. This Agreement is not a service agreement and no Party is authorized to act on behalf of the other as agent or otherwise. Seller may fulfill its obligations to Deliver the Contract Instruments using instruments that it holds in its account, by purchasing instruments on the secondary market, or by any other means that it elects in its discretion.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 79

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the later date set forth below.

Sunrun Neptune Portfolio 2016-A, LLC

By: _______________________
Name: _____________________
Title: ______________________
Date: ______________________

[***]

By: ________________________
Name: ______________________
Title: _______________________
Date: _______________________

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 80

Attachment A
Buyer Guarantee Form
This Guarantee (the “Guarantee”), dated as of March 6, 2017 is made and entered into by [***] (“Guarantor”).

W I T N E S S ETH:

WHEREAS [***], an affiliate of Guarantor (“Company”), and Sunrun Neptune Portfolio 2016-A, LLC, a Delaware limited liability company (“beneficiary”), have entered into or will enter into that certain REC Purchase and Sale Agreement dated March 6, 2017, as may be modified, amended and supplemented from time to time (“Contract”); and

WHEREAS Guarantor will directly or indirectly benefit from the Contract between Beneficiary and Company.

NOW THEREFORE, in consideration of Beneficiary entering into the Contract, Guarantor hereby covenants and agrees as follows:

1.    GUARANTEE
Subject to the provisions of this Guarantee and, in particular, Section 1(b), Guarantor hereby irrevocably and unconditionally guarantees the timely payment when due of the obligations of Company (the “Obligations”) to Beneficiary under the Contract. This Guarantee shall constitute a guarantee of payment and not of collection. The liability of Guarantor under this Guarantee shall be subject to the following:

(a)    Guarantor’s liability hereunder shall be and is specifically limited to payments expressly required to be made under the Contract (even if such payments are deemed to be damages) and, except to the extent specifically provided in the Contract or in this Guarantee, in no event shall Guarantor be subject hereunder to consequential, exemplary, equitable, loss of profits, punitive, tort, or any other damages or costs.

(b)    Guarantor’s aggregate liability hereunder in respect of any and all Payment Demands (as defined below) and expenses (as set forth in Article 9) shall not exceed USD $[***] ([***], United States currency) and shall decrease upon Delivery and Payment with respect to each Tranche of product as follows (as set forth in the Contract):

	Remaining notional value of firm obligations (US$)	Liability cap on the Guarantee (US$)
Prior to Tranche 1 Delivery	[***]	[***]
Prior to Tranche 2 Delivery	[***]	[***]
Prior to Tranche 3 Delivery	[***]	[***]
Prior to Tranche 4 Delivery	[***]	[***]

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 81

For purposes of clarity:

(a)
the applicable Guarantor Liability Cap is based on the date Beneficiary issues a valid Payment Demand, and not the date an Obligation was first incurred or the date payment under the Guarantee is made; and

(b)	The amounts set forth for the Guarantor Liability Cap in the chart above represents a reduction of the cap over time, and not an aggregated amount. By way of example,

(i)
if Beneficiary made a claim for $[***] prior to the Tranche 1 delivery, (i.e., the full cap amount for that timeframe), and such claim was paid by Guarantor, Guarantor would have paid its maximum obligation under the Guarantee, and would not be liable for any further amounts in future periods.

(ii)
if Beneficiary made a claim for $[***] prior to the Tranche 2 Delivery (i.e., a portion of the cap amount for that timeframe), and such claim was paid by Guarantor, Beneficiary would be entitled to make another claim during the period prior to the Tranche 2 Delivery, for the remaining amount (i.e., $[***]); but would not be entitled to make a claim during the period prior to the Tranche 3 Delivery, because Guarantor would already have paid more than the Guarantee Cap for such period.

2.    TERM
This Guarantee shall continue in full force and effect until all of Company’s obligations under the Contract have been fulfilled. This Guarantee shall continue to be effective or be reinstated with respect to Obligations entered into prior to the Termination if any payment to the Beneficiary by or on behalf of Company related to an Obligation is returned to Company or is rescinded upon the insolvency, bankruptcy or reorganization of Company.

3.    DEMANDS AND NOTICE
To the extent Company fails or refuses to pay any Obligations when due and Beneficiary has elected to exercise its rights under this Guarantee, Beneficiary shall make a demand upon Guarantor (hereinafter referred to as a “Payment Demand”). A Payment Demand shall be in writing and shall reasonably and briefly specify in what manner and what amount Company has failed to pay and an explanation of why such payment is due, with a specific statement that Beneficiary is calling upon Guarantor to pay under this Guarantee. A Payment Demand satisfying the foregoing requirements shall be required with respect to Obligations before Guarantor is required to pay such Obligations hereunder and shall be deemed sufficient notice to Guarantor that it must pay the Obligations within five (5) Business Days (as defined in the Contract) after its receipt of the Payment Demand. A single written Payment Demand shall be effective as to any specific default during the continuance of such default, until Company or Guarantor has cured such default, and additional written demands concerning such default shall not be required until such default is cured.

4.    REPRESENTATIONS AND WARRANTIES
Guarantor represents and warrants that:

(a)
it is a corporation duly formed and registered under the federal laws of Canada and has the necessary power and authority to execute and deliver this Guarantee, and to carry out the terms and provisions of this Guarantee;

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 82

(b)	the execution, delivery and performance of this Guarantee by Guarantor have been duly authorized by all necessary corporation action and approvals;

(c)
no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over Guarantor is required on the part of Guarantor for the execution and delivery of this Guarantee; and

(d)
this Guarantee has been duly executed and delivered by Guarantor and constitutes a valid and legally binding agreement of Guarantor enforceable in accordance with its terms, except as the enforceability of this Guarantee may be limited by the effect of any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity applicable to Guarantor.

5.    DEFENSES
The liability of Guarantor hereunder shall be irrevocable, continuing, absolute and unconditional and shall not be affected by, and Guarantor hereby waives, to the fullest extent permitted by law any defenses arising from or pertaining to: (a) any lack of validity, legality or enforceability of the Contract; (b) any amendment to or change in any of the Obligations or the terms and conditions of the Contract agreed to by Beneficiary and Company; (c) the bankruptcy, winding-up, liquidation, dissolution or insolvency of Company, including any discharge of any of the Obligations resulting therefrom; (d) any lack or limitation of power, incapacity or disability on the part of Company or any of its partners, directors, officers or agents, or any other irregularity, defect or informality on the part of Company in relation to any Obligation; (e) the existence of any claim, set-off or other rights which Guarantor may have at any time against Beneficiary in connection with any matter unrelated to the Contract; (f) any defense arising by reason of any failure of Beneficiary to make any presentment, demand for performance, notice of non-performance, protest, or any other notice, except as expressly set forth herein; (g) any change in the existence, structure, constitution, name, objects, powers, business, control or ownership of Guarantor, Company or Beneficiary; or (h) to the extent permitted by law, any other circumstance that might constitute a legal or equitable defense available to or discharge of Guarantor, Company or a guarantor, other than defenses expressly reserved hereunder. The Guarantor reserves the right to assert any defenses which the Company may have to payment of any Obligation under the terms of the Contract other than defenses expressly waived in this Guarantee.

6.    AMENDMENT OF GUARANTEE
No term or provision of this Guarantee shall be amended, modified, altered, waived or supplemented except in writing signed by Guarantor and Beneficiary.

7.    WAIVERS
Guarantor hereby waives (a) notice of acceptance of this Guarantee; (b) presentment and demand concerning the liabilities of Guarantor, except as expressly set forth in Section 3 above; and (c) any right to require that any action or proceeding be brought against Company or any other person to require that Beneficiary seek enforcement of any performance against Company or any other person, prior to any action against Guarantor under the terms hereof. Except as to applicable statutes of limitation, no delay of Beneficiary in the exercise of, or failure to exercise, any rights hereunder shall operate as a waiver of such rights, a waiver of any other rights or a release of Guarantor from

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 83

any obligations hereunder. Guarantor consents to the renewal, compromise, extension, acceleration or other changes in the time of payment of or other changes in the terms of the Obligations, or any part thereof, or any changes or modifications to the terms of the Contract.

8.    SUBROGATION
Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guarantee by any payment made hereunder or otherwise, until all the Obligations guaranteed hereunder have been paid in full or otherwise satisfied. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all the Obligations guaranteed hereunder shall not have been paid in full or otherwise satisfied, such amount shall be held in trust by Guarantor for the benefit of Beneficiary and shall forthwith be paid to Beneficiary, to be credited and applied to the Obligations guaranteed hereunder.

9.    EXPENSES
Guarantor shall pay for or reimburse Beneficiary for any and all out-of-pocket expenses (including, without limitation all reasonable fees and disbursements of legal counsel) incurred in connection with the successful enforcement of its rights under this Guarantee.

10.    NOTICE
Any Payment Demand, notice, request, instruction, correspondence or other document to be given hereunder by any party to another (herein collectively called “Notice”) shall be in writing and delivered personally or mailed by registered mail, postage prepaid and return receipt requested, or by telegram or telecopier, as follows:
To Guarantor: [***]
To Beneficiary: Sunrun Neptune Portfolio 2016-
A, LLC
Address: 595 Market Street                        [***]
San Francisco, CA, 94105                        [***]
[***]
[***]
[***]
[***]
;                    [***]

Attn: Legal Notices                                    [***]
Fax:                                            [***]
For Contact Purposes Only:                                [***]
[______________________]                                [***]

With a copy to: [***]
[***]
[***]

[***]

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 84

[***]
[***]
[***]
Notice given by personal delivery shall be deemed to have been received on the date of actual delivery. Notice given by registered mail (as aforesaid) shall be deemed to have been given on the date of mailing and received on the third Business Day following the date of mailing. Transmittal of any Notice given by telecopier shall be confirmed by the sender’s telecopier and shall be deemed to have been given and received on the day it was sent (if received prior to 4:00 p.m. local time on a Business Day) and otherwise such Notice shall be deemed to have been received on the Business Day next following the date of sending. Any party may change its address or telecopier number to which Notice is to be given by giving the other party Notice of such change of address or telecopier number as provided above.

11.    MISCELLANEOUS
This Guarantee shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable therein, without regard to principles of conflicts of laws. This Guarantee shall be binding upon Guarantor and its successors and inure to the benefit of and be enforceable by Beneficiary, and its successors and permitted assigns. Neither party shall assign any of its rights, interest or obligations hereunder to any other person or entity without the prior written consent of the other party (which consent shall not be unreasonably delayed or withheld) and any purported assignment absent such consent is void; provided however, that Beneficiary may, without the consent of Guarantor, (i) collaterally assign its interest in this Guaranty to a person or entity who is contemporaneously taking a security interest in Beneficiary’s rights in the Contract or (ii) assign its entire interest in this Guarantee to a person or entity who is contemporaneously taking an assignment of Beneficiary’s entire interest in the Contract in accordance with the terms of the Contract. This Guarantee embodies the entire agreement and understanding between Guarantor and Beneficiary and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Guarantee are for purposes of reference only, and shall not affect the meaning hereof.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 85

IN WITNESS WHEREOF, Guarantor has executed this Guarantee and is effective as of the date first above written.

[***]
By:_________________________
[***]
[***]

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 86

Attachment B
Seller Guarantee Form
GUARANTEE

This GUARANTEE, dated as of March 6, 2017 (this “Guarantee”), is issued by Sunrun Inc., a Delaware corporation, as guarantor (the “Guarantor”) in favor of [***], a Delaware Corporation (the “Beneficiary”).

RECITALS

WHEREAS, the Guarantor is the parent company of Sunrun Neptune Portfolio 2016-A, a Delaware limited liability company (the “Company”), and has a substantial interest in the Company and its investments;

WHEREAS, the Company has entered into that certain REC Purchase and Sale Agreement dated as of March 6, 2017 (the “Guaranteed Agreement”) with Beneficiary; and

WHEREAS, the Guarantor anticipates benefiting from the transactions contemplated by the Guaranteed Agreement and is executing and delivering this Guarantee to induce the Beneficiary to enter into the Guaranteed Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

SECTION 1.    Definitions.

Unless the context hereof shall otherwise require, capitalized terms used in this Guarantee, including the recitals, and not otherwise defined herein shall have the respective meanings specified in the Guaranteed Agreement.

SECTION 2.    Covenants.

Section 2.1    Subject to the terms hereof, the Guarantor hereby unconditionally and irrevocably guarantees to the Beneficiary, as primary obligor and not merely as surety, the punctual and full payment of the Company’s obligations when due and payable by acceleration or otherwise under and in accordance with the Guaranteed Agreement, as such Guaranteed Agreement may be amended or modified by agreement between Company and Beneficiary from time to time (the “Guaranteed Obligations”). This Guarantee is a guarantee of payment, and not merely of collection. Notwithstanding anything to the contrary herein, the liability of the Guarantor under this Guarantee is limited to, and shall in no event or under any circumstances, exceed $[***] (inclusive of all interest, charges, reasonable attorney’s fees and other fees incurred in enforcing this Guarantee whatsoever thereon) and shall decrease upon full Delivery with respect to each Tranche of product as follows (as set forth in the Contract):

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 87

	Remaining notional value of firm obligations (US$)	Liability cap on the Guarantee (US$)
Prior to Tranche 1 Delivery	[***]	[***]
Prior to Tranche 2 Delivery	[***]	[***]
Prior to Tranche 3 Delivery	[***]	[***]
Prior to Tranche 4 Delivery	[***]	[***]

For purposes of clarity:

(c)
the applicable Guarantor liability cap (as set forth in the chart above) is based on the date Beneficiary issues a valid demand for payment, and not the date a Guaranteed Obligation was first incurred or the date payment under the Guarantee is made; and

(d)	The amounts set forth for the Guarantor liability caps in the chart above represents a reduction of the cap over time, and not an aggregated amount. By way of example,

(iii)
if Beneficiary made a claim for $[***] prior to the Tranche 1 delivery, (i.e., the full cap amount for that timeframe), and such claim was paid by Guarantor, Guarantor would have paid its maximum obligation under the Guarantee, and would not be liable for any further amounts in future periods.

(iv)
if Beneficiary made a claim for $[***] prior to the Tranche 2 Delivery (i.e., a portion of the cap amount for that timeframe), and such claim was paid by Guarantor, Beneficiary would be entitled to make another claim during the period prior to the Tranche 2 Delivery, for the remaining amount (i.e., $[***]); but would not be entitled to make a claim during the period prior to the Tranche 3 Delivery, because Guarantor would already have paid more than the Guarantor liability cap for such period.

Section 2.2    In the case of any failure by the Company to pay the Guaranteed Obligations in accordance with the terms of the Guaranteed Agreement, the Guarantor hereby agrees that, upon receipt of written notice from the Beneficiary of such failure, the Guarantor will promptly make payment of or perform such Guaranteed Obligations as applicable.

Section 2.3    The obligations of the Guarantor contained herein (a) are not conditioned upon the institution of suit or the taking of any other action or any attempt to enforce the Guaranteed Obligations or the Guaranteed Agreement against the Company or any other right or remedy against any other Person and (b) shall be unconditional irrespective of: (i) any amendment or supplement to or modification of the Guaranteed Agreement, any extension or renewal of the Company’s obligations under the Guaranteed Agreement, or any assignment or transfer of the Company’s or the Beneficiary’s interest in the Guaranteed Agreement; (ii) any bankruptcy, insolvency, readjustment, composition, liquidation, dissolution or similar proceeding with respect to the Company or any other Person; (iii) any furnishing or acceptance of additional security or any exchange, substitution, surrender, perfection or release of any security for the Guaranteed Obligations; (iv) any waiver, consent or other action or inaction or any exercise or non-exercise by Beneficiary of any right, remedy or power with respect to the Guaranteed Obligations or the Guaranteed Agreement; (v) (A) any merger or consolidation of the Company into or with any other Person, (B) any change in the structure of the Company or in the ownership of the Company, or (C) any sale, lease or transfer of any or all of the assets

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 88

of the Company to any other Person; (vi) any default, misrepresentation, negligence, misconduct or other action or inaction of any kind by the Beneficiary under or in connection with the Guaranteed Agreement or any other agreement relating to this Guarantee, except to the extent that any such default, misrepresentation, negligence, misconduct or other action or inaction would limit the Guaranteed Obligations; or (vii) the unenforceability, lack of genuineness or invalidity of the Guaranteed Agreement, or, to the extent permitted by law, any other circumstance that might constitute a legal or equitable defense available to or discharge of the Company or a guarantor, other than the Company’s defenses to payment or performance of the Guaranteed Obligations under the Guaranteed Agreement. The Guarantor hereby unconditionally waives, to the extent permitted by law, promptness, diligence, demand of payment, protest and notice (except as expressly set forth herein) as to the Guaranteed Obligations and acceptance of this Guarantee, and agrees that it shall not be required to consent to or receive any notice of any amendment or modification of, or waiver, consent or extension with respect to, the Guaranteed Agreement. The rights, powers and remedies herein provided are cumulative.

Section 2.3    Notwithstanding any provision herein to the contrary, the Guarantor’s liability in respect of the Guaranteed Obligations shall not exceed the liability of the Company with respect to such Guaranteed Obligations under the Guaranteed Agreement.

SECTION 3.    Guarantor’s Representations, Warranties and Agreements.
Section 3.1    The Guarantor represents and warrants to the Beneficiary, as of the date hereof, as follows.
(a)    The Guarantor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority and the legal right to execute, deliver and perform this Guarantee.
(b)    The execution, delivery and performance by the Guarantor of this Guarantee have been duly authorized by all necessary corporate action. The Guarantor has duly executed and delivered this Guarantee and this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforcement may be affected by applicable bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally.

(c)    The execution and delivery by the Guarantor of this Guarantee and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of, or require any consent under, the organizational documents of the Guarantor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority or agency, or any agreement or instrument to which the Guarantor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any of the revenues or assets of the Guarantor pursuant to the terms of any such agreement or instrument. No consent, action, approval or authorization of, or registration, declaration or filing with, any Governmental Authority or other third party is required to be obtained by the Guarantor to authorize the execution, delivery or performance by the Guarantor of this Guarantee or for the validity or enforceability hereof.

(d)    No pending or, to the knowledge of the Guarantor, threatened action, suit or investigation or proceedings against the Guarantor before any Governmental Authority exists which challenges the validity or enforceability of this Guarantee or, if determined adversely to the Guarantor, would materially adversely affect the Guarantor’s ability to perform its obligations under this Guarantee.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 89

(e)    It has a substantial interest in the Company, its investments and the performance of the transactions contemplated under the Guaranteed Agreement.

SECTION 4.    Survival of Guarantee.

Notwithstanding anything to the contrary herein, this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any of the amounts paid to the Beneficiary with respect to the Company’s obligations in respect of the Guaranteed Obligations, in whole or in part, are required to be repaid upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of the Guarantor or the Company, or as a result of the appointment of a custodian, intervener, receiver, trustee, or other officer with similar powers with respect to the Guarantor or the Company or any other Person or any substantial part of the property of the Guarantor or the Company or such other Person, all as if such payments had not been made.

SECTION 5.    Termination.

Subject to Section 4 hereof, this Guarantee and the Guarantor’s obligations with respect to the Guaranteed Obligations shall automatically terminate on the earliest of (a) the date on which the Guaranteed Agreement terminates pursuant to its terms and (b) the date on which all obligations of Company under the Guaranteed Agreement have been satisfied in full.

SECTION 6.    Remedies; Subrogation.

Section 6.1    Remedies. In the event the Guarantor shall fail to pay any amounts due under this Guarantee, or to comply with any other term of this Guarantee, the Beneficiary shall be entitled to all rights and remedies to which it may be entitled hereunder or at law, in equity or by statute.

Section 6.2    Subrogation. The Guarantor will not exercise any rights that it may acquire by way of subrogation under this Guarantee, by any payment made hereunder or otherwise, until all of the Guaranteed Obligations and the other obligations of Company under the Guaranteed Agreement shall have been satisfied in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations and other obligations of Company under the Guaranteed Agreement shall not have been satisfied in full, such amount shall be held in trust for the benefit of the Beneficiary and shall forthwith be paid to the Beneficiary to be credited and applied to such Guaranteed Obligations in accordance with the terms of the Guaranteed Agreement. If (i) the Guarantor shall make payment to the Beneficiary of all or any part of the Guaranteed Obligations and (ii) all of the Guaranteed Obligations and other obligations of Company under the Guaranteed Agreement shall be satisfied in full, the Beneficiary will, at the Guarantor’s request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

SECTION 7.    Miscellaneous.

Section 7.1    Amendments and Waivers. No failure or delay on the part of the Beneficiary in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege. No term, covenant, agreement or condition of this Guarantee may be terminated, amended

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 90

or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by the Guarantor and the Beneficiary.

Section 7.2    Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to the Guarantor or the Beneficiary at the address set forth below or at such other address as such party may from time to time designate by written notice.

If to the Beneficiary:
[***]
[***]
[***]
[***]
[***]

If to the Guarantor:
Sunrun Inc.
595 Market Street, 29th Floor
San Francisco, CA 94105

Facsimile No: [___________]
Phone: [___________]
Attention: General Counsel
Section 7.3    Survival. Subject to Section 4 hereof, and otherwise except as expressly set forth herein, the warranties and covenants made by the Guarantor shall not survive the expiration or termination of this Guarantee.
Section 7.4    Assignment and Assumption. Except in the case of: (A) any merger or consolidation of the Guarantor with or into another Person or (B) any conveyance or transfer of all or substantially all of the Guarantor’s properties and assets and, in each case, provided that (x) Guarantor delivers an assignment and assumption agreement of the Guarantor’s obligations hereunder under which such successor entity or transferee agrees to assume all obligations of Guarantor hereunder or (y) such successor entity or transferee delivers to Beneficiary a new guarantee in substantially the form of this Guarantee, the Guarantor may not assign its rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the Beneficiary, and any such assignment without such consent shall be void and have no effect on the Beneficiary’s rights against the Guarantor hereunder. Upon any such assignment that complies with this Section 7.4, the Guarantor shall be released from its obligations under this Guarantee. Beneficiary may assign its rights under this Guarantee in connection with any permitted assignment of its rights under the Guaranteed Agreement under the same terms and conditions as set forth in the Guaranteed Agreement.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 91

Section 7.5    Governing Law; Jurisdiction. This Guarantee shall be in all respects governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance (without giving effect to the conflicts of law provisions, other than New York General Obligations Law Section 5-1401). The Guarantor hereby submits to the nonexclusive jurisdiction of the United State District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Guarantee or the transactions contemplated hereby. The Guarantor irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum.
Section 7.6    Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, THE GUARANTOR HEREBY IRREVOCABLY WAIVES THE RIGHT TO DEMAND A TRIAL BY JURY, IN ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS GUARANTEE, OR THE SUBJECT MATTER HEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT BY THE BENEFICIARY OR ITS SUCCESSORS OR ASSIGNS.

Section 7.7    Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.8    Headings. The headings of the sections of this Guarantee are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.9    Effectiveness of Guarantee. This Guarantee shall be effective as of the date first written above.
Section 7.10    Successors and Assigns. This Guarantee shall be binding upon the Guarantor and its successors and permitted assigns and shall inure to the benefit of, and shall be enforceable by, the Beneficiary and its successors and permitted assigns.

Section 7.11    Entire Agreement. This Guarantee constitutes the entire agreement among the Guarantor and the Beneficiary with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Guarantor and Beneficiary with respect to the subject matter hereof.

[Signature Pages Follow]

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 92

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized.

SUNRUN INC.,
as Guarantor

By: __________________________
Name:    Bob Komin
Title:    Chief Financial Officer

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 93

Exhibit G-2
Tab D

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 94

REC PURCHASE AND SALE AGREEMENT
This REC PURCHASE AND SALE AGREEMENT (this “Agreement”) is made this 8th day of May, 2017 (the “Effective Date”) and entered into by and between [***] (“Buyer” or “[***]”), and Sunrun Neptune Portfolio 2016-A, LLC, a Delaware limited liability company, having its principal place of business at 595 Market St., 29th Floor, San Francisco, CA 94105(“Seller”). In this Agreement, Buyer and Seller are sometimes referred to individually as a “Party” and collectively as the “Parties.”
ARTICLE I: TRANSACTION SUMMARY
1.1.    Seller:    Sunrun Neptune Portfolio 2016-A, LLC
1.2.    Buyer:    [***]
1.3.    Transaction Summary Table

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 95

Tranche	Contract Quantity	Product	Unit Price	Compliance Year	Delivery Date(s)	Payment Date
1	[***]	MA SREC II REC	[***]	[***]	Within 10 Business Days after each REC Minting Date	Six Business Days after Delivery subject to Section 3.2(a)
2	[***]	MA SREC II REC	[***]	[***]	Within 10 Business Days after each REC Minting Date	Six Business Days after Delivery subject to Section 3.2(a)
3	[***]	MA SREC II REC	[***]	[***]	Within 10 Business days after each REC minting date	Six Business Days after Delivery subject to Section 3.2(a)
4	[***]	MA SREC II REC	[***]	[***]	Within 10 Business Days after each REC Minting Date	Six Business Days after Delivery subject to Section 3.2(a)
5	[***]	MA SREC II REC	[***]	[***]	Within 10 Business Days after each REC Minting Date	Six Business Days after Delivery subject to Section 3.2(a)
6	[***]	MA SREC II REC	[***]	[***]	Within 10 Business Days after each REC Minting Date	Six Business Days after Delivery subject to Section 3.2(a)

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 96

Tranche	Contract Quantity	Product	Unit Price	Compliance Year	Delivery Date(s)	Payment Date
7	[***]	MA SREC II REC	[***]	[***]	Within 10 Business Days after each REC Minting Date	Six Business Days after Delivery subject to Section 3.2(a)
8	[***]	MA SREC II REC	[***]	[***]	Within 10 Business Days after each REC Minting Date	Six Business Days after Delivery subject to Section 3.2(a)
9	[***]	MA SREC II REC	[***]	[***]	Within 10 Business Days after each REC Minting Date	Six Business Days after Delivery subject to Section 3.2(a)
ARTICLE II: DEFINITIONS
Capitalized terms in this Agreement shall have the meaning ascribed to them as set forth below:

(a)    “ACP” or “Alternative Compliance Payment” means the alternative compliance payment or similar mechanism, as then in effect, as defined under the Applicable Standard with respect to the Compliance Year for the attribute as identified in the Transaction Summary Table.

(b)    “Affiliate” means an entity which either directly or indirectly controls, is controlled by, or is under common control with another entity. For the purposes of this definition, “control” means the possession, directly or indirectly, of outstanding power to direct or cause the direction of the management or policies of an entity or enterprise through ownership of at least fifty-one (51) percent of outstanding voting securities and/or the ability to cast at least fifty- one (51) percent of the votes generally entitled to be cast in the election of directors (or persons performing comparable functions) of such entity or enterprise.

(c)    “Applicable Law” means all federal, state, regional and municipal laws, including without limitation all statutes, regulations and bylaws, and all rules, policies, guidelines, directives, orders, or other similar items having the force of law in respect of the Parties and the Transaction contemplated hereunder.
(d)    “Applicable Standard” means the renewable portfolio standards of the Commonwealth of Massachusetts set forth in Section 11F of Chapter 25A of the General Laws of Massachusetts and the associated rules and regulations promulgated by the Massachusetts Department of Energy Resources, including those regulations set forth in Sections 14.00 through 14.13 of Title 225 of the Code of Massachusetts Regulations, as may be amended from time to time.
(e)    “Applicable Tracking System” means the NEPOOL Generation Information System (“NEPOOL GIS”), or a successor system for trading the Contract Instruments.
(f)    “Bankrupt” means, with respect to a Party, that such Party: (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger or the admission or withdrawal of a partner); (ii) becomes insolvent or is unable to pay its debts or fails (or admits in writing its inability) generally to pay its debts as

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 97

they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditor’s rights, or a petition is presented for its winding-up, reorganization or liquidation, and any such proceeding or petition is not dismissed within sixty (60) days of its filing; (v) commences a voluntary proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights; (vi) seeks or consents to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets; (vii) has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets; provided, however, that notwithstanding anything to the contrary contained herein, in no event shall a Party be deemed “Bankrupt” solely as a result of the exercise by a collateral assignee of this Agreement of its rights to foreclose on all or substantially all of the assets of such Party; (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vi) inclusive; or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

(g)    “Business Day” means a day on which both Federal Reserve member and Canadian chartered banks are open for general commercial business and which is not a Saturday or Sunday, except for the Friday following the U.S. Thanksgiving holiday. A Business Day shall begin at 8:00 a.m. and end at 5:00p.m. at a Party’s principal place of business.

(h)    “Buyer Deficiency Instruments” means the number of Contract Instruments that Buyer failed to accept or pay for, if any.

(i)    “Claiming Party” has the meaning set forth in Section 10.1 of this Agreement.
(j)    “Collateral Assignment” has the meaning set forth in Section 12.1 of this Agreement.

(k)    “Compliance Year” means the calendar year in which the electrical production associated with RECs is generated (for example Compliance Year 2017 is associated with generation from January 1 — December 31, 2017).

(l)    “Commodity Trading Advisor” has the meaning set forth in Section la (12) of the Commodity Exchange Act, 7 U.S.C.A. la (12).

(m)    “Confidential Information” means the provisions of this Agreement and all oral and written information exchanged between the Parties with respect to this Agreement; provided, however, the following do not constitute Confidential Information for purposes of this Agreement: (a) information that is or becomes generally available to the public other than as a result of a disclosure by the receiving Party in violation of this Agreement; (b) information that was already known by the receiving Party on a non-confidential basis prior to this Agreement; (c) information that becomes available to the receiving Party on a non-confidential basis from a third party if, to the receiving Party’s knowledge, such third party is not subject to any prohibition against disclosing the information to the receiving Party; (d) information which is independently developed or derived by the receiving Party without use of Confidential Information.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 98

(n)    “Contract Instruments” shall mean RECS of the Product type and Compliance Year specified the Transaction Summary Table in Section 1.3 of this Agreement.

(o)    “Costs” means, with respect to the Non-Defaulting Party, brokerage fees, commissions and other similar third party transaction costs and expenses reasonably incurred by such Party either in terminating its obligations or entering into new arrangements which replace an obligation to the Non-Defaulting Party by the Defaulting Party, and all reasonable attorneys’ fees and expenses incurred by the Non-Defaulting Party in connection with such replacement and/or enforcement of its rights under this Agreement.

(p)    “Credit Support Provider” means, with respect to the Buyer, [***]; with respect to the Seller, Sunrun Inc.

(q)    “Default” has the meaning set forth in Section 5.1 of this Agreement.

(r)    “Defaulting Party” has the meaning set forth in Section 5.1 of this Agreement.
(s)    “Default Replacement Price” means, with respect to any Tranche and any date of determination, the price at which Buyer acting in a commercially reasonable manner, is able to purchase RECs having the same Vintage Period, Product type and otherwise substantially similar to the Seller Deficiency Instruments of such Tranche, with delivery and transfer terms that are similar to those contained herein, or, absent such purchase, the Market Price.

(t)    “Default Sales Price” means with respect to any Tranche and any date of determination the price determined as of the date of Default at which Seller, acting in a commercially reasonable manner, resells, or otherwise would be able to resell the Buyer Deficiency Instruments, with delivery and transfer terms that are similar to those contained herein, or, absent such sale, the Market Price, with delivery terms that are similar to those contained herein.

(u)    “Delivery” or “Deliver” means Seller’s electronic transfer to Buyer’s account within the Applicable Tracking System in accordance with Section 3.2.

(v)    “Delivery Date” for each Tranche has the meaning given to such term in the Transaction Summary Table in Section 1.3.

(w)    “Disallowed RECs” shall have the meaning set forth in Article IX.

(x)    “Disclosing Party” has the meaning given in Section 8.2.

(y)    “EA Reporting Rights” means the right of the reporting Person to report that it owns the Environmental Attributes to any: (i) Government Authority or other party under any Environmental Attribute trading or reporting program, public or private, which Government Authority or other party that has jurisdiction over or otherwise oversees or reviews the activities of such Person; and (ii) customers or potential customers for the purposes of marketing and advertising, subject in the case of this clause (ii) to the confidentiality obligations set forth in Section 8.1.

(z)    “Electronic Communication” has the meaning given in Section. 12.8.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 99

(aa)    “Eligible Renewable Resource” means a source of renewable energy that meets all requirements of the Applicable Standard, including but not limited to certification of the generating facility if such certification is required by the Applicable Standard.

(bb)    “Environmental Attributes” means any and all credits, benefits, emissions reductions, offsets, and allowances, howsoever entitled, attributable to the generation from an Eligible Renewable Resource, and its displacement of conventional energy generation. Environmental Attributes include but are not limited to: (1) the Eligible Renewable Resource’s use of a particular renewable energy source; (2) any avoided emissions of pollutants to the air, soil or water such as but not limited to sulfur oxides (S0x), nitrogen oxides (NOx), carbon monoxide (CO) and other pollutants; (3) any avoided emissions of carbon dioxide (CO2), methane (CH4), nitrous oxide, hydrofluorocarbons, perfluorocarbons, sulfur hexafluoride and other greenhouse gases (GHGs) that have been determined by the United Nations Intergovernmental Panel on Climate Change, or otherwise by law, to contribute to the actual or potential threat of altering the Earth’s climate by trapping heat in the atmosphere; (4) the reporting rights to these avoided emissions, such as EA Reporting Rights; (5) avoided water use (but not water rights or other rights or credits obtained pursuant to requirements of applicable law in order to site and develop the Eligible Renewable Resource itself). Environmental Attributes do not include: (i) any energy, capacity, reliability or other power attributes from the Eligible Renewable Resource; (ii) state or federal production tax credits or investment tax credits associated with the ownership of the Eligible Renewable Resource; (iii) other financial incentives in the form of credits, reductions, or allowances associated with the Eligible Renewable Resource that are applicable to a state or federal income taxation obligation; (iv) fuel-related subsidies or grants that may be paid to Seller; or (v) emission reduction credits encumbered or used by the Eligible Renewable Resource for its own compliance with local, state, or federal operating and/or air quality permits.

(cc)    “Force Majeure” means an event or circumstance which materially and adversely affects the ability of a Party to perform its obligations under this Agreement, or adversely affects Seller’s ability to transfer the Contract Instruments to Buyer’s account in the Applicable Tracking System or Buyer’s ability to accept such transfer, and which is not within the reasonable control of, or the result of the negligence of, the Party claiming Force Majeure, and which such Party is unable to overcome or avoid or cause to be avoided by the exercise of reasonable care. For the avoidance of doubt, Force Majeure does not include: (i) Seller’s ability to sell the Contract Instruments to another buyer at a price greater than the Unit Price; (ii) Buyer’s inability to use or resell the Contract Instruments; (iii) Buyer’s ability to purchase RECs at a price less than the Unit Price; (iv) changes in the market price of RECs; (v) economic hardship suffered by a Party; (vii) a change or suspension of the REC Trading Program and/or operation of the Applicable Tracking System.

(dd)    “Government Authority” means any international, national, federal, regional, state, provincial, local, or municipal government or governmental, administrative, fiscal, judicial, or government-owned body, department, commission, authority, tribunal, agency or entity having jurisdiction over a Party or the subject matter of this Agreement
(ee)    “Guarantee” means a guarantee provided by the Credit Support Provider of a Party, to support such Party’s obligations under this Agreement and for the benefit of the other Party, and substantially in the form of Attachment A (Buyer Guarantee Form) and/or Attachment B (Seller Guarantee Form) to this Agreement, as the context requires.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 100

(ff)    “Guarantor Liability Cap” has the meanings given in Sec. 11.2, Attachment A and/or Attachment B, as the context requires.

(gg)    “Imaged Agreement” has the meaning set forth in Section 12.11 of this Agreement.

(hh)    “Interest Rate” means the lower of (i) two percent (2%) over the then- current U.S. prime rate, as listed in the Money Rates section of The Wall Street Journal on the first day of the month in which such interest was calculated, or (ii) the maximum lawful rate.

(ii)    “Investment Grade Rating” means a credit rating of either BBB- or higher from Standard & Poor’s Rating Group (or its successor), Baa3 or higher from Moody’s Investor Service, Inc. (or its successor), or BBB- or higher from Fitch Ratings, Inc. (or its successor).

(jj)    “Irrevocable Forward Transfer Certificate” means a binding and non- rescindable document clearly designating Buyer’s right to receive the portion of the Quantity remaining to be delivered as of such date, each of which shall be in a form, substance, for a term and amount acceptable to the Buyer acting in a commercially reasonable manner.

(kk)    “ Letter of Credit” means one or more irrevocable, transferable standby letters of credit issued by a U.S. commercial bank or a U.S. branch of a foreign bank with such bank having a credit rating of at least A- from Standard & Poor’s Rating Group (or its successor) or A3 from Moody’s Investor Services, Inc. (or its successor), in a form acceptable to the non-providing party and with the costs of such Letter of Credit to be borne by the providing party.

(ll)    “MA SREC II” means a REC created through generation from a generation unit that meets all of the eligibility criteria for Solar Carve-Out II Renewable Generation Units as set forth in Section 14.05 of the Massachusetts Renewable Energy Portfolio Standard (225 MA CMR 14.05).

(mm)    “Market Price” means the market price determined based on the average of prices quoted by four (4) independent third party leading market brokers/dealers in North America after excluding the highest and lowest quotes, with Buyer and Seller each selecting in good faith two (2) independent market brokers/dealers to provide quotes; provided, that if the Defaulting Party has not selected and informed the non-Defaulting Party of its chosen two (2) independent market brokers/dealers within four (4) Business Days of a written request therefor by the non-Defaulting Party (following an event of Default), then the non- Defaulting Party shall proceed to select such independent market brokers/dealers not selected by the Defaulting Party on behalf of the Defaulting Party, and the non-Defaulting Party shall proceed in a commercially reasonable manner to obtain one quote from each of the independent market brokers/dealers selected and shall promptly notify the Defaulting Party in writing of each quote obtained; if less than four (4) quotes are received, then the Parties shall proceed as follows: (x) if only three (3) quotes are obtained, the highest and lowest quotes shall be excluded and the remaining quote shall be the Market Price; (y) if only two (2) quotes are obtained, the arithmetic mean of the quotes shall be the Market Price; (z) if only one quote is obtained, that quote shall be the Market Price.

(nn)    “Minted” means with respect to a REC, the date on which the REC is first deposited into a NEPOOL GIS account. “Mint”, “Minting” and similar derived terms shall have correlative meanings.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 101

(oo)    “Minting Date” means with respect to any Tranche: July 15 and October 15 of the Compliance Year for the Tranche; January 15 and April 15 of the subsequent calendar year; or such other dates on which RECs Delivered under this Agreement are Minted.

(pp)    “NEPOOL” means the New England Power Pool or its successor.

(qq)    “Non-Defaulting Party” has the meaning set forth in Section 6.1 of this Agreement.

(rr)    “Payment Date” has the meaning given in the Transaction Summary Table in Section 1.3.

(ss)    “Person” means any natural person, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, Government Authority or any other entity whether acting in an individual, fiduciary or other capacity.

(tt)    “Performance Assurance” means (i) with respect to the Seller as the providing party, [***] and (ii) with respect to the Buyer as the providing party, a Letter of Credit or such other credit assurance acceptable to Seller in its sole discretion, acting in a commercially reasonable manner.
(uu)    “Product” shall mean a MA SREC II.

(vv)    “Quantity” is the number of Contract Instruments to be purchased and sold for each Tranche as set forth in the Transaction Summary Table in Section 1.3.

(ww)    “Renewable Energy Certificate” or “REC” means a certificate, credit, allowance, green tag, or other transferable indicia, however entitled, representing some or all of the Environmental Attributes associated with the generation of electricity from one or more Eligible Renewable Resources during the Vintage Period in compliance with all of the requirements of the Applicable Standard, it being the intent of the Parties that the Buyer will acquire all of the RECs associated with the Contract Instruments.

(xx)    “Quantity” is the number of Contract Instruments to be purchased and sold for each Tranche as set forth in the Transaction Summary Table in Section 1.3.

(yy)    “Seller Deficiency Instruments” means, the positive difference, if any, between the Quantity of Contract Instruments to be Delivered for a given Tranche and the Quantity of Contract Instruments actually Delivered.

(zz)    “Taxes” means all present and future taxes of any nature whatsoever, including excise taxes, goods and services taxes, duties and withholdings, and any interest, additions to tax and penalties imposed with respect thereto assessed or imposed by the United States of America, any federal, state, territorial, municipal or foreign Government Authority.
(aaa)    “Term” has the meaning set forth in Section 12.13 of this Agreement.
(bbb)    “Termination Payment” means the payment owed by the Defaulting Party to the Non-Defaulting Party determined pursuant to Section 6.2.

(ccc)    “Tranche” means the specific subset of obligations, including type of Contract Instrument, Delivery Date, Payment Date, Quantity, Vintage Period, and Unit Price, applicable to the sale and purchase obligations of the Parties hereto, as identified in the Transaction Summary Table in Section 1.3.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 102

(ddd)    “Unit Price” means the amount in U.S. Dollars payable by Buyer for each Contract Instrument in a given Tranche purchased by Buyer as set forth in the Transaction Summary Table in Section 1.3 of this Agreement.

(eee)    “Vintage Period” means the calendar year, quarter, or other specified period of time in which the electricity associated with the RECs was generated.
ARTICLE III: PURCHASE AND SALE OF CREDITS
3.1    Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller agrees to sell and Deliver to Buyer, and Buyer agrees to purchase and accept from Seller, the Quantity of the RECs set forth in the Transaction Summary Table in Section 1.3, at the Unit Price.

3.2    Title Transfer/Delivery.
(a)    Seller shall initiate transfer of the Contract Instruments to Buyer’s account in the Applicable Tracking System on or (at Seller’s discretion) before the Delivery Date; provided, if Seller initiates transfer before the Delivery Date, the Payment Date shall be extended by two Business Days.

(b)    Title transfer and Delivery shall take place through the following Applicable Tracking System accounts, as updated from time to time through written Notice provided not later than fifteen (15) days prior to a given Delivery Date:

The receiving account	[***]
Legal Name:
Operating Name (if
different from the Legal
Name):
Account Number	14477

The foregoing transfer and acceptance process herein called “Delivery,” and variations of such term shall have their corresponding meanings.

(c)    Alternate Delivery. If the Applicable Tracking System is not operational on a Delivery Date because of technical problems, or other circumstances beyond the reasonable control of the Parties, such that Delivery cannot be affected through Applicable Tracking System, the Delivery obligation (and any concomitant payment obligation) shall be suspended until such time as the technical problems are repaired or mutually acceptable alternate delivery can be arranged; provided, however, if Delivery cannot be effectuated within sixty days of the Delivery Date, Buyer shall have the option, but not the obligation, to terminate the Agreement.

3.3    Payment. Buyer shall pay Seller by the Payment Date the Unit Price multiplied by the Quantity of Contract Instruments Delivered.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 103

3.4    Wire Transfer. All funds paid by Buyer to Seller shall be rendered in the form of immediately available United States dollars. Payment shall be made by wire transfer or in such other form as reasonably requested by Seller to the following account:
Wire Bank: US Bank
For the account of: Sunrun Neptune Portfolio 2016-A, LLC
Wire ABA Routing #: [***]
Account #: [***]

3.5    Disputes. If either Party in good faith disputes the correctness of any invoice, computation, or amount to be paid pursuant to this Agreement, such Party shall provide the other Party with written notice of such dispute, and pay any undisputed portion no later than the due date. The Parties shall work together to resolve the dispute as soon as practicable. Upon resolution of such dispute, any underpayment or overpayment shall be remitted to the Party to whom it is owed within three (3) Business Days from the date such dispute is resolved together with interest at the Interest Rate.

3.6    Interest. All overdue payments shall bear interest at the Interest Rate from (and including) the due date to (but excluding) the date paid.

3.7    Taxes and Fees.

(a)    Each Party shall pay any Taxes or other fees associated with its respective purchase or sale of the Contract Instruments.

(b)    Each Party shall be responsible for its own fees payable to the Applicable Tracking System in respect of the registration and transfer of Contract Instruments pursuant to this Agreement.

3.8    Copies. Upon the request of a Party, the other Party shall promptly furnish to the requesting Party or its designated representative copies of any documentation that such Party submits to the Applicable Tracking System to effectuate any Delivery under this Agreement.

3.9    RPS Compliance: To the extent that the RECs Delivered hereunder are used to satisfy any requirements imposed by various government authorities or other entities promulgating standards related to Environmental Attributes and/or EA Reporting Rights, including, without limitation, pursuant to the Applicable Standard, Seller: (i) consents to the disclosure of this Agreement (and any of the terms herein) and any documents provided hereunder to the extent reasonably necessary for Buyer, or Buyer’s customer, to effectuate Delivery hereunder or otherwise comply with applicable standards relating to Environmental Attributes and/or EA Reporting Rights, and (ii) agrees to use commercially reasonable efforts to promptly provide to Buyer any documentation related to such RECs reasonably requested by Buyer in connection with any reports that Buyer, or Buyer’s customer required to make in satisfaction of its requirements relating to Environmental Attributes and/or EA Reporting Rights. Such documentation may include certain affidavits or certifications required by the relevant Government Authority or other entity promulgating standards relating to Environmental Attributes and/or EA Reporting Rights.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 104

ARTICLE IV: REPRESENTATIONS AND WARRANTIES
4.1    Mutual Representations and Warranties. Each Party represents and warrants to the other Party as of the Effective Date and as of the date of each Delivery of Contract Instruments as follows:

(a)    It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

(b)    It has, and at all times during the Term of this Agreement, will have, all necessary power and authority to execute, deliver, and perform its obligations hereunder.

(c)    The execution, delivery, and performance of this Agreement by such Party has been duly authorized by all necessary action and do not violate any of the terms or conditions of its governing documents, any contract to which it is a party, or any Applicable Law.

(d)    There is no pending or, to such Party’s knowledge, threatened litigation or administrative proceeding that may materially adversely affect its ability to perform this Agreement.

(e)    Such Party or an Affiliate will be a registered account holder for RECs in the Applicable Tracking System with full rights to transfer the Contract Instruments among accounts and will maintain such status for the Term of this Agreement.

(f)    This Agreement constitutes a legal, valid and binding obligation of such Party, except as the enforceability of this Agreement may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

(g)    Such Party is acting for its own account, has made its own independent decision to enter into this Agreement and as to whether this Agreement is appropriate or proper for it based upon its own judgment, is not relying upon the advice or recommendations of the other Party in so doing, and is capable of assessing the merits of and understanding, and understands and accepts, the terms, conditions and risks of this Agreement.

(h)    Such Party is an “eligible commercial entity” and an “eligible contract participant” within the meaning of United States Commodity Exchange Act §§1a(17) and la(18), respectively.

(i)    Such Party is entering into this Agreement intending it to be physically settled with Delivery and not to be financially settled or to otherwise constitute a “swap” within the meaning of Commodity Exchange Act §1a(47).

4.2    Seller Representations and Warranties.

With respect to the Product Delivered pursuant to this Agreement, Seller represents, and warrants to Buyer on each Delivery Date that:

(a)    each Renewable Energy Certificate is an MA SREC II and represents the Environmental Attributes and EA Reporting Rights associated with the generation of electricity from one or more

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 105

Eligible Renewable Resources during the Vintage Period. Seller has the contractual rights to sell all right, title, and interest in the Renewable Energy Certificates Delivered under this Agreement;

(b)    Seller has not sold the Renewable Energy Certificates or any of the Environmental Attributes associated with the Contract Instruments to any other Person, and, at the time of Delivery, all rights, title, and interest in the Renewable Energy Certificates will be transferred to Buyer free and clear of all liens, taxes, claims, security interests, or other encumbrances of any kind whatsoever;

(c)    upon Delivery of the Product to Buyer, Buyer will (y) have the exclusive rights to make all claims as to the Environmental Attributes associated with the Contract Instruments of electricity generated by the Eligible Renewable Resource during the Vintage Period, and (z) have the right to report or register the exclusive ownership of the Environmental Attributes with any Government Authority or other party; and

(d)    the Product complies with the Applicable Standard and is eligible to be deposited into the Solar Credit Clearinghouse Auction Account (as defined in the Applicable Standard) for the applicable Compliance Year.

4.3    Acknowledgements with Respect to Representations and Warranties. The Parties further acknowledge and agree that, except for the express representations and warranties of each of the Parties set out above, neither Party is making any other representations or warranties of any kind in respect of the matters governed by this Agreement. Without limiting the generality of the foregoing, Buyer acknowledges and agrees that, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER EXPRESSLY NEGATES ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED IN RESPECT OF THE CONTRACT INSTRUMENTS, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO CONFORMITY TO MODELS OR SAMPLES, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE.
ARTICLE V: DEFAULT
5.1    Default. A “Default” means, with respect to a Party (a “Defaulting Party”), the occurrence of any of the following for reasons other than Force Majeure:

(a)    if that Party fails to Deliver the Quantity of RECs required to be delivered by it pursuant to this Agreement by the applicable Delivery Date for a given Tranche, if such failure is not remedied within three (3) Business Days after written notice of such failure from the other Party;

(b)    if that Party fails to make, when due, any payment required pursuant to this Agreement (except to the extent any such payment is the subject of a good faith dispute as provided in Section 3.5 hereof) if such failure is not remedied within three (3) Business Days after written notice of such failure from the other Party;
(c)    if any representation or warranty made by that Party in Article IV proves to have been misleading or false in any material respect when made or deemed made or repeated and such Party does not cure (if curable) such representation or warranty within three (3) Business Days of written notice of such occurrence from the other Party;

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 106

(d)    if that Party shall be in breach of any covenant or obligation applicable to such Party under this Agreement and such breach shall not be cured within thirty (30) calendar days after written notice of such occurrence from the other Party;
(e)    an Event of Default is deemed to have occurred pursuant to Article XI; or
(f)    if that Party becomes Bankrupt.

ARTICLE VI: REMEDIES UPON DEFAULT
6.1    Remedies. If at any time during the Term of this Agreement an Event of Default, as set forth in Article V, with respect to a Defaulting Party shall have occurred and be continuing, the other Party (the “Non-Defaulting Party”) shall have the right, in its sole discretion, to take any one or more of the following actions in response to such Event of Default: (i) by notice to the Defaulting Party, terminate this Agreement; (ii) withhold any payments due to the Defaulting Party under this Agreement; (iii) liquidate any collateral delivered by or on behalf of the Defaulting Party; (iv) otherwise suspend its performance hereunder; provided, however, if such suspension extends for 60 Business Days, the Non-Defaulting Party shall be deemed to have terminated the Agreement on the sixty-first Business Day; and/or (v) exercise such other remedies as may be available at law or in equity or as otherwise provided in this Agreement, including an action for damages (except as limited below).

6.1    Termination Payment. If this Agreement is terminated pursuant to Section 6.1 above, then the “Termination Payment” shall be determined as follows:

(a)    if Seller is the Defaulting Party, then Seller’s total liability to Buyer shall equal the sum of an amount determined for each Tranche as the product of (x) the positive difference, if any, obtained by subtracting the Unit Price for such Tranche of Contract Instruments from the Default Replacement Price for such Tranche; and (y) the quantity of Seller Deficiency Instruments for such Tranche. It is expressly agreed that Buyer shall not be required to enter into a replacement transaction in order to determine the Default Replacement Price. Any amount payable from Seller to Buyer shall be calculated in a commercially reasonable manner, invoiced by Buyer to Seller, and Seller shall make such payment to Buyer within fifteen (15) calendar days following receipt of invoice by the Seller. Notwithstanding any default by Seller, Buyer shall remain obligated to pay for Contract Instruments received, and such amounts may be netted with any Termination Payment.

(b)    If Buyer is the Defaulting Party, then Buyer’s total liability to Seller shall be the sum of the following:

1)    For any Contract Instruments Delivered by Seller and accepted by Buyer but not paid for as of the termination date, the Unit Price for such Contract Instruments Delivered and accepted, multiplied by the Quantity of Contract Instruments Delivered and accepted but not paid for; and

2)    For any Contract Instruments not Delivered by Seller and accepted by Buyer as of the termination date but that would have been Delivered by Seller and required to be accepted and purchased by Buyer if the Agreement had not been terminated, the sum of an amount determined for each Tranche as the product of (x) the positive difference, if any, obtained by subtracting the Default Sales Price from the Unit Price for such Tranche and (y) the quantity of Buyer Deficiency Instruments for such Tranche. It is expressly agreed that Seller shall not be required to enter into

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 107

a replacement transaction in order to determine the Default Sales Price and shall be relieved of any further obligation to Deliver the Contract Instruments. Any amount payable from Buyer to Seller shall be calculated in a commercially reasonable manner, invoiced by Seller to Buyer, and Buyer shall make such payment to Seller not later than fifteen (15) calendar days following receipt of invoice by the Buyer.

(c)    In addition to any amounts due under Section 6.2(1) or 6.2(2) above, the Defaulting Party shall reimburse the Non-Defaulting Party for all costs incurred by the Non-Defaulting Party in enforcing its rights under this Agreement, including reasonable attorneys’ fees and expenses, and for the reasonable third-party broker fees or other transaction costs incurred in connection with the replacement or resale of the Contract Instruments, as applicable.

6.3    Interest. All overdue payments shall bear interest from (and including) the due date to (but excluding) the date of payment at the Interest Rate. Interest on amounts due hereunder shall accrue and compound daily based on a 360-day year.

6.4    Limitation of Liability. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, INCLUDING THE TERMINATION PAYMENT REMEDIES IN SECTION 6.2, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OR DEFAULT BY A PARTY HEREUNDER. SUBJECT TO THE FOREGOING SOLE AND EXCLUSIVE REMEDIES, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, INDIRECT DAMAGES, LOST PROFITS, OR BUSINESS INTERRUPTION DAMAGES, WHETHER BY STATUTE, IN TORT, CONTRACT, UNDER ANY INDEMNITY PROVISION, OR OTHERWISE.

6.5    Survival. This Article VI shall survive the expiration or termination of this Agreement.

ARTICLE VII: NOTICES

7.1    All notices and other formal communications which either Party may give to the other under or in connection with this Agreement shall be in writing and shall be sent by any of the following methods: facsimile, hand delivery, reputable overnight courier, or certified mail, return receipt requested. Notice via email shall be sufficient where specifically set forth in this Agreement. The communications shall be sent to the addresses listed in this section and shall be effective when received if received during business hours on a Business Day, and shall be effective on the next Business Day if received at any other time.

If to [***]    [***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 108

[***]:    [***]

If to Seller    Sunrun Neptune Portfolio 2016-A, LLC
595 Market Street
San Francisco, CA 94105 [__________]

Invoices:    Email: [__________]

ARTICLE VIII: CONFIDENTIALITY

8.1    Confidentiality. Except as provided in this Agreement, neither Party shall publish, disclose, or otherwise divulge the other Party’s Confidential Information to any Person at any time during or after the Term of this Agreement, without the other Party’s prior written consent. Each Party shall permit knowledge of and access to the other Party’s Confidential Information only to those of its and its Affiliates’ employees, attorneys, accountants, representatives, financial advisors, financiers, potential financiers and agents who have a need to know such Confidential Information in order to perform such Party’s obligations under this Agreement and agree to maintain the confidentiality of such Confidential Information.

8.2    Required Disclosure. Notwithstanding Section 8.1, if either Party (the “Disclosing Party”) is requested or required under Applicable Law to disclose any Confidential Information of the other Party, the Disclosing Party shall provide the other Party with prompt written notice of any such request or requirement so that the other Party may, at its sole expense, seek an appropriate protective order or waive compliance with the provisions of this Article VIII. Failing the entry of a protective order or upon receipt of a waiver hereunder, the Disclosing Party may disclose that portion of the Confidential Information requested or required to be disclosed. The Disclosing Party shall take reasonable steps to cause the court or governmental agency or authority to treat such information in a confidential manner and to prevent such information from being disclosed or otherwise becoming part of the public domain.

8.3    Survival. The provisions of Section 8.1 and 8.2 shall survive for a period of one (1) year following the expiration or termination of this Agreement; provided, further, that such provisions shall survive for a period of three (3) years following expiration or termination of this Agreement with respect to any financial statements provided in connection with this Agreement.

ARTICLE IX
RPS COMPLIANCE

9.1    To the extent that the RECs Delivered hereunder are used to satisfy any requirements imposed by various Government Authorities or other entities promulgating standards related to Environmental Attributes and/or EA Reporting Rights, including, without limitation, pursuant to the Applicable Standard, Seller: (i) consents to the disclosure of this Agreement (and any of the terms herein) and any documents provided hereunder to the extent reasonably necessary for Buyer, or Buyer’s customer, to effectuate Delivery hereunder or otherwise comply with applicable standards relating to Environmental Attributes and/or EA

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 109

Reporting Rights; and (ii) agrees to use commercially reasonable efforts to promptly provide to Buyer any documentation related to such RECs reasonably requested by Buyer in connection with any reports that Buyer, or Buyer’s customer, is required to make in satisfaction of its requirements relating to Environmental Attributes and/or EA Reporting Rights. Such documentation may include certain affidavits or certifications required by the relevant Government Authority or other entity promulgating standards relating to Environmental Attributes and/or EA Reporting Rights. If: (i) any or all of the Quantity of the RECs is disallowed (a “Disallowed RECs” as further defined below); and (ii) Buyer is required to submit replacement RECs or pay an Alternative Compliance Payment under the Applicable Standard, if any, for the Disallowed RECs, the Disallowed RECs shall be deemed not to have been Delivered and Seller shall pay to Buyer damages in accordance with Article VI of this Agreement (including return of any payment previously made for such undelivered RECs. For the purposes of this section, a “Disallowed REC” means a REC that is or becomes unusable for compliance purposes due to an imperfection in creation. By way of example (and not limitation) a Delivered REC may become a Disallowed REC if, subsequent to Delivery, the facility associated with creation of such REC was found not to meet all requirements under the Applicable Standard for generating the REC Product at the time the Product was generated; or if metering or similar errors caused an overstatement of RECs created.

ARTICLE X
FORCE MAJEURE/CHANGE IN LAW

10.1    Force Majeure. If an event of Force Majeure prevents either Party from performing its obligations, in whole or in part, under this Agreement and such Party (the “Claiming Party”) gives written notice of the details of such Force Majeure to the other Party as soon as practicable, but not later than ten (10) Business Days after the onset of such Force Majeure, then the Claiming Party shall be excused from the performance of its obligations hereunder arising during the continuation of such Force Majeure and to the extent that performance is prevented by such Force Majeure. The Claiming Party shall use reasonable efforts to remedy the Force Majeure as soon as possible. Any period of Force Majeure that renders the Parties unable to Deliver or accept Contract Instruments by the date that is more than thirty (30) calendar days after the relevant Delivery Date shall entitle the non-Claiming Party, upon Notice to the Claiming Party, to terminate Delivery or acceptance obligations (or both, as the case may be) with respect to the Contract Instruments affected by such Force Majeure. In the event that Delivery or acceptance obligations (or both, as the case may be) described in this Section 10.1 are terminated, and if Seller is the non- Claiming Party, then Seller shall have the right to sell such Contract Instruments to a party other than Buyer. In terminating Delivery the non-Claiming Party does not waive any rights to contest a claim of Force Majeure. The Parties agree that in no circumstances may Seller claim Force
Majeure for failure of one or more facilities to generate sufficient RECs, whether due to mechanical failure, insufficient sunlight, or otherwise.

10.2    Change in Law. If any statutes, rules, regulations, or any governmental action is enacted, amended, granted or revoked, and such action has the effect of changing the Delivery and sale procedures set forth herein, such that: (1) Delivery of the Products becomes impracticable or impossible; (2) such Products are no longer eligible for use for compliance purposes under the Applicable Standard; or (3) the Solar Carve-Out II is eliminated, the Parties shall meet, confer, and seek to amend the Agreement to allow each to retain its respective benefits hereunder. In the event the Parties are unable to reach agreement on

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 110

such an amendment, either Party may terminate the Agreement upon notice to the other Party. For avoidance of doubt, a Change in Law is not a Force Majeure event.
ARTICLE XI
CREDIT

11.1    Financial Information and Credit. The Parties acknowledge and agree that a mutual pre- condition to entering into the Agreement was the completion by each of them, each to its satisfaction and in its sole discretion, of an initial credit review of the other Party and/or the other Party’s Credit Support Provider, if any. Each Party has and will continue to consent to the other Party obtaining and assessing information relating to such Party’s, or such Party’s Credit Support Provider’s, credit standing for the purposes of initial or ongoing credit reviews; provided that, each Party’s obligations under this Section 11.1 shall be deemed satisfied to the extent such Party’s Credit Support Provider’s financial statements are publicly available through regulatory websites such as “SEDAR” or “EDGAR”.

11.2    Provision of Guarantee. Throughout the Term, each Party shall provide and maintain a Guarantee in an amount sufficient to cover the remaining notational value of that Party’s obligations under this Agreement, as indicated in the table below (the “Guarantor Liability Cap”):

Time during the Term	Guarantee Liability Cap:
Prior to Tranche 1 Delivery	[***]
Prior to Tranche 2 Delivery	[***]
Prior to Tranche 3 Delivery	[***]
Prior to Tranche 4 Delivery	[***]

Time during the Term	Guarantee Liability Cap:
Prior to Tranche 5 Delivery	[***]
Prior to Tranche 6 Delivery	[***]
Prior to Tranche 7 Delivery	[***]
Prior to Tranche 8 Delivery	[***]
Prior to Tranche 9 Delivery	[***]

11.3	: [***]

[***]

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 111

11.4	: Material Change in Buyer’s Financial Position

During the Term but no earlier than the date falling six (6) months after the Effective Date, if Buyer (or its Credit Support Provider) does not provide financial information in accordance with Section 11.1, or Buyer or Buyer’s Credit Support Provider does not have an Investment Grade Rating, then, whether or not an Event of Default has occurred or is continuing with respect to the Buyer, Seller may request Performance Assurance from Buyer. If Performance Assurance is not received within five (5) Business Days of being requested, then an Event of Default will be deemed to have occurred with respect to the Buyer and Seller will be entitled to the remedies set forth in Article VI. Despite any other provision of this Agreement, at no time during the Term will Buyer be required to provide, or maintain, Performance Assurance more than the Termination Payment that would be owed by Buyer to Seller if the Agreement were to be terminated pursuant to Section 6.2.

ARTICLE XII: MISCELLANEOUS

12.1    Assignment. Neither Party shall transfer or assign this Agreement, in whole or in part, without the other Party’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed; except that either Party may, without the other Party’s consent: (i) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements (a “Collateral Assignment”), provided that a Party will provide any written consent or estoppels reasonably requested by the other Party with respect to any Collateral Assignment by such other Party; (ii) transfer or assign this Agreement to an Affiliate, or to any Person succeeding to all or substantially all of the assets or business of assignor and whose creditworthiness (or the creditworthiness of such proposed assignee’s guarantee provider, if any) is equal to or higher than that of assignor (or of assignor’s Credit Support Provider, if any) as at the effective date of the proposed assignment; provided, however, that in the case of this clause (ii), any such assignee shall agree in writing to be bound by the terms and conditions of this Agreement; and provided further, that in the case of Seller any assignee under this clause (ii) will also receive assignment of the Product and/or the Buyer’s the right to receive the Product. Any assignment by a Party in violation of this provision is voidable at the other Party’s option. All of the rights, benefits, duties, liabilities, and obligations of the Parties shall inure to the benefit of and be binding upon their respective successors and permitted assigns. By consenting to one assignment a Party will not be deemed to have consented to a subsequent assignment.

12.2    Amendment/Binding Effect. This Agreement may not be amended, changed, modified, or altered unless such amendment, change, modification, or alteration is in writing and signed by both of the Parties to this Agreement (or their successor in interest). This Agreement inures to the benefit of and is binding upon the Parties and their respective successors and permitted assigns.

12.3    Severability. If any article, section, phrase, or portion of this Agreement is, for any reason, held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such article, section, phrase, or portion so adjudged will be deemed separate, severable and independent and the remainder of this Agreement will be and remain in full force and effect and will not be invalidated or rendered illegal or unenforceable or otherwise affected by such adjudication, provided the basic purpose of this Agreement and the benefits to the Parties are not substantially impaired.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 112

12.4    Entire Agreement. This Agreement completely and fully supersedes all other understandings or agreements, both written and oral, including any term sheet or confirmation, between the Parties relating to the subject matter hereof.

12.5    Waiver. No delay or omission by a Party in the exercise of any right under this Agreement shall be taken, construed, or considered as a waiver or relinquishment thereof, and any such right may be exercised from time to time and as often as may be deemed expedient. If any of the terms and conditions herein are breached and thereafter waived by a Party, such waiver is limited to the particular breach so waived and is not deemed to waive any other breach hereunder.

12.6    Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of New York (without regard to principles of conflicts of law (except for Section 5-1401 of the New York General Obligations Law)). EACH PARTY HEREIN WAIVES ITS RESPECTIVE RIGHT TO ANY JURY TRIAL WITH RESPECT TO ANY LITIGATION ARISING UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY TRANSACTION.

12.7    Counterparts. This Agreement may be executed in several counterparts, each of which is an original and all of which constitute one and the same instrument.

12.8    Electronic Recordings. Each Party consents without any further notice to the recording of its representatives’ telephone conversations, voice- or video-over-internet communication, instant messaging, and similar forms of electronic communication made in connection with this Agreement (“Electronic Communication”). Each Party agrees to obtain any necessary consent of, and give any necessary notice of such recordings to, its relevant personnel. Any such recordings of Electronic Communication may be submitted in evidence to any court or in any legal proceeding for the purpose of establishing any matter relating to this Agreement.

12.9    Forward Contract. The Parties intend that the transactions entered into hereunder constitutes a “forward contract” and that the Parties shall constitute “forward contract merchants” within the meaning of the United States Bankruptcy Code 11 U.S.C. §§ 101
(25) and (26), respectively.

12.10    Mutual Negotiation. This Agreement was negotiated and prepared by both Parties with advice of counsel to the extent deemed necessary by each Party. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not apply in the interpretation of this Agreement.

12.11    Imaged Agreement. Any original executed copy of this Agreement or other related document may be photocopied and stored on computer tapes and disks (“Imaged Agreement”). If an Imaged Agreement is introduced as evidence in any judicial, arbitration, mediation or administrative proceedings, it shall be considered as admissible evidence. Neither Party shall object to the admissibility of the Imaged Agreement on the basis that such was not originated or maintained in documentary form under the hearsay rule, the best evidence rule or other rule of evidence.

12.12    Further Assurances. The Parties shall work in good faith at the request of the other Party as may be necessary to ensure that the Contract Instruments are transferred properly from Seller to Buyer in compliance with Applicable Law.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 113

12.13    Term. The term hereof (“Term”) commences on the Effective Date and unless otherwise terminated in accordance with the terms contained herein, shall terminate on the date on which both Parties have completed the performance of their obligations hereunder or otherwise in accordance with the terms hereof. Termination or expiration of the Term of this Agreement shall not relieve a Party of any obligations owed to the other Party, or terminate any rights of a Party hereunder, accruing prior to the time of such termination or expiration.

12.14    Each Party is entering into this transaction for its own account and not on behalf of any other party. Each Party has undertaken this transaction pursuant to its own market analysis and neither party has acted as a Commodity Trading Advisor or advisor in any other capacity to the other Party with respect to this Transaction. This Agreement provides for the purchase and sale of Contract Instruments. This Agreement is not a service agreement and no Party is authorized to act on behalf of the other as agent or otherwise. Seller may fulfill its obligations to Deliver the Contract Instruments using instruments that it holds in its account, by purchasing instruments on the secondary market, or by any other means that it elects in its discretion.

[signature page follows]

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 114

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the later date set forth below.

Sunrun Neptune Portfolio 2016-A, LLC

By:

Name:

Title:

Date

[***]

By:

Name:

Title:

Date

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 115

Attachment A
Buyer Guarantee Form
This Guarantee (the “Guarantee”), dated as of     2017 is made and entered into by [***] (“Guarantor”).

W I T N E S S E T H :

WHEREAS [***], an affiliate of Guarantor (“Company”), and Sunrun Neptune Portfolio 2016-A, LLC, a Delaware limited liability company (“Beneficiary”), have entered into or will enter into that certain REC Purchase and Sale Agreement dated     , as may be modified, amended and supplemented from time to time (“Contract”); and

WHEREAS Guarantor will directly or indirectly benefit from the Contract between Beneficiary and Company.

NOW THEREFORE, in consideration of Beneficiary entering into the Contract, Guarantor hereby covenants and agrees as follows:

1. GUARANTEE
Subject to the provisions of this Guarantee and, in particular, Section 1(b), Guarantor hereby irrevocably and unconditionally guarantees the timely payment when due of the obligations of Company (the “Obligations”) to Beneficiary under the Contract. This Guarantee shall constitute a guarantee of payment and not of collection. The liability of Guarantor under this Guarantee shall be subject to the following:

(a)    Guarantor’s liability hereunder shall be and is specifically limited to payments expressly required to be made under the Contract (even if such payments are deemed to be damages) and, except to the extent specifically provided in the Contract or in this Guarantee, in no event shall Guarantor be subject hereunder to consequential, exemplary, equitable, loss of profits, punitive, tort, or any other damages or costs.

(b)    Guarantor’s aggregate liability hereunder in respect of any and all Payment Demands (as defined below) and expenses (as set forth in Article 9) shall not exceed the amounts indicated below for the specified times during the term of the Contract (the “Guarantor Liability Cap”):

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 116

Time during the Contract term	Guarantor Liability Cap (U.S. Dollars)
Prior to Tranche 1 Delivery	[***]
Prior to Tranche 2 Delivery	[***]
Prior to Tranche 3 Delivery	[***]
Prior to Tranche 4 Delivery	[***]
Prior to Tranche 5 Delivery	[***]
Prior to Tranche 6 Delivery	[***]
Prior to Tranche 7 Delivery	[***]
Prior to Tranche 8 Delivery	[***]
Prior to Tranche 9 Delivery	[***]

For purposes of clarity:

(a)    the applicable Guarantor Liability Cap is based on the date Beneficiary issues a valid Payment Demand, and not the date an Obligation was first incurred or the date payment under the Guarantee is made; and
(b)    The amounts set forth for the Guarantor Liability Cap in the chart above represents a reduction of the cap over time, and not an aggregated amount. By way of example,

(i)    if Beneficiary made a claim for $[***] prior to the Tranche 1 delivery, (I.e., the full cap amount for that timeframe), and such claim was paid by Guarantor, Guarantor would have paid its maximum obligation under the Guarantee, and would not be liable for any further amounts in future periods.
(ii)    if Beneficiary made a claim for $[***] prior to the Tranche 2 Delivery (i.e., a portion of the cap amount for that timeframe), and such claim was paid by Guarantor, Beneficiary would be entitled to make another claim during the period prior to the Tranche 3 Delivery, for the remaining amount (i.e., $[***]); but would not be entitled to make a claim during the period prior to the Tranche 4 Delivery, because Guarantor would already have paid more than the Guarantee Cap for such period.
2. TERM
This Guarantee shall continue in full force and effect until all of Company’s obligations under the Contract have been fulfilled. This Guarantee shall continue to be effective or be reinstated with respect to Obligations entered into prior to the Termination if any payment to the Beneficiary by or on behalf of Company related to an Obligation is returned to Company or is rescinded upon the Insolvency, bankruptcy or reorganization of Company.

3. DEMANDS AND NOTICE
To the extent Company fails or refuses to pay any Obligations when due and Beneficiary has elected to exercise its rights under this Guarantee, Beneficiary shall make a demand upon Guarantor (hereinafter referred to as a “Payment Demand”). A Payment Demand shall be in writing and shall reasonably and briefly specify in what manner and what amount Company has failed to pay and an explanation of why such payment is due, with a specific statement that Beneficiary is calling upon

Guarantor to pay under this Guarantee. A Payment Demand satisfying the foregoing requirements shall be required with respect to Obligations before Guarantor is required to pay such Obligations hereunder

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 117

and shall be deemed sufficient notice to Guarantor that it must pay the Obligations within five (5) Business Days (as defined in the Contract) after its receipt of the Payment Demand. A single written Payment Demand shall be effective as to any specific default during the continuance of such default, until Company or Guarantor has cured such default, and additional written demands concerning such default shall not be required until such default is cured.

4. REPRESENTATIONS AND WARRANTIES
Guarantor represents and warrants that:
(a)    it is a corporation duly formed and registered under the federal laws of Canada and has the necessary power and authority to execute and deliver this Guarantee, and to carry out the terms and provisions of this Guarantee; the execution, delivery and performance of this Guarantee by Guarantor have been duly authorized by all necessary corporation action and approvals;

(b)    the execution, delivery and performance of this Guarantee by Guarantor have been duly authorized by all necessary corporation action and approvals;

(c)    no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over Guarantor is required on the part of Guarantor for the execution and delivery of this Guarantee; and

(d)    this Guarantee has been duly executed and delivered by Guarantor and constitutes a valid and legally binding agreement of Guarantor enforceable in accordance with its terms, except as the enforceability of this Guarantee may be limited by the effect of any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity applicable to Guarantor.

5. DEFENSES
The liability of Guarantor hereunder shall be irrevocable, continuing, absolute and unconditional and shall not be affected by, and Guarantor hereby waives, to the fullest extent permitted by law any defenses arising from or pertaining to: (a) any lack of validity, legality or enforceability of the Contract; (b) any amendment to or change in any of the Obligations or the terms and conditions of the Contract agreed to by Beneficiary and Company; (c) the bankruptcy, winding-up, liquidation, dissolution or insolvency of Company, including any discharge of any of the Obligations resulting therefrom; (d) any lack or limitation of power, incapacity or disability on the part of Company or any of its partners, directors, officers or agents, or any other irregularity, defect or Informality on the part of Company in relation to any Obligation; (e) the existence of any claim, set-off or other rights which Guarantor may have at any time against Beneficiary in connection with any matter unrelated to the Contract; (f) any defense arising by reason of any failure of Beneficiary to make any presentment, demand for performance, notice of non-performance, protest, or any other notice, except as expressly set forth herein; (g) any change In the existence, structure, constitution, name, objects, powers, business, control or ownership of Guarantor, Company or Beneficiary; or (h) to the extent permitted by law, any other circumstance that might constitute a legal or equitable defense available to or discharge of Guarantor, Company or a guarantor, other than defenses expressly reserved hereunder. The Guarantor reserves the right to assert any defenses which the Company may have to payment of any Obligation under the terms of the Contract other than defenses expressly waived in this Guarantee.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 118

6. AMENDMENT OF GUARANTEE
No term or provision of this Guarantee shall be amended, modified, altered, waived or supplemented except in writing signed by Guarantor and Beneficiary.
7. WAIVERS
Guarantor hereby waives (a) notice of acceptance of this Guarantee; (b) presentment and demand concerning the liabilities of Guarantor, except as expressly set forth in Section 3 above; and (c) any right to require that any action or proceeding be brought against Company or any other person to require that Beneficiary seek enforcement of any performance against Company or any other person, prior to any action against Guarantor under the terms hereof. Except as to applicable statutes of limitation, no delay of Beneficiary in the exercise of, or failure to exercise, any rights hereunder shall operate as a waiver of such rights, a waiver of any other rights or a release of Guarantor from any obligations hereunder. Guarantor consents to the renewal, compromise, extension, acceleration or other changes in the time of payment of or other changes in the terms of the Obligations, or any part thereof, or any changes or modifications to the terms of the Contract.

8. SUBROGATION
Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guarantee by any payment made hereunder or otherwise, until all the Obligations guaranteed hereunder have been paid in full or otherwise satisfied. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all the Obligations guaranteed hereunder shall not have been paid in full or otherwise satisfied, such amount shall be held In trust by Guarantor for the benefit of Beneficiary and shall forthwith be paid to Beneficiary, to be credited and applied to the Obligations guaranteed hereunder.

9. EXPENSES
Guarantor shall pay for or reimburse Beneficiary for any and all out-of-pocket expenses (including, without limitation all reasonable fees and disbursements of legal counsel) incurred In connection with the successful enforcement of its rights under this Guarantee.

10. NOTICE
Any Payment Demand, notice, request, Instruction, correspondence or other document to be given hereunder by any party to another (herein collectively called “Notice”) shall be in writing and delivered personally or mailed by registered mail, postage prepaid and return receipt requested, or by telegram or telecopier, as follows:

To Beneficiary:    To Guarantor: [***]
Sunrun Neptune Portfolio 2016-A, LLC
Address: 595 Market Street
San Francisco, CA, 94105    [***]
[***]
[***]
[***]

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 119

[***]
[***]

Attn: Legal Notices    [***]
[***]
Fax: [_______]    [***]
For Contact Purposes Only: [__________][***]

With a copy to: [***]
[***]
[***]
[***]
[***]
[***]
[***]

Notice given by personal delivery shall be deemed to have been received on the date of actual delivery. Notice given by registered mail (as aforesaid) shall be deemed to have been given on the date of mailing and received on the third Business Day following the date of mailing. Transmittal of any Notice given by telecopier shall be confirmed by the sender’s telecopier and shall be deemed to have been given and received on the day It was sent (If received prior to 4:00 p.m. local time on a Business Day) and otherwise such Notice shall be deemed to have been received on the Business Day next following the date of sending. Any party may change its address or telecopier number to which Notice is to be given by giving the other party Notice of such change of address or telecopier number as provided above.

11. MISCELLANEOUS
This Guarantee shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable therein, without regard to principles of conflicts of laws. This Guarantee shall be binding upon Guarantor and Its successors and inure to the benefit of and be enforceable by Beneficiary, and its successors and permitted assigns. Neither party shall assign any of its rights, interest or obligations hereunder to any other person or entity without the prior written consent of the other party (which consent shall not be unreasonably delayed or withheld) and any purported assignment absent such consent is void; provided however, that Beneficiary may, without the consent of Guarantor, (I) collaterally assign its interest in this Guaranty to a person or entity who is contemporaneously taking a security interest in Beneficiary’s rights in the Contract or (ii) assign its entire Interest In this Guarantee to a person or entity who is contemporaneously taking an assignment of Beneficiary’s entire interest In the Contract in accordance with the terms of the Contract. This Guarantee embodies the entire agreement and understanding between Guarantor and Beneficiary and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Guarantee are for purposes of reference only, and shall not affect the meaning hereof.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 120

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 121

IN WITNESS WHEREOF, Guarantor has executed this Guarantee and is effective as of the date first above written.
[***]
By:
Title:

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 122

Attachment B
Seller Guarantee Form
GUARANTEE

This GUARANTEE, dated as of, May 8, 2017 (this “Guarantee”), is issued by Sunrun Inc., a Delaware corporation, as guarantor (the “Guarantor”) in favor of [***], a Delaware Corporation (the “Beneficiary”).

RECITALS

WHEREAS, the Guarantor is the parent company of Sunrun Neptune Portfolio 2016-A, a Delaware limited liability company (the “Company”), and has a substantial interest in the Company and its investments;

WHEREAS, the Company has entered into that certain REC Purchase and Sale Agreement dated as of May 8, 2017 (the “Guaranteed Agreement”) with Beneficiary; and

WHEREAS, the Guarantor anticipates benefiting from the transactions contemplated by the Guaranteed Agreement and is executing and delivering this Guarantee to induce the Beneficiary to enter into the Guaranteed Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

SECTION 1. Definitions.

Unless the context hereof shall otherwise require, capitalized terms used in this Guarantee, including the recitals, and not otherwise defined herein shall have the respective meanings specified in the Guaranteed Agreement.

SECTION 2. Covenants.

Section 2.1 Subject to the terms hereof, the Guarantor hereby unconditionally and irrevocably guarantees to the Beneficiary, as primary obligor and not merely as surety, the punctual and full payment of the Company’s obligations when due and payable by acceleration or otherwise under and in accordance with the Guaranteed Agreement, as such Guaranteed Agreement may be amended or modified by agreement between Company and Beneficiary from time to time (the “Guaranteed Obligations”). This Guarantee is a guarantee of payment, and not merely of collection. Notwithstanding anything to the contrary herein, the liability of the Guarantor under this Guarantee is limited to, and shall in no event or under any circumstances, exceed the amounts indicated in the table below for the specified times during the term of the Guaranteed Agreement (inclusive of all interest, charges, reasonable attorney’s fees and other fees incurred in enforcing this Guarantee whatsoever thereon, collectively the “Guarantor Liability Cap”) and shall decrease upon full Delivery with respect to each:

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 123

Time during Guaranteed Agreement	Guarantor Liability Cap (U.S. Dollars)
Prior to Tranche 1 Delivery	[***]
Prior to Tranche 2 Delivery	[***]
Prior to Tranche 3 Delivery	[***]
Prior to Tranche 4 Delivery	[***]
Prior to Tranche 5 Delivery	[***]
Prior to Tranche 6 Delivery	[***]
Prior to Tranche 7 Delivery	[***]
Prior to Tranche 8 Delivery	[***]
Prior to Tranche 9 Delivery	[***]

For purposes of clarity:

(a)
the applicable Guarantor Liability Cap is based on the date Beneficiary issues a valid demand for payment, and not the date a Guaranteed Obligation was first incurred or the date payment under the Guarantee is made; and

(b)	The amounts set forth for the Guarantor Liability Cap represents a reduction of the cap over time, and not an aggregated amount. By way of example,

(iii)    if Beneficiary made a claim for $[***] prior to the Tranche 1 delivery, (i.e., the full cap amount for that timeframe), and such claim was paid by Guarantor, Guarantor would have paid its maximum obligation under the Guarantee, and would not be liable for any further amounts in future periods.

(iv)    if Beneficiary made a claim for $[***] prior to the Tranche 2 Delivery (i.e., a portion of the cap amount for that timeframe), and such claim was paid by Guarantor, Beneficiary would be entitled to make another claim during the period prior to the Tranche 3 Delivery, for the remaining amount (i.e., $[***]); but would not be entitled to make a claim during the period prior to the Tranche 4 Delivery, because Guarantor would already have paid more than the Guarantor liability cap for such period.

Section 2.2 In the case of any failure by the Company to pay the Guaranteed Obligations in accordance with the terms of the Guaranteed Agreement, the Guarantor hereby agrees that, upon receipt of written notice

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 124

from the Beneficiary of such failure, the Guarantor will promptly make payment of or perform such Guaranteed Obligations as applicable.

Section 2.3    The obligations of the Guarantor contained herein (a) are not conditioned upon the institution of suit or the taking of any other action or any attempt to enforce the Guaranteed Obligations or the Guaranteed Agreement against the Company or any other right or remedy against any other Person and (b) shall be unconditional irrespective of: (i) any amendment or supplement to or modification of the Guaranteed Agreement, any extension or renewal of the Company’s obligations under the Guaranteed Agreement, or any assignment or transfer of the Company’s or the Beneficiary’s interest in the Guaranteed Agreement; (ii) any bankruptcy, insolvency, readjustment, composition, liquidation, dissolution or similar proceeding with respect to the Company or any other Person; (iii) any furnishing or acceptance of additional security or any exchange, substitution, surrender, perfection or release of any security for the Guaranteed Obligations; (iv) any waiver, consent or other action or inaction or any exercise or non-exercise by Beneficiary of any right, remedy or power with respect to the Guaranteed Obligations or the Guaranteed Agreement; (v) (A) any merger or consolidation of the Company into or with any other Person, (B) any change in the structure of the Company or in the ownership of the Company, or (C) any sale, lease or transfer of any or all of the assets of the Company to any other Person; (vi) any default, misrepresentation, negligence, misconduct or other action or inaction of any kind by the Beneficiary under or in connection with the Guaranteed Agreement or any other agreement relating to this Guarantee, except to the extent that any such default, misrepresentation, negligence, misconduct or other action or inaction would limit the Guaranteed Obligations; or (vii) the unenforceability, lack of genuineness or invalidity of the Guaranteed Agreement, or, to the extent permitted by law, any other circumstance that might constitute a legal or equitable defense available to or discharge of the Company or a guarantor, other than the Company’s defenses to payment or performance of the Guaranteed Obligations under the Guaranteed Agreement. The Guarantor hereby unconditionally waives, to the extent permitted by law, promptness, diligence, demand of payment, protest and notice (except as expressly set forth herein) as to the Guaranteed Obligations and acceptance of this Guarantee, and agrees that it shall not be required to consent to or receive any notice of any amendment or modification of, or waiver, consent or extension with respect to, the Guaranteed Agreement. The rights, powers and remedies herein provided are cumulative.

Section 2.3    Notwithstanding any provision herein to the contrary, the Guarantor’s liability in respect of the Guaranteed Obligations shall not exceed the liability of the Company with respect to such Guaranteed Obligations under the Guaranteed Agreement.
SECTION 3.    Guarantor’s Representations, Warranties and Agreements.

Section 3.1    The Guarantor represents and warrants to the Beneficiary, as of the date hereof, as follows:

(a)    The Guarantor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority and the legal right to execute, deliver and perform this Guarantee.

(b)    The execution, delivery and performance by the Guarantor of this Guarantee have been duly authorized by all necessary corporate action. The Guarantor has duly executed and delivered this Guarantee and this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforcement may be affected by applicable bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 125

(c)    The execution and delivery by the Guarantor of this Guarantee and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of, or require any consent under, the organizational documents of the Guarantor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority or agency, or any agreement or instrument to which the Guarantor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any of the revenues or assets of the Guarantor pursuant to the terms of any such agreement or instrument. No consent, action, approval or authorization of, or registration, declaration or filing with, any Governmental Authority or other third party is required to be obtained by the Guarantor to authorize the execution, delivery or performance by the Guarantor of this Guarantee or for the validity or enforceability hereof.

(d)    No pending or, to the knowledge of the Guarantor, threatened action, suit or investigation or proceedings against the Guarantor before any Governmental Authority exists which challenges the validity or enforceability of this Guarantee or, if determined adversely to the Guarantor, would materially adversely affect the Guarantor’s ability to perform its obligations under this Guarantee.

(e)    It has a substantial interest in the Company, its investments and the performance of the transactions contemplated under the Guaranteed Agreement.

SECTION 4.    Survival of Guarantee.
Notwithstanding anything to the contrary herein, this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any of the amounts paid to the Beneficiary with respect to the Company’s obligations in respect of the Guaranteed Obligations, in whole or in part, are required to be repaid upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of the Guarantor or the Company, or as a result of the appointment of a custodian, intervener, receiver, trustee, or other officer with similar powers with respect to the Guarantor or the Company or any other Person or any substantial part of the property of the Guarantor or the Company or such other Person, all as if such payments had not been made.

SECTION 5.    Termination.
Subject to Section 4 hereof, this Guarantee and the Guarantor’s obligations with respect to the Guaranteed Obligations shall automatically terminate on the earliest of (a) the date on which the Guaranteed Agreement terminates pursuant to its terms and (b) the date on which all obligations of Company under the Guaranteed Agreement have been satisfied in full.

SECTION 6.    Remedies; Subrogation.

Section 6.1    Remedies. In the event the Guarantor shall fail to pay any amounts due under this Guarantee, or to comply with any other term of this Guarantee, the Beneficiary shall be entitled to all rights and remedies to which it may be entitled hereunder or at law, in equity or by statute.

Section 6.2    Subrogation. The Guarantor will not exercise any rights that it may acquire by way of subrogation under this Guarantee, by any payment made hereunder or otherwise, until all of the Guaranteed Obligations and the other obligations of Company under the Guaranteed Agreement shall have been satisfied in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations and other obligations of Company under the Guaranteed Agreement shall

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 126

not have been satisfied in full, such amount shall be held in trust for the benefit of the Beneficiary and shall forthwith be paid to the Beneficiary to be credited and applied to such Guaranteed Obligations in accordance with the terms of the Guaranteed Agreement. If (i) the Guarantor shall make payment to the Beneficiary of all or any part of the Guaranteed Obligations and (ii) all of the Guaranteed Obligations and other obligations of Company under the Guaranteed Agreement shall be satisfied in full, the Beneficiary will, at the Guarantor’s request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

SECTION 7. Miscellaneous.

Section 7.1    Amendments and Waivers. No failure or delay on the part of the Beneficiary in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege. No term, covenant, agreement or condition of this Guarantee may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by the Guarantor and the Beneficiary.

Section 7.2    Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to the Guarantor or the Beneficiary at the address set forth below or at such other address as such party may from time to time designate by written notice.

If to the Beneficiary:
[***]
[***]
[***]
[***]

If to the Guarantor: Sunrun Inc.
595 Market Street, 29th Floor San Francisco, CA 94105 Facsimile No: [__________]
Phone: [__________]
Attention: General Counsel

Section 7.3    Survival. Subject to Section 4 hereof, and otherwise except as expressly set forth herein, the warranties and covenants made by the Guarantor shall not survive the expiration or termination of this Guarantee.

Section 7.4    Assignment and Assumption. Except in the case of: (A) any merger or consolidation of the Guarantor with or into another Person or (B) any conveyance or transfer of all or substantially all of the Guarantor’s properties and assets and, in each case, provided that (x) Guarantor delivers an assignment and assumption agreement of the Guarantor’s obligations hereunder under which such successor entity or

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 127

transferee agrees to assume all obligations of Guarantor hereunder or (y) such successor entity or transferee delivers to Beneficiary a new guarantee in substantially the form of this Guarantee, the Guarantor may not assign its rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the Beneficiary, and any such assignment without such consent shall be void and have no effect on the Beneficiary’s rights against the Guarantor hereunder. Upon any such assignment that complies with this Section 7.4, the Guarantor shall be released from its obligations under this Guarantee. Beneficiary may assign its rights under this Guarantee in connection with any permitted assignment of its rights under the Guaranteed Agreement under the same terms and conditions as set forth in the Guaranteed Agreement.
Section 7.5    Governing Law; Jurisdiction. This Guarantee shall be in all respects governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance (without giving effect to the conflicts of law provisions, other than New York General Obligations Law Section 5-1401). The Guarantor hereby submits to the nonexclusive jurisdiction of the United State District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Guarantee or the transactions contemplated hereby. The Guarantor irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum.

Section 7.6    Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, THE GUARANTOR HEREBY IRREVOCABLY WAIVES THE RIGHT TO DEMAND A TRIAL BY JURY, IN ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS GUARANTEE, OR THE SUBJECT MATTER HEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT BY THE BENEFICIARY OR ITS SUCCESSORS OR ASSIGNS.

Section 7.7    Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.8    Headings. The headings of the sections of this Guarantee are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.9    Effectiveness of Guarantee. This Guarantee shall be effective as of the date first written above.

Section 7.10    Successors and Assigns. This Guarantee shall be binding upon the Guarantor and its successors and permitted assigns and shall inure to the benefit of, and shall be enforceable by, the Beneficiary and its successors and permitted assigns.

Section 7.11    Entire Agreement. This Guarantee constitutes the entire agreement among the Guarantor and the Beneficiary with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Guarantor and Beneficiary with respect to the subject matter hereof.

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 128

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized.

SUNRUN INC.,
as Guarantor

By:
Name: Bob Komin
Title: Chief Financial Officer

REC PURCHASE AND SALE AGREEMENT
[***] and Sunrun Neptune Portfolio 2016-A, LLC
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 129

Exhibit G-2
Tab E

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 130

[***]
CONFIRMATION DATE:    May 4, 2017
TO:    Sunrun Neptune Portfolio 2016-A, LLC
[***]
This Confirmation confirms the terms of the agreement made between [***] and Sunrun Neptune Portfolio 2016-A, LLC (“Counterparty”) on the Trade Date referenced below concerning the purchase and sale of New Jersey Solar Renewable Energy Credits (as defined below) (the “Transaction”). [***] and Counterparty are sometimes referred to individually as a “Party” or collectively as the “Parties.” The terms are as follows, as supplemented with the General Terms and Conditions of such Transactions as set forth on the attached Annex A:

SELLER:    Sunrun Neptune Portfolio 2016-A, LLC

PURCHASER:    [***]

TRADE DATE:    May 4, 2017

COMMODITY:
Physically Firm not Unit Contingent New Jersey Solar Renewable Energy Credit (“RECs”), which means, as of the Delivery Date, certain GATs certificates derived from the energy production of a solar renewable facility that has been qualified by the New Jersey Board of Public Utilities under the Renewable Portfolio Standard as set forth in N.J.A.C. §§ 14:8-1 et seq and N.J.S.A.48:3-87 and as more particularly defined in New Jersey Administrative Code, Sec. 14:8-2.2, (collectively, the “RPS”), as each maybe amended from time to time.

VINTAGE	COMMODITY	TRACKING SYSTEM	QUANTITY (REC)	PRICE PER REC	DELIVERY
[***]	New Jersey Solar	PJM-EIS GATS	[***]	[***]	[***]
[***]	New Jersey Solar	PJM-EIS GATS	[***]	[***]	[***]
[***]	New Jersey Solar	PJM-EIS GATS	[***]	[***]	[***]

TOTAL QUANTITY:    [***]

TOTAL AMOUNT:    $[***]

ATTESTATION:    Not Applicable

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 131

PAYMENT AND TRANSFER:
Seller shall invoice Purchaser for the applicable portion of the Total Amount and transfer the applicable portion of the Total Quantity pursuant to the Delivery of [***] based on Vintage. Purchaser shall remit payment of the full amount of such invoice within three (3) Business Days of the last to occur of (i) receipt of the invoice, and (ii) transfer of the RECs in the Tracking System.

SPECIAL TERMS:
As of the date both Parties sign this Confirmation, (a) Buyer shall cause [***] to execute and deliver to Seller a guaranty in the form of Exhibit A hereto and (b) Seller shall cause Sunrun Inc. to execute and deliver to Buyer a guaranty in the form of Exhibit B hereto.

[***]’S ACCOUNT INFORMATION FOR PAYMENTS:	[***] [***] [***] [***] [***]
[***] CONTACT INFORMATION:
Confirmations and General Contact:
[***]
[***]
[***]

Invoices and Payments
[***]
[***]

Transfer of [***]
[***]
[***]
[***]

Any formal notices or communication pursuant to the Notices section:
[***]
[***]
[***]
[***]
[***]

This Confirmation memorializes a verbal agreement between the Parties and becomes by reference part of and subject to the terms and conditions of the General Terms and Conditions attached hereto as Annex A. We would prefer that you sign and return a copy of this Confirmation by Email to [***]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 132

[***]		Sunrun Neptune Portfolio 2016-A, LLC
By:	________________________	By:
_ _
Name:	[***]	Name:	_ _
Title:	[***]	Title:	_ _
Date:	[***]	Date:	_ _
Contact:	[***]	Contact:	_ _

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 133

Annex A
General Terms and Conditions

1)
Payment. The Purchase Price shall be paid in accordance with the selection contained on the cover page of the Confirmation. All funds to be paid to Seller shall be rendered in the form of immediately available funds (U.S. Dollars) by wire transfer or in such other form as agreed to by the Parties. If either Party fails to remit any amount payable by it when due, interest on such unpaid portion shall accrue at a rate equal to the prime interest rate in effect at the time as published by Citibank, N.A. plus two percent (2%) (the “Interest Rate”) from the date payment is due to the date of payment.

2)	Taxes. Each Party shall be responsible for any taxes or other fees associated with its respective transfer and receipt of the RECs.

3)
Transfer. If a REC Tracking System is selected on the cover page for this Transaction, Seller shall Transfer the Contract Quantity in accordance with the following terms utilizing the REC Tracking System specified on the cover sheet, including its regulations and procedures, for recording transfers of RECs among various entities, persons and accounts. Seller shall Transfer to the Purchaser the Contract Quantity from Seller’s REC Account to Purchaser’s REC Account pursuant to the selection contained on the cover page of the Confirmation. Seller shall inform the Purchaser of the transfer within a commercially reasonable time after such transfer. Seller and Purchaser shall each cooperate fully and assist each other in complying with any and all regulatory obligations relating to recording and tracking of the transfer of the RECs. Seller and Purchaser shall cooperate in good faith and undertake reasonable efforts to consummate recognition in the REC Tracking System; provided, however, that Purchaser acknowledges that such transfer will not be recognized unless and until Purchaser confirms such transfer in accordance with the applicable requirements of the REC Tracking System. Upon a notification by the administrator or operator of such tracking system that the transfer of the RECs contemplated by this Confirmation will not be recorded due to deficiency in the transaction or documentation, the parties shall promptly confer and cooperate in taking all reasonable actions necessary to cure any defects in the proposed transfer, so that the transfer can be recorded at the earliest possible date.

If no REC Tracking System is selected on the cover page for this Transaction, the Seller shall Transfer the Contract Quantity in accordance with the terms specified on the cover sheet and ownership of the RECs shall transfer, accrue to and be assigned exclusively to Purchaser and shall not be claimed, assigned or used by any other entity for any use.

If an attestation is selected on the cover page for this Transaction, Seller shall, upon Purchaser’s request, deliver to Purchaser an executed attestation in the form attached hereto as Appendix I specifying the generating source, amount in megawatt-hours, and the period of generation of the RECs transferred hereunder.

4)	Remedies Upon Event of Default. Upon an Event of Default, the non-defaulting Party (“Performing Party”) may do one or more of the following with respect to the defaulting Party (“Defaulting Party”):

a)	Withhold or suspend all payments to the Defaulting Party required under this Confirmation and/or withhold or suspend all deliveries of the RECs to the Defaulting Party required thereunder;

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 134

b)	By giving not more than twenty (20) days notice, designate in such written notice a date for the termination of the Parties’ obligations under this Confirmation (“Early Termination Date”); and

c)	Liquidate the Transaction existing under this Confirmation as of such Early Termination Date.

5)
Net Settlement Amount and Setoff. In the event of termination and liquidation upon the occurrence or designation of an Early Termination Date pursuant to Section 4, the Performing Party shall compute and shall notify the Defaulting Party of the Net Settlement Amount. The Net Settlement Amount shall be due to or due from the Performing Party. Payment of the Net Settlement Amount shall be due within one (1) Business Day after the Defaulting Party’s receipt of notice of the Net Settlement Amount. The Performing Party may from time to time set off any or all amounts which the Defaulting Party owes to it against any or all amounts which it owes to the Defaulting Party (in either case, under any agreement and whether or not then due), provided that any amount not then due which is included in such set-off shall be discounted to present value as determined by the Performing Party in any commercially reasonable manner.

6)
Limitations of Liability. NOTWITHSTANDING THE FOREGOING, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY UNDER THIS OR ANY OTHER APPLICABLE AGREEMENT FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES, PENALTIES OR FINES INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR REVENUE OR THE LOSS OF USE OF EITHER, COSTS OF REPLACEMENT RECS OR OF CAPITAL, OR CLAIMS OF CUSTOMERS OF THE OTHER PARTY RELATING TO LOSS OF USE EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 4 AND 5 OF THIS CONFIRMATION.

7)
Mutual Representations and Warranties. Each Party represents and warrants to the other Party as of the date of this Confirmation, and each Transaction hereunder and of the Confirmation therefor, and of each Transfer of the RECs that:

a)	Legal Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

b)
Legal Capacity. It has the corporate, governmental and/or other legal capacity, authority and power to execute this Confirmation or other document relating hereto, to enter into any Transaction pursuant to this Confirmation, and to perform its obligations under this Confirmation, and has taken all necessary action to authorize such execution, delivery and performance;

c)
Approvals. All governmental and other authorizations, approvals, consents, notices and filings that are required to have been obtained or submitted by it with respect to this Confirmation to which it is a party have been obtained or submitted and are in full force and effect and all conditions of any such authorizations, approvals, consents, notices and filings have been complied with;

d)
Binding Obligations. Its obligations under this Confirmation constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law);

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 135

e)	Eligible Contract Participants. It is an “Eligible Contract Participant” as defined in Section 1a(12) of the Commodity Exchange Act, as amended, 7 U.S.C. § 1a(18);

f)	No Reliance. It is not relying upon any advice, reports, analyses, or representations of the other Party other than those expressly set forth in this Confirmation;

g)
Principal-To-Principal Transactions. It has entered into this Confirmation as principal and for its own account (and not as advisor, agent, broker or in any other capacity, fiduciary or otherwise), with a full understanding of, and the ability to assume, the material terms and risks of the same, and has made its trading and investment decisions (including regarding the suitability thereof) based upon its own judgment and any advice from such advisors as it has deemed necessary and not in reliance upon any view expressed by the other Party and all Transactions are entered into on an arm’s-length basis;

h)
No Assurances of Financial Performance. The other Party has not given to it any assurance or guarantee as to the expected financial performance or result of this Confirmation or any other Transactions.

8)
Warranties of Seller. Seller further warrants, with respect to each Transaction, that it will transfer to Purchaser good title to all RECs required to be transferred hereunder, that such RECs comply with the technical specifications of the Commodity as set forth in this Confirmation, that it will have the right to sell to Purchaser the RECs required to be sold hereunder, and that such RECs or the environmental attributes of the power associated therewith shall be free from all liens, claims, security interests, encumbrances and other defects of title.

9)	Limitation of Warranties. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE, ARE DISCLAIMED.

10)
Governing Law. THIS CONFIRMATION SHALL BE THE GOVERNING AGREEMENT BETWEEN THE PARTIES AND SHALL BE GOVERNED BY, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. BOTH PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY JUDICIAL ACTION ARISING OUT OF, RESULTING FROM OR IN ANY WAY RELATING TO THIS CONFIRMATION.

11)
Confidentiality. The contents of this Confirmation, and any information made available by one Party to the other Party with respect to this Confirmation is confidential and shall not be disclosed to any third party (nor shall any public announcement relating to this Agreement be made by either Party), except for such information (i) as may become generally available to the public, (ii) as may be required or appropriate in response to any summons, subpoena, or otherwise in connection with any litigation or to comply with any applicable law, order, regulation, ruling, or accounting disclosure rule or standard, (iii) as may be obtained from a non-confidential source that disclosed such information in a manner that did not violate its obligations to the disclosing Party in making such disclosure, or (iv) as may be furnished to the non- disclosing Party’s Affiliates, and to each such person’s auditors, attorneys, advisors, lenders or prospective lenders which are required to keep the information that is disclosed in confidence.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 136

The Parties agree that in the event of a breach of this Confidentiality provision, the Party providing the Confidential Information shall be entitled to equitable relief, including injunction and specific performance, in addition to all other remedies available at law or equity. This Section survives for a period of one (1) year following the conclusion or termination of this Transaction.

12)	[***]

13)
Assignment. The Confirmation is not assignable by either Party, except as provided herein, without the prior written consent of the non-assigning Party, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, either Party may, without the consent of the other Party, (i) transfer, sell, pledge, encumber or assign the Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements, (ii) transfer or assign the Agreement to an Affiliate of such Party which Affiliate’s creditworthiness is equal to or higher than that of such Party, or (iii) transfer or assign the Agreement to any person or entity succeeding to all or substantially all of the assets whose creditworthiness is equal to or higher than that of such Party; provided, however, that in each such case (other than in the case of a collateral assignment under clause (i) above), any such assignee shall agree in writing to be bound by the terms and conditions hereof.

14)
Force Majeure. Neither Party shall be liable for any failure or delay in the performance of its respective obligations hereunder if and to the extent that such delay or failure is due to a cause or circumstance beyond the reasonable control of such Party, which event or circumstance was not anticipated as of the date of the Transaction and which, by the exercise of due diligence, the Party claiming Force Majeure is not able to overcome or avoid or cause to be avoided.. Force Majeure shall not be based on (i) the loss of Purchaser’s markets for RECs; (ii) Purchaser’s inability for economic or regulatory compliance reasons to use or resell the RECs purchased hereunder; (iii) the loss or failure of Seller’s supply for the RECs; or (iv) Seller’s ability to sell the RECs at a price greater than the Purchase Price. To the extent either Party is prevented by Force Majeure from carrying out, in whole or part, its obligations under this Transaction and such Party (the “Claiming Party”) gives notice and details of the Force Majeure to the other Party as soon as practicable, then, the Claiming Party shall be excused from the performance of its obligations with respect to this Transaction (other than the obligation to make payments then due or becoming due with respect to performance prior to the Force Majeure). The Claiming Party shall remedy the Force Majeure with all reasonable dispatch. The non-Claiming Party shall not be required to perform or resume performance of its obligations to the Claiming Party corresponding to the obligations of the Claiming Party excused by Force Majeure.

15)
Waiver. Either Party may waive compliance with any of the agreements or conditions of the other Party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. No provision of this Agreement will be deemed to have been waived unless the waiver is in writing; no delay by Purchaser or Seller in exercising its rights hereunder, including the right to terminate this Agreement, shall be deemed to constitute or evidence any waiver by Purchaser or Seller of any right hereunder. The rights granted in this Agreement are cumulative of every other right or remedy that the enforcing Party may otherwise have at law or in equity or by statute.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 137

16)
Severability. If any provision of this Confirmation or these General Terms and Conditions shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions shall not be affected and shall remain in full force and effect. If any provision of this Confirmation or General Terms and Conditions are so broad as to be unenforceable, that provision shall be interpreted to be only so broad as will enable it to be enforced.

17)
Forward Contract. Each Party is a “forward contract merchant” within the meaning of the United States Bankruptcy Code, this Agreement is a “forward contract” within the meaning of the United States Bankruptcy Code, and that the remedies identified in this Agreement shall be “contractual rights” as provided for in 11 U.S.C. § 556 as that provision may be amended from time to time.

18)
Notices. All notices, demands and other communications (other than the transmittal of this confirmation upon execution, which shall be provided in accordance with instructions on the cover sheet) hereunder shall be effective only if given in writing and shall be deemed given when (a) delivered in person, (b) delivered by private courier (with confirmation of delivery), (c) transmitted by facsimile (with confirmation of transmission) or (d) five Business Days after being deposited in the United States mail, first- class, registered or certified, return receipt requested, with postage paid. For purposes hereof, notices, demands and other communications shall be sent to the names and addresses listed on the cover page to this Confirmation (or to such other address as the Seller or Purchaser shall have finished to the other party in writing).

19)	Definitions. Terms used, but not otherwise defined herein shall have the meanings as set forth below:

“Business Day” means a 24-hour period ending at 5:00 p.m. Eastern prevailing time on a weekday on which banks are open for general commercial business in New York City.

“Contract Quantity” means that number of RECs that Seller agrees to sell to (or if applicable, exchange with) Purchaser, and that Purchaser agrees to purchase from (or if applicable, exchange with) Seller, pursuant to a Transaction.

“Costs” means, with respect to the Performing Party, brokerage fees, commissions and other similar third party transaction costs and expenses reasonably incurred by such Party either in terminating any arrangement pursuant to which it has hedged its obligations or entering into new arrangements which replace this Transaction, and all reasonable attorneys’ fees and expenses incurred by the Performing Party in connection with the termination of this Transaction.

“Event of Default” means with respect to a Party: (a) such Party fails to make payment as required or perform any obligation under this Confirmation (which Event of Default shall not include a delay in payment that is cured within three (3) Business Days of a demand for payment), other than a payment or delivery obligation that is the subject of a good faith dispute as to whether such payment or delivery is due, (b) if required, a failure to provide Performance Assurance in accordance with Section 12, (c) any other failure of performance that is not cured within ten (10) Business Days of a demand for cure or other corrective action deemed satisfactory by the Performing Party in its sole discretion, (d) the making of a materially incorrect or misleading representation or warranty under this Confirmation, or (e) a Party i) makes a general assignment for the benefit of its creditors; ii) commences a voluntary case under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts; or iii) has a proceeding filed against it without its consent seeking relief under any law relating to bankruptcy,

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 138

insolvency or composition of debts if such proceeding is not dismissed within sixty (60) days after the filing is made.

“Firm” or “Physically Firm” shall mean that Seller is obligated to Transfer RECs to Purchaser by the Delivery Date unless excused by Force Majeure.

“Letter(s) of Credit” means one or more irrevocable, non- transferable standby letters of credit issued by a U.S. commercial bank or a U.S. branch of a foreign bank in a form acceptable to Party A and with the costs of such Letter of Credit to be borne by Party B, provided that such bank satisfies the following conditions: (1) such bank has at least $10 billion in assets, and (2) a credit rating of at least A- from Standard & Poor’s Rating Group or its successor (“S&P”) and A3 from Moody’s Investor Services, Inc. or its successor (“Moody’s”), and (3) if rated A- by S&P or A3 by Moody’s, the affected rating shall be without a “credit watch”, “negative outlook” or other rating decline alert.

“Market Price” means the market price per unit at the close of trading on the Early Termination Date for comparable transactions as determined by the Performing Party in a commercially reasonable manner.

“Net Settlement Amount” means the single liquidated amount payable by one Party to the other, following the occurrence or designation of an Early Termination Date, after netting all Transaction Settlement Amounts and Costs incurred by the Performing Party as a result of the close-out and liquidation due to the occurrence or designation of an Early Termination Date. The Performing Party shall aggregate all Transaction Settlement Amounts into a single Net Settlement Amount by: netting out (a) all Transaction Settlement Amounts that are due to the Defaulting Party plus Costs plus any or all other amounts due to the Defaulting Party under this Transaction against (b) all Transaction Settlement Amounts that are due to the Performing Party plus any or all other amounts due to the Performing Party under this Transaction, so that all such amounts shall be netted out to a single liquidated Net Settlement Amount payable by one Party to the other.

“Performance Assurance” means collateral in the form of either cash, Letter(s) of Credit, or other security acceptable to Party A.
“Purchase Price” means the price in U.S. Dollars (unless otherwise provided for in the relevant Confirmation) to be paid by Purchaser to Seller for the purchase of RECs or any other payment to be made by Purchaser to Seller in connection with a Transaction. The Purchase Price may be stated in either a per- REC purchase price or the total purchase price for all RECs pursuant to a Transaction.

“REC Account” means an active account with the REC Tracking System.

“REC Tracking System” means the generation information system, generation attribute tracking system or other system that records generation from renewable energy facilities in any particular geographical region.

“Transaction” means the transaction as defined in the preamble to the Confirmation.

“Transaction Settlement Amount” means, with respect to a Transaction: (a) in which a Party is the Seller, the Contract Quantity of RECs which the Parties committed to transfer or take and remaining undelivered on the Early Termination Date multiplied by the difference, if any, between (i) the Purchase Price minus (ii) the Market Price, both as determined on the Early Termination Date; and (b) in which a Party is the Purchaser, the Contract Quantity of RECs which the Parties committed to transfer or take on and remaining undelivered

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 139

on the Early Termination Date multiplied by the difference, if any, between (i) the Market Price minus (ii) the Purchase Price, both as determined on the Early Termination Date.

“Unit Contingent” shall mean that Seller’s obligation to deliver RECs to Purchaser shall be excused to the extent that the Parties have specified a particular facility (or facilities) as the generator of such RECs, and such RECs have not been generated within the Vintage period or other time frame agreed to by the Parties.

“Vintage” means the calendar year or quarter in which the energy associated with the RECs was generated.

DEFINITIONS APPLICABLE TO ERCOT REC TRANSFERS:

“Administrator” means the entity approved by the PUCT that is responsible for carrying out the administrative responsibilities related to the Texas RECs Tracking System as set forth in the PUCT Substantive Rule §25.173, or any successor thereto.

“ERCOT” means the Electric Reliability Council of Texas, or any successor thereto.

“PUCT” means the Public Utility Commission of Texas, a governmental agency of the State of Texas, or any successor agency.

“Texas REC Account” means a program participant account maintained by the Administrator under the TEXAS RECs Tracking System.

“TEXAS RECs Tracking System” means the system established by ERCOT for the production, sale, transfer, purchase, and retirement of RECs among various entities, persons and accounts, as specified in the ERCOT protocols.

“Transfer” means Seller’s submission of a valid Texas REC transfer request to the Administrator by electronic means.

“REC” or “Renewable Energy Credits” means a certificate, verified by the State of Texas, representing the environmental attributes associated with one megawatt hour of electricity generated from a renewable source has been generated in Texas in the vintage year of issue, as defined in PUCT Substantive Rule §25.173(c), or any successor thereto.

DEFINITIONS APPLICABLE TO M-RETS REC TRANSFERS:

“Administrator” means the entity with the authority to administer or oversee the administration and implementation of the M-RETS Operating Procedures.

“M-RETS” means the Midwest Renewable Energy Tracking System, which includes a generation information database and certificate system that accounts for the generation attributes of renewable generation located within the state and provincial boundaries of Minnesota, Iowa, North Dakota, South Dakota, Illinois, and Manitoba, as well as Renewable Resource Credits for the State of Wisconsin.

“M-RETS OPERATING PROCEDURES” means the M-RETS Operating Procedures, as may be amended from time to time.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 140

“REC” or “Renewable Energy Credits” means a Certificate as defined in the Glossary of the M-RETS Operating Procedures.

“Renewable Resource Credit” or “RRC” means a credit in the State of Wisconsin, calculated in accordance with rules promulgated subject to Wis. Stat. § 196.378(3)(a)1 and 2.

“Transfer” means when the M-RETS posts the recordation of the transfer of RECs or RRCs, as the case may be, from Seller’s M-RETS account to the M-RETS account of the Purchaser.

DEFINITIONS APPLICABLE TO NEPOOL GIS REC TRANSFERS:

“NEPOOL” means the New England Power Pool or any successor entity.

“NEPOOL Agreement” means the Restated New England Power Pool Agreement dated as of December 1, 1996, as amended or accepted by the Federal Energy Regulatory Commission and as may be amended and/or restated from time to time and the tariffs, rules and procedures adopted by NEPOOL, including the NEPOOL Rules, adopted by NEPOOL or the ISO, as the case may be, as may be amended, modified or supplemented from time to time.

“New England Power Pool Generation Information System” or “NEPOOL-GIS” means New England Power Pool Generation Information System, which includes a generation information database and certificate system, operated by NEPOOL, its designee or successor entity, that accounts for the generation attributes of electricity generated within New England.

“NEPOOL-GIS Operating Rules” means the New England Power Pool Generation Information System Operating Rules as may be amended from time to time pursuant to the NEPOOL Agreement.
“REC” or “Renewable Energy Credits” means the electronic certificates as defined in Rule 2.1 of the NEPOOL- GIS Operating Rules which are derived from a generator in NEPOOL that has a Renewable Portfolio Standard Eligibility.

“Renewable Portfolio Standard Eligibility” means the eligibility of a generating unit to produce certificates that satisfy statutory and regulatory requirements as are listed on Part 2 of Appendix 2.4 of the NEPOOL-GIS Operating Rules.

“Transfer” means when the NEPOOL-GIS posts the recordation of the transfer of RECs from Seller’s NEPOOL- GIS account to the NEPOOL-GIS account of the Purchaser.

DEFINITIONS APPLICABLE TO PJM GATS REC TRANSFERS:

“GATS” means the Generation Attribute Tracking System established by PJM for the production, sale, transfer, purchase, and retirement of RECs among various entities, persons and accounts, as specified in the GATS Operating Rules.

“GATS Operating Rules” means the Generation Attribute Tracking System Operating Rules established by PJM, as may be amended from time to time.

“PJM” means PJM Interconnection, L.L.C. or any successor entity thereto.

“PJM EIS GATS” means the PJM Environmental Services, Inc. Generation Attribute Tracking System.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 141

“REC” or “Renewable Energy Credits” means a Certificate as defined in Section 2 of the GATS Operating Rules.

“Transfer” means when GATS posts the recordation of the transfer of RECs from Seller’s GATS account to the GATS account of the Purchaser.

DEFINITIONS APPLICABLE TO W-REGIS REC TRANSFERS:

“Administrator” means the entity overseeing the administration and implementation of WREGIS as set forth in the WREGIS Operating Rules.

“WREGIS” means the Western Renewable Energy Generation Information System or any successor renewable energy tracking program.

“WREGIS Certificate” means a “Certificate” as defined by WREGIS in the WREGIS Operating Rules and designated by law as eligible for complying with the California Renewables Portfolio Standard and for evidencing the Product.

“WREGIS Operating Rules” means the rules governing the operation of WREGIS in effect as of December 2010, and as may be amended or revised from time to time.

“California Renewable Portfolio Standard” or “RPS” means the renewable energy program and policies established by California State Senate Bills 1038 and 1078 and 2 (1X), primarily codified in California Public Utilities Code Section 399.11 et seq. and California Public Resources Code Sections 25740 through 25751, as such provisions are amended or supplemented from time to time.

“REC” or “Renewable Energy Credits” A REC is evidenced by a WREGIS Certificate and is associated with one (1) MWh of Energy generated from the Project.

“Eligible Renewable Energy Resource” or “ERR” has the meaning set forth in California Public Utilities Code Sections 399.12 or 399.16, and California Public Resources Code Section 25741, as these codes are amended or supplemented from time to time.

“Transfer”, “Deliver” or “Delivery” means the transfer of the Product to Purchaser from Seller through Seller’s delivery to Purchaser of a WREGIS Certificate. Delivery of the Product shall be deemed to have occurred upon deposit or transfer of the WREGIS Certificate into Purchaser’s WREGIS account identified herein.

“CPUC” means the California Public Utility Commission or any successor Government Authority.

“CEC” means the California Energy Commission or any successor Government Authority.

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[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 142

GUARANTY

THIS GUARANTY (this “Guaranty”), dated as of ____________, 2017 (the “Effective Date”), is made by [***] (“Guarantor”), in favor of SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC (“Counterparty”).

RECITALS:

A.
WHEREAS, Counterparty and Guarantor’s indirect, wholly-owned subsidiary [***] (“Obligor”) have entered into one or more transactions related to the purchase and sale of renewable energy credits or emissions allowances, dated as of May , 2017 which date may have been on or prior to the date hereof (such transactions, together with any confirmations, instruments and other documents confirming or evidencing such transactions between Obligor and Counterparty shall collectively be referred to hereinafter as the “Agreement”);

B.	WHEREAS, Guarantor will directly or indirectly benefit from the Agreement between Obligor and Counterparty;

NOW THEREFORE, in consideration of the foregoing premises and as an inducement for Counterparty’s execution, delivery and performance of the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees for the benefit of Counterparty as follows:

*    *    *

1.    GUARANTY. Subject to the terms and provisions hereof, Guarantor hereby absolutely and irrevocably guarantees the timely payment when due of all obligations owing by Obligor to Counterparty arising pursuant to the Agreement on or after the Effective Date (the “Obligations”). This Guaranty shall constitute a guarantee of payment and not of collection. The liability of Guarantor under this Guaranty shall be subject to the following limitations:

(a)
Notwithstanding anything herein or in the Agreement to the contrary, the maximum aggregate obligation and liability of Guarantor under this Guaranty, and the maximum recovery from Guarantor under this Guaranty, shall in no event [***] (U.S. $[***]) (the “Maximum Recovery Amount”).

(b)
The obligation and liability of Guarantor under this Guaranty is specifically limited to payments expressly required to be made under the Agreement, as well as costs of collection and enforcement of this Guaranty (including attorney’s fees) to the extent reasonably and actually incurred by the Counterparty (subject in all instances, to the limitations imposed by the Maximum Recovery Amount as specified in Section 1(a) above). In no event, however, shall Guarantor be liable for or obligated to pay any consequential, indirect, incidental, lost profit, special, exemplary, punitive, equitable or tort damages, unless and except to the extent that such damages are expressly required to be paid by obligor to Counterparty pursuant to the Agreement.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 143

2.    DEMANDS AND PAYMENT.

(a)
If Obligor fails to pay any Obligation to Counterparty when such Obligation is due and owing under the Agreement (an “Overdue Obligation”), Counterparty may present a written demand to Guarantor calling for Guarantor’s payment of such Overdue Obligation pursuant to this Guaranty (a “Payment Demand”).

(b)
Guarantor’s obligation hereunder to pay any particular Overdue Obligation(s) to Counterparty is conditioned upon Guarantor’s receipt of a Payment Demand from Counterparty satisfying the following requirements: (i) such Payment Demand must identify the specific Overdue Obligation(s) covered by such demand, the specific date(s) upon which such Overdue Obligation(s) became due and owing under the Agreement, and the specific provision(s) of the Agreement pursuant to which such Overdue Obligation(s) became due and owing; (ii) such Payment Demand must be delivered to Guarantor in accordance with Section 9 below; and (iii) the specific Overdue Obligation(s) addressed by such Payment Demand must remain due and unpaid at the time of such delivery to Guarantor.

(c)
After issuing a Payment Demand in accordance with the requirements specified in Section 2(b) above, Counterparty shall not be required to issue any further notices or make any further demands with respect to the Overdue Obligation(s) specified in that Payment Demand, and Guarantor shall be required to make payment with respect to the Overdue Obligation(s) specified in that Payment Demand within five (5) Business Days after Guarantor receives such demand. As used herein, the term “Business Day” shall mean all weekdays (i.e., Monday through Friday) other than any weekdays during which commercial banks or financial institutions are authorized to be closed to the public in the State of Florida or the State of New York.

3.    REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants that:

(a)
it is a corporation duly organized and validly existing under the laws of the State of Florida and has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Guaranty;

(b)
no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over Guarantor is required on the part of Guarantor for the execution and delivery of this Guaranty; and

(c)
this Guaranty constitutes a valid and legally binding agreement of Guarantor, enforceable against Guarantor in accordance with the terms hereof, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

4.    RESERVATION OF CERTAIN DEFENSES. Without limiting Guarantor’s own defenses and rights hereunder, Guarantor reserves to itself all rights, setoffs, counterclaims and other defenses to which Obligor is or may be entitled arising from or out of the Agreement, except for defenses (if any) based upon the bankruptcy, insolvency, dissolution or liquidation of Obligor or any lack of power or authority of Obligor to enter into and/or perform the Agreement.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 144

5.    AMENDMENT OF GUARANTY. No term or provision of this Guaranty shall be amended, modified, altered, waived or supplemented except in a writing signed by Guarantor and Counterparty.

6.    WAIVERS AND CONSENTS. Subject to and in accordance with the terms and provisions of this Guaranty:

(a)
Guarantor hereby waives (i) notice of acceptance of this Guaranty; (ii) except as required in Section 2 above, presentment and demand concerning the liabilities of Guarantor; and (iii) any right to require that any action or proceeding be brought against Obligor or any other person, or to require that Counterparty seek enforcement of any performance against Obligor or any other person, prior to any action against Guarantor under the terms hereof.

(b)
No delay by Counterparty in the exercise of (or failure by Counterparty to exercise) any rights hereunder shall operate as a waiver of such rights, a waiver of any other rights or a release of Guarantor from its obligations hereunder (with the understanding, however, that the foregoing shall not be deemed to constitute a waiver by Guarantor of any rights or defenses which Guarantor may at any time have pursuant to or in connection with any applicable statutes of limitation).

(c)
Without notice to or the consent of Guarantor, and without impairing or releasing Guarantor’s obligations under this Guaranty, Counterparty may: (i) change the manner, place or terms for payment of all or any of the Obligations (including renewals, extensions or other alterations of the Obligations); (ii) release any person (other than Obligor or Guarantor) from liability for payment of all or any of the Obligations; or (iii) receive, substitute, surrender, exchange or release any collateral or other security for any or all of the Obligations.

(d)
The obligations of Guarantor contained herein shall be unconditional irrespective of: (i) any amendment or supplement to or modification of the Agreement, any extension or renewal of the Obligor’s obligations under the Agreement, or any assignment or transfer of the Obligor’s or Counterparty’s interest in the Agreement; (ii) any bankruptcy, insolvency, readjustment, composition, liquidation, dissolution or similar proceeding with respect to the Obligor or any other person; (iii) any waiver, consent or other action or inaction or any exercise or non-exercise by Counterparty of any right, remedy or power with respect to the Obligations or the Agreement;

(v) (A) any merger or consolidation of the Obligor into or with any other person, (B) any change in the structure of the Obligor or in the ownership of the Obligor, or (C) any sale, lease or transfer of any or all of the assets of the Obligor to any other person; (vi) any default, misrepresentation, negligence, misconduct or other action or inaction of any kind by Counterparty under or in connection with the Agreement or any other agreement relating to this Guaranty, except to the extent that any such default, misrepresentation, negligence, misconduct or other action or inaction would limit the Obligation; or (vii) with respect to the Obligor, the unenforceability, lack of genuineness or invalidity of the Agreement. Guarantor hereby agrees that it shall not be required to consent to or receive any notice of the creation or existence of any of the Obligations, notice of any action by Counterparty in reliance hereon or in connection herewith, notice of entry into any agreement between Counterparty and Obligor, and notice of any amendment, supplement or modification of, or waiver, consent or extension with respect to, the Agreement, including waivers of the payment and performance of the obligations hereunder.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 145

7.    REINSTATEMENT. Guarantor agrees that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if all or any part of any payment made hereunder is at any time avoided or rescinded or must otherwise be restored or repaid by Counterparty as a result of the bankruptcy or insolvency of Obligor, all as though such payments had not been made.

8.    TERMINATION.
This Guaranty and the Guarantor’s obligations hereunder will terminate automatically and immediately at 11:59:59 p.m. Eastern Prevailing Time on September 15, 2020; provided, however, that no such termination shall affect Guarantor’s liability with respect to any Obligation incurred prior to the time the termination is effective, which Obligation shall remain subject to this Guaranty.

9.    NOTICE. Any Payment Demand, notice, request, instruction, correspondence or other document to be given hereunder (herein collectively called “Notice”) by Counterparty to Guarantor, or by Guarantor to Counterparty, as applicable, shall be in writing and may be delivered either by (i) U.S. certified mail with postage prepaid and return receipt requested, or (ii) recognized nationwide courier service with delivery receipt requested, in either case to be delivered to the following address (or to such other U.S. address as may be specified via Notice provided by Guarantor or Counterparty, as applicable, to the other in accordance with the requirements of this Section 9):

TO GUARANTOR: *	TO COUNTERPARTY:
[***] [***] [***] [***]	Sunrun Neptune Portfolio 2016-A, LLC c/o Sunrun Inc. 595 Market Street, 29th Floor San Francisco, California 94105 Attn: General Counsel
[***]	[Tel: [__________]-- for use in connection with courier deliveries]

*
(NOTE: Copies of any Notices to Guarantor under this Guaranty shall also be sent via facsimile to ATTN: [__________], Fax No. [__________] and ATTN: [__________], Fax No. [__________]. However, such facsimile transmissions shall not be deemed effective for delivery purposes under this Guaranty.)

Any Notice given in accordance with this Section 9 will (i) if delivered during the recipient’s normal business hours on any given Business Day, be deemed received by the designated recipient on such date, and (ii) if not delivered during the recipient’s normal business hours on any given Business Day, be deemed received by the designated recipient at the start of the recipient’s normal business hours on the next Business Day after such delivery.

10.	MISCELLANEOUS.

(a)
This Guaranty shall in all respects be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws thereunder (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 146

(b)
This Guaranty shall be binding upon Guarantor and its successors and permitted assigns and inure to the benefit of and be enforceable by Counterparty and its successors and permitted assigns. Guarantor may not assign this Guaranty in part or in whole without the prior written consent of Counterparty. Counterparty may not assign its rights or benefits under this Guaranty in part or in whole without the prior written consent of Guarantor. Notwithstanding the foregoing, Counterparty may assign its rights hereunder without the prior written consent of Guarantor in connection with any permitted assignment of its rights under the Agreement.

(c)	This Guaranty embodies the entire agreement and understanding between Guarantor and Counterparty and supersedes all prior agreements and understandings relating to the subject matter hereof.

(d)
The headings in this Guaranty are for purposes of reference only, and shall not affect the meaning hereof. Words importing the singular number hereunder shall include the plural number and vice versa, and any pronouns used herein shall be deemed to cover all genders. The term “person” as used herein means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated association, or government (or any agency or political subdivision thereof).

(e)
Wherever possible, any provision in this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)
Counterparty (by its acceptance of this Guaranty) and Guarantor each hereby irrevocably: (i) consents and submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, or if that court does not have subject matter jurisdiction, to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the right of any party to remove to the United States District Court for the Southern District of New York) for the purposes of any suit, action or other proceeding arising out of this Guaranty or the subject matter hereof or any of the transactions contemplated hereby brought by Counterparty, Guarantor or their respective successors or assigns; and (ii) waives (to the fullest extent permitted by applicable law) and agrees not to assert any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Guaranty or the subject matter hereof may not be enforced in or by such court.

(g)
COUNTERPARTY (BY ITS ACCEPTANCE OF THIS GUARANTY) AND GUARANTOR EACH HEREBY IRREVOCABLY, INTENTIONALLY AND VOLUNTARILY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS GUARANTY OR THE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO GUARANTOR’S EXECUTION AND DELIVERY OF THIS GUARANTY.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 147

(h)
Delivery of an executed signature page of this Guaranty, and any subsequent amendment(s), by facsimile transmission or other electronic transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed signature page hereof.

*    *    *
SIGNATURE ON FOLLOWING PAGE

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 148

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty on May     , 2017, but it is effective as of the Effective Date.

[***]

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 149

GUARANTY

This GUARANTY, dated as of [***] 2017 (this “Guaranty”), is issued by Sunrun Inc., a Delaware corporation, as guarantor (the “Guarantor”) in favor of [***] , a Delaware limited liability company (the “Beneficiary”).

RECITALS

WHEREAS, the Guarantor is the parent company of Sunrun Neptune Portfolio 2016-A, LLC, a Delaware limited liability company (the “Company”), and has a substantial interest in the Company and its investments;

WHEREAS, the Company has entered into that certain Confirmation dated as of [***] 2017 (the “Guaranteed Agreement”) with Beneficiary; and

WHEREAS, the Guarantor anticipates benefiting from the transactions contemplated by the Guaranteed Agreement and is executing and delivering this Guaranty to induce the Beneficiary to enter into the Guaranteed Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

SECTION 1.    Definitions.

Unless the context hereof shall otherwise require, capitalized terms used in this Guaranty, including the recitals, and not otherwise defined herein shall have the respective meanings specified in the Guaranteed Agreement.

SECTION 2.    Covenants.

Section 2.1    Subject to the terms hereof, the Guarantor hereby unconditionally and irrevocably guarantees to the Beneficiary, as primary obligor and not merely as surety, the punctual and full payment of the Company’s obligations when due and payable under and in accordance with Section 4 of the Guaranteed Agreement, as such Guaranteed Agreement may be amended or modified by agreement between Company and Beneficiary from time to time (the “Guaranteed Obligations”). This Guaranty is a guarantee of payment, and not merely of collection. Notwithstanding anything to the contrary herein, the liability of the Guarantor under this Guaranty is limited to, and shall in no event or under any circumstances, exceed $[***] (inclusive of all interest, charges, reasonable attorney’s fees and other fees incurred in enforcing this Guarantee whatsoever thereon).

Section 2.2    In the case of any failure by the Company to pay the Guaranteed Obligations in accordance with the terms of the Guaranteed Agreement, the Guarantor hereby agrees that, upon receipt of written notice from the Beneficiary of such failure, the Guarantor will promptly make payment of or perform such Guaranteed Obligations as applicable.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 150

Section 2.3    The obligations of the Guarantor contained herein (a) are not conditioned upon the institution of suit or the taking of any other action or any attempt to enforce the Guaranteed Obligations or the Guaranteed Agreement against the Company or any other right or remedy against any other Person and (b) shall be unconditional irrespective of: (i) any amendment or supplement to or modification of the Guaranteed Agreement, any extension or renewal of the Company’s obligations under the Guaranteed Agreement, or any assignment or transfer of the Company’s or the Beneficiary’s interest in the Guaranteed Agreement; (ii) any bankruptcy, insolvency, readjustment, composition, liquidation, dissolution or similar proceeding with respect to the Company or any other Person; (iii) any furnishing or acceptance of additional security or any exchange, substitution, surrender, perfection or release of any security for the Guaranteed Obligations; (iv) any waiver, consent or other action or inaction or any exercise or non-exercise by Beneficiary of any right, remedy or power with respect to the Guaranteed Obligations or the Guaranteed Agreement; (v) (A) any merger or consolidation of the Company into or with any other Person, (B) any change in the structure of the Company or in the ownership of the Company, or (C) any sale, lease or transfer of any or all of the assets of the Company to any other Person; (vi) any default, misrepresentation, negligence, misconduct or other action or inaction of any kind by the Beneficiary under or in connection with the Guaranteed Agreement or any other agreement relating to this Guaranty, except to the extent that any such default, misrepresentation, negligence, misconduct or other action or inaction would limit the Guaranteed Obligations; or (vii) the unenforceability, lack of genuineness or invalidity of the Guaranteed Agreement, or, to the extent permitted by law, any other circumstance that might constitute a legal or equitable defense available to or discharge of the Company or a guarantor, other than the Company’s defenses to payment or performance of the Guaranteed Obligations under the Guaranteed Agreement. The Guarantor hereby unconditionally waives, to the extent permitted by law, promptness, diligence, demand of payment, protest and notice (except as expressly set forth herein) as to the Guaranteed Obligations and acceptance of this Guaranty, and agrees that it shall not be required to consent to or receive any notice of any amendment or modification of, or waiver, consent or extension with respect to, the Guaranteed Agreement. The rights, powers and remedies herein provided are cumulative.

Section 2.3    Notwithstanding any provision herein to the contrary, the Guarantor’s liability in respect of the Guaranteed Obligations shall not exceed the liability of the Company with respect to such Guaranteed Obligations under the Guaranteed Agreement.

SECTION 3.    Guarantor’s Representations, Warranties and Agreements.

Section 3.1    The Guarantor represents and warrants to the Beneficiary, as of the date hereof, as follows:

(a)    The Guarantor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority and the legal right to execute, deliver and perform this Guaranty.

(b)    The execution, delivery and performance by the Guarantor of this Guaranty have been duly authorized by all necessary corporate action. The Guarantor has duly executed and delivered this Guaranty and this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforcement may be affected by applicable bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally.

(c)    The execution and delivery by the Guarantor of this Guaranty and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of, or require any consent under, the organizational documents of the Guarantor, or any applicable law or regulation, or any order, writ,

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 151

injunction or decree of any court or Governmental Authority or agency, or any agreement or instrument to which the Guarantor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any of the revenues or assets of the Guarantor pursuant to the terms of any such agreement or instrument. No consent, action, approval or authorization of, or registration, declaration or filing with, any Governmental Authority or other third party is required to be obtained by the Guarantor to authorize the execution, delivery or performance by the Guarantor of this Guaranty or for the validity or enforceability hereof.

(d)    No pending or, to the knowledge of the Guarantor, threatened action, suit or investigation or proceedings against the Guarantor before any Governmental Authority exists which challenges the validity or enforceability of this Guaranty or, if determined adversely to the Guarantor, would materially adversely affect the Guarantor’s ability to perform its obligations under this Guaranty.

(e)    It has a substantial interest in the Company, its investments and the performance of the transactions contemplated under the Guaranteed Agreement.

SECTION 4.    Survival of Guaranty.

Notwithstanding anything to the contrary herein, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any of the amounts paid to the Beneficiary with respect to the Company’s obligations in respect of the Guaranteed Obligations, in whole or in part, are required to be repaid upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of the Guarantor or the Company, or as a result of the appointment of a custodian, intervener, receiver, trustee, or other officer with similar powers with respect to the Guarantor or the Company or any other Person or any substantial part of the property of the Guarantor or the Company or such other Person, all as if such payments had not been made.

SECTION 5.    Termination.

Subject to Section 4 hereof, this Guaranty and the Guarantor’s obligations with respect to the Guaranteed Obligations shall automatically terminate on the earliest of (a) the date on which the Guaranteed Agreement terminates pursuant to its terms and (b) the date on which all obligations of Company under the Guaranteed Agreement have been satisfied in full.

SECTION 6.    Remedies; Subrogation.

Section 6.1    Remedies. In the event the Guarantor shall fail to pay any amounts due under this Guaranty, or to comply with any other term of this Guaranty, the Beneficiary shall be entitled to all rights and remedies to which it may be entitled hereunder or at law, in equity or by statute.

Section 6.2    Subrogation. The Guarantor will not exercise any rights that it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all of the Guaranteed Obligations and the other obligations of Company under the Guaranteed Agreement shall have been satisfied in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations and other obligations of Company under the Guaranteed Agreement shall not have been satisfied in full, such amount shall be held in trust for the benefit of the Beneficiary and shall forthwith be paid to the Beneficiary to be credited and applied to such Guaranteed Obligations in accordance

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 152

with the terms of the Guaranteed Agreement. If (i) the Guarantor shall make payment to the Beneficiary of all or any part of the Guaranteed Obligations and (ii) all of the Guaranteed Obligations and other obligations of Company under the Guaranteed Agreement shall be satisfied in full, the Beneficiary will, at the Guarantor’s request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

SECTION 7.    Miscellaneous.

Section 7.1    Amendments and Waivers. No failure or delay on the part of the Beneficiary in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege. No term, covenant, agreement or condition of this Guaranty may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by the Guarantor and the Beneficiary.

Section 7.2    Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to the Guarantor or the Beneficiary at the address set forth below or at such other address as such party may from time to time designate by written notice.

If to the Beneficiary:
[***]

[***]

[***]
[***]
[***]

If to the Guarantor: Sunrun Inc.
595 Market Street, 29th Floor San Francisco, CA 94105 Facsimile No: [__________]
Phone: [__________]
Attention: General Counsel

Section 7.3    Survival. Subject to Section 4 hereof, and otherwise except as expressly set forth herein, the warranties and covenants made by the Guarantor shall not survive the expiration or termination of this Guaranty.

Section 7.4    Assignment and Assumption. Except in the case of: (A) any merger or consolidation of the Guarantor with or into another Person or (B) any conveyance or transfer of all or substantially all of the

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 153

Guarantor’s properties and assets and, in each case, provided that (x) Guarantor delivers an assignment and assumption agreement of the Guarantor’s obligations hereunder under which such successor entity or transferee agrees to assume all obligations of Guarantor hereunder or (y) such successor entity or transferee delivers to Beneficiary a new guaranty in substantially the form of this Guaranty, the Guarantor may not assign its rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the Beneficiary, and any such assignment without such consent shall be void and have no effect on the Beneficiary’s rights against the Guarantor hereunder. Upon any such assignment that complies with this Section 7.4, the Guarantor shall be released from its obligations under this Guaranty. Beneficiary may assign its rights under this Guaranty in connection with any permitted assignment of its rights under the Guaranteed Agreement under the same terms and conditions as set forth in the Guaranteed Agreement.

Section 7.5    Governing Law; Jurisdiction. This Guaranty shall be in all respects governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance (without giving effect to the conflicts of law provisions, other than New York General Obligations Law Section 5-1401). The Guarantor hereby submits to the nonexclusive jurisdiction of the United State District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Guaranty or the transactions contemplated hereby. The Guarantor irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum.

Section 7.6    Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, THE GUARANTOR HEREBY IRREVOCABLY WAIVES THE RIGHT TO DEMAND A TRIAL BY JURY, IN ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS GUARANTY, OR THE SUBJECT MATTER HEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT BY THE BENEFICIARY OR ITS SUCCESSORS OR ASSIGNS.

Section 7.7    Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.8    Headings. The headings of the sections of this Guaranty are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.9    Effectiveness of Guaranty. This Guaranty shall be effective as of the date first written above.

Section 7.10    Successors and Assigns. This Guaranty shall be binding upon the Guarantor and its successors and permitted assigns and shall inure to the benefit of, and shall be enforceable by, the Beneficiary and its successors and permitted assigns.

Section 7.11    Entire Agreement. This Guaranty constitutes the entire agreement among the Guarantor and the Beneficiary with respect to the subject matter hereof and supersedes all prior agreements and

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 154

understandings, both written and oral, between Guarantor and Beneficiary with respect to the subject matter hereof.

[Signature Pages Follow]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 155

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized.

SUNRUN INC.,
as Guarantor

By:
Name: Bob Komin
    Title: Chief Financial Officer

Exhibit G-3
Form of REC Contracts Consent to Collateral Assignment

See attached.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit G-2- 156

REC CONTRACTS CONSENT TO COLLATERAL ASSIGNMENT
This REC CONTRACTS CONSENT TO COLLATERAL ASSIGNMENT (this

“Consent” or “Agreement”) is entered into as of [•], 2017, by and among [     ], a [     ] (the “Counterparty”), SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC, a
Delaware limited liability company (the “Assignor”), and KEYBANK NATIONAL ASSOCIATION, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) (each referred to individually as a “Party” and collectively as the “Parties”).
RECITALS
WHEREAS, the Counterparty and the Assignor have entered into the [insert name of REC Contract], dated [     ], [ ] (as may be amended, modified, amended and restated or supplemented from time to time, the “Contract”);
WHEREAS, the Assignor has entered into that certain Credit Agreement, dated as of May 9, 2017 (as may be amended, amended and restated, refinanced, replaced, restructured, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Assignor, the various financial institutions and other Persons that may from time to time become party thereto as lenders (collectively, the “Lenders”), SunTrust Bank, in its capacity as the Administrative Agent, and ING Capital LLC, in its capacity as the Issuing Bank;
WHEREAS, the Assignor and the Collateral Agent have entered into a Pledge and Security Agreement for the benefit of the Secured Parties, dated as of May 9, 2017 (as may be amended, modified, amended and restated or supplemented from time to time, the “Borrower Security Agreement”); and
WHEREAS, the Assignor intends to secure the payment and performance of the Obligations by, among, other things, assigning (the “Assignment”) all of its right, title and interest under, in and to the Contract to the Collateral Agent for the benefit of the Secured Parties pursuant to the Borrower Security Agreement in order to secure the payment and performance of the Obligations.
NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.	Defined Terms; Interpretation; Order of Priority.

(a)	The capitalized terms “Collateral Agency Agreement”, “Collateral Documents”, “Event of Default”, “Loan Documents”, “Obligations”,

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Exhibit G-3 – 1

“Project” and “Secured Parties” shall have the meanings assigned to them in the Credit Agreement.

(b)	Section 1.02 (Rules of Construction) of the Credit Agreement are incorporated into this Agreement as if expressly included herein and references to “Agreement” therein were to this Consent.

(c)	To the extent of any conflict or inconsistency between the Contract and this Consent, this Consent shall control.

2.	Counterparty Agreements. The Counterparty hereby agrees as follows:

2.1	Acknowledgment of Assignment. The Counterparty hereby acknowledges notice of and consents to the Assignment.

2.2
Payments. Unless and until the Counterparty receives written notice to the contrary from the Collateral Agent (acting at the direction of the Administrative Agent), the Counterparty will make all payments to be made by it to the Assignor under or by reason of the Contract to the following account of the Assignor (the “Revenue Account”), accompanied by a written notice as to the source of such payments, without set-off or counterclaim, as follows:

KeyBank National Association
127 Public Square
Cleveland, OH 44114
ABA: 041001039
Account Name: Revenue Account
Credit to Account: [***]
or directly to such other institution or in such other manner as may be specified by the Collateral Agent to the Counterparty from time to time in writing.

2.3
Exercise of Rights. The Collateral Agent and any designee or assignee thereof shall be entitled, upon the occurrence and during the continuance of an Event of Default, to exercise any and all rights of the Assignor under the Contract in accordance with the terms of this Consent and the Contract, and the Counterparty will comply in all respects with such exercise by the Collateral Agent or such designee or assignee. Without limiting the generality of the foregoing, the Collateral Agent and any designee or assignee thereof shall have the full right and power to enforce directly against the Counterparty under the Contract all obligations of the Counterparty under the Contract and otherwise to exercise all remedies thereunder and to make all demands and give all notices and make all requests required or permitted to be made by the Assignor under the Contract. For purposes of the foregoing, the Counterparty shall be entitled to assume that any such purported

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-3 – 2

exercise is in accordance with the terms of the Credit Agreement and the Borrower Security Agreement.

2.4
Lender Performance. The Collateral Agent and any designee or assignee thereof shall have the right, but not the obligation, to perform any act, duty or obligation required of the Assignor under the Contract or necessary and proper to prevent the termination of the Contract or the suspension of the Counterparty’s performance of any of its obligations thereunder, at any time. In the event the Collateral Agent (or any of its designees or assignees) (in any case acting at the direction of the Administrative Agent) performs such obligations, it shall not have any personal liability to the Counterparty for the performance of the Assignor’s obligations under the Contract, it being understood that the sole recourse of the Counterparty seeking the enforcement of such obligations shall be limited to the Assignor and its assets. Nothing herein shall require the Collateral Agent or any other Secured Party to cure any default of the Assignor under the Contract or to perform under the Contract, but shall only give the Collateral Agent and/or its designees or assignees the option to do so.

2.5
Negative Covenants. The Counterparty will not, without the prior written consent of the Collateral Agent (acting at the direction of the Administrative Agent), take any action to amend or modify any terms of the Contract.

2.6
Copies of Material Notices. The Counterparty will deliver to the Collateral Agent, concurrently with the delivery thereof to the Assignor, duplicates or copies of each material notice, demand or other document given by the Counterparty under or pursuant to the Contract relating to a default, breach or failure to perform or which relates to the termination or potential termination of the Contract.

2.7
Cure Rights. The Counterparty will not cancel or terminate the Contract, or suspend its performance of any of its obligations thereunder, in each case on account of any failure, default or breach of the Assignor thereunder, or any other event or condition, without first giving written notice (a “Default Notice”) of its intention to do so to the Collateral Agent and providing to the Collateral Agent or its designee or assignee 90 days from the later of (a) the date of the Default Notice or (b) the last day the Assignor is entitled to cure such failure, default or breach in accordance with the terms of the Contract, to effect a cure of such default, breach, failure, event or condition; provided, that upon the occurrence of a default, breach, failure, event or condition referred to above, the Counterparty will not for an additional period of 90 days in addition to the 90-day period provided above cancel or terminate the Contract if, and for so long as, the Collateral Agent or its designee or assignee (in any case acting at the direction of the Administrative Agent) shall be diligently seeking to cure such default breach, failure, event or condition or otherwise to institute foreclosure proceedings or acquire the Assignor’s interest in the Contract, and the Counterparty shall grant the Collateral Agent or such designee or assignee

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Exhibit G-3 – 3

a reasonable period of time (not to exceed the 90-day period provided in this proviso) to cure such default, breach, failure, event or condition upon the occurrence of such foreclosure or acquisition. If the Collateral Agent or any of its designees or assignees is prohibited by operation of law or by any order or injunction issued by any court or by reason of any action in connection with a bankruptcy or insolvency proceeding from curing any failure, breach or default under the Contract, or any other event or condition, or from commencing or prosecuting foreclosure or other appropriate proceedings, the time periods specified in the preceding sentence for curing such failure, breach or default or commencing or prosecuting such foreclosure or other appropriate proceedings shall be extended by the period of such prohibition.

2.8
Lender Step-In. In the event the Collateral Agent or any of its designees or assignees succeeds to the Assignor’s interest under the Contract, whether by foreclosure or otherwise, the Collateral Agent or such designee or assignee shall not be liable for or be required to perform or cause to be performed any of the Assignor’s obligations under the Contract that were unperformed at the time the Collateral Agent or such designee or assignee succeeded to the Assignor’s interest; provided, however, that if a default or breach of the Assignor has occurred and is continuing and has not been cured, the Counterparty may, subject to the provisions of this Consent, exercise its rights and remedies with respect to such default or breach as set forth in, and in accordance with, the Contract. The Collateral Agent or such designee or assignee shall be liable under the Contract only for the performance of obligations of the Assignor to be performed while the Collateral Agent or such designee or assignee is performing under and seeking the benefit of the Contract and then only to the extent of the Collateral Agent’s or such designee’s or assignee’s interest in the Projects and all revenues and proceeds derived therefrom. Except as otherwise set forth in the preceding sentences of this Section 2.8, the Collateral Agent and the Secured Parties shall not be liable for the performance or observance of any of the obligations or duties of the Assignor under the Contract and the Assignment shall not give rise to any duties or obligations whatsoever on the part of any of the Secured Parties owing to the Counterparty.

2.9
Assignment by Collateral Agent. The Collateral Agent and any designee or assignee thereof shall have the right to assign any right, title or interest in the Contract to any person or entity that becomes a successor Collateral Agent or to any person or entity who assumes in writing the obligations of the Assignor under the Contract, and the Counterparty hereby agrees to be bound by any such assignment and assumption. Upon any such assignment and assumption, the Collateral Agent or such designee or assignee shall be relieved of all obligations arising under the Contract thereafter.

2.10	Reinstatement of Contract. In the event that the Contract (a) is rejected or terminated by a trustee or debtor-in-possession, (b) is deemed to be in whole or

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Exhibit G-3 – 4

in part a contract to extend “financial accommodations” within the meaning of Section 365 of Title 11 of the United States Code, 11 U.S.C. § 365, in any bankruptcy or insolvency proceeding or (c) is terminated by the Counterparty upon the occurrence of any winding-up of the Assignor or analogous event and, within 180 days after the occurrence of such an event, the Collateral Agent or any of its respective designees or assignees (in any case acting at the direction of the Administrative Agent) shall so request, the Counterparty will execute and deliver to the Collateral Agent or such designee or assignee a new contract (a “New Contract”), which New Contract shall be for the balance of the obligations remaining to be performed under such Contract before giving effect to the occurrence of the event referred to in clause (a), (b) or (c) above, and shall contain the same conditions, agreements, terms, provisions and limitations as such Contract; provided, however, that if the approval of any such trustee or debtor-in- possession or any regulatory approvals are necessary in order for the Counterparty to enter into or perform under any such New Contract, the Counterparty agrees to cooperate with the Collateral Agent or such designee or assignee in obtaining such approvals as rapidly as possible. The Collateral Agent or such designee or assignee shall not be liable for or be required to perform or cause to be performed any of the Assignor’s obligations that were unperformed at the time of the occurrence of the event referred to in clause (a), (b) or (c) above; provided, however, that if a default or breach of the Assignor has occurred and is continuing and has not been cured, the Counterparty may, subject to the provisions of this Consent, exercise its rights and remedies with respect to such default or breach as set forth in, and in accordance with, the Contract. The Collateral Agent or such designee or assignee shall be liable under any such New Contract only for the performance of obligations of the Assignor to be performed while the Collateral Agent or such designee or assignee is performing under and seeking the benefit of the Contract and then only to the extent of the Collateral Agent’s or such designee’s or assignee’s interest in the Projects and all revenues and proceeds derived therefrom. Notwithstanding anything to the contrary, any amounts due from Collateral Agent shall be payable from Projects and revenues and proceeds derived therefrom and not from the individual assets of KeyBank National Association. References in this Consent to the “Contract” or “Contracts” shall be deemed also to refer to the New Contract.

2.11
Performance. Subject to the other provisions of this Consent, the Counterparty will perform and comply with all terms and provisions of the Contract to be performed or complied with by it and will maintain the Contract in full force and effect in accordance with its terms.

2.12
Enforcement of Security. The Counterparty hereby agrees that at or after any time that the Collateral Agent takes any action to enforce any of its security interests or exercise its remedies under the Borrower Security Agreement or any other Collateral Document (which shall be conclusively evidenced by a written notice from the Collateral Agent to the Counterparty), the Assignor may immediately

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Exhibit G-3 – 5

terminate the Contract and the Assignor may at its option require the Counterparty to effectuate an efficient transition and to minimize the disruption to the business of both Parties, including the assignment or transfer of the rights and obligations under any contracts.

3.	Representations and Warranties. The Counterparty hereby represents and warrants that:

3.1
The Counterparty is a [insert "corporation", "limited liability company", or other applicable term], validly existing and in good standing under the laws of [insert Counterparty's state of jurisdiction], and is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and has all requisite power and authority to conduct its business, to own its properties, and to execute and deliver, and to perform its obligations under, this Consent and the Contract.

3.2
The execution, delivery and performance by the Counterparty of this Consent and the Contract have been duly authorized by all necessary [insert "corporate", "limited liability company", or other applicable term] action and do not and will not (a) require any consent or approval of the governing body of the Counterparty which has not been obtained, (b) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Counterparty, or (c) violate or result in a breach of or constitute a default under, or require a consent that has not been obtained under or result in the creation of a lien under, its [insert "certificate of incorporation", "certificate of formation", or other applicable term] or [insert "by-laws", "limited liability company agreement", or other applicable term] or any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Counterparty is a party or by which it or its properties may be bound or affected.

3.3
Each of this Consent and the Contract has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally. Each of the Consent and the Contract is in full force and effect.

3.4
No authorization, approval, consent, permit or other action by, or registration or filing with, any governmental authority or any other entity is necessary for or in connection with the execution or delivery by the Counterparty of, or the performance by the Counterparty of any of its obligations under, the Contract or this Consent, other than those which have been duly obtained or made and are final and unappealable and in full force and effect as of the date hereof.

3.5	No litigation, action, suit, adverse proceeding or investigation before or by any arbitrator or government authority is pending or (to the best knowledge of the

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Exhibit G-3 – 6

Counterparty) threatened against the Counterparty or against any of its properties or revenues (a) with respect to the Contract, this Consent or any of the transactions contemplated hereby or thereby or (b) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the ability of the Counterparty to perform its obligations under the Contract or this Consent.

3.6
There has been no default, breach or failure to perform (or event or condition which, with the giving of notice, the passage of time or both, would constitute a default, breach or failure to perform) in respect of the performance of obligations to or by the Counterparty under the Contract. To the best knowledge of the Counterparty, the Assignor is not in default under any material covenant or obligation of the Contract and no such default has occurred prior to the date hereof. After giving effect to the assignment by the Assignor to the Collateral Agent of the Contract pursuant hereto, (a) to the best knowledge of the Counterparty, there exists no event or condition which would constitute a default, or which would, with the giving of notice or lapse of time or both, constitute a default by the Assignor under the Contract and (b) there exists no event or condition which would constitute a default, or which would, with the giving of notice or lapse of time or both, constitute a default by the Counterparty under the Contract.

3.7	This Consent and the Contract constitute and include all agreements entered into by the Counterparty and the Assignor relating to the transactions contemplated by this Consent and the Contract.

4.
Successors and Assigns. This Consent shall be binding upon the successors and assigns of the Counterparty and shall inure, together with the rights and remedies of the Assignor and the Collateral Agent, to the benefit of the Collateral Agent, the Secured Parties and their respective successors, designees, transferees and assigns; provided that the Counterparty shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Collateral Agent.

5.
Amendments, Etc. No termination, amendment or waiver of any provision of this Consent or consent to any departure by the Counterparty from any provisions of this Consent shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

6.
GOVERNING LAW. THIS CONSENT SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE OF LAW PRINCIPLES OF SUCH LAWS WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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Exhibit G-3 – 7

7.
Severance. Any provision of this Consent that may be determined by a government authority to be illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by all applicable requirements of law, the Counterparty hereby waives any provision of law that renders any provision hereof illegal, invalid, prohibited or unenforceable in any respect.

8.
Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy and in electronic mail in .pdf format), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or, in the case of notice given by mail, private courier, overnight delivery service or telecopy, when received, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto:

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-3 – 8

Counterparty:
[     ]

[         ]

[         ]

Attn: [     ]

Facsimile: [             ]
Assignor:
SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC
c/o Sunrun Inc.
595 Market St., 29th Floor
San Francisco, CA 94105
Attn: General Counsel
Facsimile: [__________]
Collateral Agent:
KeyBank National Association

as Collateral Agent

127 Public Square

Cleveland, OH 44114-1306

Attn: [__________]

Facsimile: [__________]
with copy to:
KeyBank National Association

4900 Tiedeman Road

Cleveland, OH 44114

MailCode: OH-01-49-0114

Attn: [__________]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-3 – 9

Facsimile: [__________]

9.
No Waiver. No failure or delay by the Collateral Agent in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each party hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.

10.
Jurisdiction. Each of the Counterparty and the Assignor hereby agrees that any suit, action or proceeding with respect to this Consent or any judgment entered by any court in respect thereof shall be brought in the United States District Court for the Southern District of New York, in the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), or in any other appellate court in the State of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion; and each of the Counterparty and the Assignor hereby irrevocably submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.

11.
Venue. Each of the Counterparty and the Assignor hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Consent or the transactions contemplated hereby brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

12.
WAIVER OF JURY TRIAL. EACH OF THE COUNTERPARTY AND THE ASSIGNOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

13.
No Immunity. To the extent that the Counterparty may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Consent or the Contract, to claim for itself or its properties or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Consent or the Contract, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Counterparty hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-3 – 10

14.
Collateral Agent. The Counterparty and the Assignor acknowledge that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Collateral Agency Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Assignor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and none of the Assignor or the Counterparty shall be under any obligation or entitlement to make any inquiry respecting such authority and shall be entitled to rely on and presume such authority for all purposes.

14.1
Agents.    The Collateral Agent may employ agents or attorneys to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Collateral Agent and shall not be responsible for the misconduct or negligence of any such agent appointed with due care.

14.2
No Discretion. Notwithstanding anything else to the contrary herein, whenever reference is made in this Agreement to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction, reasonable satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such written instruction, advice or concurrence of the Administrative Agent, as it deems appropriate. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

14.3	Resignation. The Collateral Agent may resign hereunder pursuant to Section 8.08 of the Collateral Agency Agreement.

14.4
Collateral Agency Agreement. The provisions of Article 8 of the Collateral Agency Agreement pertaining to the rights and obligations of the Collateral Agent are hereby incorporated herein by reference, mutatis mutandis.

[Signature Pages Follow]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-3 – 11

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed and delivered by their proper and duly authorized officers as of the day and year written above.
[     ],
as Counterparty

By:
Name:
Title:

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Signature Page to REC Contracts Consent to Collateral Assignment
Exhibit G-3- 12

KEYBANK NATIONAL ASSOCIATION
as Collateral Agent

By:
Name:
Title:

[***]     Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Signature Page to REC Contracts Consent to Collateral Assignment
Exhibit G-3- 13

Acknowledged and agreed:
SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC,
as Assignor
By:    Sunrun Neptune Investor 2016, LLC Its:    Sole Member

By:    Sunrun Neptune Holdco 2016, LLC Its:    Managing Member

By:    Sunrun Inc.
Its:    Sole Member

By:	Name:
Title:

[***]     Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Signature Page to REC Contracts Consent to Collateral Assignment
Exhibit G-3- 14

Exhibit H-1
Form of Delayed Draw Loan Note

DELAYED DRAW LOAN NOTE

No. [_____]
New York, New York
[___________], 20[__]

For value received, the undersigned, SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC, a Delaware limited liability company (“Borrower”), unconditionally promises to pay to [_______________], or its permitted assigns (the “Lender”), the principal amount of [__________________ DOLLARS ($__________)], or if less, the aggregate unpaid and outstanding principal amount of this Delayed Draw Loan Note advanced by the Lender to Borrower pursuant to that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), SUNTRUST BANK, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and ING CAPITAL LLC, as LC Issuer, and all other amounts owed by Borrower to the Lender hereunder.
Payments of principal of, and interest on, this Delayed Draw Loan Note are to be made to the Administrative Agent for the account of the Lender or as otherwise instructed by the Lender in writing, in lawful money of the United States of America.

This is one of the Delayed Draw Loan Notes referred to in Section 2.04 of the Credit Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof. Capitalized terms used and not defined herein shall have the meanings set forth in Section 1.01 of the Credit Agreement.

This Delayed Draw Loan Note is made in connection with and is secured by, among other instruments, the provisions of the Collateral Documents. Reference is hereby made to the Credit Agreement and the Collateral Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower and the rights of the holder of this Delayed Draw Loan Note.

The principal amount hereof is payable in accordance with the Credit Agreement, and such principal amount may be prepaid solely in accordance with the Credit Agreement.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit H-1– 1

Borrower authorizes the Lender to record on the schedule annexed to this Delayed Draw Loan Note the date and amount of each Delayed Draw Loan made by the Lender and each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the accuracy of the matters noted. Borrower further authorizes the Lender to attach to and make a part of this Delayed Draw Loan Note continuations of the schedule attached thereto as necessary. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Borrower’s obligations to repay the full unpaid principal amount of the Delayed Draw Loans.

Borrower further agrees to pay, in lawful money of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) at the rates of interest and at the times set forth in the Credit Agreement, and Borrower agrees to pay other fees and costs as stated in the Credit Agreement at the times specified in, and otherwise in accordance with, the Credit Agreement.

If any payment due on this Delayed Draw Loan Note becomes due and payable on a date which is not a Business Day, such payment shall be made on the next succeeding Business Day, in accordance with the Credit Agreement.

Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this Delayed Draw Loan Note may become or be declared to be immediately due and payable as provided in the Credit Agreement and other Loan Documents, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by Borrower.

Borrower agrees to pay all costs and expenses, including without limitation reasonable attorneys’ fees, incurred in connection with the interpretation or enforcement of this Delayed Draw Loan Note, at the times specified in, and otherwise in accordance with, the Credit Agreement.

Except as permitted by the Credit Agreement, this Delayed Draw Loan Note or the indebtedness evidenced hereby may not be assigned by Lender to any other Person. Transfer of this Delayed Draw Loan Note may be effected only by a surrender of the Delayed Draw Loan Note by Lender and either reissuance of the Delayed Draw Loan Note or issuance of a new Delayed Draw Loan Note by the Borrower to the new lender.

THIS DELAYED DRAW LOAN NOTE SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit H-1– 2

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit H-1– 3

SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC,
a Delaware limited liability company

By:    Sunrun Neptune Investor 2016, LLC
Its:    Sole Member

By: Sunrun Neptune Holdco 2016, LLC
Its: Managing Member

By: Sunrun Inc.
Its: Sole Member

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit H-1– 4

Date	Advance	Prepayment or Repayment	Outstanding Balance

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit H-1– 5

Exhibit H-2
Form of LC Loan Note
LC LOAN NOTE

No. [_____]
New York, New York
[___________], 20[__]

For value received, the undersigned, SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC, a Delaware limited liability company (“Borrower”), unconditionally promises to pay to [_______________], or its permitted assigns (the “Lender”), the principal amount of [__________________ DOLLARS ($__________)], or if less, the aggregate unpaid and outstanding principal amount of this LC Loan Note advanced by the Lender to Borrower pursuant to that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), SUNTRUST BANK, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and ING CAPITAL LLC, as LC Issuer, and all other amounts owed by Borrower to the Lender hereunder.
Payments of principal of, and interest on, this LC Loan Note are to be made to the Administrative Agent for the account of the Lender or as otherwise instructed by the Lender in writing, in lawful money of the United States of America.
This is one of the LC Loan Notes referred to in Section 2.04 of the Credit Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof. Capitalized terms used and not defined herein shall have the meanings set forth in Section 1.01 of the Credit Agreement.

This LC Loan Note is made in connection with and is secured by, among other instruments, the provisions of the Collateral Documents. Reference is hereby made to the Credit Agreement and the Collateral Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower and the rights of the holder of this LC Loan Note.

The principal amount hereof is payable in accordance with the Credit Agreement, and such principal amount may be prepaid solely in accordance with the Credit Agreement.

Borrower authorizes the Lender to record on the schedule annexed to this LC Loan Note the date and amount of each LC Loan made by the Lender and each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit H-2– 1

the accuracy of the matters noted. Borrower further authorizes the Lender to attach to and make a part of this LC Loan Note continuations of the schedule attached thereto as necessary. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Borrower’s obligations to repay the full unpaid principal amount of the LC Loans.

Borrower further agrees to pay, in lawful money of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) at the rates of interest and at the times set forth in the Credit Agreement, and Borrower agrees to pay other fees and costs as stated in the Credit Agreement at the times specified in, and otherwise in accordance with, the Credit Agreement.

If any payment due on this LC Loan Note becomes due and payable on a date which is not a Business Day, such payment shall be made on the next succeeding Business Day, in accordance with the Credit Agreement.

Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this LC Loan Note may become or be declared to be immediately due and payable as provided in the Credit Agreement and other Loan Documents, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by Borrower.

Borrower agrees to pay all costs and expenses, including without limitation reasonable attorneys’ fees, incurred in connection with the interpretation or enforcement of this LC Loan Note, at the times specified in, and otherwise in accordance with, the Credit Agreement.

Except as permitted by the Credit Agreement, this LC Loan Note or the indebtedness evidenced hereby may not be assigned by Lender to any other Person. Transfer of this LC Loan Note may be effected only by a surrender of the LC Loan Note by Lender and either reissuance of the LC Loan Note or issuance of a new LC Loan Note by the Borrower to the new lender.

THIS LC LOAN NOTE SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit H-2– 2

SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC,
a Delaware limited liability company

By:    Sunrun Neptune Investor 2016, LLC
Its:    Sole Member

By: Sunrun Neptune Holdco 2016, LLC
Its: Managing Member

By: Sunrun Inc.
Its: Sole Member

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit H-2– 3

Date	Advance	Prepayment or Repayment	Outstanding Balance

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit H-2– 4

Exhibit I
Form of Base Case Model

See file named “Sunrun Neptune Portfolio 2016-A Forecast Model - 04.20.2017 v2.xlsx”.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit J– 1

Exhibit J
Form of Debt Service Coverage Ratio Certificate

DEBT SERVICE COVERAGE RATIO CERTIFICATE
[_____], 20__
SunTrust Bank,
as Administrative Agent
3333 Peachtree Road NE, 8th Floor
Atlanta, GA 30326
Attention: Nina Myers Johnson

Re:    Sunrun Neptune Portfolio 2016-A, LLC
Ladies and Gentlemen:
This certificate (this “Certificate”) is delivered to you pursuant to Section 6.01(a)(v) of that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Neptune Portfolio 2016-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), SunTrust Bank, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and ING Capital LLC, as LC Issuer. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.
The Borrower hereby certifies to the Administrative Agent that, as of the date hereof, attached hereto as Appendix A are calculations showing the Debt Service Coverage Ratio for the twelve-month period ending on the Calculation Date immediately preceding this Certificate (or, if less than twelve months have elapsed since the Closing Date to such Calculation Date, the period from the Closing Date and ending on such Calculation Date), and otherwise calculated in good faith and a manner consistent in all material respects with and supported by the Base Case Model.
[remainder of page intentionally blank]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit J– 1

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be duly executed and delivered as of the date first written above.
BORROWER:
SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC
By:    Sunrun Neptune Investor 2016, LLC
Its:    Sole Member

By: Sunrun Neptune Holdco 2016, LLC
Its: Managing Member

By: Sunrun Inc.
Its: Sole Member

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit J– 2

Appendix A
Debt Service Coverage Ratio Calculations

See attached.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit J– 3

Exhibit K
Form of Financial Statement Certificate

FINANCIAL OFFICER’S CERTIFICATE
[    ], 20[__]
The undersigned officer1 of Sunrun Neptune Portfolio 2016-A, LLC, a Delaware limited liability company (the “Borrower”) and the sole member of [describe applicable Opcos], hereby delivers this Financial Officer’s Certificate pursuant to Section 6.01(a)(vi) of that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Neptune Portfolio 2016-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), SunTrust Bank, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and ING Capital LLC, as LC Issuer. Capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The undersigned hereby certifies as of the date hereof on behalf of the Borrower and each Opco and not in such person’s individual capacity that the [audited Financial Statements of the Borrower and the Opcos (on a consolidated basis for the applicable Person and its subsidiaries) for the calendar year ended [ ],] [unaudited Financial Statements of the Borrower and each Opco (on a consolidated basis for the applicable Person and its subsidiaries) for the calendar quarter ended [ ]], provided to the Administrative Agent pursuant to Section 6.01(a)[(i)][(ii)] of the Credit Agreement, fairly present the financial condition and results of operations of the Borrower and the applicable Opco (as applicable) on a consolidated basis for the period covered thereby in accordance with GAAP (subject, in the case of any unaudited Financial Statements, to changes resulting from audit and normal year-end adjustments, including the absence of footnotes and subject to validation of individual Subsidiary capital accounts in calculating net loss attributable to noncontrolling interests in conformity with GAAP).

[remainder of page intentionally blank]

1 To be signed by either the chief executive officer or chief financial officer (or other officer with similar duties) of the Borrower and applicable Opco.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit K– 1

IN WITNESS WHEREOF, the Borrower has caused this Financial Officer’s Certificate to be duly executed and delivered as of the date first written above.
BORROWER:
SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC
By:    Sunrun Neptune Investor 2016, LLC
Its:    Sole Member

By: Sunrun Neptune Holdco 2016, LLC
Its: Managing Member

By: Sunrun Inc.
Its: Sole Member

By:
Name:
Title:

OPCO:
[___]
By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit K– 2

Exhibit L
Initial Budget

●	Period								●
	Fiscal Year	2017
●	Annual Operating Budget								●

		[***]	[***]	[***]	[***]	[***]	[***]REC [***]	Total
	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]							[***]
●	CHECKs								●

	Master CHECK	–
	SREC Check	–

●	END								●

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit L– 1

Exhibit M
Form of Permitted Fund Disposition Certificate

PERMITTED FUND DISPOSITION CERTIFICATE
[_____], 20__1
SunTrust Bank,
as Administrative Agent
3333 Peachtree Road NE, 8th Floor
Atlanta, GA 30326
Attention: Nina Myers Johnson

KeyBank National Association,
as Collateral Agent
127 Public Square
Cleveland, OH 44114-1306
Attn: [___________]
Fax: [___________]

with copy to:
KeyBank National Association
4900 Tiedeman Road
Cleveland, OH 44114
MailCode: OH-01-49-0114
Attn: [___________]
Fax: [___________]

Re:    Sunrun Neptune Portfolio 2016-A, LLC
Ladies and Gentlemen:
This certificate (this “Permitted Fund Disposition Certificate”) is delivered to you pursuant to the definition of “Permitted Fund Disposition” in that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Neptune Portfolio 2016-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), SunTrust Bank, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and ING Capital LLC, as LC Issuer. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.

1 To be delivered at least seven (7) Business Days prior to the date of the Permitted Fund Disposition.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit M– 1

The Borrower hereby gives notice to the Administrative Agent and the Collateral Agent, pursuant to the definition of “Permitted Fund Disposition” in the Credit Agreement, that [insert name of transferring entity] (the “Transferor”) will transfer 100% of the Membership Interests in [insert name of entity being transferred]2 (the “Transferred Entity”) to [insert name of transferee] (the “Transferee”) on [___________], 20[__] (the “Transfer Date”).
The Borrower hereby certifies to the Administrative Agent that, as of the date hereof and the date of the Permitted Fund Disposition:

(1)	Attached hereto as Appendix A is an updated Base Case Model.

(2)	Attached hereto as Appendix B is an Available Borrower Base Certificate containing the calculation of the Available Borrowing Base as of the proposed Transfer Date.

(3)
On the Transfer Date, an amount equal to $[______] will be paid to the Administrative Agent for application in accordance with Section 4.03(d) and 4.04 of the Credit Agreement. After giving effect to (a) the prepayment described in the immediately preceding sentence and (b) the Permitted Fund Disposition, the aggregate outstanding principal amount of the Delayed Draw Loans shall not exceed the Available Borrowing Base calculated immediately after giving effect to such Permitted Fund Disposition (including any assignment of Borrower REC Sale Agreements pursuant to clause (h) of the definition of “Permitted Fund Disposition”); provided that for purposes of determining the Available Borrowing Base, Eligible Revenues from any Borrowing Base REC Sale Agreement as to which a REC Prepayment Event has occurred (or would have occurred but for the lapse of time) shall be disregarded.

(4)	No Default or Event of Default has occurred and is continuing or would result from the Permitted Fund Disposition.

(5)	This Permitted Fund Disposition, individually or in the aggregate with each other Permitted Fund Disposition, could not reasonably be expected to have a Material Adverse Effect on the Borrower.

(6)	The Debt Service Reserve Account and the Major Maintenance Reserve Account are funded in the required amounts in accordance with the Depository Agreement.

(7)	There are no unreimbursed drawings on a Letter of Credit and there are no outstanding LC Loans.

2Entity being transferred shall be either (a) a Tax Equity Holdco, (b) a Wholly Owned Holdco or (c) a Wholly Owned Opco.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit M– 2

(8)	The documentation for the Permitted Fund Disposition expressly provides that the Permitted Fund Disposition is without liability or recourse for any reason to any Relevant Party.

(9)
After giving effect to this Permitted Fund Disposition (and, if applicable, any assignment by Borrower of its rights and obligations under one or more Borrower REC Sale Agreements in connection with such Permitted Fund Disposition, in order to allow Borrower to satisfy the conditions set forth in this clause (9)), (i) the remaining Eligible Projects in the Project Pool that are subject to the Borrower REC Purchase Agreements are sufficient, assuming P99 Production, to satisfy all the Borrower's obligations under all Borrower REC Sale Agreements and (ii) no Relevant Party shall have any obligation or liability to (A) the Transferred Entity, (B) any Opco transferred (directly or indirectly) on the Transfer Date, (C) the Transferee or (D) any other Person pursuant to any Portfolio Documents in respect of the Transferred Entity or any Opco transferred (directly or indirectly in connection with such Permitted Fund Disposition).

[remainder of page intentionally blank]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit M– 3

IN WITNESS WHEREOF, the Borrower has caused this Permitted Fund Disposition Certificate to be duly executed and delivered as of the date first written above.
BORROWER:
SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC
By:    Sunrun Neptune Investor 2016, LLC
Its:    Sole Member

By: Sunrun Neptune Holdco 2016, LLC
Its: Managing Member

By: Sunrun Inc.
Its: Sole Member

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit M– 4

Exhibit N
Form of Tax Equity Fund Certificate

TAX EQUITY FUND CERTIFICATE
[_____], 20__1
SunTrust Bank,
as Administrative Agent
3333 Peachtree Road NE, 8th Floor
Atlanta, GA 30326
Attention: Nina Myers Johnson

Re:    Sunrun Neptune Portfolio 2016-A, LLC
Ladies and Gentlemen:
This certificate (this “Tax Equity Fund Certificate”) is delivered to you pursuant to Section 2.05(a) of that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Neptune Portfolio 2016-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), SunTrust Bank, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and ING Capital LLC, as LC Issuer. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.
The Borrower hereby certifies to the Administrative Agent that, as of the date hereof and the date of the proposed acquisition (such acquisition date, the “Fund Addition Date”) of the Date Certain Partnership Flip Fund (such fund, the “Target Fund”):

(1)
Attached hereto as Appendix A is a true, correct and complete copy of each of the following documents (including all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters) for the Target Fund:

a.	Tax Equity Limited Liability Company Agreement;

b.	Master Purchase Agreement;

c.	Tax Equity Opco O&M Agreement;

1To be delivered at least thirty (30) days prior to the date of the proposed acquisition of the Date Certain Partnership Flip Fund, which date of acquisition must not be more than 120 days after the Closing Date.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit N– 1

d.	Tax Equity Account Agreement;

e.	[Tax Equity Back-Up Servicing Agreement][Transition Management Agreement];

f.	Tax Equity Guaranty; and

g.
[list any other documents reflecting an agreement between Sponsor (or any Affiliate or Sponsor) and any of the Tax Equity Class A Members relating to the applicable Tax Equity Class A Member’s investment in a Project or such Tax Equity Opco].

(2)	The structure of the Target Fund is substantially similar to that of the Tax Equity Fund that includes [***] (except for the items described on Schedule 2.05(a) of the Credit Agreement).

(3)
The Tax Equity Documents of the Target Fund (including any amendments or modifications thereto) are substantially similar in form and substance to the Tax Equity Documents of the Tax Equity Fund that includes [***] (including any amendments or modifications thereto with respect to any such Tax Equity Documents) except for such deviations as are related to the items described on Schedule 2.05(a) of the Credit Agreement.

(4)
The Target Fund is a Date Certain Partnership Flip Fund that meets the characteristics set forth on Annex A of the Credit Agreement [(the “Tax Equity Characteristics”)] [other than] [certain deviations from the Tax Equity Characteristics related to the items described on Schedule 2.05(a) of the Credit Agreement] [and] [the following deviations from the Tax Equity Characteristics not otherwise related to the items described on Schedule 2.05(a) of the Credit Agreement]:

a.	[provide a description of each deviation from the Tax Equity Characteristics in the Target Fund not otherwise related to items described on Schedule 2.05(a)].

(5)
Attached hereto as Appendix B are updates to (a) Schedule 1.01(a) of the Credit Agreement that includes all Tax Equity Documents of the new Relevant Parties, (b) Schedules 5.03(e) and 5.03(f) of the Credit Agreement that include each new Relevant Party, (c) Schedule A of the Credit Agreement that includes any Project Information in respect of the new Relevant Parties and (d) Schedule 1.01(b) of the Credit Agreement that includes any new manufacturer in respect of Projects purchased by the Date Certain Partnership Flip Opco of the Target Fund (the “Target Fund Opco”) that was not an Approved Manufacturer prior to such acquisition or formation pursuant to Section 2.05 of the Credit Agreement that has been approved by the Administrative Agent in consultation with the Independent Engineer.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit N– 2

(6)
Attached hereto as Appendix C-1 is a draft of an Accession Agreement to the Tax Equity Holdco Guaranty and Security Agreement which shall be duly executed and delivered by the Tax Equity Holdco of the Target Fund (the “Target Fund Holdco”) on the Fund Addition Date and which, solely with respect to the making of this representation and warranty as of the Fund Addition Date, shall also have been executed by the Administrative Agent and the Collateral Agent on the Fund Addition Date.

(7)
Attached hereto as Appendix C-2 are true, correct and complete copies of certificates representing all of the Membership Interests in the Target Fund Holdco and all of the Class B Membership Interests in the Target Fund Opco (in each case, in the form required by the applicable limited liability company agreement) accompanied by undated stock powers executed in blank and instruments evidencing any pledged debt indorsed in blank. As of the Fund Addition Date, the originals of each of the foregoing shall be delivered to the Collateral Agent.

(8)
Attached hereto as Appendix C-3 are true, correct and complete copies of proper Financing Statements in form appropriate for filing under the applicable Uniform Commercial Code in order to perfect the Liens created under the Collateral Documents (covering the Collateral described therein) with respect to the Target Fund.

(9)
Attached hereto as Appendix C-4 are the results of a recent lien search in each of the jurisdictions in which UCC financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets other than Excluded Property of the current owner of the Membership Interests of the Target Fund Holdco, all assets other than Excluded Property of the Target Fund Holdco and all assets other than Excluded Property of the Target Fund Opco. Such search reveals no Liens on the Membership Interests in the Target Fund Holdco, any assets of the Target Fund Holdco or any assets of the Target Fund Opco.

(10)
Attached hereto as Appendix D are true, correct and complete copies of resolutions of the new Relevant Parties and the Sponsor authorizing the execution delivery and performance of the Portfolio Documents and evidencing the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with the Portfolio Documents to which any new Relevant Party is a party or is to be a party.

(11)
Attached hereto as Appendix E are true, correct and complete copies of customary insurance certificates [and [described any additional evidence provided]], demonstrating that all insurance required to be obtained and maintained pursuant to the Loan Documents has been obtained and all premiums thereon have been paid in full or are not in arrears.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit N– 3

(12)
Attached hereto as Appendix F is a copy of each item described in Sections 9.01(a)(xiv) and (xv) of the Credit Agreement with respect to the Sponsor, the Borrower, the Target Fund Holdco and the Target Fund Opco;

(13)
Attached as Appendix G are drafts of the favorable opinions of counsel to the Borrower and the new Relevant Parties (which opinion shall be delivered on the Fund Addition Date and shall either be in the form of the opinions delivered on the Closing Date or such other form reasonably acceptable to the Administrative Agent (acting in consultation with counsel)) in relation to the Loan Documents, addressed to the Administrative Agent and each Secured Party from:

a.
Wilson Sonsini Goodrich & Rosati P.C. (or other counsel previously approved by the Administrative Agent), counsel for the Borrower and the new Relevant Parties, including opinions regarding the attachment, perfection of security interests in Collateral with respect to the new Relevant Parties and corporate matters (including, without limitation, enforceability, no consents, no conflicts with the Limited Liability Company Agreements of the new Relevant Parties and Investment Company Act matters) with respect to the new Relevant Parties; and

b.
an in-house opinion from counsel of the Sponsor with respect to the new Relevant Parties, including opinions regarding corporate matters and no conflicts with organizational documents of the new Relevant Parties, and other material contracts binding on the new Relevant Parties or the Borrower in relation to the new Relevant Parties.

(14)
[Attached hereto as Appendix H are true, correct and complete copies of all consents, licenses and approvals required in connection with the granting of the Liens under the Collateral Documents and the execution delivery and performance of the Portfolio Documents and the validity against the Sponsor and each new Relevant Party of the Portfolio Documents to which it is a party, and such consents, licenses and approvals are in full force and effect and not subject to appeal.][No consents, licenses or approvals are required in connection with the granting of the Liens under the Collateral Documents and the execution delivery and performance of the Portfolio Documents and the validity against the Sponsor and each new Relevant Party of the Portfolio Documents to which it is a party.]

(15)	Attached hereto as Appendix I are true, correct and complete copies of the current financial models for the Target Fund Opco.

(16)	Attached hereto as Appendix J is a true, correct and complete copy of the Base Case Model demonstrating compliance with the Available Borrowing Base.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit N– 4

(17)
As of the Fund Addition Date, the Lender Parties have received all documentation and other information required by regulatory authorities under the applicable “know your customer” and Anti-Money Laundering Laws, including the PATRIOT Act.

(18)
As of the Fund Addition Date, all Additional Expenses due and payable as of such date shall have been paid in full by the Borrower and all other costs and expenses required to be paid per Section 4.07 of the Credit Agreement for which evidence has been presented (including, as applicable, third-party fees and out-of-pocket expenses of lenders counsel, the Insurance Consultant, Independent Engineer, Model Auditor and other advisors or consultants retained by the Administrative Agent).

(19)
The representations and warranties of the Sponsor and the Relevant Parties contained in Article V of the Credit Agreement, or which are contained in any document furnished at any time under or in connection therewith (including the Portfolio Documents submitted in connection with this Tax Equity Fund Certificate), are true and correct on and as of the date hereof and the date of the proposed Fund Addition Date, except (a) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date or (b) to the extent that such representations and warranties refer solely to the Fund Addition Date, in which case they shall be true and correct solely as of the Fund Addition Date.

(20)
No action or proceeding has been instituted or threatened in writing by any Governmental Authority against the Sponsor or any Relevant Party that seeks to impair, restrain prohibit or invalidate the transactions contemplated by the Credit Agreement, the other Loan Documents, the Portfolio Documents or regarding the effectiveness or validity of any required Permits.

(21)	No Default or Event of Default exists, or would result from the proposed acquisition of the Target Fund.

(22)
The Cash Available for Debt Service included under the Base Case Model does not include cash flows from any Project that is not an Eligible Project and takes into account the impact on Operating Revenues and Operating Expenses from each waiver provided by a Tax Equity Class A Member.

(23)	After giving effect to the proposed acquisition of the Target Fund, the Borrower and the Subsidiaries are and will be solvent.

(24)	There has been no event or circumstance since [insert date of the most recent audited financial statements of the Sponsor delivered pursuant to either Section 6.01(a) or Section 9.01(a)

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit N– 5

(xii) of the Credit Agreement] that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(25)	The Major Maintenance Reserve Account is funded in the required amount in accordance with the Depository Agreement.

(26)
The Target Fund Holdco has not been removed as managing member under the Limited Liability Company Agreement of the Target Fund Opco, nor has the Target Fund Holdco given or received written notice of an action, claim or threat of such removal.

[remainder of page intentionally blank]
IN WITNESS WHEREOF, the Borrower has caused this Tax Equity Fund Certificate to be duly executed and delivered as of the date first written above.
BORROWER:
SUNRUN NEPTUNE PORTFOLIO 2016-A, LLC
By:    Sunrun Neptune Investor 2016, LLC
Its:    Sole Member

By: Sunrun Neptune Holdco 2016, LLC
Its: Managing Member

By: Sunrun Inc.
Its: Sole Member

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit N– 6

ANNEX A
TAX EQUITY FUND CHARACTERISTICS
(Each term defined in this Annex A and not otherwise defined in the Agreement shall be defined for purposes of this Annex A.)

1.
The Borrower or an affiliate shall have formed a limited liability company (the “Partnership Flip Opco”) for the sole purpose of owning Projects that have been leased to or are producing power for sale to Customers.

2.
The Limited Liability Company Agreement of such Partnership Flip Opco (the “Partnership Flip LLCA”) provides for two classes of limited liability company interests – the “Partnership Flip Sunrun Units” and “Partnership Flip Investor Units.”

3.	The Partnership Flip LLCA provides that the Partnership Flip Opco will make no election to be treated other than as a partnership for federal tax purposes.

4.
A Tax Equity Holdco (upon the acquisition by the Borrower of the applicable Date Certain Partnership Flip Fund pursuant to Section 2.05 of the Agreement) shall own the Partnership Flip Sunrun Units (the “Partnership Flip Holdco”) and the applicable Tax Equity Class A Member shall own the Partnership Flip Investor Units. Such Partnership Flip Holdco and such Tax Equity Class A Member are collectively referred to as the “Partnership Flip Members.”

5.	The Partnership Flip Holdco has been appointed as the initial managing member of the Partnership Flip Opco (in such capacity, the “Partnership Flip Manager”).

6.
The Partnership Flip LLCA provides a standard of care that requires the Partnership Flip Manager or an Affiliate thereof to (a) manage the Partnership Flip Opco in accordance with prudent industry standards or (b) to observe the duty of good faith and fair dealing and the fiduciary duties of care and loyalty.

7.	The Partnership Flip Opco will acquire each Project pursuant to a master purchase agreement with an affiliate of the Borrower.

8.	The Partnership Flip LLCA contains an Acceptable Audit Election Provision.

9.	The Partnership Flip Holdco is a limited liability company that is disregarded for federal income tax purposes.

10.
Any priority return payable to the Tax Equity Class A Member has not materially and adversely changed relative to that of the Tax Equity Class A Member that is party to the to the Tax Equity Fund that includes [***].

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex A to Neptune Credit Agreement
Annex A– 1

11.
As a condition to the inclusion of the Partnership Flip Opco as a Date Certain Partnership Flip Opco under the Agreement, (i) the Partnership Flip Holdco shall grant the Collateral Agent a security interest in all assets of the Partnership Flip Holdco, and all necessary actions shall be taken to perfect such security interest in the assets of the Partnership Flip Holdco and (ii) the Borrower shall deliver an opinion of counsel with respect to such Partnership Flip Opco and Partnership Flip Holdco that addresses the matters addressed in the opinion of counsel delivered pursuant to Section 9.01(a)(xvii)(A) of the Credit Agreement on the Closing Date.

12.
The Partnership Flip Manager or an Affiliate thereof is solely responsible for the management of the Projects (other than with respect to the obligations of any third party the Partnership Flip Opco has engaged to provide maintenance services in respect of the Projects) and the Partnership Flip Opco subject to certain customary approval rights of the Tax Equity Class A Member. The Partnership Flip Opco shall be prohibited from (i) incurring any indebtedness above a limit specified in the Partnership Flip LLCA and (ii) incurring or granting or suffering to exist any liens on its assets other than such liens in the ordinary course of such business that are customarily permitted, in the case of each of clauses (i) and (ii), without the Tax Equity Class A Member’s consent.

13.
Cash available for distribution to the Partnership Flip Members will be distributed at least quarterly (or annually with respect to certain items) in accordance with an agreed upon priority, subject to customary exceptions (including end of year true-up and curative flip allocations).

14.	The Partnership Flip LLCA may not be amended without the written consent of each Partnership Flip Member.

15.
The Partnership Flip Holdco’s obligation to indemnify the Tax Equity Class A Member, if any, is limited to customary indemnities for breach of the Partnership Flip LLCA or other applicable related Tax Equity Documents or bad acts, standard tax indemnities (but not structure or tax ownership) and environmental indemnities. Any such obligation to indemnify the Tax Equity Class A Member is guaranteed by the Sponsor.

16.
No provision in the Partnership Flip LLCA would require or cause the Partnership Flip Holdco to forfeit, transfer or otherwise divest itself of such Partnership Flip Member’s economic interest in the Partnership Flip Opco or would under any circumstance revise or otherwise modify any rights associated with the Partnership Flip Sunrun Units, other than the removal of the Partnership Flip Holdco as managing member.

17.	The Project Documents require the Partnership Flip Holdco to appoint and maintain an operations and maintenance provider for each Project.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex A to Neptune Credit Agreement
Annex A– 2

18.
The Partnership Flip LLCA identifies fixed tax assumptions regarding the treatment of the Partnership Flip Opco as a partnership, tax ownership of the Projects, depreciation, allocations of income and loss, and economic substance and requires that the Tax Equity Class A Member’s return be calculated in accordance with the fixed tax assumptions and that tax returns be prepared in accordance with the fixed tax assumptions.

19.
The Partnership Flip Manager or the applicable Affiliate may not be removed in its capacity as managing member of the Partnership Flip Opco other than as a result of (i) failure by the Partnership Flip Manager or such Affiliate to pay (or have paid on its behalf) any indemnity amount due and payable by it to any other Partnership Flip Member, (ii) any material uncured breach of the Partnership Flip LLCA, (iii) the Partnership Flip Manager or such Affiliate violating or causing the Partnership Flip Opco or the Projects to violate any applicable Law, (iv) fraud, gross negligence, willful misconduct, misappropriation or mishandling of the Partnership Flip Opco or breach of fiduciary duties, (v) bankruptcy or insolvency of the Partnership Flip Manager or such Affiliate or the Partnership Flip Opco, (vi) the Partnership Flip Manager or such Affiliate ceasing to be an Affiliate of the Sponsor or (vii) failure of the Partnership Flip Manager or such Affiliate to enforce the Partnership Flip Opco’s material rights under any material document to which the Partnership Flip Opco is a party.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex A to Neptune Credit Agreement
Annex A– 3

Schedule IV
Administrative Agent’s Office

Administrative Agent Address

SunTrust Bank
as Administrative Agent
3333 Peachtree Road NE, 8th Floor
Atlanta, GA 30326
Attn: [______________]
Telephone: [______________]
Facsimile: [______________]
Email: [______________]

Administrative Agent Account Information

Bank	[______________]
ABA #	[______________]
Account Name	Agency Services Operating Account
Account Number	[***]
Reference	Sunrun
Attention	[______________]

Schedules to Neptune Credit Agreement
[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedules- 1

Schedule 1.01(a)
Tax Equity Documents and Wholly Owned Opco Documents

Master Purchase Agreements
1.    Master Purchase Agreement, dated as of [***], by and between the Sponsor and [***], as amended by Amendment No. 1, dated as of [***]
2.    Master Purchase Agreement, dated as of [***], by and between the Sponsor and [***]
3.    Master Purchase Agreement, dated as of [***], by and between the Sponsor and [***]
4.    Amended and Restated Master Purchase Agreement, dated as of [***], by and between [***] and [***]

Tax Equity Back-Up Servicing Agreements
1.    Back-Up Servicing Agreement, dated as of [***], by and among the Sponsor, [***], and [***], as Back-Up Servicer
2.    Back-Up Servicing Agreement, dated as of [***], by and among the Sponsor, [***], and [***], as Back-Up Servicer

Tax Equity Opco O&M Agreements
1.    Master Operation, Maintenance and Administration Agreement, dated as of [***], by and between the Sponsor and [***]
2.    Master Operation, Maintenance and Administration Agreement, dated as of [***], by and between the Sponsor and [***]
3.    Master Operation, Maintenance and Administration Agreement, dated as of [***], by and between the Sponsor and [***]
4.    Master Operation, Maintenance and Administration Agreement, dated as of [***], by and between the Sponsor and [***]

Tax Equity Transition Management Agreements	1. Transition Manager Agreement, dated as of [***], by and among [***], [***], the Sponsor and U.S. Bank National Association, as Transition Manager
Tax Equity Account Agreements
2.    Blocked Account Control Agreement, dated as of [***], by and among [***], [***] and [***], as Tax Equity Depositary Bank
3.    Blocked Account Control Agreement, dated as of [***], by and among [***], [***], and [***], as Tax Equity Depositary Bank

Wholly Owned Opco Back-Up Servicing Agreements	None.
Wholly Owned Opco Documents	None.
Wholly Owned Opco O&M Agreements	None.

Schedules to Neptune Credit Agreement
[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedules- 2

Schedule 1.01(a)
Tax Equity Documents and Wholly Owned Opco Documents

Wholly Owned Opco Transition Management Agreements	None.

Schedules to Neptune Credit Agreement
[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedules- 3

Schedule 1.01(b)
Approved Vendor List

Panels
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]

Inverters
[***]
[***]
[***]
[***]
[***]
[***]
[***]

Batteries
[***]
[***]

Schedules to Neptune Credit Agreement
[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedules- 4

Schedule 1.01(c)
Closing Date Borrower REC Sale Agreements

1.	Amended and Restated Renewable Energy Certificate Sale Confirmation, dated [***], between [***] and the Borrower

a.	Guaranty Agreement by [***] in favor of the Borrower, dated as of [***], as amended by First Amendment to Guaranty, dated as of [***]

b.	Guaranty, dated as of [***], by the Sponsor in favor of [***]

2.	Renewable Energy Certificate Sale Confirmation, dated [***], between [***] and the Borrower

a.	Guaranty Agreement by [***] in favor of the Borrower, dated as of [***], as amended by First Amendment to Guaranty, dated as of [***]

b.	Guaranty, dated as of [***], by the Sponsor in favor of [***]

3.	[***]Purchase and Sale Agreement, dated [***], between [***] and the Borrower

a.	Guarantee, dated as of [***], by [***] in favor of the Borrower

b.	Guarantee, dated as of [***], by the Sponsor in favor of [***]

Schedules to Neptune Credit Agreement
[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedules- 5

Schedule 2.01
Lenders’ Commitments

DELAYED DRAW LENDERS	Delayed Draw Commitment
SunTrust Bank	[***]
ING Capital LLC	[***]
Silicon Valley Bank	[***]
KeyBank National Association	[***]
ZB, N.A. d/b/a/ National Bank of Arizona	[***]
Gaia Portfolio 2016	[***]
Total	$195,000,000

LC LENDERS	LC Commitment
ING Capital LLC	$7,000,000
Total	$7,000,000

Schedules to Neptune Credit Agreement
[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedules- 6

Schedule 5.03(e)
Organizational Structure

Tax Equity Fund	Designation	Entity	Characterization
[***]	[***]	[***]	[***]
		[***]	[***]
[***]	[***]	[***]	[***]
		[***]	[***]
[***]	[***]	[***]	[***]
		[***]	[***]
[***]	[***]	[***]	[***]
		[***]	[***]
[***]	[***]	[***]	[***]
Each IRR Partnership Flip Opco and Date Certain Partnership Flip Opco listed above is also hereby designated a Tax Equity Opco.
[***]

An explanatory structural chart appears on the following page .

Schedules to Neptune Credit Agreement
[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedules- 7

Schedule 5.03(e)
Organizational Structure

[***]
[***]

Schedules to Neptune Credit Agreement
[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedules- 8

Schedule 5.03(f)
Loan Parties; Tax Equity Opcos; Ownership Percentages

Entity Name	Juris-diction	Registered Owner	Percentage of Ownership
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]

Schedules to Neptune Credit Agreement
[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedules- 9

Schedule 5.04
Governmental Authorization; Compliance with Laws

None.

Schedules to Neptune Credit Agreement
[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedules- 10

Schedule 5.08

Financial Statement Exceptions

None.

Schedules to Neptune Credit Agreement
[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedules- 11

Schedule 5.10
Litigation; Adverse Facts

1.
In July 2012, the Department of Treasury and the Department of Justice (together, the “Government”) opened a civil investigation into the participation by residential solar developers in the Section 1603 grant program. The Government served subpoenas on several developers, including Sunrun, along with their investors and valuation firms. At Sunrun’s request, the Government later reduced substantially the scope of its subpoena and permitted Sunrun to produce a limited set of documents. Sunrun has completed its production of these documents. The Government asked few follow-up questions about Sunrun’s production and confirmed that it has made no decisions regarding Sunrun’s participation in the Section 1603 grant program. Sunrun presented its view of solar system valuation to the Government over the course of two meetings, on December 10, 2013 and March 7, 2014. At the conclusion of the March 7, 2014 meeting, and at a follow-up meeting the following week, the Government conceded that it does not currently have a theory of liability or damages. On June 23, 2014 the Government contacted Sunrun with additional requests for documents and information. Sunrun has completed its production of these documents. Sunrun is cooperating fully with the Government’s investigation by engaging in collaborative discussions regarding the appropriate methodology for valuing solar projects in Section 1603 grant applications. Sunrun notes that it was both transparent and collaborative with the Department of Treasury regarding its valuation methodology at the time it submitted its 1603 grant applications, and firmly believes the valuations it submitted to the Department of Treasury were correct.

2.
On April 13, 2016, a purported shareholder class action captioned Pytel v. Sunrun Inc., et al., Case No. CIV 538215, was filed in the Superior Court of California, County of San Mateo, against the Company, certain of the Company’s directors and officers, the underwriters of the Company’s initial public offering and certain other defendants. The complaint generally alleges that the defendants violated Sections 11, 12 and 15 of the Securities Act of 1933 by making false or misleading statements in connection with the Company’s August 5, 2015 initial public offering regarding the continuation of net metering programs. The plaintiffs seek to represent a class of persons who acquired the Company’s common stock pursuant or traceable to the initial public offering. Plaintiffs seek compensatory damages, including interest, rescission or rescissory damages, an award of reasonable costs and attorneys’ fees, and any equitable or injunctive relief deemed appropriate by the court. On April 21, 2016, a purported shareholder class action captioned Mancy v. Sunrun Inc., et al., Case No. CIV 538303, was filed in the Superior Court of California, County of San Mateo. On April 22, 2016, a purported shareholder class action captioned Brown et al. v. Sunrun Inc., et al., Case No. CIV 538311, was filed in the Superior Court of California, County of San Mateo. On April 29, 2016, a purported shareholder class

Schedules to Neptune Credit Agreement
[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedules– 12

action captioned Baker et al. v. Sunrun Inc., et al., Case No. CIV 538419, was filed in the Superior Court of California, County of San Mateo. On May 6, 2016, a purported shareholder class action captioned Greenberg v. Sunrun Inc., et al., Case 3:16-cv-02480, was filed in the United States District Court for the Northern District of California. On May 10, 2016, a purported shareholder class action captioned Nunez v. Sunrun Inc., et al., Case No. CIV 538593, was filed in the Superior Court of California, County of San Mateo. On June 10, 2016, a purported shareholder class action captioned Steinberg v. Sunrun Inc., et al., Case No. 539064, was filed in the Superior Court of California, County of San Mateo. The Mancy, Brown, Baker, Greenberg, Nunez and Steinberg complaints are substantially similar to the Pytel complaint, and seek similar relief against similar defendants on behalf of the same purported class.

On April 21, 2016, a purported shareholder class action captioned Cohen, et al. v. Sunrun Inc., et al., Case No. CIV 538304, was filed in the Superior Court of California, County of San Mateo, against the Company, certain of the Company’s directors and officers, and the underwriters of the Company’s initial public offering. The complaint generally alleges that the defendants violated Sections 11, 12 and 15 of the Securities Act of 1933 by making false or misleading statements in connection with an August 5, 2015 initial public offering regarding the Company’s business practices and its dependence on complex financial instruments. The Cohen plaintiffs seek to represent the same class and seek similar relief as the plaintiffs in the Pytel, Mancy, Brown, Greenberg, Nunez, Steinberg and Baker actions.

On September 26, 2016, the Baker, Brown, Cohen, Mancy, Nunez, Pytel and Steinberg actions were consolidated. On February 9, 2017, the United States District Court for the Northern District of California granted the Company’s motion to dismiss, with prejudice, with respect to the Greenberg action

3.
On May 3, 2017, a purported shareholder class action captioned Fink, et al. v. Sunrun Inc., et al., Case No. 3:17-cv-02537, was filed in the United States District Court, Northern District of California, against the Company and certain of the Company’s directors and officers. The complaint generally alleges that the defendants violated Sections 10(b) and 20(a) of the Exchange Act of 1934, and Securities and Exchange Commission Rule 10b-5, by making false or misleading statements in connection with public filings made between September 15, 2015 and March 8, 2017 regarding the number of customers who canceled contracts after signing up for the Company’s home-solar energy system. On May 4, 2017, a purported shareholder class action captioned Hall, et al. v. Sunrun Inc., et al., Case No. 3:17-cv-02571, was filed in the United States District Court, Northern District of California. The Hall

Schedules to Neptune Credit Agreement
[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedules- 13

complaint is substantially similar to the Fink complaint, and seeks similar relief against similar defendants on behalf of a substantially similar class.

Schedules to Neptune Credit Agreement
[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedules- 14

Schedule 5.11

Taxes

None.

Schedules to Neptune Credit Agreement
[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedules- 15

Schedule 5.14

Insurance

1.	[***] Solar Generating Equipment Property Coverage [***]

2.	[***] Primary General Liability [***]

3.	[***] Automobile Liability [***]

4.	[***] Excess Liability [***]

5.	[***] Excess Liability [***]

6.	[***] Excess Liability [***]

Schedules to Neptune Credit Agreement
[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedules- 16

Schedule 5.19
Brokers

None.

Schedules to Neptune Credit Agreement
[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedules- 17

Schedule 5.23(f)
Portfolio Document Exceptions

None.

Schedules to Neptune Credit Agreement
[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedules- 18

Schedule A
Project Information

See file named “Sunrun Neptune Portfolio 2016-A Initial Draw Data Tape.xlsx” delivered by Borrower on May 2, 2017.

Schedules to Neptune Credit Agreement
[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedules- 19